The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY, SUBJECT TO COMPLETION, DATED May 29, 2008
Prospectus
MACROshares Oil Down Holding Shares	MACROshares Oil Down Tradeable Shares
Issued by	Issued by
MACROshares Oil Down Holding Trust	MACROshares Oil Down Tradeable Trust
MACRO Securities Depositor, LLC,
as Depositor

A termination trigger occurred on April 16, 2008 as a result of the fact that the Applicable Reference Price of Crude Oil was at or above $111 for three consecutive price determination days. An early termination date will occur on June 26, 2008 and the final distribution payment date will occur on July 3, 2008. Upon receipt of the final distribution on that distribution payment date, both the MACROshares Oil Down Holding Shares and the MACROshares Oil Down Tradeable Shares will be redeemed. After the MACROshares Oil Down Holding Trust and the MACROshares Oil Down Tradeable Trust have made such final distribution, both of the trusts will be terminated by us.
______________________________________________________________

The MACROshares Oil Down Holding Trust issues MACROshares Oil Down Holding Shares on a continuous basis at the direction of authorized participants. The MACROshares Oil Down Tradeable Trust issues MACROshares Oil Down Tradeable Shares on a continuous basis at the direction of authorized participants.

The assets of the MACROshares Oil Down Holding Trust consist of an income distribution agreement and settlement contracts entered into with the MACROshares Oil Up Holding Trust. The MACROshares Oil Down Holding Trust also holds U.S. Treasuries and repurchase agreements on U.S. Treasuries to secure its obligations under the income distribution agreement and the settlement contracts. The MACROshares Oil Down Holding Trust makes quarterly distributions of income on the treasuries and will make a final distribution of all assets it holds on deposit on the final scheduled termination date, an early termination date or a redemption date. Each quarterly and final distribution will be based on the settlement price of NYMEX light sweet crude oil futures contracts of a designated maturity, as established and reported by NYMEX on each price determination day. This settlement price is the current Applicable Reference Price of Crude Oil. The starting level for the Applicable Reference Price of Crude Oil for purposes of the transactions described in this prospectus is $60.00. A substitute reference oil price may be used if the NYMEX crude oil futures price is no longer available. If the Applicable Reference Price of Crude Oil falls below its starting level, the MACROshares Oil Down Holding Trust's underlying value will increase to include all of its assets plus a portion of the assets of the paired MACROshares Oil Up Holding Trust. Conversely, if the level of the Applicable Reference Price of Crude Oil rises above its starting level, the MACROshares Oil Down Holding Trust's underlying value will decrease, because a portion of its assets will be included in the underlying value of its paired MACROshares Oil Up Holding Trust. The MACROshares Oil Down Holding Shares may be redeemed together with MACROshares Oil Up Holding Shares by any holder who is an authorized participant on any business day in MACRO units consisting of a minimum of 50,000 MACROshares Oil Down Holding Shares and 50,000 MACROshares Oil Up Holding Shares. The MACROshares Oil Down Holding Shares are always redeemed together with the MACROshares Oil Up Holding Shares at the combined, respective per share underlying values of those shares as measured on the applicable redemption date. Unless earlier redeemed on a redemption date or an early termination date, a final distribution will be made on the Down MACRO holding shares and the Down MACRO tradeable shares on the Distribution Payment Date occurring in January of 2027.

The assets of the MACROshares Oil Down Tradeable Trust consist of MACROshares Oil Down Holding Shares. The MACROshares Oil Down Tradeable Trust passes through any quarterly distributions made on the MACROshares Oil Down Holding Shares it holds on deposit and any final distribution made on those MACROshares Oil Down Holding Shares on the earlier of the final scheduled termination date and an early termination date upon receipt by the MACROshares Oil Down Tradeable Trust of any of these distributions. MACROshares Oil Down Tradeable Shares may be exchanged at any time by authorized participants for the underlying MACROshares Oil Down Holding Shares on a one-to-one basis in minimum lots of 50,000 shares.

The MACROshares Oil Down Tradeable Shares trade on the American Stock Exchange under the symbol "DCR." The MACROshares Oil Down Holding Shares are not and will not be listed on any exchange. The MACROshares Oil Down Tradeable Shares and the MACROshares Oil Down Holding Shares are not insured or guaranteed by the United States government or any government agency or instrumentality and are not an investment in a money-market type fund.

AN INVESTMENT IN THE MACROSHARES OIL DOWN HOLDING SHARES OR THE MACROSHARES OIL DOWN TRADEABLE SHARES INVOLVES SIGNIFICANT RISKS, INCLUDING THE RISK OF LOSS OF ALL OF YOUR INVESTMENT. YOU SHOULD REVIEW THE RISK FACTORS BEGINNING ON PAGE 29 OF THIS PROSPECTUS PRIOR TO INVESTING IN THE MACROSHARES OIL DOWN HOLDING SHARES OR THE MACROSHARES OIL DOWN TRADEABLE SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NEITHER THE MACROSHARES OIL DOWN HOLDING TRUST NOR THE MACROSHARES OIL DOWN TRADEABLE TRUST HOLDS OR TRADES IN COMMODITY FUTURES CONTRACTS OR OTHER INSTRUMENTS REGULATED BY THE COMMODITY FUTURES TRADING COMMISSION. NEITHER THE ADMINISTRATIVE AGENT NOR THE TRUSTEE, AS THE OPERATOR OF THE MACROSHARES OIL DOWN HOLDING TRUST OR THE MACROSHARES OIL DOWN TRADEABLE TRUST IS REGISTERED AS A COMMODITY POOL OPERATOR AND NONE OF THE TRUSTEE, THE ADMINISTRATIVE AGENT OR WE, AS DEPOSITOR, ARE SUBJECT TO REGULATION BY THE COMMODITY FUTURES TRADING COMMISSION AS A COMMODITY POOL OPERATOR OR A COMMODITY TRADING ADVISOR.

The MACROshares Oil Down Holding Shares are issued only in MACRO units consisting of a minimum of 50,000 MACROshares Oil Down Holding Shares issued by the MACROshares Oil Down Holding Trust and 50,000 MACROshares Oil Up Holding Shares issued by the MACROshares Oil Up Holding Trust. The MACROshares Oil Down Holding Trust and MACROshares Oil Up Holding Trust issue their shares in the minimum amounts that constitute a MACRO unit on an ongoing basis to persons who qualify as authorized participants. The MACROshares Oil Down Holding Shares may be transferred to other authorized participants and to persons who are "qualified institutional buyers," as defined in Rule 144A under the Securities Act of 1933, as described in "PLAN OF DISTRIBUTION." MACROshares Oil Down Holding Shares are offered continuously as part of MACRO units at the per share underlying value of those shares on the price determination day on which a creation order for the shares is delivered to and accepted by the administrative agent. The MACROshares Oil Down Tradeable Shares were initially sold to the public by authorized participants at a per share price that was determined by the Applicable Reference Price of Crude Oil as of the time of each sale. After the initial offering of the MACROshares Oil Down Tradeable Shares, these shares are being sold to the public by authorized participants at a per share price that is determined by the Applicable Reference Price of Crude Oil, as well as the trading price of the MACROshares Oil Down Tradeable Shares on the American Stock Exchange, the prevailing interest rate environment insofar as it affects the yield on U.S. treasury securities, and the maximum remaining underlying value that it is possible for the MACROshares Oil Down Holding Shares to achieve given the amount of assets in the paired MACROshares Oil Up Holding Trust, as determined, in the case of each of these four factors, at the time of each sale.

The date of this prospectus is [           ], 2008
COPYRIGHT © 2006 MACRO Securities Depositor, LLC

We are providing information to you about the MACROshares* Oil Down Holding Shares and the MACROshares Oil Down Tradeable Shares. You should rely only on the information contained in this prospectus. We have not, and no authorized participant has, authorized any person to provide you with information that is different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, MACROshares Oil Down Holding Shares and MACROshares Oil Down Tradeable Shares only in states where such offers and sales are permitted.

Table of Contents

NOTE ABOUT CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS	v
WHERE YOU CAN FIND MORE INFORMATION	v
REPORTS TO SHAREHOLDERS	v
FORWARD-LOOKING STATEMENTS	v
TRANSACTION DIAGRAM	vii
PROSPECTUS SUMMARY	1
RISK FACTORS	29
You may lose your entire investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.	29
There is currently no market for the Down-MACRO shares, and no market may develop.	31
Fluctuations in the underlying value of the Down-MACRO holding trust and other factors may affect the market price of your Down-MACRO shares.	31
An investment in the Down-MACRO shares may not resemble a direct investment in oil.	32
The Down-MACRO holding trust makes distributions on the Down-MACRO holding shares solely from the assets deposited in the paired holding trusts.	33
The Down-MACRO tradeable trust makes distributions on the Down-MACRO tradeable shares solely from funds that it receives from the Down-MACRO holding trust.	35
Income on the treasuries may be insufficient to make quarterly distributions.	35
The paired holding trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty.	36
The return on your shares is uncertain.	36
The price of oil is variable and volatile in the short-term; it is difficult to predict whether in the long-term the price of oil will reflect a generally upward or downward trend; there are risks associated with investing in a product linked to this price.	40
A substitute price may be used as the Applicable Reference Price of Crude Oil.	41
Neither the Down-MACRO holding trust nor the Down-MACRO tradeable trust is regulated as a commodity pool and none of the Down-MACRO shares are regulated by the Commodity Futures Trading Commission.	42
Redemption and creation orders are subject to postponement, suspension or rejection in certain circumstances.	42
If the Down-MACRO holding trust were taxable as a corporation for United States federal income tax purposes, your distributions would be reduced.	43
If the Down-MACRO holding trust were determined not to qualify as a securitization partnership, and the Down-MACRO holding trust were to have built-in losses at the time you transfer your shares, the value of your shares could be affected.	43
You should be aware of the tax consequence of your investment in the Down-MACRO shares. For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions.	43
The historical performance of the Applicable Reference Price of Crude Oil is not an indication of its future performance.	44
______________________________
*
MACRO® is a federally-registered service mark of MacroMarkets LLC. MacroMarkets LLC considers all references, singular or plural, to "MACRO®" or "MACRO" in this prospectus its service mark and reserves all rights to that service mark.

i

The Down-MACRO holding shares and the Down-MACRO tradeable shares do not confer upon their holders many of the rights normally associated with shares issued by a corporation.	44
Potential conflicts of interests.	44
The members of the Settlement Price Committee are permitted to hold light sweet crude oil futures contracts and MACRO securities.	44
If our involvement in a June 2007 Forbes Magazine article about rising oil prices and the MACRO shares were held to be in violation of the Securities Act, we could be required to repurchase shares sold by us after the publication of the article. You should rely only on this prospectus in determining whether to purchase Down-MACRO holding shares or the Down-MACRO tradeable shares.	45
GLOSSARY	46
USE OF PROCEEDS	46
THE DEPOSITOR	46
MACROMARKETS LLC	47
FORMATION OF THE PAIRED HOLDING TRUSTS AND THE DOWN-MACRO TRADEABLE TRUST	48
DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES	50
General	50
Calculation of Underlying Value	51
Quarterly Distributions	53
Final Distribution	56
Paired Issuances	60
Exchanges	62
Book-Entry Registration	63
Termination Triggers	65
Listing	67
DESCRIPTION OF THE WORLD OIL MARKET	68
Oil Exploration, Extraction and Refining	68
Supply and Demand for Oil	68
Overview of Historical Trends in Oil Price Fluctuations	71
DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL	76
The NYMEX Division Light Sweet Crude Oil Futures Contract	76
The Determination of the Settlement Price of the Light Sweet Crude Oil Futures Contract	78
Historical Monthly Settlement Prices for the Light Sweet Crude Oil Futures Contract	80
Description of New York Mercantile Exchange, Inc.	80
Organization of NYMEX	80
NYMEX Rules and Procedures	81
DESCRIPTION OF THE DOWN-MACRO TRADEABLE TRUST ASSETS	81
DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS	82
General	82
United States Treasury Obligations	82
The Income Distribution Agreement	85
The Settlement Contracts	86
The MACRO Licensing Agreement	87
The NYMEX Sublicensing Agreement	87
DESCRIPTION OF THE TRUST AGREEMENTS	88
General	88
The Trustee	88
The Administrative Agent	89
The Marketing Agent	89
Fees and Expenses of the Paired Holding Trusts	90
Collections and Other Administrative Procedures	90
Calculations	91
Certain Matters Regarding Us, MacroMarkets LLC, MACRO Financial, LLC and the Trustee	91
Modification and Waiver	92

Voting Rights	93
Reports to Shareholders	94
Duties of the Trustee	94
Duties of the Administrative Agent	96
Trustee Termination Events	96
Resignation of Trustee	98
Removal and Resignation of Administrative Agent	98
Termination of the Trusts	98
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	98
Classification of the Down-MACRO Tradeable Trust	99
Classification of the Down-MACRO Holding Trust	100
Classification of Down-MACRO Tradeable Shares	100
Classification of Down-MACRO Holding Shares	100
Income and Deductions	100
Allocation of Down-MACRO Holding Trust Income, Gains and Losses	101
Limitation on Deductibility of Partnership Losses	102
Sale, Exchange, or Redemption of Down-MACRO Tradeable Shares or Down-MACRO Holding Shares	102
Adjusted Tax Basis for Down-MACRO Tradeable Shares and Down-MACRO Holding Shares	103
Adjustments to Basis in Down-MACRO Holding Trust Assets	103
Down-MACRO Holding Trust-Level Audits	104
Investment Interest Limitation	104
Syndication and Organizational Expenditures	104
Tax Shelter Regulations	104
Information Reporting and Backup Withholding Tax	105
Non-U.S. Holders	105
Backup Withholding	105
STATE TAX CONSEQUENCES	105
CERTAIN ERISA CONSIDERATIONS	105
Down-MACRO Tradeable Sharess	105
Down-MACRO Holding Shares	107
PLAN OF DISTRIBUTION	107
LEGAL OPINIONS	109
EXPERTS	109
GLOSSARY OF DEFINED TERMS	110

Appendix A
Hypothetical Scenarios	A-1
Hypothetical Table 1: Price Increases and Interest Rates Rise	A-3
Hypothetical Table 2: Price Increases and Interest Rates Fall	A-4
Hypothetical Table 3: Price Increases and Interest Rates Remain Constant	A-5
Hypothetical Table 4: Price Decreases and Interest Rates Rise	A-6
Hypothetical Table 5: Price Decreases and Interest Rates Fall	A-7
Hypothetical Table 6: Price Decreases and Interest Rates Remain Constant	A-8
Hypothetical Table 7: Price is Volatile with No Net Approximate Change and Interest Rates Rise	A-9
Hypothetical Table 8: Price is Volatile with No Net Approximate Change and Interest Rates Fall	A-10
Hypothetical Table 9: Price is Volatile with No Net Approximate Change and Interest Rates Remain Constant	A-11
Hypothetical Table 10: Price is Volatile with a Net Decrease and Interest Rates Rise	A-12
Hypothetical Table 11: Price is Volatile with a Net Decrease and Interest Rates Fall	A-13
Hypothetical Table 12: Price is Volatile with a Net Decrease and Interest Rates Remain Constant	A-14
Hypothetical Table 13: Price is Volatile with a Net Increase and Interest Rates Rise	A-15
Hypothetical Table 14: Price is Volatile with a Net Increase and Interest Rates Fall	A-16
Hypothetical Table 15: Price is Volatile with a Net Increase and Interest Rates Remain Constant	A-17

Appendix B
Historical Graph of Monthly Settlement Prices for the Light Sweet Crude Oil Futures Contracts	B-1
Historical Month-End Yield on the 91-day United States Treasury Bill	B-2
Hypothetical Historical Performance of a Light Sweet Crude Oil MACRO	B-3

Appendix C
Hypothetical Underlying Value Calculations	C-1

Appendix D
Transactions With Affiliated Persons	D-1

Appendix E
Forbes Article	E-1

Report of Independent Registered Public Accounting Firm	F-16
Report of Independent Registered Public Accounting Firm	F-17

Unless otherwise indicated, all references in this prospectus to the "depositor," "we," "us," "our," or similar terms refer to MACRO Securities Depositor, LLC.

We include cross-references in this prospectus to sections in these materials where you can find further related discussions. The preceding table of contents provides the pages on which these sections begin.

NOTE ABOUT CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS

The information contained in the sections entitled "DESCRIPTION OF THE WORLD OIL MARKET" and "DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL" is based on information obtained from the New York Mercantile Exchange, Inc., the website maintained by the United States Energy Information Administration at eia.doe.gov and other sources that we believe to be reliable. However, we have not independently verified the accuracy and completeness of such information.

THE NEW YORK MERCANTILE EXCHANGE, INC. (i) DOES NOT IN ANY WAY PARTICIPATE IN THE OFFERING, SALE, OR ADMINISTRATION OF THE DOWN-MACRO TRADEABLE SHARES, DOWN-MACRO HOLDING SHARES, UP-MACRO TRADEABLE SHARES OR UP-MACRO HOLDING SHARES, OR ANY DISTRIBUTIONS TO BE MADE ON ANY OF THE FOREGOING SECURITIES, (ii) DOES NOT IN ANY WAY ENSURE THE ACCURACY OF ANY OF THE STATEMENTS MADE IN THIS PROSPECTUS OR ANY OTHER DOCUMENT RELATED TO THE OFFERING, SALE OR ADMINISTRATION OF THE FOREGOING SECURITIES, (iii) IS NOT LIABLE FOR ANY ERROR OR OMISSION IN ANY SETTLEMENT PRICE USED IN CONNECTION WITH ANY OF THE FOREGOING SECURITIES, AND (iv) IS NOT IN ANY WAY AN OFFEROR OF ANY OF THE FOREGOING SECURITIES.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or the "SEC," a registration statement under the United States Securities Act of 1933, as amended, which we refer to as the "Securities Act," with respect to the shares offered in this prospectus. This prospectus contains summaries of the material terms of the documents it refers to, but does not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to the registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the SEC. The SEC's public reference facilities are located at its Public Reference Section, One Station Place, 100 F Street, N.E., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, information statements and other information that we file electronically with the SEC. You may access the website at http://www.sec.gov.

This is a combined prospectus for the offering of the MACROshares Oil Down Holding Shares and the offering of the MACROshares Oil Down Tradeable Shares. We are only offering the MACROshares Oil Down Holding Shares and the MACROshares Oil Down Tradeable Shares in this prospectus. This prospectus does not constitute an offer of shares to any person in any state or other jurisdiction in which such offer would be unlawful.

REPORTS TO SHAREHOLDERS

We prepare and file with the Securities and Exchange Commission, in accordance with the requirements of the Securities Exchange Act of 1934, as amended, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K for the MACROshares Oil Down Holding Trust and the MACROshares Oil Down Tradeable Trust. You may contact your broker to obtain paper copies of these reports.

FORWARD-LOOKING STATEMENTS

The SEC encourages issuers to disclose forward-looking information so that investors can better understand the future prospects of their investments and make informed investment decisions. This prospectus contains these types of statements. We make these statements directly in this prospectus. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words or terms of similar substance used in connection with
v

any discussion of the future performance of the shares offered in this prospectus are forward-looking statements. All forward-looking statements reflect our present expectation of future events and the realization of these future events is subject to a number of important variables that could cause actual results to differ materially from those described in the forward-looking statements. The "RISK FACTORS" section of this prospectus provides examples of these variables. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. Except for our ongoing obligation to disclose material information under the federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

TRANSACTION DIAGRAM

The following diagram shows the relationship between the MACROshares Oil Down Tradeable Trust, the MACROshares Oil Down Holding Trust, the MACROshares Oil Up Tradeable Trust and the MACROshares Oil Up Holding Trust. A majority of the MACROshares Oil Down Holding Shares are held by the MACROshares Oil Down Tradeable Trust. Similarly, a majority of the MACROshares Oil Up Holding Shares are held by the MACROshares Oil Up Tradeable Trust. There is, however, no contractual relationship between the MACROshares Oil Down Tradeable Trust and the MACROshares Oil Up Tradeable Trust.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, but may not include all of the information that may be important to you. You should read this entire prospectus carefully, including the "RISK FACTORS" and "FORWARD-LOOKING STATEMENTS" sections, before making an investment decision.

This is a combined prospectus for the offering of the Down-MACRO holding shares and the offering of the Down-MACRO tradeable shares. The Down-MACRO tradeable shares represent a pass-through investment in the Down-MACRO holding shares that are held on deposit in the Down-MACRO tradeable trust. In this prospectus, we discuss matters relating to the Down-MACRO holding trust and the Down-MACRO tradeable trust. We also discuss matters relating to the Up-MACRO holding trust to the extent that these matters are relevant to you, as a holder of Down-MACRO holding shares or a holder of Down-MACRO tradeable shares. However, disclosure about the Up-MACRO tradeable trust is very limited, because there is no contractual relationship between the Up-MACRO tradeable trust and either the Down-MACRO holding trust or the Down-MACRO tradeable trust and because the terms of, and any distributions made by, the Up-MACRO tradeable trust have no impact on the Down-MACRO holding shares or the Down-MACRO tradeable shares. We discuss the Up-MACRO tradeable trust in this prospectus only to the extent that any matter relating to that trust is directly relevant to you, as a holder of Down-MACRO holding shares or a holder of Down-MACRO tradeable shares. Only the Down-MACRO holding shares and the Down-MACRO tradeable shares are being offered by this prospectus.

Please note that when we refer in this summary to the "per share underlying value" that is represented by your Down-MACRO holding shares or your Down-MACRO tradeable shares on any date, we mean the amount that you would be entitled to receive as a final distribution on that date if the paired holding trusts were to settle the settlement contracts and the Down-MACRO holding trust were to make a final distribution on your Down-MACRO holding shares or the Down-MACRO tradeable trust were to pass through such final distribution on your Down-MACRO tradeable shares. Such a final distribution is, however, merely hypothetical and we refer to it solely for the purpose of explaining the meaning of underlying value and the terms of the income distribution agreement and the settlement contracts. As a holder of Down-MACRO holding shares, you are entitled to receive a final distribution on those shares only on the final scheduled termination date, an early termination date or, if you are an authorized participant, upon directing a redemption of those shares on any redemption date, and you must sell your Down-MACRO holding shares in order to liquidate your investment in those shares at any time prior to those dates. As a holder of Down-MACRO tradeable shares, you are entitled to receive a final distribution on your Down-MACRO tradeable shares only on the earlier of the final scheduled termination date and an early termination date and you must sell your Down-MACRO tradeable shares in order to liquidate your investment in those shares at any time prior to those dates.

The Issuers and the Securities Offered
On November 15, 2006, the MACROshares Oil Down Holding Trust, which is referred to in this prospectus as the "Down-MACRO holding trust," was established by us under the laws of the State of New York. On November 24, 2006, the trust agreement for the Down-MACRO holding trust was amended and restated to provide for the issuance of MACROshares Oil Down Holding Shares, or the "Down-MACRO holding shares," which represent undivided beneficial interests in the Down-MACRO holding trust. On August 27, 2007, the trust agreement for the Down-MACRO holding trust was again amended and restated, principally for the purpose of changing the name of the "Claymore MACROshares Oil Down Holding Trust" and the "Claymore MACROshares Oil Down Holding Shares" to be the "MACROshares Oil Down Holding Trust" and the "MACROshares Oil Down Holding Shares," respectively. On October 1, 2007, the trust agreement for the Down-MACRO holding trust was amended and restated for the third time to provide for a three-for-one split of the Down-MACRO holding shares, to be effected on October 22, 2007 by issuing two additional Down-MACRO holding shares for each existing share to each person who was a shareholder of record as of October 19, 2007, and reducing the par amount of each Down-MACRO holding share from $60 to $20. The third amended and restated trust agreement also evidences the resignation of Claymore Securities, Inc. as administrative agent of the Down-MACRO holding trust and the appointment of MacroMarkets LLC to act as the successor administrative agent. On April 15, 2008, the trust agreement for the Down-MACRO holding trust was amended and restated for a fourth time to add certain additional covenants applicable to the entity acting as the tax matters partner for the Down-MACRO holding trust.

We are MACRO Securities Depositor, LLC and we are acting as "depositor" for the Down-MACRO holding trust, as well as for the Down-MACRO tradeable trust described below. We are also acting as depositor for the MACROshares Oil Up Holding Trust, or the "Up-MACRO holding trust," and the MACROshares Oil Up Tradeable Trust, or the "Up-MACRO tradeable trust," both of which are described in this prospectus.

For more information about the Down-MACRO holding trust, see "FORMATION OF THE PAIRED HOLDING TRUSTS AND THE DOWN-MACRO TRADEABLE TRUST." For more information about us, see "THE DEPOSITOR."

On November 15, 2006, the MACROshares Oil Down Tradeable Trust, which is referred to in this prospectus as the "Down-MACRO tradeable trust," was established by us under the laws of the State of New York. The assets of the Down-MACRO tradeable trust consist exclusively of the Down-MACRO holding shares deposited from time to time in that trust. On November 24, 2006, the trust agreement for the Down-MACRO tradeable trust was amended and restated to provide for the issuance of MACROshares Oil Down Tradeable Shares, or the "Down-MACRO tradeable shares," which represent undivided beneficial interests in the Down-MACRO tradeable trust. On August 27, 2007, the trust agreement for the Down-MACRO tradeable trust was further amended and restated, principally for the purpose of changing the name of the "Claymore MACROshares Oil Down Tradeable Trust" and the "Claymore MACROshares Oil Down Tradeable Shares" to be the "MACROshares Oil Down Tradeable Trust" and the "MACROshares Oil Down Tradeable Shares," respectively. On October 1, 2007, the trust agreement for the Down-MACRO tradeable trust was amended and restated for the third time to provide for a three-for-one split of the Down-MACRO tradeable shares, to be effected on October 22, 2007 by issuing two additional Down-MACRO tradeable shares for each existing share to each person who was a shareholder of record as of October 19, 2007, and reducing the par amount of each Down-MACRO tradeable share from $60 to $20. The third amended and restated trust agreement also evidences the resignation of Claymore Securities, Inc. as administrative agent of the Down-MACRO tradeable trust and the appointment of MacroMarkets LLC to act as the successor administrative agent. On April 15, 2008, the trust agreement for the Down-MACRO tradeable trust was amended and restated for a fourth time to conform the agreement to the fourth amendment and restatement of the Down-MACRO holding trust agreement.

For more information about the Down-MACRO tradeable trust, see "FORMATION OF THE PAIRED HOLDING TRUSTS AND THE DOWN-MACRO TRADEABLE TRUST."

The Paired Holding Trust

Concurrently with the formation of the Down-MACRO holding trust, we have also formed the MACROshares Oil Up Holding Trust, which is referred to in this prospectus as the "Up-MACRO holding trust," under New York law. We refer to the Down-MACRO holding trust and the Up-MACRO holding trust as the "paired holding trusts." We also refer to the Up-MACRO holding trust as the "paired holding trust" with respect to the Down-MACRO holding trust and to the Down-MACRO holding trust as the "paired holding trust" with respect to the Up-MACRO holding trust. The paired holding trusts entered into an income distribution agreement with each other on November 24, 2006 and enter into one or more settlement contracts in connection with each paired issuance of paired holding shares.

The Up-MACRO holding trust issues the MACROshares Oil Up Holding Shares, or the "Up-MACRO holding shares." The Up-MACRO holding shares each represent an undivided beneficial interest in the Up-MACRO holding trust. We refer to the Down-MACRO holding shares and the Up-MACRO holding shares as the "paired holding shares."

We have also formed under New York law the MACROshares Oil Up Tradeable Trust, which is referred to in this prospectus as the "Up-MACRO tradeable trust," and which issues the MACROshares Oil Up Tradeable Shares, or the "Up-MACRO tradeable shares," which represent undivided beneficial interests in that trust. The assets of the Up-MACRO tradeable trust consist exclusively of the Up-MACRO holding shares deposited from time to time in that trust.

Since November 29, 2006, which is also referred to as the "closing date," authorized participants have been able to direct the issuance of paired holding shares and Down-MACRO and Up-MACRO tradeable shares by delivering a creation order for a paired issuance to MacroMarkets LLC, which is acting as the administrative agent for all four of the trusts, in accordance with the procedures described in this prospectus. Down-MACRO and Up-MACRO holding shares are only issued in the form of MACRO units composed of 50,000 Down-MACRO holding shares and 50,000 Up-MACRO holding shares. If an authorized participant wishes to create Down-MACRO and/or Up-MACRO tradeable shares, it must direct a paired issuance of paired holding shares and, concurrently, direct the deposit of these shares into the Down-MACRO and/or Up-MACRO tradeable trust, as applicable. Each tradeable trust issues one tradeable share for each holding share deposited into that trust. Paired holding shares and tradeable shares are always issued at the per share underlying value of those shares at the time that the relevant creation order is received. Following delivery by the authorized participant to the trustee of funds equal to the aggregate underlying value of the shares being issued, the trustee credits the authorized participant's account at DTC with the number of paired holding shares and/or Down-MACRO and Up-MACRO tradeable shares created by that authorized participant in accordance with the procedures specified in the participants agreement and described in this prospectus.

The trustee for the paired holding trusts uses the net proceeds received by each trust in connection with each paired issuance to acquire, in accordance with the directions of the administrative agent and on behalf of each paired holding trust, bills, bonds and notes issued and guaranteed by the United States Treasury and repurchase agreements collateralized by United States Treasury securities, that are, in each case, scheduled to mature prior to the first quarterly distribution date. We refer to these United States Treasury securities and repurchase agreements generically as "treasuries."

The Income Distribution Agreement and the Settlement Contracts

The paired holding trusts entered into an income distribution agreement under which the trusts make quarterly payments to each other out of the income generated by their treasuries that remain available after each trust has paid its fees and expenses and the fees and expenses of the related tradeable trust. Under the income distribution agreement, the Down-MACRO holding trust is, on each distribution date, either (1) required to pay all or a portion of its available income to the Up-MACRO holding trust or (2) entitled to receive all or a portion of the Up-MACRO holding trust's available income, based, in each case, on the level of the Applicable Reference Price of Crude Oil on each day that has elapsed during the preceding calculation period. On each distribution date, a quarterly distribution of all available income on deposit in the Down-MACRO holding trust is made on the Down-MACRO holding shares and passed through to the Down-MACRO tradeable shares after the Down-MACRO holding trust has made or received a payment under the income distribution agreement.

For more information about the income distribution agreement, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Quarterly Distributions" and "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS — The Income Distribution Agreement."

The Down-MACRO holding trust also enters into multiple settlement contracts with the Up-MACRO holding trust. In order to facilitate paired issuances and paired optional redemptions, the paired holding trusts settle one settlement contract in connection with the optional redemption of each MACRO unit and enter into a new settlement contract in connection with the paired issuance of each new MACRO unit, except that multiple creation orders and multiple redemption orders received on the same day are netted for purposes of determining the net increase or decrease in the number of outstanding MACRO units. A "MACRO unit" consists of 50,000 Down-MACRO holding shares and 50,000 Up-MACRO holding shares. Under each settlement contract, the Down-MACRO holding trust is either (1) required to make a final payment out of its assets to the Up-MACRO holding trust or (2) entitled to receive a final payment from the Up-MACRO holding trust out of the assets of the Up-MACRO holding trust. These settlement obligations are based on the change in the level of the Applicable Reference Price of Crude Oil from its starting level to its ending level (i) on the last price determination day preceding the final scheduled termination date, (ii) on the last price determination day preceding an early termination date or (iii) in the case of a redemption, on the relevant price determination day on which a redemption order is placed by an authorized participant. The final distribution made on the Down-MACRO holding shares and passed through to the Down-MACRO tradeable shares will depend upon the final payment that the Down-MACRO holding trust was required to make or entitled to receive under the settlement contracts.

For more information about the settlement contracts, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution" and "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS — The Settlement Contracts."

The Trust Agreements

The Down-MACRO holding trust, the Down-MACRO tradeable trust, the Up-MACRO holding trust and the Up-MACRO tradeable trust have been formed and their activities are specified under the terms of four separate amended and restated trust agreements entered into by us, as depositor, State Street Bank and Trust Company, as the trustee for each of the trusts, MacroMarkets LLC, as administrative agent, and MACRO Financial, LLC, as marketing agent. If you hold Down-MACRO holding shares, your rights as a shareholder are governed by the trust agreement for the Down-MACRO holding trust. If you hold Down-MACRO tradeable shares, your rights as a shareholder are governed by the trust agreement for the Down-MACRO tradeable trust. For a description of the terms of the trust agreements, see "DESCRIPTION OF THE TRUST AGREEMENTS."

The Trustee

State Street Bank and Trust Company, a Massachusetts trust company and the successor to Investors Bank & Trust Company, acts as trustee for the Down-MACRO holding trust, the Down-MACRO tradeable trust, the Up-MACRO holding trust and the Up-MACRO tradeable trust pursuant to four separate trust agreements. The trustee performs a number of duties on behalf of the four trusts, of which the following are important to holders of Down-MACRO holding shares and holders of Down-MACRO tradeable shares:

•	effecting paired optional redemptions and paired issuances of paired holding shares and effecting exchanges of Down-MACRO tradeable shares, as directed by the administrative agent;

•	making quarterly distributions and a final distribution to the holders of the Down-MACRO holding shares and passing through those distributions to the holders of the Down-MACRO tradeable shares;

•	acting as the custodian for the treasuries and all other assets of each of the paired holding trusts;

•	settling purchase orders for treasuries that are placed on behalf of the Down-MACRO holding trust by the administrative agent, in accordance with the directions of the administrative agent;

•
on each price determination day, calculating the per share underlying value of one Down-MACRO holding share and one Down-MACRO tradeable share and providing these values to the administrative agent for posting on the website maintained by the administrative agent at http://www.macromarkets.com;

•
calculating, for each distribution date, the amount of available income on deposit in each of the paired holding trusts, the payment due under the income distribution agreement and the quarterly distributions to be made on the Down-MACRO holding shares and passed through to the Down-MACRO tradeable shares;

•
calculating, in connection with each redemption date, early termination date and the final scheduled termination date, the respective underlying values of the paired holding trusts as of the applicable redemption date, early termination date or final scheduled termination date, the final payment due under the settlement contracts being settled and the final distribution to be made on the Down-MACRO holding shares and passed through, in the case of an early termination date or the final scheduled termination date, to the Down-MACRO tradeable shares; and

•	providing notification of the occurrence of certain of the termination triggers.

For performing its duties under the Down-MACRO holding trust agreement and the Down-MACRO tradeable trust agreement the trustee is compensated out of funds on deposit in the fee payment account. See "DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Holding Trusts."

You may inspect any of the trust agreements and the records maintained by the trustee on behalf of any of the trusts at the office of the trustee during regular business hours upon two business days' prior notice at 200 Clarendon Street, Boston, Massachusetts 02116.

For more information about the trustee and its responsibilities under the trust agreements, see "DESCRIPTION OF THE TRUST AGREEMENTS."

The Administrative Agent and Marketing Agent

MacroMarkets LLC, as Delaware limited liability company, acts as the administrative agent for the Down-MACRO holding trust, the Down-MACRO tradeable trust, the Up-MACRO holding trust and the Up-MACRO tradeable trust and is a party to the trust agreement for each of the trusts. Its rights and responsibilities are specified in each trust agreement. For performing its duties as administrative agent under the Down-MACRO holding trust agreement and the Down-MACRO tradeable trust agreement, MacroMarkets LLC is compensated out of funds on deposit in the fee payment account. See "DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Holding Trusts." On August 17, 2007, MacroMarkets LLC and Claymore Group Inc., the parent of Claymore Securities, Inc., the entity which performed the functions of the administrative agent since the Closing Date, entered into an agreement to terminate their relationship in connection with the MACRO trusts and agreed that Claymore Securities, Inc. would resign from its position as an administrative agent for the Down-MACRO holding trust and the Down-MACRO tradeable trust as well as for the Up-MACRO holding trust and the Up-MACRO tradeable trust as of September 30, 2007. Effective September 30, 2007, Claymore Securities, Inc. resigned as administrative agent and MacroMarkets LLC was appointed as the successor administrative agent. MacroMarkets accepted such appointment and became a party to the Up-MACRO and Down-MACRO holding trust agreements and the Up-MACRO and Down-MACRO tradeable trust agreements on October 1, 2007.

The administrative agent performs or oversees the performance of a number of duties on behalf of the four trusts, of which the following are important to holders of Down-MACRO holding shares and holders of Down-MACRO tradeable shares:

•
directing the trustee in the acquisition of new treasuries for the paired holding trusts on each distribution date and each issuance date, including placing the purchase orders for such treasuries, in accordance with the acquisition guidelines that are specified in the trust agreements for the paired holding trusts and described in this prospectus under "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS — United States Treasury Obligations;"

•	processing redemption and creation orders for holding and tradeable shares from authorized participants;

•
selecting treasuries to be delivered between the paired holding trusts in connection with the settlement of the settlement contracts and treasuries to be delivered to redeeming authorized participants in connection with paired optional redemptions in accordance with the rules specified in the trust agreements;

•	directing the trustee in effecting redemptions and issuances;

•	maintaining the website located at http://www.macromarkets.com, where you can obtain information about the performance of your Down-MACRO holding shares or your Down-MACRO tradeable shares; and

•	providing notification of the occurrence of certain termination triggers.

For more information about the administrative agent and its responsibilities under the trust agreements, see "DESCRIPTION OF THE TRUST AGREEMENTS."

MACRO Financial, LLC, a Delaware limited liability company, acts as the marketing agent for the Down-MACRO and Up-MACRO holding trusts and the Down-MACRO and Up-MACRO tradeable trusts. The duties of the marketing agent include developing a marketing plan for the paired holding trusts, preparing marketing materials and organizing investor presentations.

Daily Reporting

The American Stock Exchange, or the "AMEX," acts as a calculation agent for the Down-MACRO holding trust, the Down-MACRO tradeable trust, the Up-MACRO holding trust and the Up-MACRO tradeable trust. Throughout each price determination day, from the opening of trading on NYMEX at 10:00 a.m. New York City time to the close of trading of the tradeable shares on the AMEX at 4:15 p.m. New York City time, the AMEX calculates and posts every fifteen (15) seconds, immediately following each transmission from NYMEX of the current market price of the light sweet crude oil futures contract of the designated maturity which is described in the next section of this summary, an indicative per share underlying value of one Down-MACRO tradeable share to the Consolidated Tape Association, which oversees the dissemination of real time trade and quote information in AMEX-listed securities to institutions specializing in financial information which post such information through various media, including their websites, where it can be seen under the trading symbol "DCR.IV." At the end of each price determination day, the AMEX also calculates the premium or discount of the midpoint of the bid/offer for the Down-MACRO tradeable shares on the AMEX to the per share underlying value of those shares for such price determination day that is calculated and provided to the AMEX by the trustee and post it, together with the end of day price information for the Down-MACRO tradeable shares, on its website located at http://www.amex.com/amextrader.

The AMEX also posts any corrections made by NYMEX to the Applicable Reference Price of Crude Oil that was reported by NYMEX for any price determination day.

THE AMEX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE TIMELINESS OR ACCURACY OF ITS CALCULATION OF THE INDICATIVE INTRADAY VALUES OR OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL AND IN NO EVENT SHALL THE AMEX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGE), STEMMING FROM ANY FAILURE TO CALCULATE, OR FROM ANY ERRORS IN MAKING ANY CALCULATION ON BEHALF OF THE DOWN-MACRO TRADEABLE TRUST.

The Applicable Reference Price of Crude Oil

The amount of each payment required to be made by the paired holding trusts under the income distribution agreement is based on the daily level of the Applicable Reference Price of Crude Oil during the preceding calculation period and the amount of the settlement payment to be made under the settlement contracts is based on the Applicable Reference Price of Crude Oil at the time those payments are made. When we refer to the "Applicable Reference Price of Crude Oil," we are referring to the settlement price of the NYMEX Division light sweet crude oil futures contract of the designated maturity, as established and reported by NYMEX on a per barrel basis in U.S. dollars at the end of each price determination day. When we refer to a NYMEX Division light sweet crude oil futures contract of the "designated maturity," we mean the contract that matures (i) during the next succeeding calendar month if the date of determination is the first day of the current calendar month through and including the tenth business day of the current calendar month and (ii) during the second succeeding calendar month if the date of determination is the eleventh business day of the current calendar month through the last day of the current calendar month. For example, from November 1 through the tenth business day in November, the Applicable Reference Price of Crude Oil will reflect the price of the NYMEX Division light sweet crude oil futures contract that is scheduled to settle in December. From the eleventh business day in November through and including November 30, the NYMEX contract of the designated maturity is the contract that settles in January. From December 1 through and including the tenth business day in December, the NYMEX contract designated month will continue to be January. The reason for this is that around the middle of each calendar month, the highest volume of trading in NYMEX Division light sweet crude oil futures contracts generally moves from the contract that settles in the following month to the contract that settles in the second following month. Switching into the next month's contract around the eleventh business day of each month is intended to minimize the reflection in the Applicable Reference Price of Crude Oil of factors related to the physical delivery of crude oil, such as physical storage and delivery costs. If the eleventh business day of any month occurs later than the seventeenth calendar day of that month, then the switch to the second month's contract will be made on the preceding business day that occurs on or prior to the seventeenth day of that calendar month.

The NYMEX Division light sweet crude oil futures contract, or the "light sweet crude oil futures contract," trades in units of 1,000 barrels under the trading symbol "CL," followed by a reference to the month and year in which such contract settles. The delivery point for the light sweet crude oil futures contract is Cushing, Oklahoma and the primary deliverable is West Texas Intermediate crude oil, which is a high-grade oil that is generally considered to be the U.S. benchmark grade of oil. The end-of-day "settlement price" or "closing price" for the light sweet crude oil futures contract for each delivery month is established by the NYMEX Settlement Price Committee and generally equals, if certain minimum trading volume criteria are met, the weighted average price, rounded to the nearest minimum fluctuation, of all outright transactions in that contract month that occurred during the last two minutes of the regular trading session ending at 2:30 p.m. New York City time or, for the last day on which a contract trades, during the last 30 minutes of trading. If the minimum trading volume criteria are not met, the settlement price is determined by the NYMEX Settlement Price Committee by application of a different methodology. For a description of how settlement prices are determined by NYMEX, see "DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL — The Determination of the Settlement Price of the Light Sweet Crude Oil Futures Contract" in this prospectus.

MacroMarkets LLC has entered into a licensing agreement with NYMEX for the use of the settlement prices for certain of the commodity futures contracts that trade on the facilities of NYMEX, including the light sweet crude oil futures contracts. MacroMarkets LLC has sublicensed to us and to the paired holding trusts and the tradeable trusts the use of the settlement prices for light sweet crude oil futures contracts. The term of the license granted by NYMEX is five years and NYMEX has the right to terminate the license earlier, if it believes that MacroMarkets LLC or any of its sublicensees have misused the license. Upon termination of the NYMEX license, MacroMarkets LLC and we will seek to negotiate a renewal of the license on terms comparable to those of the existing license or, if NYMEX refuses to renew the license on acceptable terms, we will seek to negotiate a license with the Dow Jones Energy Service for its West Texas Intermediate crude oil spot price on terms comparable to the NYMEX license. If such a license is obtained, this spot price will become the new Applicable Reference Price of Crude Oil. The Dow Jones Energy Service has not consented as of the date of this prospectus to the use by us of its West Texas Intermediate crude oil spot price. "Dow Jones" is a registered trademark of Dow Jones & Company, Inc. If we are unable to obtain a license from the Dow Jones Energy Service, the holders of the paired holding shares (including the holders of the tradeable shares who will be entitled to vote the underlying holding shares on deposit in the tradeable trusts for this purpose) may vote to select a different crude oil price provider. If the shareholders are not able to agree unanimously on a new price provider or we are unable to negotiate a license with the provider selected by the shareholders, a termination trigger will occur and all outstanding holding and tradeable shares will be redeemed on the ensuing early termination date. The Dow Jones Energy Service, or any other price provider selected by the shareholders, is referred to in this prospectus as a "substitute oil price provider" and the price for West Texas Intermediate Crude Oil or Light Sweet Louisiana Crude Oil generated or determined by that provider are each referred to as a "substitute reference oil price."

When we refer to a "price determination day," we are referring to each day on which trading of the NYMEX Division light sweet crude oil futures contract of the designated maturity occurs by open outcry on the trading floor of NYMEX, meaning trading by individuals on the physical facilities of NYMEX through the use of verbal or hand signals, rather than through electronic or other means. Price determination days are generally the same as business days - that is, any day other than a Saturday, a Sunday or a day on which banking institutions and stock exchanges in New York, New York are authorized or required by law, regulation or executive order to close. If NYMEX replaces its open outcry trading procedures with an electronic trading platform, then the settlement price that is determined on the basis of trading on that platform will be the Applicable Reference Price of Crude Oil and the "price determination day" will be each day on which trading occurs on that platform. If a substitute reference oil price is being used, the "price determination day" will be each day on which this price is determined by, or in accordance with the rules of, the substitute oil price provider.

On each price determination day, the trustee will use the Applicable Reference Price of Crude Oil established and reported by NYMEX or the substitute oil price provider on that day to calculate the underlying value of the Down-MACRO holding trust. If the level of the Applicable Reference Price of Crude Oil decreases, the underlying value of the Down-MACRO holding trust will increase by a proportionate amount. Conversely, if the level of the Applicable Reference Price of Crude Oil increases, the underlying value of the Down-MACRO holding trust will decrease by a proportionate amount.

The Assets of the Down-MACRO Tradeable Trust

The assets of the Down-MACRO tradeable trust consist of:

•	at least a majority of the Down-MACRO holding shares issued by the Down-MACRO holding trust and outstanding at any time;

•
a securities account created under the Down-MACRO tradeable trust agreement into which all of the Down-MACRO holding shares acquired by the Down-MACRO tradeable trust on each issuance date are deposited;

•
a distribution account created under the Down-MACRO tradeable trust agreement into which all distributions received on the Down-MACRO holding shares are deposited prior to being distributed to the holders of the Down-MACRO tradeable shares; and

•
a netting account created under the Down-MACRO tradeable trust agreement to which any of the Down-MACRO tradeable shares to be exchanged for Down-MACRO holding shares are credited on any day on which existing Down-MACRO tradeable shares are being exchanged in connection with a paired optional redemption of holding shares or a discretionary exchange and new Down-MACRO tradeable shares are concurrently being issued in connection with a paired issuance of holding shares or a discretionary deposit of holding shares into the Down-MACRO tradeable trust. The Down-MACRO tradeable shares credited to the netting account on any day are netted against the Down-MACRO tradeable shares to be issued on that day.

For more information about the assets of the Down-MACRO tradeable trust, see "DESCRIPTION OF THE DOWN-MACRO TRADEABLE TRUST ASSETS."

The Assets of the Down-MACRO Holding Trust

The assets of the Down-MACRO holding trust consist of:

•
U.S. treasury securities and what we refer to as "income" on those securities, consisting of stated interest on treasury notes and bonds and the discount that is realized when the par amount received on a treasury bill, note or bond at maturity exceeds the purchase price at which the Down-MACRO holding trust acquired that treasury security;

•
treasury repurchase agreements and what we refer to as "income" on those agreements consisting of the difference between the purchase price and the repurchase price for the treasuries borrowed under those agreements;

•	the trust's rights under the income distribution agreement;

•	the trust's rights under the settlement contracts;

•	the trust's rights under the licensing agreement with MacroMarkets LLC to use the patented MACROs structure;

•
the trust's rights under the NYMEX sublicensing agreement entered into with MacroMarkets LLC pursuant to which the trust is permitted to use the settlement prices of a light sweet crude oil futures contract of the designated maturity and the NYMEX name;

•	the trust's rights under its trust agreement to rely on the services provided by the administrative agent, the marketing agent and the trustee;

•	a securities account created under the Down-MACRO holding trust agreement into which all of the treasuries are deposited for the benefit of the holders of the Down-MACRO holding shares;

•
a distribution account created under the Down-MACRO holding trust agreement into which all income realized on the treasuries and all amounts received under the income distribution agreement and the settlement contracts are deposited and then used, first, to make a deposit to the fee payment account, second, to make payments to the Up-MACRO holding trust under the income distribution agreement and the settlement contracts, if applicable, and, third, to make quarterly and final distributions to the holders of the Down-MACRO holding shares;

•
a fee payment account created under the Down-MACRO holding trust agreement into which the fee deduction amount is deposited on each distribution date and applied to pay the expenses and fees of the Down-MACRO holding and tradeable trusts; and

•
a netting account created under the Down-MACRO holding trust agreement to which the trustee credits (1) Down-MACRO holding shares being redeemed in paired optional redemptions and nets such shares against any shares that are being created in paired issuances on the same date and (2) cash delivered by authorized participants in connection with paired issuances and nets such cash against the final distributions to be made in connection with paired optional redemptions being effected on the same date.

The treasuries purchased on behalf of the Down-MACRO holding trust on each distribution date or in connection with each paired issuance of Down-MACRO holding shares may consist of bills, notes and bonds of varying maturities and repurchase agreements of varying terms that are fully collateralized by treasuries and entered into with counterparties that meet specified capital requirements or are deemed creditworthy by the administrative agent. Each treasury and treasury repurchase agreement must mature or terminate prior to the next scheduled distribution date. When we refer to "treasuries" in this prospectus, the term includes both treasuries and treasury repurchase agreements on treasuries. On each distribution date, except for the final scheduled termination date or an early termination date, the administrative agent will direct the trustee to reinvest the proceeds of the maturity of the paired holding trusts' treasuries in new treasuries. The administrative agent will also direct the trustee to invest in treasuries all funds delivered to it in connection with each paired issuance of paired holding shares. The obligations of the paired holding trusts to each other under the income distribution agreement and the settlement contracts are secured by the treasuries and any cash on deposit in each of those trusts.

On each distribution date and each issuance order date, the administrative agent will use commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the paired holding trusts, treasuries with the same maturities or terms, stated or implied interest rates, if any, and applicable discount rates in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select treasuries for acquisition by the trustee in accordance with the acquisition guidelines specified in each holding trust agreement and described in more detail in this prospectus under "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS — United States Treasury Obligations." Treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the paired holding trusts. Although the administrative agent will seek to direct the trustee to keep all funds on deposit in each paired holding trust invested in treasuries, a portion of the assets of a paired holding trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between distribution dates. In addition, any treasuries delivered in connection with a paired optional redemption will be selected by the administrative agent on a "last in, first out" basis. If interest rates are increasing and funds received in connection with paired issuances are being invested in higher-yielding treasuries, this method of selection may result in relatively higher-yielding treasuries being delivered to redeeming authorized participants and relatively lower-yielding treasuries remaining in the paired holding trusts, thereby causing a decrease in both trusts' daily yield rates. Conversely, if interest rates are decreasing and funds received in connection with paired issuances are being invested in lower-yielding treasuries, this method of selection may result in the relatively lower-yielding treasuries being delivered to redeeming authorized participants. The treasuries selected by the administrative agent to be delivered as the final distribution in a paired optional redemption will be distributed ratably, by type, to each redeeming authorized participant. See "RISK FACTORS — The return on your shares is uncertain — The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

For more information about the assets of the Down-MACRO holding trust, see "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS."

Calculation of Underlying Value

The final distribution made on the Down-MACRO holding shares on the final scheduled termination date, an early termination date or a redemption date is based upon the underlying value of the Down-MACRO holding trust (1) in the case of the final scheduled termination date, on the last price determination day that precedes that date, (2) in the case of an early termination date, also on the last price determination day that precedes that date, and (3) in the case of a redemption date, on the related redemption order date. The underlying value of the Down-MACRO holding trust on each price determination day is calculated by reference to the level of the Applicable Reference Price of Crude Oil on that day and represents the aggregate amount of the assets in the paired holding trusts to which the Down-MACRO holding trust would be entitled if the settlement contracts were settled on that day. The underlying value of the Down-MACRO holding trust on each day also represents the aggregate final distribution to which holders of the Down-MACRO holding shares would be entitled if those shares were redeemed on that day. The underlying value of the Down-MACRO holding trust on any day that is not a price determination day is equal to its underlying value on the last preceding price determination day.

A decrease in the Applicable Reference Price of Crude Oil results in a proportionate increase in the underlying value of the Down-MACRO holding trust. An increase in the Applicable Reference Price of Crude Oil results in a proportionate decrease in the underlying value of the Down-MACRO holding trust. After the closing date, the Applicable Reference Price of Crude Oil may fluctuate above or below a "starting level" of $60.00. The proportion of the funds in the Down-MACRO holding trust and the Up-MACRO holding trust was initially 1:1 and this proportion will be maintained throughout the entire transaction by virtue of the requirement that redemptions and issuances must be done in MACRO units composed of an equal number of Down-MACRO and Up-MACRO holding shares. The underlying value formula described below and the requirement that Down-MACRO holding shares can only be issued and redeemed in paired optional redemptions and paired issuances and only in the form of MACRO units, is intended to ensure that a $3 change in the settlement price of the Applicable Reference Price of Crude Oil will result in a $1 change in the per share underlying value of each Down-MACRO holding share and each Down-MACRO tradeable share.

Underlying value is calculated on any price determination day as follows:

If the "ending level" of the Applicable Reference Price of Crude Oil established and reported by NYMEX or the applicable substitute oil price provider on that date is below the starting level specified for the closing date, the "underlying value" of the Down-MACRO holding trust on that date will equal:

•	the sum of the Down-MACRO earned income accruals for each day that has elapsed during the current calculation period, up to and including the current date plus

•	the Down-MACRO investment amount on that date

plus

•
the Up-MACRO investment amount on that date multiplied by the "price level percentage change," which will equal, on any date, the absolute value of (i) the ending level of the Applicable Reference Price of Crude Oil on that date (or the last preceding price determination day if the date of determination is not a price determination day) minus the starting level of the Applicable Reference Price of Crude Oil divided by (ii) the starting level.

If the "ending level" of the Applicable Reference Price of Crude Oil on that price determination day is above the starting level, the "underlying value" of the Down-MACRO holding trust on that day will equal:

•	the sum of the Down-MACRO earned income accruals for each day that has elapsed during the current calculation period, up to and including the current date of determination plus

•	the Down-MACRO investment amount on that date

minus

•	that Down-MACRO investment amount multiplied by the price level percentage change.

If the ending level of the Applicable Reference Price of Crude Oil on any price determination day is equal to its starting level, the "underlying value" of the Down-MACRO holding trust on that date will be equal to the Down-MACRO investment amount plus the sum of the Down-MACRO earned income accruals for each day that has elapsed during the current calculation period. We refer to the period between distribution dates, beginning on (but excluding) the second business day prior to the preceding distribution date and ending on (and including) the second business day prior to the current distribution date, as a "calculation period."

The underlying value for any price determination day that is followed by one or more days that are not price determination days will include the earned income accruals for each of these days, calculated on the basis of the Applicable Reference Price of Crude Oil on the current price determination day. The underlying value for any day that is not a price determination day will be equal to the underlying value on the last preceding price determination day.

Hypothetical calculations of underlying value are included for illustrative purposes in Appendix C to this prospectus.

The "Down-MACRO investment amount" equals, on any distribution date, the amount of cash that was actually invested on behalf of the Down-MACRO holding trust in treasuries on that distribution date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that distribution date. The "Down-MACRO investment amount" on any day during a calculation period (other than the distribution date) equals the aggregate par amount of the Down-MACRO holding shares that are outstanding on that day if the amount actually invested on the preceding distribution date was equal to the Down-MACRO aggregate par amount on that date. If the amount actually invested on the last distribution date was less than the Down-MACRO aggregate par amount, then the "Down-MACRO investment amount" for each day of the ensuing calculation period will equal the amount that was actually invested divided by the number of Down-MACRO holding shares outstanding on that distribution date, multiplied by the number of Down-MACRO holding shares that are outstanding on the day on which the calculation is being made. Since the trust is required to invest an amount equal to the Down-MACRO aggregate par amount in treasuries on each distribution date, the Down-MACRO investment amount should be equal to the Down-MACRO aggregate par amount, as increased and decreased by redemptions and paired issuances, throughout the ensuing calculation period. The only case in which this will not be true is if the Down-MACRO holding trust's daily fee accrual rate exceeded the daily yield rate on its treasuries during one or more preceding calculation periods and the resulting deficiency was not made up with income realized by the Down-MACRO holding trust during other preceding calculation periods following a general rise in interest rates. If a deficiency does exist during a calculation period, this deficiency will be reflected in the per share underlying value at which authorized participants may create and redeem the Down-MACRO holding shares.

The "Up-MACRO investment amount" is calculated in the same manner as the Down-MACRO investment amount.

The "Down-MACRO earned income accrual" equals, for each date of determination:

(1) the Down-MACRO available income accrual for that date and either (x) if on such date the ending level of the Applicable Reference Price of Crude Oil is below the starting level, plus the Up-MACRO available income accrual for that date multiplied by the price level percentage change on that date or (y) if on such date the ending level is above the starting level, minus such Down-MACRO available income accrual multiplied by the price level percentage change on that date, plus

(2) if the date of determination is also an issuance date on which a net increase in the Down-MACRO aggregate par amount has occurred after giving effect to all paired issuances and paired optional redemptions on that date, the product of the number of Down-MACRO holding shares created on such date constituting such net increase and the income component of the per share underlying value of each such Down-MACRO holding share, representing the Down-MACRO earned income accrual allocable to such share during the period from the last preceding distribution date to such issuance date, minus

(3) if the date of determination is also a redemption date on which a net decrease in the Down-MACRO aggregate par amount has occurred after giving effect to all paired optional redemptions and paired issuances on that date, the product of the number of Down-MACRO holding shares redeemed on such date constituting such net decrease and the income component of the per share underlying value of each such Down-MACRO holding share, representing the Down-MACRO earned income accrual allocable to such share during the period from the last preceding distribution date to such redemption date.

The earned income accrual for each day that is not a price determination day is determined by reference to the Applicable Reference Price of Crude Oil on the last preceding price determination day.

The Down-MACRO earned income accrual for each calculation period equals the sum of the earned income accruals for each day of that calculation period.

The "Down-MACRO available income accrual" and the " Up-MACRO available income accrual" for each day is (i) the sum of, for each treasury on deposit in the applicable trust on that day, the product of the purchase price at which the trust acquired that treasury (or the par amount of that treasury for any treasury that was not purchased at a discount) multiplied by the daily yield rate applicable to that treasury minus (ii) the daily fee accrual. If the Down-MACRO or Up-MACRO available income accrual is a negative number, then such accrual will be equal to zero.

The "daily fee accrual" for the Down-MACRO or Up-MACRO holding trust is the Down-MACRO or Up-MACRO asset amount, as applicable, on each day multiplied by the daily fee accrual rate. The sum of the daily fee accruals for each of the holding trusts for an entire calculation period is equal to the fee deduction amount for that calculation period and that trust. The Down-MACRO asset amount and Up-MACRO asset amount are defined in the glossary of this prospectus.

For purposes of calculating the Down-MACRO available income accrual and the Up-MACRO available income accrual, the "daily yield rate" for each treasury on deposit in the applicable holding trust is the yield rate applicable to that treasury divided by either 365 or 366, depending upon the actual number of days in the current year. The "yield rate" for each treasury is equal to its stated interest rate, if any, and/or any applicable discount rate, based on the date of purchase and the purchase price at which the applicable holding trust acquired that treasury, or, in the case of treasury repurchase agreements, the difference between its purchase price and its repurchase price, expressed as a percentage of such purchase price. The "daily fee accrual rate" is equal to an annual rate of 1.60% until the second anniversary of the closing date and an annual rate of 1.50% for each succeeding year, divided by 365 or 366, depending on the actual number of days in the current year. These rates represent the annual rate at which the funds of each paired holding trust are allocated to be used for the payment of each trust's fees and expenses. For more information about calculating the income and expenses of the paired holding trusts, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Calculation of Underlying Value."

The trustee will calculate the underlying value of the Down-MACRO holding trust and the portion of that underlying value that is allocable to one Down-MACRO holding share and one Down-MACRO tradeable share and provide those values to the administrative agent for posting on the website maintained by the administrative agent at http://www.macromarkets.com not later than one hour prior to the commencement of trading on the AMEX or the applicable stock exchange on which the Down-MACRO tradeable shares are listed.

For a more detailed description of the calculation of underlying value, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Calculation of Underlying Value."

Quarterly Distributions

A "distribution date" is scheduled to occur for the Down-MACRO holding shares and the Down-MACRO tradeable shares on the second business day preceding each record date, commencing in December of 2006. On each distribution date, the Down-MACRO holding trust will declare a quarterly distribution on the Down-MACRO holding shares. This quarterly distribution will be made out of the income that the Down-MACRO holding trust holds on deposit after it has deposited the fee deduction amount into the fee payment account, either made or received a payment under the income distribution agreement, and acquired treasuries with an aggregate purchase price equal to the aggregate par amount of the outstanding Down-MACRO holding shares on that distribution date. Each shareholder who is a registered holder of Down-MACRO holding shares or Down-MACRO tradeable shares on the "record date," which is the last business day of March, June, September and December of each year, commencing in December of 2006, will be entitled to receive the quarterly distribution. The quarterly distribution will be paid out to shareholders on the third business day of the month immediately following the month in which the related distribution date occurred, on the date we refer to as the "distribution payment date."

The trustee for the Down-MACRO tradeable trust will pass through to each holder of the Down-MACRO tradeable shares that holder's proportionate share of the quarterly distribution that the Down-MACRO holding trust made to the Down-MACRO tradeable trust on the date it receives that quarterly distribution. The distribution date, record date and distribution payment date for the Down-MACRO tradeable trust are the same dates as for the Down-MACRO holding trust.

On each distribution date, the Down-MACRO holding trust's entitlement under the income distribution agreement to its available income and the available income in the Up-MACRO holding trust is based on the Applicable Reference Price of Crude Oil on each day during the preceding calculation period. On each day during the calculation period that precedes each distribution date, the entitlement of the Down-MACRO holding trust under the income distribution agreement, which we refer to as its "Down-MACRO earned income accrual," for that day is determined as follows:

•
If the ending level of the Applicable Reference Price of Crude Oil is below the starting level on that day, the Down-MACRO holding trust will become entitled to retain all of its available income accrual for that day and to receive all or a portion of the Up-MACRO holding trust's available income accrual for that day.

•
If the ending level of the Applicable Reference Price of Crude Oil exceeds the starting level, the Down-MACRO holding trust will become obligated to pay all or a portion of its available income accrual for that day to the Up-MACRO holding trust.

•
On every day on which the ending level of the Applicable Reference Price of Crude Oil is the same as the starting level, neither an obligation to pay, nor an entitlement to receive, any payment under the income distribution agreement will accrue for the benefit of the Down-MACRO holding trust.

On any day that is not a price determination day, the Down-MACRO earned income accrual will be determined by reference to the Applicable Reference Price of Crude Oil on the last preceding price determination day.

The underlying value of the Down-MACRO holding trust on each distribution date is calculated before available income, if any, is deducted from that underlying value and set aside for payment as a quarterly distribution on the related distribution payment date. As a result, the underlying value of the Down-MACRO holding trust on the day following each distribution date will reflect a relative decrease from the underlying value on that distribution date which will be unrelated to any movement in the level of the Applicable Reference Price of Crude Oil.

On each distribution date, other than on the final scheduled termination date or an early termination date and other than with respect to any holding shares for which a redemption order was placed and settled prior to the related record date, the Down-MACRO holding trust will declare a "quarterly distribution" on each outstanding Down-MACRO holding share equal to:

•	the sum of Down-MACRO earned income accruals for each day of the preceding calculation period multiplied by

•	a fraction the numerator of which is one Down-MACRO holding share and the denominator of which is the aggregate number of outstanding Down-MACRO holding shares on that distribution date.

On the distribution payment date that follows each distribution date, after the Down-MACRO holding trust has made a quarterly distribution on the Down-MACRO holding shares on deposit in the Down-MACRO tradeable trust, the Down-MACRO tradeable trust will pass through on each outstanding Down-MACRO tradeable share an amount equal to:

•	the quarterly distribution received by the Down-MACRO tradeable trust from the Down-MACRO holding trust on that distribution payment date divided by

•	the aggregate number of outstanding Down-MACRO tradeable shares on that distribution date.

For a more detailed description of how payments under the income distribution agreement are calculated, see "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS — The Income Distribution Agreement."

Distributions of the Down-MACRO earned income accruals on the final scheduled termination date, an early termination date or any redemption date will be made as part of the final distribution that is made on those dates, as described in the next section of this summary entitled "— Final Distribution," and in greater detail in the section entitled "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution."

On each distribution date, the "available income" of the Down-MACRO holding trust will be equal to all funds on deposit in the trust on that distribution date after the trust has (i) set aside an amount equal to the fee deduction amount to pay fees and expenses, (ii) made a payment to or received a payment from the Up-MACRO holding trust under the income distribution agreement and (iii) acquired treasuries with an aggregate purchase price equal to the aggregate par amount of the Down-MACRO holding shares as of that distribution date.

If the available income of the Down-MACRO holding trust for any calculation period is a negative number, then the available income of the Down-MACRO holding trust for the applicable distribution date will be equal to zero and the Down-MACRO holding trust will not make any payments under the income distribution agreement or any quarterly distribution to its shareholders on that distribution date unless it was entitled to and received a portion of the Up-MACRO holding trust's available income. However, since the administrative agent is required to use commercially reasonable efforts to direct the acquisition of identical assets for each of the paired holding trusts, and each trust has the same daily fee accrual rate, it is unlikely that there would be a significant difference in the income accrued by each of the trusts during any period.

We refer to the product of the aggregate number of outstanding shares issued by the Down-MACRO holding trust and a stated par amount of $20 per share as the "Down-MACRO aggregate par amount" and to the product of the aggregate number of outstanding shares issued by the Up-MACRO holding trust and a stated par amount of $20 per share as the "Up-MACRO aggregate par amount." The stated par amount per share is equal to the starting level of the Applicable Reference Price of Crude Oil.

If available, an amount equal to the Down-MACRO aggregate par amount will always be reinvested by the trustee, at the direction of the administrative agent, in new treasuries on each distribution date unless that distribution date is the final scheduled termination date or an early termination date. If a redemption order is delivered on a distribution date or on the day preceding a distribution date, the Down-MACRO aggregate par amount will first be reduced by the aggregate par amount of any Down-MACRO holding shares being redeemed. If, after depositing the fee deduction amount into the fee payment account, the funds remaining on deposit in the Down-MACRO holding trust on any distribution date are equal to or less than the Down-MACRO aggregate par amount, then all of these remaining funds must be reinvested in treasuries and the trust will have no available income on that date. If less than the Down-MACRO aggregate par amount is invested in treasuries on any distribution date because the fee deduction amount exceeded the income on the Down-MACRO holding trust's treasuries, the deficiency in the amount that is invested must be made up out of income received on subsequent distribution dates until the amount invested does equal the Down-MACRO aggregate par amount.

The Down-MACRO holding trust may make minimal or no quarterly distributions to its shareholders on one or more distribution dates if treasury yield rates drop to and remain below the fee accrual rate of 1.60% for the first two years following the closing date or 1.50% thereafter. Assuming there are no deficiencies in the amount that was invested on behalf of the paired holding trusts during previous calculation periods, any daily yield on the treasuries during any calculation period that is in excess of the daily fee accrual rate for that calculation period will be distributed to the holders of the paired holding shares as a quarterly distribution. The allocation of this yield as between the Down-MACRO and the Up-MACRO holding shares will be determined under the income distribution agreement based on the Applicable Reference Price of Crude Oil on each day of the preceding calculation period. See "RISK FACTORS —Income on the treasuries may be insufficient to make quarterly distributions."

The administrative agent will always use a "last in, first out" method for selecting which treasuries to deliver in a redemption. As a result, in both a rising and a falling interest rate environment, paired optional redemptions that are effected between distribution dates may result in a decrease in the daily yield rate on the treasuries in the paired holding trusts for the remaining shareholders. See "RISK FACTORS — The return on your shares is uncertain — The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

The available income of the Up-MACRO holding trust is calculated in the same way as that of the Down-MACRO holding trust. If available, an amount equal to the Up-MACRO aggregate par amount on each distribution date (after taking into account any redemptions directed on that date) will always be reinvested by the trustee in new treasuries (unless such distribution date is the final scheduled termination date or an early termination date), but the amount actually invested may be less on one or more distribution dates if the fee deduction amount of the Up-MACRO holding trust exceeded the Up-MACRO holding trust's income on those distribution dates.

If the Down-MACRO holding trust has no available income on any distribution date, then it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Up-MACRO holding trust. Similarly, if on any distribution date the proceeds of the treasuries in the Up-MACRO holding trust minus its fee deduction amount are equal to or less than the Up-MACRO aggregate par amount, then the Up-MACRO holding trust will not have any available income and it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Down-MACRO holding trust on that distribution date. If either of the paired holding trusts fails to make a payment under the income distribution agreement on any distribution date, because it does not have any available income, that trust will not be required to make up that payment on any subsequent distribution date, even if it has funds available to do so.

Furthermore, if on any distribution date the Down-MACRO holding trust does not have any available income and does not receive any available income from the Up-MACRO holding trust, it will not make any quarterly distribution to its shareholders on that distribution date. The Down-MACRO holding trust is not required to make quarterly distributions in any stated amount and if no funds are available to make a quarterly distribution on any distribution date, no amounts will be payable with respect to that distribution date on any subsequent date. See "RISK FACTORS — You may lose your entire investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

Final Distribution

General

The Down-MACRO holding trust will declare a final distribution on all or a portion of the Down-MACRO holding shares on the earliest to occur of:

•	the distribution date scheduled to occur in December of 2026, which we refer to as the "final scheduled termination date;"

•	an "early termination date," which is the next distribution date that follows the occurrence of a termination trigger; and

•	a "redemption order date," which is any business day on which an authorized participant places an order for a paired optional redemption of all or a portion of the paired holding shares.

The final distribution declared by the Down-MACRO holding trust on the final scheduled termination date, an early termination date or any redemption order date will depend upon the payments that it is required to make to, or that it is entitled to receive from, the Up-MACRO holding trust under the settlement contracts that are settled in connection with the redemption of shares. The final payment under the settlement contracts will, in turn, be determined by the underlying value of the Down-MACRO holding trust on (i) the last price determination day preceding the final scheduled termination date, (ii) the last price determination day preceding an early termination date and, (iii) in the case of a paired optional redemption, the relevant redemption order date. This underlying value will be based on the Applicable Reference Price of Crude Oil on the relevant date on which the underlying value is calculated. If the level of the Applicable Reference Price of Crude Oil on the relevant price determination day is below its starting level, the Down-MACRO holding trust will be entitled to receive a final payment from the Up-MACRO holding trust in an amount proportional to the decrease in the level of that price. If the level of the Applicable Reference Price of Crude Oil on the relevant price determination day is above its starting level, the Down-MACRO holding trust will be required to make a final payment to the Up-MACRO holding trust in an amount proportional to the increase in the level of that price.

The purpose of the final payment under the settlement contracts is to transfer assets between the paired holding trusts such that each trust has cash and treasuries in an amount equal to its underlying value at the time of settlement. For a more detailed description of how the underlying value of the Down-MACRO holding trust and payments under the settlement contracts are calculated, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Calculation of Underlying Value" and "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS — The Settlement Contracts."

On the final scheduled termination date or an early termination date, the Down-MACRO holding trust will declare a final distribution in redemption of its Down-MACRO holding shares in an amount equal to the underlying value of the Down-MACRO holding trust on the last price determination day preceding the final scheduled termination date or the last price determination day preceding the early termination date. On the distribution payment date that follows the final scheduled termination date or early termination date, the trustee will pay the final distribution to each holder of the outstanding Down-MACRO holding shares in redemption of those shares. On that same distribution payment date, the Down-MACRO tradeable trust will pass through the final distribution that it receives on the Down-MACRO holding shares that it holds on deposit to the holders of its Down-MACRO tradeable shares in redemption of those shares.

The redemption of all or only a portion of the paired holding shares in a paired optional redemption may be directed by one or more authorized participants who are the beneficial holders of those shares on any price determination day. Although the Down-MACRO tradeable shares may not be redeemed at the option of the holders of those shares, authorized participants may acquire Down-MACRO tradeable shares and exchange them for the underlying Down-MACRO holding shares. As discussed in greater detail later in this section, unless you are an authorized participant, you do not have a right to exchange your Down-MACRO tradeable shares for the underlying Down-MACRO holding shares or to direct a redemption of the Down-MACRO holding shares on deposit in the Down-MACRO tradeable trust. Consequently, you may liquidate your investment in the Down-MACRO tradeable shares prior to the final scheduled termination date or an early termination date only by selling them to an investor who is willing to purchase them from you, including any authorized participant who may wish to acquire those shares in order to exchange them for Down-MACRO holding shares and then direct a paired optional redemption. The market price that you are able to obtain for your Down-MACRO tradeable shares may be less than the price you paid for those shares and less than the per share underlying value that is represented by those shares for the reasons discussed in "RISK FACTORS — Fluctuations in the underlying value of the Down-MACRO holding trust and other factors may affect the market price of your Down-MACRO shares."

If the fee deduction amount that is required to be deposited into the fee payment account and made available for the payment of the fees and expenses of the Down-MACRO holding trust and the Down-MACRO tradeable trust exceeds the income of the Down-MACRO holding trust on the current distribution date or on one or more preceding distribution dates and the resulting deficiency in the Down-MACRO investment amount was not made up on subsequent distribution dates, the underlying value of the Down-MACRO holding trust and, consequently, the final distribution declared by the Down-MACRO holding trust on the final scheduled termination date, an early termination date or any redemption order date will reflect that resulting deficiency.

Final Distributions on the Final Scheduled Termination Date or an Early Termination Date

On the final scheduled termination date or an early termination date, the trustee will cause the paired holding trusts to settle all of the settlement contracts using the funds they hold on deposit on those dates, which will consist of all interest, discount, principal and any other amounts received by each trust upon the maturity of its treasuries on or after those dates. After the settlement contracts have been settled, the Down-MACRO holding trust will declare a final distribution in redemption of its outstanding shares using all of the funds it then holds on deposit. On the distribution payment date that follows the final scheduled termination date or early termination date, the Down-MACRO holding trust will distribute on each outstanding Down-MACRO holding share a "final distribution" in cash equal to:

•	the underlying value of the Down-MACRO holding trust on the last price determination day preceding that final scheduled termination date or that early termination date divided by

•	the aggregate number of Down-MACRO holding shares that have been issued but not yet redeemed as of that date.

For purposes of settling the settlement contracts and making a final distribution on the final scheduled termination date or an early termination date, underlying value will include the Down-MACRO earned income accrual for the final scheduled termination date or early termination date. The final distribution will include the cumulative Down-MACRO earned income accruals that would have been distributed as a quarterly distribution if the final scheduled termination date or early termination date had been an ordinary distribution date.

The Down-MACRO tradeable trust will pass through any final distribution that it receives on the Down-MACRO holding shares that it holds on deposit on the final scheduled termination date or early termination date. On the distribution payment date that follows the final scheduled termination date or early termination date, the trustee will distribute on each outstanding Down-MACRO tradeable share an amount equal to:

•	the final distribution received from the Down-MACRO holding trust on that distribution payment date divided by

•	the aggregate number of outstanding Down-MACRO tradeable shares that have been issued but not yet redeemed as of that date.

Upon receipt of a final distribution on the final scheduled termination date or an early termination date, your Down-MACRO holding shares or Down-MACRO tradeable shares will be considered to be redeemed in full and the Down-MACRO holding trust or the Down-MACRO tradeable trust, as applicable, will have no further obligations with respect to those shares even if the amount of the final distribution is less than the aggregate par amount of your Down-MACRO holding or tradeable shares or less than the purchase price you paid for those shares. See "RISK FACTORS — You may lose your entire investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

Authorized participants may continue to direct paired optional redemptions at the per share underlying value of the shares being redeemed after the occurrence of a termination trigger related to a decrease in the underlying value of one of the paired holding trusts to 15% or less of the assets which that trust holds on deposit. The last redemption order may be placed on the last business day prior to the early termination date that will follow the termination trigger.

Final Distributions in Paired Optional Redemptions

At any time prior to the final scheduled termination date or an early termination date, the paired holding shares may be redeemed on any business day in what we refer to as a "paired optional redemption." The discussion which follows describing paired optional redemptions and the final distribution that is declared on the related redemption order date applies only to the Down-MACRO holding shares, because the Down-MACRO tradeable shares cannot be redeemed. However, this discussion is relevant to holders of Down-MACRO tradeable shares, because it explains the rules that authorized participants must follow in order to effect paired optional redemptions and the ability to effect these redemptions may affect the demand for the Down-MACRO tradeable shares. See "RISK FACTORS — The return on your shares is uncertain — The Down-MACRO tradeable shares cannot be redeemed; the right to redeem the Down-MACRO holding shares is limited."

On any price determination day, any authorized participant may direct a paired optional redemption in which the Down-MACRO holding shares and Up-MACRO holding shares will be redeemed concurrently and proportionately in MACRO units. A "MACRO unit" consists of 50,000 Down-MACRO holding shares and 50,000 Up-MACRO holding shares. Prior to the share split effected on October 22, 2007, one MACRO Unit represented an Aggregate Par Amount of $3 million of Up-MACRO holding shares and $3 million of Down-MACRO holding shares; after the share split, one MACRO Unit represents an Aggregate Par Amount of $1 million in Up-MACRO holding shares and $1 million in Down-MACRO holding shares. Authorized participants may acquire one or more MACRO units by purchasing a sufficient number of holding shares or a sufficient number of tradeable shares which they exchange for the underlying Down-MACRO or Up-MACRO holding shares. The Down-MACRO tradeable shares are exchangeable for the underlying Down-MACRO holding shares at any time by authorized participants on a one-to-one basis. A tender of paired holding shares for redemption is irrevocable.

In order to be an "authorized participant," an entity must (1) be a registered broker-dealer and a member in good standing with the National Association of Securities Dealers, Inc. (or "NASD") or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer or be a member of the NASD in order to engage in securities transactions, (2) be a participant in DTC or have indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC participant, (3) not be a benefit plan investor for purposes of the Employee Retirement Income Security Act of 1974, and (4) have entered into a "participants agreement" with us, the administrative agent and the trustee which specifies procedures for the issuance and redemption of paired holding shares. The participants agreement is described in this prospectus under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution."

Authorized participants must place redemption orders with the administrative agent at least thirty (30) minutes prior to the end of trading of light sweet crude oil futures contracts by open outcry on NYMEX on any price determination day or immediately upon the unanticipated close of trading of such contracts on NYMEX. Any redemption order that is not placed within the specified time prior to the close of trading on the NYMEX will be automatically cancelled and may be resubmitted by the applicable authorized participant, if it so desires, on the next price determination day at the new prevailing per share underlying value. The date on which an authorized participant places a redemption order is referred to as the "redemption order date," and the following business day on which the redemption is effected is referred to as the "redemption date," except that, in the case of any redemption order that is delivered on a distribution date or on the business day following a distribution date, the "redemption date" will be the third business day following the redemption order date to ensure that any authorized participant who places a redemption order on these two days will still be considered a holder of record on the record date and, therefore, eligible to receive its quarterly distribution for the preceding calculation period. Each redeeming authorized participant must deliver to the administrative agent, a redemption order with the following information:

•
the authorized participant's e-mail address and personal identification number and the personal identification number of the person who is submitting the creation order on behalf of the authorized participant;

•	the number of MACRO units being redeemed; and

•	whether the authorized participant wishes to submit holding shares for redemption or tradeable shares for exchange, followed by redemption.

Not later than 10:00 a.m. on the redemption date, the authorized participant who placed the redemption order must deliver to the trustee:

•
Down-MACRO holding and/or tradeable shares and Up-MACRO holding and/or tradeable shares that in the aggregate constitute the requisite number of MACRO units being redeemed by such authorized participant;

•
the applicable "redemption cash component," if applicable, which are funds that must be delivered by the authorized participant in connection with any redemption in which treasuries are being delivered to make the final distribution and these treasuries valued at their acquisition cost, represent a value in excess of the per share underlying value of the shares being redeemed; and

•	a transaction fee of $2,000, payable directly to the trustee by the authorized participant to compensate the trustee for administrative costs related to effecting the paired optional redemption.

If all conditions to effecting a paired optional redemption are satisfied, the trustee will effect the redemption by delivering cash and/or treasuries in accordance with the instructions of the administrative agent to the redeeming authorized participant by 3:00 p.m. New York City time on the redemption date. If the redemption order was placed on a distribution date, the redeeming authorized participant will receive cash. If there was a net increase in the aggregate par amount of the paired holding trusts on any redemption date that was also an issuance date, because more MACRO units were created than redeemed, redeeming authorized participants will also receive their final distribution from the paired holding trusts in cash out of the funds delivered to the trusts by the authorized participants who created shares on the same date. If any paired issuances were effected on the redemption date, even if there was a net decrease in the aggregate par amount of the paired holding trusts, redeeming authorized participants will receive a portion of their final distribution in cash out of the funds delivered to the trusts by the creating authorized participants and also out of the cash proceeds of any treasury repurchase agreements that are on deposit in the distribution account of each trust. Any remaining portion of the final distribution will be delivered in treasuries.

The amount of cash and/or treasuries that will be delivered on the redemption date in a paired optional redemption will always be equal to the aggregate per share underlying values of the paired holding shares being redeemed, calculated as of the redemption order date. In the case of a paired optional redemption that is ordered on a distribution date or on the business day following a distribution date, the amount delivered on the related redemption date will consist of the aggregate per share underlying value of the shares being redeemed plus the earned income accruals for all intervening days between the redemption order date and the redemption date, calculated on the basis of the Applicable Reference Price of Crude Oil as of the redemption order date.

Upon receipt of the final distribution in a paired optional redemption, the Down-MACRO holding shares presented for redemption will be considered to be redeemed in full and the Down-MACRO holding trust will have no further obligations with respect to those shares, even if the amount of the final distribution was less than the aggregate par amount of those shares or less than the purchase price at which those shares were acquired by the authorized participant. See "RISK FACTORS— The return on your shares is uncertain — The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MACRO unit, new settlement contracts will be entered into if there is a net increase in the Down-MACRO and Up-MACRO aggregate par amounts and existing settlement contracts will be settled if there is a net decrease in these aggregate par amounts on any day that is both a redemption date and an issuance date. On any day on which shares are being redeemed, but no new shares are being issued, the number of settlement contracts that will be settled will be equal to the number of MACRO units that are being redeemed.

In connection with the settlement of the settlement contracts and payment of a final distribution in the case of redemption in which treasuries must be delivered, the administrative agent will direct the trustee to select and segregate treasuries on a "last in, first out" basis such that the value of the segregated treasuries is equal to the product of the applicable redemption percentage and the aggregate value of all of the treasuries held by each trust. The "value" of each treasury will be equal to the purchase price at which the applicable paired holding trust acquired that treasury plus all interest and/or discount accrued on that treasury since its acquisition date. The "redemption percentage" for the Down-MACRO and Up-MACRO holding shares in a paired optional redemption is equal to a fraction the numerator of which is the aggregate number of Down-MACRO or Up-MACRO holding shares that are being redeemed and the denominator of which is the aggregate number of Down-MACRO or Up-MACRO holding shares that are outstanding prior to the redemption. The selection and delivery of treasuries must comply with certain requirements and conditions, as described in this prospectus under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution" and "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS — United States Treasury Obligations." For a discussion of the potential risks associated with the delivery of treasuries instead of cash as a final distribution, see "RISK FACTORS — The return on your shares is uncertain — The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

After the settlement contracts have been settled, the paired holding trust that made a payment under the settlement contracts will deliver all of its remaining segregated treasuries to the redeeming authorized participant as the final distribution on the shares being redeemed. The paired holding trust that received a payment under the settlement contracts will deliver all of its own segregated treasuries and all of the treasuries that it received from the other holding trust to the redeeming authorized participant as the final distribution on the shares being redeemed. The treasuries selected by the administrative agent to be delivered as the final distribution will be distributed ratably, by type, to each redeeming authorized participant.

Following a paired optional redemption, the trustee will record a reduction in the aggregate number of Down-MACRO holding shares and Up-MACRO holding shares that are outstanding. If MACRO units are being both redeemed and issued on the same day at the direction of several authorized participants, the trustee will record a reduction only if a net decrease in the aggregate par amount has occurred. For more information about paired optional redemptions, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution."

Paired Issuances

At any time prior to the final scheduled termination date or an early termination date, on any day that is a price determination day, an authorized participant may effect a "paired issuance" by directing the paired holding trusts to issue additional shares in a minimum number of Down-MACRO and Up-MACRO holding shares constituting at least one MACRO unit. Prior to the share split effected on October 22, 2007, one MACRO Unit represented an Aggregate Par Amount of $3 million of Up-MACRO holding shares and $3 million of Down-MACRO holding shares; after the share split, one MACRO Unit represents an Aggregate Par Amount of $1 million in Up-MACRO holding shares and $1 million in Down-MACRO holding shares. If so directed by the authorized participant, the Down-MACRO holding trust and the Up-MACRO holding trust will issue additional paired holding shares to the authorized participant who may then choose to hold such shares or allow them to be deposited into the Down-MACRO and Up-MACRO tradeable trusts in minimum lots of 50,000 shares. In such case, the tradeable trusts will issue tradeable shares on a one-to-one basis in exchange for the deposited holding shares and these tradeable shares will be delivered to the authorized participant to satisfy its creation order. Paired holding shares and Down-MACRO and Up-MACRO tradeable shares are always issued by the relevant trust at the per share underlying value of these shares on the date on which a creation order is delivered by an authorized participant.

For each additional Down-MACRO holding share that is deposited into the Down-MACRO tradeable trust, the Down-MACRO tradeable trust issues one additional Down-MACRO tradeable share. Although the number of Down-MACRO tradeable shares increases with each issuance and decreases with each exchange by an authorized participant of Down-MACRO tradeable shares for Down-MACRO holding shares, the Down-MACRO tradeable shares you hold will always represent the same entitlement to the distributions made by the Down-MACRO tradeable trust, even though your proportionate share of the assets of the trust, expressed as a percentage, may increase or decrease based on the aggregate par amount of the Down-MACRO tradeable shares that are outstanding on any specified date.

To create a new MACRO unit, an authorized participant must place a creation order with the administrative agent at least thirty (30) minutes before the end of trading of light sweet crude oil futures contracts by open outcry on NYMEX on any price determination day or immediately upon the unanticipated close of trading of such contracts on NYMEX. Any creation order that is not placed within the specified time prior to the close of trading on the NYMEX will be automatically cancelled and may be resubmitted by the applicable authorized participant, if it so desires, on the next price determination day at the new prevailing per share underlying value. The day on which an authorized participant delivers a creation order is referred to as the "issuance order date" and the following business day on which the paired issuance is effected is referred to as the "issuance date," except that, in the case of any creation order that is delivered on a distribution date or on the business day following a distribution date, the "issuance date" will be the third business day following the issuance order date to ensure that any authorized participant who places a creation order on these two days, after underlying value no longer reflects earned income accruals for the preceding calculation period, will not be eligible to receive a quarterly distribution on the distribution payment date that follows that distribution date. Each creating authorized participant must deliver to the administrative agent, a creation order with the following information:

•
the authorized participant's e-mail and personal identification number and the personal identification number of the person who is submitting the creation order on behalf of the authorized participant;

•	the number of MACRO units being created; and

•	whether the authorized participant wishes to have holding shares or tradeable shares delivered to its account - if no specification is made, tradeable shares will be delivered.

Concurrently with each paired issuance, an authorized participant will be deemed to have directed the deposit of the issued Down-MACRO and Up-MACRO holding shares into the Down-MACRO and Up-MACRO tradeable trust, respectively, and the issuance by each tradeable trust of Down-MACRO and Up-MACRO tradeable shares in exchange for the deposited holding shares. If the authorized participant wishes instead to receive holding shares, it must specify this preference in its creation order.

By 10:00 a.m. New York City time on the issuance date, the authorized participant must deposit immediately available funds in an amount equal to:

•	the aggregate per share underlying value of the Down-MACRO holding shares being created, as measured on the issuance order date;

•	the aggregate per share underlying value of the Up-MACRO holding shares being created, as measured on the issuance order date; and

•	a transaction fee of $2,000, payable directly to the trustee by the authorized participant to compensate the trustee for administrative costs related to effecting the paired issuance.

In the case of any paired issuance ordered on a distribution date or on the business day following a distribution date, the amount that must be delivered by the authorized participant must also include the earned income accruals for each intervening day between the issuance order date up to but not including the issuance date, as calculated on the basis of the Applicable Reference Price of Crude Oil on the issuance order date.

Creation orders for new MACRO units are processed through a manual clearing process operated by DTC. By 3:00 p.m. New York City time on the issuance date, the administrative agent will instruct the trustee to deliver to the authorized participant's account at DTC Down-MACRO and Up-MACRO tradeable shares equal to the number of underlying paired holding shares that were created in the paired issuance. If the authorized participant specifies that it wishes to receive holding shares instead of tradeable shares, then the holding shares that were created in the paired issuance will not be deposited into the tradeable trusts, but will be delivered directly to the authorized participant.

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MACRO unit, new settlement contracts will be entered into if there is a net increase in the Down-MACRO and Up-MACRO aggregate par amount and settlement contracts will be settled if there is a net decrease in these aggregate par amounts on any day that is both an issuance date and a redemption date. The trustee will cause the paired holding trusts to enter into one new settlement contract for each new MACRO unit that is created in a paired issuance on any issuance date that is not also a redemption date.

The trustee deposits one-half of the aggregate funds received by it in connection with an issuance of paired holding shares into the Down-MACRO holding trust and the other half into the Up-MACRO holding trust, without regard to the per share underlying values at which the Down-MACRO and Up-MACRO holding shares were issued, in order to preserve the one-to-one ratio of assets on deposit in the paired holding trusts.

Following a paired issuance, the trustee will record an increase in the aggregate number of Down-MACRO holding shares and Up-MACRO holding shares that are outstanding. If MACRO units are being both issued and redeemed on the same day at the direction of several authorized participants, the trustee will record an increase only if a net increase in the aggregate par amount has occurred.

For more information about paired issuances, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES— Paired Issuances."

Exchanges

Authorized participants may place an order with the administrative agent to exchange their tradeable shares on a one-to-one basis for the underlying holding shares in minimum lots of 50,000 even if they do not wish to then effect a paired optional redemption. Authorized participants may also exchange their existing holding shares for tradeable shares other than in connection with a paired issuance by delivering holding shares in minimum lots of 50,000 shares to the trustee for the applicable tradeable trust and requesting the trustee to deposit these holding shares into the tradeable trust and issue tradeable shares to the authorized participant in exchange for the holding shares. No transaction fee is payable in connection with exchanges. Authorized participants who place an exchange order will be registered as the beneficial holders of the underlying holding shares or of the tradeable shares, as applicable, on the first business day following the day on which the exchange order is placed. The administrative agent will reject an exchange order that would cause the Down-MACRO tradeable trust to hold less than a majority of the Down-MACRO holding shares.

Termination Triggers

The occurrence of specified events, which we refer to as "termination triggers," will cause an automatic termination of the income distribution agreement and the settlement contracts and an early redemption of the paired holding shares and the Down-MACRO and Up-MACRO tradeable shares. Upon obtaining knowledge or receiving notice of the occurrence of a termination trigger, we will file a Form 8-K disclosing the termination trigger. The following events constitute termination triggers:

•
any of the following circumstances persists for five (5) consecutive business days: (i) the Applicable Reference Price of Crude Oil is not established by NYMEX or the substitute oil price provider; (ii) NYMEX or such substitute oil price provider refuses to make that price available to the administrative agent for the purpose of calculating the underlying value; or (iii)(a) NYMEX terminates the license it has granted to MacroMarkets LLC to use and sublicense certain of its futures prices or does not agree to a renewal thereof after the expiration of its initial 5-year term, and we and MacroMarkets LLC are unable to enter into a licensing agreement with the Dow Jones Energy Service or (b) in the event that we and MacroMarkets LLC have already entered into a licensing agreement with the Dow Jones Energy Service or another substitute oil price provider, such substitute oil price provider terminates that license and, in the case of either (a) or (b), the shareholders do not select a substitute oil price provider or we and MacroMarkets LLC are unable to enter into a licensing agreement with the substitute oil price provider that was selected by the shareholders;

•
the Applicable Reference Price of Crude Oil falls to or below $9.00, at which level the underlying value of the Up-MACRO holding trust will be equal to 15% or less of the assets it holds on deposit, or the Applicable Reference Price of Crude Oil rises to or above $111.00, at which level the underlying value of the Down-MACRO holding trust will be equal to 15% or less of the assets it holds on deposit and, in either case, the Applicable Reference Price of Crude Oil remains at that level for three (3) consecutive price determination days;

•
either of the paired holding trusts, the Down-MACRO tradeable trust or the Up-MACRO tradeable trust becomes required to register as an "investment company" under the Investment Company Act of 1940, as amended, provided, that the Down-MACRO tradeable trust and the Up-MACRO tradeable trust will be deemed not to be required to register as investment companies, for purposes of determining whether a termination trigger has occurred, during the 90-day cure period that will follow any date as of which the Down-MACRO tradeable trust holds less than a majority of the Down-MACRO holding shares or the Up-MACRO tradeable trust holds less than a majority of the Up-MACRO holding shares;

•	either of the paired holding trusts, the Down-MACRO tradeable trust or the Up-MACRO tradeable trust becomes a commodity pool that is subject to regulation under the Commodity Exchange Act, as amended;

•	DTC becomes unwilling or unable to act as depository and no suitable replacement is willing or able to assume the duties of a depository for the MACRO trusts;

•
the administrative agent resigns or is unable to perform its duties under one or all of the trust agreements for any of the MACRO trusts, or becomes bankrupt or insolvent, and no suitable replacement is willing and able to assume the duties of the administrative agent under the trust agreements;

•
we elect to terminate the Down-MACRO holding trust and 66 and 2/3% of the holders of the Down-MACRO holding trust and the Up-MACRO holding trust, each voting as a separate class (with each holder of tradeable shares being entitled to vote the underlying holding shares on deposit in its tradeable trust), consent to such termination;

•
either of the paired holding trusts, the Down-MACRO tradeable trust or the Up-MACRO tradeable trust is adjudged to be bankrupt or insolvent or becomes involved in voluntary or involuntary insolvency or similar proceedings that are not dismissed within 90 days;

•	the amount of cash and treasuries on deposit in the Down-MACRO holding trust or the Up-MACRO holding trust is reduced to less than ten (10) million dollars; and

•
the amount of cash and treasuries on deposit in the Down-MACRO holding trust or the Up-MACRO holding trust is reduced to fifty (50) million dollars or less after previously reaching an amount equal to two hundred (200) million dollars or more, or the failure on the part of the paired holding trusts to each hold cash and treasuries in an amount equal to at least two hundred (200) million dollars after six (6) months or more have elapsed since the closing date, and we elect, in our discretion, in the case of either set of circumstances, to terminate the paired holding trusts.

On the next distribution date following the occurrence of a termination trigger, which we refer to as an "early termination date," the trustee will cause the paired holding trusts to terminate the income distribution agreement and settle all of the settlement contracts and then declare a final distribution in redemption of all of their outstanding shares, based on the underlying value of the paired holding trust on the price determination day preceding the early termination date. This underlying value may be higher or lower than the underlying value at the time when the termination trigger occurred, as described under "RISK FACTORS — The return on your shares is uncertain — The paired holding trusts and the tradeable trusts may terminate early." The final distribution will be determined as described above under "— Final Distribution" and in greater detail under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution." Following this final distribution, the Down-MACRO holding shares and the Down-MACRO tradeable shares will be considered to be redeemed in full and will cease to be outstanding.

Authorized participants may continue to direct paired optional redemptions and paired issuances at the per share underlying value of the shares being created after the occurrence of a termination trigger related to a decrease in the underlying value of one of the paired holding trusts to 15% or less of the assets that trust holds on deposit. The last creation or redemption order may be placed on the last business day prior to the early termination date that will follow the termination trigger.

Any payments under the income distribution agreement and the settlement contracts and any quarterly or final distribution to be made by either of the paired holding trusts, or passed through on the Down-MACRO tradeable shares by the Down-MACRO tradeable trust, may be subject to delays pending the resolution of bankruptcy proceedings if the relevant termination trigger was the voluntary or involuntary bankruptcy of either of the paired holding trusts or of the Down-MACRO tradeable trust.

The administrative agent is responsible for notifying us and the trustee of the occurrence of the termination trigger that results from a specified decrease or increase in the Applicable Reference Price of Crude Oil, the failure by NYMEX or the applicable substitute oil price provider to establish the Applicable Reference Price of Crude Oil or its refusal to make it available to the administrative agent, the resignation of the administrative agent or its bankruptcy, and the consent of the Down-MACRO and Up-MACRO holding trust shareholders to an early termination of the paired holding trusts. Upon obtaining knowledge of the occurrence of any of the other termination triggers described above, the trustee will be responsible for notifying us and the administrative agent of such occurrence.

For more information about termination triggers, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Termination Triggers."

Fees and Expenses

On each distribution date, the Down-MACRO holding trust is required to deposit the fee deduction amount into the fee payment account to be applied to the payment of the expenses and fees incurred by the Down-MACRO holding trust and the Down-MACRO tradeable trust during the preceding calculation period. The "fee deduction amount" equals, for each calculation period, the sum of, for each day during that calculation period, the Down-MACRO asset amount as of that day multiplied by a daily fee accrual rate, which is equal to an annual rate of 1.60% for the first two years following the closing date and an annual rate of 1.50% thereafter, divided by 365 or 366, depending upon the number of days in the current year. After first being used to pay the expenses of the trusts, which include (i) registration fees, (ii) prospectus printing and delivery expenses, (iii) trust administration expenses and (iv) treasury settlement expense, the remaining funds in the fee payment account are applied to pay the fees charged by entities that provide services or license intellectual property to the trusts. These fees principally include (i) a fee payable to the trustee for administering the Down-MACRO holding trust and the Down-MACRO tradeable trust, (ii) fees payable to independent accountants for the Down-MACRO holding and tradeable trusts, (iii) fees payable to the AMEX for acting as listing exchange agent and calculation agent, (iv) legal fees incurred by the Down-MACRO holding and tradeable trusts, (v) all other fees and expenses of third-party service providers incurred by or on behalf of the trusts, (vi) the fee payable to MacroMarkets LLC for acting as the administrative agent on behalf of the Down-MACRO holding trust and the Down-MACRO tradeable trust, which accrues at an annualized rate of 0.10% of the Down-MACRO asset amount, (vii) a fee payable to MacroMarkets LLC for sublicensing to the trusts the right to reference the settlement price of the light sweet crude oil futures contract and the NYMEX name, which accrues at an annualized rate not in excess of 0.065% of the Down-MACRO asset amount, (viii) a licensing fee payable to MacroMarkets LLC for the use of its intellectual property related to the patented MACROs structure, which accrues at an annualized rate of 0.10% on the Down-MACRO asset amount, (ix) a structuring fee payable to MacroMarkets LLC for structuring the transactions described in this prospectus, which accrues at an annualized rate of 0.20% on the Down-MACRO asset amount, and (x) a fee payable to MACRO Financial, LLC for acting as marketing agent for the Down-MACRO holding and tradeable trusts, which accrues at an annualized rate of 0.35% of the Down-MACRO asset amount. These fees and expenses payable by the Down-MACRO holding trust accrue during each calculation period and are payable in arrears on each distribution payment date or, at the direction of the administrative agent, on any business day occurring during each calculation period.

To the extent that the remaining fee deduction amount after payment of expenses is insufficient to pay in full all of the fees, MacroMarkets LLC and MACRO Financial, LLC will reduce the fees payable to each of them (other than the sublicensing fee payable to MacroMarkets under the NYMEX sublicensing agreement and amounts paid on behalf of the trusts to third-party service providers) to the extent necessary to allow the Down-MACRO holding trust to pay the other amounts that are due in full. If any deficiencies in the payment of the fees and expenses of the trust continue to exist after the waiver of these fees, these deficiencies will be paid by us, in our capacity as depositor for the trusts. On the distribution payment date that follows the distribution date in occurring in December of each calendar year, all funds remaining on deposit in the fee payment account after the expenses and fees of the Down-MACRO holding and tradeable trusts have been paid in full will be delivered by the trustee to us, in our capacity as the depositor for the trusts.

A fee deduction amount is calculated for the Up-MACRO holding trust in the same manner as that described above for the Down-MACRO holding trust and is applied on each distribution date to pay the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust, which are expected to be comparable to those of the Down-MACRO holding and tradeable trusts.

For more information about the fees and expenses of the paired holding trusts, see "DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Holding Trusts."

Form of the Shares

The Down-MACRO holding shares are issued in the form of one or more global certificates representing an undivided beneficial interest in the Down-MACRO holding trust. The Down-MACRO holding shares may only be acquired and held by the Down-MACRO tradeable trust, authorized participants or "qualified institutional buyers," as defined in Rule 144A of the Securities Act of 1933, and only in a minimum lot of 5,000 shares and multiples of 1,000 shares in excess of such minimum lot. Authorized participants may deposit their Down-MACRO holding shares into the Down-MACRO tradeable trust and direct that trust to issue to them one Down-MACRO tradeable share for each Down-MACRO holding share so deposited. Authorized participants must deposit Down-MACRO holding shares into the Down-MACRO tradeable trust in minimum lots of 50,000.

The Down-MACRO tradeable shares are issued in the form of one or more global certificates representing an undivided beneficial interest in the Down-MACRO tradeable trust. There are no minimum lot requirements applicable to the Down-MACRO tradeable shares. Authorized participants may exchange their Down-MACRO tradeable shares for the underlying Down-MACRO holding shares in minimum lots of 50,000. An authorized participant receives one Down-MACRO holding share for each Down-MACRO tradeable share that it presents for exchange to the trustee.

The Down-MACRO holding shares and the Down-MACRO tradeable shares are issued in the form of one or more global certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company, or "DTC," and deposited with DTC in the United States or with Clearstream Banking, société anonyme or Euroclear Bank S.A./NV in Europe. If you are not a participant in DTC or in Clearstream or Euroclear, you may hold an interest in the Down-MACRO holding shares or the Down-MACRO tradeable shares only by opening an account with a participant or with certain banks, brokers, dealers, trust companies and other parties that maintain a custodial relationship with a DTC participant. You will not receive a physical certificate and you will not be considered the registered holder of the global certificate representing your Down-MACRO holding shares or your Down-MACRO tradeable shares.

For more information about the form of your shares, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Book-Entry Registration."

Listing

The Down-MACRO tradeable shares are traded on the American Stock Exchange under the symbol "DCR." See "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Listing."

The Down-MACRO holding shares are not and will not be listed on any exchange.

Federal Income Tax Considerations

Skadden, Arps, Slate, Meagher & Flom LLP has issued its opinion that for United States federal income tax purposes (i) the Down-MACRO tradeable trust is classified as a grantor trust and not as an association taxable as a corporation and (ii) the Down-MACRO holding trust is classified as a partnership and not as an association or publicly traded partnership taxable as a corporation. Accordingly, holders of Down-MACRO tradeable shares are required to include in income their distributive share of the income, gain, loss and deduction of the Down-MACRO holding trust regardless of any cash distributions on their shares; moreover, the ability of such holders to utilize those deductions and losses is subject to limitations. In addition, gain or loss attributable to redemptions by holders of Down-MACRO holding shares is attributed to such redeeming shareholders. See "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" for a more detailed discussion.

ERISA Considerations for Down-MACRO Tradeable Shares

The Down-MACRO tradeable shares meet the criteria for "publicly-offered securities" under the Plan Assets Regulation issued by the Department of Labor.

Although no assurances can be given, we expect that:

•	there are no restrictions imposed on the transfer of the Down-MACRO tradeable shares under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as "ERISA;"

•	the Down-MACRO tradeable shares are held by at least 100 independent investors at the conclusion of this offering; and

•
the Down-MACRO tradeable shares are sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and then is timely registered under the Securities Exchange Act of 1934, as amended.

If the Down-MACRO tradeable shares were to fail to meet the criteria of publicly-offered securities, the assets of the Down-MACRO tradeable trust could be deemed under ERISA to include the assets of any plans that invested in the Down-MACRO tradeable trust. In that event, transactions involving the Down-MACRO tradeable trust's assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Internal Revenue Code of 1986, as amended, unless another exemption to the Plan Assets Regulation or a statutory or administrative exemption to the prohibited transaction rules applies.

For a detailed discussion of the ERISA-related considerations that apply to an investment in the Down-MACRO tradeable shares, see "CERTAIN ERISA CONSIDERATIONS."

ERISA Considerations for Down-MACRO Holding Shares

The Down-MACRO holding shares do not meet the criteria for "publicly-offered securities" or any other exception to the Plan Assets Regulation issued by the Department of Labor. Accordingly, in order to prevent the assets of the Down-MACRO holding trust from being treated as assets of a plan that is subject to ERISA or the Code, Benefit Plan Investors (as defined in "CERTAIN ERISA CONSIDERATIONS" below) are not permitted to acquire the Down-MACRO holding shares. Each investor in the Down-MACRO holding shares will be deemed to have represented that it is not a Benefit Plan Investor.

Any purported purchase or transfer of any Down-MACRO holding share by a purchaser or to a transferee that is a Benefit Plan Investor shall be null and void ab initio.

For a more detailed discussion of the ERISA-related considerations that apply to an investment in the Down-MACRO holding shares, see "CERTAIN ERISA CONSIDERATIONS."

CUSIP Numbers

The CUSIP numbers assigned to the Down-MACRO holding shares, the Down-MACRO tradeable shares, the Up-MACRO holding shares and the Up-MACRO tradeable shares are as follows:

Down-MACRO holding shares	Down-MACRO tradeable shares

CUSIP No.: 55610M 107 ISIN No.: US55610M1071	CUSIP No.: 55610N 105 ISIN No.: US55610N 1054

Up-MACRO holding shares	Up-MACRO tradeable shares

CUSIP No.: 556106 102 ISIN No.: US5561061020	CUSIP No.: 55610L 109 ISIN No.: US55610L1098

RISK FACTORS

An investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares involves significant risks. You should carefully review the information contained in this section before making an investment decision. Please note that whenever we refer to the "Down-MACRO shares" in the risk factors that follow, we are discussing a risk that applies to both the Down-MACRO holding shares and the Down-MACRO tradeable shares. Any risk affecting the Down-MACRO holding shares also directly affects the Down-MACRO tradeable shares, because the Down-MACRO tradeable shares are entitled to receive only pass-through distributions of amounts received by the Down-MACRO tradeable trust on the Down-MACRO holding shares it holds on deposit.

Please note that when we refer in this section to the "per share underlying value" that is represented by your Down-MACRO holding shares or your Down-MACRO tradeable shares on any date, we mean the amount that you would be entitled to receive as a final distribution on that date if the paired holding trusts were to settle the settlement contracts and the Down-MACRO holding trust were to make a final distribution on your Down-MACRO holding shares and the Down-MACRO tradeable trust were to pass through such final distribution on your Down-MACRO tradeable shares. Such a final distribution is, however, merely hypothetical and we refer to it solely for the purpose of explaining the meaning of underlying value and the terms of the income distribution agreement and the settlement contracts. As a holder of Down-MACRO holding shares, you are entitled to receive a final distribution on those shares only on the final scheduled termination date, an early termination date or, if you are an authorized participant, upon directing a redemption of those shares on any redemption date, and you must sell your Down-MACRO holding shares in order to liquidate your investment in those shares at any time prior to those dates. As a holder of Down-MACRO tradeable shares, you are entitled to receive a final distribution on your Down-MACRO tradeable shares only on the earlier of the final scheduled termination date and an early termination date and you must sell your Down-MACRO tradeable shares in order to liquidate your investment in those shares at any time prior to those dates.

You may lose your entire investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.

The Down-MACRO holding trust will make the following distributions out of the funds to which it is entitled under the income distribution agreement and the settlement contracts: (i) quarterly distributions of the available income on deposit in the Down-MACRO holding trust on each distribution date after it has made or received the required payment under the income distribution agreement and (ii) a final distribution of the assets on deposit in the Down-MACRO holding trust after it has made or received the required final payment under the settlement contracts on the final scheduled termination date, an early termination date or any redemption date. The Down-MACRO holding trust makes quarterly distributions and will make a final distribution to each holder of its Down-MACRO holding shares, including the Down-MACRO tradeable trust. The Down-MACRO tradeable trust passes through these distributions to the holders of its Down-MACRO tradeable shares. The Down-MACRO tradeable shares cannot be redeemed, so unless they are acquired by authorized participants and exchanged for the underlying Down-MACRO holding shares, they will remain outstanding until a final distribution is made on those shares on the final scheduled termination date or an early termination date.

The amount of the quarterly distribution that the Down-MACRO holding trust makes on each distribution date depends upon the amount of income realized by the paired holding trusts on their treasuries and on the movements in the level of the Applicable Reference Price of Crude Oil on each price determination day during the calculation period that preceded that distribution date, which determines the Down-MACRO holding trust's entitlements to that income. On the final scheduled termination date or an early termination date, any available income that the Down-MACRO holding trust would have distributed if those dates were ordinary distribution dates will instead be included in the final distribution made by the Down-MACRO holding trust on the Down-MACRO holding shares and passed through on the Down-MACRO tradeable shares on those dates. On any redemption date, any available income to which the Down-MACRO holding trust has become entitled since the last distribution date will be included in the final distribution made by the Down-MACRO holding trust on that redemption date. The amount of the quarterly distribution on any distribution date or the available income included in the final distribution may be less than you expected or it may be eliminated entirely as a result of the following factors:

•
if the ending level of the Applicable Reference Price of Crude Oil during the preceding calculation period is consistently above the starting level, the Down-MACRO holding trust will be required to pay all or a portion of its available income to the Up-MACRO holding trust under the income distribution agreement, instead of being able to distribute that income to its shareholders;

•
in order to pay the fees and expenses of the Down-MACRO holding and tradeable trusts, a fee deduction amount equal to an annualized rate of 160 basis points or, after the first two years following the closing date, 150 basis points on the assets of the Down-MACRO holding trust is required to be deducted from the income of the trust before the trust may distribute any portion of that income as a quarterly distribution or final distribution to shareholders. If the fee deduction amount exceeds the income on the Down-MACRO holding trust's treasuries, the trust will not have any available income for distribution to its shareholders. In addition, if the Down-MACRO holding trust is not able to invest an amount equal to the aggregate par amount of its shares in treasuries on any distribution date, it will use income realized on subsequent distribution dates to make up any deficiency in the amount invested; and

•
the same fee deduction amount must be deducted from the income of the Up-MACRO holding trust. If this fee deduction amount exceeds the income on the Up-MACRO holding trust's treasuries, the Up-MACRO holding trust will not be required to make any payment to the Down-MACRO holding trust under the income distribution agreement or the settlement contracts, as applicable.

The final distribution on your Down-MACRO holding shares will depend upon the underlying value of the Down-MACRO holding trust on the last price determination day preceding the final scheduled termination date or an early termination date or the redemption order date that precedes a redemption date. The final distribution passed through on your Down-MACRO tradeable shares will depend upon the underlying value of the Down-MACRO holding trust on the final scheduled termination date or an early termination date.

If the level of the Applicable Reference Price of Crude Oil increases, the underlying value of the Down-MACRO holding trust will decline proportionately, while the underlying value of the paired Up-MACRO holding trust will increase. Conversely, if the level of the Applicable Reference Price of Crude Oil decreases, the underlying value of the Down-MACRO holding trust will increase proportionately, while the underlying value of the paired Up-MACRO holding trust will decrease. When the settlement contracts are settled on the final scheduled termination date, an early termination date, or any redemption date, one of the paired holding trusts will make a payment to the other holding trust such that the amount of funds on deposit in each trust is equal to that trust's underlying value as of that date. The Down-MACRO holding trust will make a final distribution on the Down-MACRO holding shares after making or receiving the required final payment under the settlement contracts. The Down-MACRO tradeable trust will pass through this final distribution to the Down-MACRO tradeable shares on the final scheduled termination date or any early termination date.

The initial underlying value of the Down-MACRO holding trust on the closing date was equal to the aggregate par amount of the Down-MACRO holding shares issued on that date. However, if oil prices increase, as reflected by an increase in the level of the Applicable Reference Price of Crude Oil, then the underlying value of the Down-MACRO holding trust declines proportionately. If the final scheduled termination date, an early termination date, or a redemption date occurs during a period of increasing oil prices, the Down-MACRO holding trust will make a final distribution that will be equal to less than the funds it held on deposit before the settlement contracts were settled on that date. In this case, the final distribution made on your Down-MACRO holding shares or passed through to you on your Down-MACRO tradeable shares will be below the par amount of those shares and it may also be below the purchase price that you paid for them. As a result, you may lose all or substantially all of your investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares. If the Applicable Reference Price of Crude Oil increases to or above one hundred and eleven dollars, the underlying value of the Down-MACRO holding trust will be equal to 15% or less of the assets on deposit in that trust. If the Applicable Reference Price of Crude Oil remains at or above this level for three (3) consecutive price determination days, a termination trigger will occur and the paired holding trusts will automatically redeem all of their outstanding shares on the next scheduled distribution date, also referred to as an early termination date. The final distribution made on the Down-MACRO holding shares on the early termination date will be passed through to the Down-MACRO tradeable shares, which will result in an early redemption of those tradeable shares. The final distribution that will be made by the Down-MACRO holding trust on this early termination date on your Down-MACRO holding shares or passed through on your Down-MACRO tradeable shares will depend upon the Applicable Reference Price of Crude Oil on the last price determination day preceding the early termination date, which may be less than or greater than the level of that price which caused the termination trigger to occur.

There is currently no market for the Down-MACRO shares, and no market may develop.

No market existed for the Down-MACRO holding shares or the Down-MACRO tradeable shares prior to their initial issuance. The Down-MACRO tradeable shares, as well as the Up-MACRO tradeable shares, are listed on the AMEX and we will seek to maintain such listings while any of these shares are outstanding. However, we cannot guarantee that a secondary market will develop for your Down-MACRO shares or, if a secondary market does develop, that it will provide liquidity of investment or continue for the life of those shares. Any authorized participant may, but is not obligated to, make a market in any or all of the Down-MACRO holding shares, the Up-MACRO holding shares, the Down-MACRO tradeable shares and the Up-MACRO tradeable shares. The Down-MACRO holding shares and the Down-MACRO tradeable shares may experience price volatility due to the fact that there may be only a limited number of prospective buyers for the shares and the fact that there may be large-scale redemptions and a significant decrease in the size of the paired holding trusts as the Applicable Reference Price of Crude Oil approaches a level at which a termination trigger may occur. Price volatility may affect the price that you are able to obtain for your shares and your ability to resell the shares. The lack of a market for the Down-MACRO or Up-MACRO holding shares may adversely affect the development of a market for your Down-MACRO tradeable shares. Due to the foregoing considerations, you must be prepared to hold your Down-MACRO holding shares or your Down-MACRO tradeable shares until their final scheduled termination date. The underlying value of the Down-MACRO holding trust on the final scheduled termination date may be significantly less than its original underlying value and you may, as a result, receive only a minimal or no final distribution on that date and lose all or substantially all of your investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares.

Fluctuations in the underlying value of the Down-MACRO holding trust and other factors may affect the market price of your Down-MACRO shares.

The market price of your Down-MACRO holding shares or your Down-MACRO tradeable shares is determined by a number of different factors, including the proportion of the current underlying value of the Down-MACRO holding trust that is represented by those Down-MACRO holding or tradeable shares, also referred to as their "per share underlying value," which depends upon the Applicable Reference Price of Crude Oil, as well as factors such as the prevailing interest rate environment, investor expectations about oil prices and the energy industry in general and the supply and demand for your shares. The market price of your shares on any date may differ from their per share underlying value as of that date for many reasons, including, but not limited to, the following:

•
investors may expect that the Applicable Reference Price of Crude Oil will decrease in the future, particularly in a backwardation environment during which the oil futures settlement prices for succeeding delivery months are lower than in the nearest delivery month, and this expectation may cause an increase in the market price of your shares above their per share underlying value as a result of the fact that the Down-MACRO shares are potentially a long-term investment while the Applicable Reference Price of Crude Oil references a short-term futures contract; for the same reason, an investor expectation that the Applicable Reference Price of Crude Oil will increase in the future, particularly in a contango environment during which the oil futures settlement prices for succeeding delivery months are higher than in the nearest delivery month, may cause a decrease in the market price of your shares below their per share underlying value;

•
the lack of availability of the Up-MACRO holding shares or the Up-MACRO tradeable shares in the secondary markets may cause an authorized participant to have to pay a premium for those shares in order to be able to effect a paired optional redemption; as a result, the price which an authorized participant is willing to pay for your Down-MACRO holding shares or your Down-MACRO tradeable shares may be decreased;

•
as the per share underlying value of the Down-MACRO shares approaches its maximum or minimum value, investors may anticipate that a termination trigger will occur in the near future and the holding and tradeable trusts will terminate;

•
the value of your Down-MACRO shares as reflected in the quarterly and annual financial statements prepared by us on behalf of the Down-MACRO holding and tradeable trusts may be more or less than the per share underlying value of those shares due to the application of accounting principles to the valuation of the settlement contracts held by the Down-MACRO holding trust; such valuation may adversely affect the market price of your Down-MACRO shares; and

•	the supply of Down-MACRO shares may exceed demand for such shares or demand may exceed supply.

Since the closing date, at the end of any trading day the greatest premium of the market price of the Down-MACRO tradeable shares over their underlying value was 95.62% and the greatest discount of the market price of such shares from their underlying value was 19.18%.

Since the closing date, the daily market price of the Down-MACRO tradeable shares exhibited a 0.96 correlation to the daily per-share underlying value of the Down-MACRO tradeable shares. Correlation is a measure of the strength and direction of a linear relationship between two variables and ranges from -1 (perfect negative correlation) to 1 (perfect positive correlation), with a correlation of zero indicating the absence of a linear relationship between the two variables.

The Down-MACRO holding shares can only be redeemed by authorized participants and only as part of a MACRO unit consisting of at least 50,000 Down-MACRO holding shares and 50,000 Up-MACRO holding shares. Consequently, in order to liquidate your investment in the Down-MACRO holding shares, you may have to sell those shares at their prevailing market price, which may be below the per share underlying value for the reasons discussed above.

The Down-MACRO tradeable shares cannot be redeemed at the option of the holders of those shares. Further, unless you are an authorized participant, you will not be able to exchange your Down-MACRO tradeable shares for the underlying Down-MACRO holding shares or to direct a redemption of such underlying Down-MACRO holding shares. Consequently, in order to liquidate your investment in the Down-MACRO tradeable shares, you may have to sell those shares at their prevailing market price, which may be below their per share underlying value for the reasons discussed above.

An investment in the Down-MACRO shares may not resemble a direct investment in oil.

The yield on your Down-MACRO holding or tradeable shares depends primarily upon the relationship between the underlying value of the Down-MACRO holding trust and movements in the Applicable Reference Price of Crude Oil, and upon how long the Down-MACRO holding shares and Down-MACRO tradeable shares are outstanding and receiving quarterly distributions and either (1) the underlying value of the Down-MACRO holding trust on the date you receive the final distribution on your shares or (2) the price at which you sell those shares. However, the yield on your shares may be affected by a number of factors unique to the MACROs structure, including the following:

•
one or both of the paired holding trusts may realize a low rate of income on their treasuries and such income may be insufficient to cover the fee deduction amount. In this case, the trustee will be required, on one or more distribution dates, to cover that amount using funds on deposit in the paired holding trusts that would otherwise have been reinvested in treasuries;

•
the Up-MACRO holding shares or the Up-MACRO tradeable shares may be trading at a premium and an authorized participant wishing to effect a paired optional redemption will have to pay this premium in order to acquire those shares, which may decrease the price that authorized participants and other investors are willing to pay for the Down-MACRO holding and tradeable shares;

•
once the underlying value of the Down-MACRO holding trust is equal to 100% of its assets plus 100% of the assets in the Up-MACRO holding trust, the value of an investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares cannot increase beyond this point. If the price falls to or below nine dollars (at which price level the Down-MACRO Holding Trust would be entitled to receive 85% of the Up-MACRO Holding Trust's assets) and remains at or below that level for three (3) consecutive price determination days, a termination trigger will occur and an early redemption of all paired holding shares and tradeable shares will be effected. If this occurs, the Down-MACRO holding trust will make a final distribution on your Down-MACRO holding shares equal to the per share underlying value represented by these shares and the Down-MACRO tradeable trust will pass through a final distribution on your Down-MACRO tradeable shares that will be equal to the per share underlying value represented by those shares on the last price determination day prior to the early termination date. This per share underlying value may be greater than or less than the per share underlying value at which the termination trigger occurred. Further, following this early redemption, there is no guarantee that you will be able to invest the proceeds from your Down-MACRO holding shares or your Down-MACRO tradeable shares in an investment with a comparable yield;

•
if the Applicable Reference Price of Crude Oil falls to and stays at a level at which the underlying value of the Down-MACRO holding trust is almost equal to the underlying value at which a termination trigger will occur, but nevertheless slightly above that level, then unless you are able to sell your Down-MACRO holding shares or your Down-MACRO tradeable shares, you must hold those shares until the termination trigger does occur or until the final scheduled termination date even though only minimal additional yield can be realized on them, other than yield in the form of quarterly distributions; and

•
as discussed in the risk factor entitled "The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption," if treasuries instead of cash are delivered to redeeming authorized participants, the market price of such treasuries has declined since they were acquired by the paired holding trusts, and the authorized participants choose to liquidate those treasuries rather than holding them to their maturity, the amount of the final distribution realized by those authorized participants will be less than the per share underlying value of the shares being redeemed.

As a result of the foregoing structural factors, the yield on your Down-MACRO holding shares or your Down-MACRO tradeable shares may not resemble the yield that you may have achieved if you invested directly in oil.

The Down-MACRO holding trust makes distributions on the Down-MACRO holding shares solely from the assets deposited in the paired holding trusts.

The Down-MACRO holding trust does not have any assets or sources of funds other than the treasuries purchased with the net proceeds of the sale of the Down-MACRO holding shares and its rights to receive payments from the Up-MACRO holding trust under the income distribution agreement and the settlement contracts. The Down-MACRO holding trust is the only entity obligated to make distributions on the Down-MACRO holding shares. The Down-MACRO holding shares are not insured or guaranteed by us, MacroMarkets LLC, the authorized participants, the trustee, the administrative agent, the marketing agent, the calculation agent, NYMEX or any of their respective affiliates. Holders of Down-MACRO holding shares, including the Down-MACRO tradeable trust and the holders of its Down-MACRO tradeable shares, will have no contractual recourse to any of these persons or to any other person or entity if the Down-MACRO holding trust has insufficient assets to make any quarterly distributions or a final distribution.

Under the income distribution agreement and the settlement contracts, the Down-MACRO holding trust will be entitled to all of the treasuries that it holds on deposit and to all of the income on those treasuries at any time when the Applicable Reference Price of Crude Oil is below its starting level, and to only a portion or none of those treasuries and income at any time when such price is above its starting level. At any time when the level of the Applicable Reference Price of Crude Oil is below its starting level, the Down-MACRO holding trust will also be entitled to all or a portion of the treasuries in the Up-MACRO holding trust and all or a portion of the Up-MACRO holding trust's income. The Up-MACRO holding trust will satisfy its obligations under the settlement contracts only out of the assets that it holds on deposit, which will consist of the treasuries that the trustee, at the direction of the administrative agent, purchased on its behalf with the net proceeds of the sale of the Up-MACRO holding shares. The Up-MACRO holding trust will satisfy its obligations under the income distribution agreement only out of the income that it receives on its treasuries during the relevant calculation period, after it has set aside a portion of that income equal to the fee deduction amount to pay its fees and expenses and the fees and expenses of the Up-MACRO tradeable trust.

The entitlement of the Down-MACRO holding trust to its assets and a portion, if any, of the assets in the Up-MACRO holding trust will be based on, and fluctuates with, its underlying value, which will, in turn, fluctuate based on the level of the Applicable Reference Price of Crude Oil, as described in this prospectus. Regardless of fluctuations in the respective underlying values of the paired holding trusts, no assets other than available income under the income distribution agreement will be transferred between the trusts until one or more settlement contracts are settled on a redemption date or all settlement contracts are settled on an early termination date or the final scheduled termination date. The sole sources of the final distribution on the Down-MACRO holding shares on any of these dates will be:

•	the portion of the cash and/or treasuries in the Down-MACRO holding trust, if any, which the Down-MACRO holding trust is entitled to retain under the settlement contracts, and

•	the portion or all of the cash and/or treasuries in the Up-MACRO holding trust, if any, which the Down-MACRO holding trust is entitled to receive under the settlement contracts.

On any price determination date on which the Applicable Reference Price of Crude Oil is above its starting level, the Down-MACRO holding trust will be entitled to none of the assets or income in the Up-MACRO holding trust and only a portion of its own assets and income. As the Applicable Reference Price of Crude Oil approaches one hundred and twenty dollars, the underlying value of the Down-MACRO holding trust will approach zero; at any underlying value of zero dollars, the Down-MACRO holding trust would be entitled to none of its own assets or income and none of the assets or income in the Up-MACRO holding trust. If the final scheduled termination date, an early termination date or a redemption order date occurs while the underlying value of the Down-MACRO holding trust is equal to zero, the final distribution made in redemption of your shares will be equal to only the earned income accruals, if any, that accrued to the benefit of the Down-MACRO holding trust on any days during the preceding calculation period during which the Applicable Reference Price of Crude Oil was at a level less than one hundred and twenty dollars. In such circumstances, you will lose all or substantially all of your investment in your Down-MACRO shares. The Down-MACRO holding and tradeable trusts will automatically terminate once the Applicable Reference Price of Crude Oil has risen to or above one hundred and eleven dollars for three consecutive price determination days. However, the underlying value of the Down-MACRO holding trust may continue to decline during the period from the occurrence of the termination trigger until the related early termination date.

If the fees and expenses of the paired holding trusts and the related tradeable trusts exceed the fee deduction amount for each of the paired holding trusts, MacroMarkets LLC and MACRO Financial, LLC will first reduce the fees that are payable to them by the trusts, ratably based upon the fees that are due to each of them. If there are fees and expenses that remain unpaid even after MacroMarkets LLC and MACRO Financial, LLC have each waived their entire fees, we will pay such unpaid fees and expenses pursuant to agreements that we have entered into with the paired holding trusts and each of the trusts' service providers. In the event that we were to default on our obligations to pay the excess fees and expenses of the paired holding trusts, the trustee would seek direction from the paired holding trusts' shareholders (including, in the case of holding shares on deposit in the tradeable trusts, the holders of the tradeable shares) as to whether to use assets of the paired holding trusts to pay the unpaid fees and expenses. However, if the fees and expenses were to exceed the fee deduction amount and funds made available after the parties listed above waived their respective fees, and if we were to default on our obligations to cover such excess liabilities and the shareholders did not direct the trustee to use the assets of the trusts for this purpose, the paired holding trusts could become subject to legal proceedings initiated against them by their creditors. If insolvency proceedings were commenced against any of the MACRO trusts and these proceedings were not dismissed within a specified period of time, a termination trigger would occur and all of the MACRO trusts would automatically terminate.

The Down-MACRO tradeable trust makes distributions on the Down-MACRO tradeable shares solely from funds that it receives from the Down-MACRO holding trust.

The Down-MACRO tradeable trust does not have any assets or sources of funds other than Down-MACRO holding shares it holds on deposit. If the Down-MACRO holding trust does not make any distributions on the Down-MACRO holding shares, then the Down-MACRO tradeable trust will not have any distributions to pass through to you on your Down-MACRO tradeable shares. The Down-MACRO tradeable trust is the only entity obligated to make distributions on the Down-MACRO tradeable shares. The Down-MACRO tradeable shares are not insured or guaranteed by us, MacroMarkets LLC, the authorized participants, the trustee, the administrative agent, the marketing agent, the calculation agent, NYMEX or any of their respective affiliates. Holders of Down-MACRO tradeable shares will have no contractual recourse to any of these persons or to any other person or entity if the Down-MACRO tradeable trust has insufficient assets to make any quarterly distributions or a final distribution. However, holders of Down-MACRO tradeable shares will have recourse against the trustee if the Down-MACRO holding trust makes a distribution to the Down-MACRO tradeable trust, but that distribution is not passed through to the holders of the Down-MACRO tradeable shares.

Income on the treasuries may be insufficient to make quarterly distributions.

The assets on deposit in the paired holding trusts consist entirely of treasuries that mature prior to each distribution date and repurchase agreements that are collateralized by treasuries and that terminate within twenty-four hours of their execution. The treasury repurchase agreements terminate overnight and roll over into new repurchase agreements with yield rates that are then prevailing in the market. Distribution dates will occur quarterly and, on these dates, each of the paired holding trusts must reinvest the proceeds of the matured treasuries in new treasuries that will be trading at a discount or earning interest at a stated rate, in each case, based on the rates prevailing at the time of reinvestment. If prevailing interest rates decline, the interest income realized by the paired holding trusts will decline and if prevailing interest rates increase, the discount realized by the trusts will decline, and the aggregate amount of quarterly distributions made by the paired holding trusts will decline as well. In addition, the paired holding trusts are required to hold their treasuries to maturity, so if interest rates increase or the treasuries are being sold at higher discounts at any time during the period between distribution dates, you will not be able to benefit from these changes until the next distribution date. As a result you are exposed, as a holder of Down-MACRO holding shares or Down-MACRO tradeable shares, to interest rate risk on the treasuries and treasury repurchase agreements.

Each of the paired holding trusts must use an amount equal to the fee deduction amount to pay its fees and expenses and the fees and expenses of the related tradeable trust on each distribution date, even if the amount remaining in either trust is, as a result, reduced below the aggregate par amount of its outstanding holding shares. The trustee must reinvest on behalf of each holding trust an amount equal to the aggregate par amount of that trust's shares in treasuries on each distribution date, if that amount is available to be reinvested out of the trust's proceeds on that date. If less than that amount is available, the resulting deficiency must be made up on subsequent distribution dates out of income available on those dates, if any, which will result in less income being distributed to you as quarterly distributions on those dates. If prevailing interest rates remain low for an extended period of time, less income will be available to cover the fee deduction amount and, as a result, little or no quarterly distributions may be made by the Down-MACRO holding trust on the Down-MACRO holding shares or passed through by the Down-MACRO tradeable trust on the Down-MACRO tradeable shares.

The paired holding trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty.

The administrative agent instructs the trustee to invest a portion of the funds on deposit in each of the paired holding trusts in repurchase agreements for U.S. Treasury obligations. In the event that the seller under a treasury repurchase agreement defaults on its obligation to repurchase from the applicable holding trust the U.S. Treasury securities that were transferred under that agreement, the trustee will be required to deliver a default notice to the seller. After delivery of that notice, the trustee will be entitled to exercise all of the remedies permitted to be taken under the repurchase agreement, including retaining the transferred treasuries, in which case the trustee, acting at the direction of the administrative agent, must liquidate these treasuries on behalf of the applicable holding trust. The seller in each repurchase agreement entered into by a holding trust is required to deliver treasuries with a market value, as measured on the date of transfer and discounted by the expected transaction costs which would be incurred if the holding trust had to liquidate such collateral following a default by the seller, that is at least equal to the repurchase price specified in such repurchase agreement. However, in the event that the actual price that the holding trust is able to obtain for the treasuries is less than what those treasuries were valued at for purposes of the repurchase agreement, the amount of funds available to make quarterly and final distributions to shareholders of the Down-MACRO holding trust or passed through to shareholders of the Down-MACRO tradeable trust may be reduced.

The return on your shares is uncertain.

Your pre-tax return depends on several factors. Your pre-tax return on an investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares will depend upon:

•	the purchase price you paid for your shares;

•	the amount and timing of income realized by the paired holding trusts on their treasuries;

•	the amount of quarterly distributions made by the Down-MACRO holding trust on the Down-MACRO holding shares or passed through on the Down-MACRO tradeable shares by the Down-MACRO tradeable trust;

•	the length of time that your shares are outstanding; and

•
the underlying value of the Down-MACRO holding trust on the relevant redemption order date or on the last price determination day preceding the final scheduled termination date or an early termination date on which you receive the final distribution on your shares or, if you sell your shares, the price that you are able to obtain for your shares.

The underlying value of the Down-MACRO holding trust on any given date is uncertain. The underlying value of the Down-MACRO holding trust will be calculated on each price determination day by reference to the level of the Applicable Reference Price of Crude Oil established and reported by NYMEX or the substitute oil price provider on that day. The underlying value of the Down-MACRO holding trust on each day that is not a price determination day will be calculated using the Applicable Reference Price of Crude Oil on the last preceding price determination day. The formula for calculating the underlying value of the Down-MACRO holding trust is described in detail in the summary section of this prospectus and in "GLOSSARY OF DEFINED TERMS." Hypothetical calculations of underlying value are included for illustrative purposes in Appendix C to this prospectus. The underlying value on any price determination day will equal:

•
if the level of the Applicable Reference Price of Crude Oil is equal to its starting level of 60.00 dollars, all of the treasuries, valued at their purchase price, on deposit in the Down-MACRO holding trust and all income accrued on those treasuries, net of the fee deduction amount;

•
if the level of the Applicable Reference Price of Crude Oil is below its starting level, all of the treasuries on deposit in the Down-MACRO holding trust and all available income on those treasuries plus a portion of the treasuries and available income in the Up-MACRO holding trust; and

•
if the Applicable Reference Price of Crude Oil is above its starting level, only that portion of the treasuries and available income in the Down-MACRO holding trust to which the Up-MACRO holding trust is not entitled.

On any date of determination, the underlying value of the Down-MACRO holding trust will represent the portion of the assets in the paired holding trusts to which the Down-MACRO holding trust would be entitled if the settlement contracts were settled on that date. The per share underlying value of your shares represents the portion of the underlying value of the Down-MACRO holding trust on any date of determination that you would be entitled to receive as the final distribution on your shares if that date of determination were the final scheduled termination date, an early termination date or a redemption date. If the Down-MACRO holding trust's underlying value has declined significantly when the final distribution is made on your Down-MACRO holding shares on the final scheduled termination date, an early termination date or a redemption date or on your Down-MACRO tradeable shares on the final scheduled termination date or an early termination date, you will lose all or substantially all of your investment in those shares. Although you can never lose more than the amount you invested in the Down-MACRO holding or Down-MACRO tradeable shares, your losses may be relatively greater if you purchased your shares at a premium over their per share underlying value of the Down-MACRO holding trust.

Fluctuations in the relative value of your investment in the Down-MACRO shares as a result of changes in the underlying value of the Down-MACRO holding trust will not be proportionate to fluctuations in the Applicable Reference Price of Crude Oil. The price you paid for your Down-MACRO holding shares or your Down-MACRO tradeable shares relative to the aggregate quarterly distributions and the final distribution you receive on those shares and the timing of those distributions will determine your yield. However, unless you purchase your shares at a time when both (i) the level of the Applicable Reference Price of Crude Oil is equal to its starting level and (ii) the market price or offering price of your shares is equal to their per share underlying value, (x) the magnitude of a change in the underlying value of the Down-MACRO holding trust relative to (y) the resulting change in the value of your investment may not be in the same proportion as (x) that same change in underlying value relative to (y) the magnitude of the movement in the Applicable Reference Price of Crude Oil which caused that change. Any description in this prospectus of how a given fluctuation in the level of the Applicable Reference Price of Crude Oil results in a proportionate change in the underlying value of the Down-MACRO holding trust refers to changes in the underlying value of the trust relative to its original underlying value on the closing date, after giving effect to any redemptions and paired issuances that have occurred since that date. However, you and each other shareholder will experience, depending on the underlying value of the Down-MACRO holding trust when you or such other shareholder purchased your shares, a different proportionate change in the value of your investment and a different rate of return for any given fluctuation in the level of the Applicable Reference Price of Crude Oil.

Quarterly distributions are based on the level of the Applicable Reference Price of Crude Oil. The paired holding trusts realize income on their treasuries in the form of accrued interest and/or discount received on those treasuries and in the form of yield realized on the treasury repurchase agreements. After each of the paired holding trusts has deducted an amount equal to the fee deduction amount, to be applied for the payment of its fees and expenses and the fees and expenses of the related tradeable trust, and reinvested an amount equal to the Down-MACRO or Up-MACRO aggregate par amount, as applicable, in new treasuries on each distribution date, one of the paired holding trusts will be required to pay all or a portion of its remaining or "available" income, if any, to the other paired holding trust under the income distribution agreement, based on the change in the Applicable Reference Price of Crude Oil from its starting level to its ending level on each price determination day during the calculation period that precedes the relevant distribution date. If the level of the Applicable Reference Price of Crude Oil has generally been above its starting level, this will result in a reduction in the amount of quarterly distributions made by the Down-MACRO holding trust to its shareholders on the next distribution date or as part of the final distribution on a redemption date. If the level of the Applicable Reference Price of Crude Oil has generally been below its starting level, this will result in an increase in the amount of quarterly distributions made by the Down-MACRO holding trust to its shareholders on the next distribution date or as part of the final distribution on a redemption date.

The Down-MACRO tradeable shares cannot be redeemed; the right to redeem the Down-MACRO holding shares is limited. The Down-MACRO tradeable shares may not be redeemed at the option of the holders of those shares. Holders of Down-MACRO tradeable shares also have no right to direct the redemption of the underlying Down-MACRO holding shares on deposit in the Down-MACRO tradeable trust. Authorized participants may exchange their Down-MACRO tradeable shares for an equal number of Down-MACRO holding shares in minimum lots of 50,000 shares. The Down-MACRO holding shares may only be redeemed by authorized participants and only in paired optional redemptions in which paired Down-MACRO and Up-MACRO holding shares constituting one or more MACRO units are tendered for redemption. Only authorized participants that participate in DTC and have signed a participants agreement with us, the administrative agent and the trustee are entitled to present a MACRO unit for redemption. Unless you are an authorized participant and hold the requisite number of Down-MACRO tradeable shares or paired holding shares, as applicable, you will not be able to exchange your shares for the underlying Down-MACRO holding shares or to effect a paired optional redemption. As a result, you must be prepared to hold your Down-MACRO holding shares or your Down-MACRO tradeable shares until their final scheduled termination date or to sell them in the secondary market, if any exists, at the prevailing market price, which may be below their per share underlying value and below the price that you paid for those shares. There may be no authorized participants who are willing to purchase your Down-MACRO holding shares or your Down-MACRO tradeable shares when you desire to sell them, because, among other reasons, no authorized participant is able to satisfy the conditions for a paired optional redemption. Furthermore, if the Up-MACRO holding shares are trading at a premium over their share of the underlying value of the Up-MACRO holding trust, the market price of the Down-MACRO holding shares may be adversely affected, because authorized participants may be willing to acquire your shares only if you sell them at a discount from their proportionate share of the Down-MACRO holding trust's underlying value. Due to the fact that shares are always redeemed at their per share underlying value, authorized participants would lose money in any paired optional redemption in connection with which they had to acquire the Down-MACRO and/or Up-MACRO holding shares at a premium to such per share underlying value. If you are unable to sell your shares in the secondary market to an authorized participant or to another investor, you may be prevented from realizing gains on the shares or be forced to incur increasing losses as the level of the Applicable Reference Price of Crude Oil continues to rise and the underlying value of the Down-MACRO holding trust continues to decrease.

The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption. The paired holding trusts will always deliver cash in a paired optional redemption so long as the trusts have cash available from the maturity proceeds of their treasury repurchase agreements or from funds delivered by authorized participants who are directing paired issuances on the same date on which redemptions are also occurring. On each distribution date, the administrative agent will be required to adjust the amount of treasury repurchase agreements which it directs the trustee to acquire based on the actual redemption experience of the paired holding trusts during the preceding twelve-month period. However, if the paired holding trusts do not have sufficient cash available to effect a paired optional redemption entirely in cash, then the paired holding trusts will satisfy all or a portion of the final distribution by delivering treasuries they hold on deposit to the redeeming authorized participant. Each of the paired holding trusts is required to deliver treasuries with a value equal to the underlying value of the applicable trust on the redemption date, or the portion of that underlying value that is allocable to the shares that are being redeemed. The paired holding trusts will always value their treasuries at the acquisition cost of those treasuries. However, because the market price of the treasuries delivered in a paired optional redemption may have decreased since the time that they were acquired by the paired holding trusts, the redeeming authorized participant may receive less if it liquidates those treasuries immediately after it receives them than it would have realized had it received a final distribution in cash or it were to hold the treasuries to their maturity. The market risk on the treasuries to which authorized participants may be exposed when they effect such paired optional redemptions may adversely affect the price they are willing to pay for the Down-MACRO holding shares and the Down-MACRO tradeable shares.

If the paired holding trusts deliver treasuries in a paired optional redemption, the remaining holders of Down-MACRO shares may realize somewhat reduced income accruals after the redemption, because the administrative agent will use the last in, first out method to select treasuries for delivery to redeeming authorized participants. As a result, if interest rates were to fall during a calculation period and several redemptions were followed by issuances later during that period, the relatively higher-yielding treasuries that were acquired by the paired holding trusts on the preceding distribution date would be delivered to redeeming authorized participants and would be replaced with relatively lower-yielding treasuries following the paired issuances. Conversely, in a rising interest rate environment during a calculation period in which issuances were followed by redemptions, the relatively higher-yielding treasuries acquired in connection with the issuances would be delivered to redeeming authorized participants in the redemptions.

Moreover, a falling interest rate environment during any calculation period between distribution dates could create an incentive for authorized participants to effect a paired optional redemption for the purpose of receiving a delivery of the paired holding trusts' relatively higher-yielding treasuries, which would adversely affect the remaining holders of the Down-MACRO shares. Such an incentive would exist during a time when (1) the paired holding trusts had no more cash available to distribute in connection with redemptions, (2) authorized participants could obtain both the Down-MACRO holding or tradeable shares and the Up-MACRO holding or tradeable shares at market prices that were equal to or less than the per share underlying value of those shares, (3) the transaction costs associated with effecting a paired optional redemption were exceeded by the value of the treasuries that were delivered and (4) authorized participants were prepared to hold the treasuries they received to their maturity in order to realize the full discount from par that was associated with those treasuries.

The paired holding trusts and the tradeable trusts may terminate early. The Down-MACRO holding trust and the Down-MACRO tradeable trust may terminate prior to the final scheduled termination date for the Down-MACRO holding shares and the Down-MACRO tradeable shares as a result of the occurrence of one of the termination triggers described in this prospectus. Following the occurrence of any termination trigger, the paired holding trusts will settle all of the settlement contracts and make a final distribution on the paired holding shares. The Down-MACRO and Up-MACRO tradeable trusts will pass through this final distribution to their shareholders in redemption of the Down-MACRO and Up-MACRO tradeable shares. This early redemption may occur before you have had an opportunity to realize the maximum gain that you could have realized had the underlying value of the Down-MACRO holding trust risen to its highest possible level, or to reduce your existing losses resulting from increases in the level of the Applicable Reference Price of Crude Oil. If the price moves in a direction that would have increased the underlying value of the Down-MACRO holding trust after the Down-MACRO shares have been redeemed, you will not be able to benefit from that price movement.

We may, at our discretion, terminate the Down-MACRO trusts and cause all of the MACRO shares to be redeemed at their per share underlying value at the end of the calculation period that precedes the resulting early termination date if the amount of assets on deposit in either holding trust is reduced to fifty ($50) million dollars or less after previously reaching an amount equal to two hundred ($200) million dollars or more, or if each of the paired holding trusts is not holding assets at least equal to two hundred ($200) million dollars after six (6) months or more have elapsed since the initial issuance date. In such circumstances, the market for the Down-MACRO shares may be limited, making it difficult to liquidate the shares prior to the early termination date; further, once investors have received their final distribution following the occurrence of such a termination trigger, investors may not be able to identify a comparable investment referencing crude oil. As of May 29, 2007, the six-month anniversary of the closing date, the Paired Holding Trusts have failed to each hold cash and U.S. government securities in an amount equal to at least $200 million; accordingly, we have the right, for so long as such $200 million-threshold has not been reached, to terminate the MACRO trusts and cause all of the MACRO shares to be redeemed at their per share underlying value. However, we currently have no intention of terminating the MACRO trusts.

An early termination is also triggered when the level of the Applicable Reference Price of Crude Oil rises to or above $111.00 for three (3) consecutive price determination days or falls to or below $9.00 for three (3) consecutive price determination days. This termination trigger occurs, because the gains of the holders of the Down-MACRO holding shares are limited to the amount of assets in the Up-MACRO holding trust, as discussed below in "— The return on the Down-MACRO shares is capped," and their losses are limited to the amount of assets in the Down-MACRO holding trust. Once the underlying value of one of the paired holding trusts begins to approach zero, the market price of its shares could begin to diverge from their per share underlying value. Accordingly, the termination triggers have been set (1) at the level of the Applicable Reference Price of Crude Oil at which the underlying value of the Down-MACRO holding trust reflects its entitlement to only 15% of the assets it holds on deposit and (2) at the level of the Applicable Reference Price of Crude Oil at which the underlying value of the Up-MACRO holding trust reflects its entitlement to only 15% of the assets it holds on deposit. The volatility of the price of crude oil, as discussed below in "— The price of oil is variable and volatile in the short term; it is difficult to predict whether in the long-term the price of oil will reflect a generally upward or downward trend; there are risks associated with investing in a product linked to this price," may result in the Applicable Reference Price of Crude Oil fluctuating up to or above $111.00 or down to or below $9.00 and remaining above or below that level long enough to trigger an early termination of the transaction. If the Applicable Reference Price of Crude Oil rises to or above $111.00 or drops to or below $9.00 and, in either case, remains at that level for three (3) consecutive price determination days, then your Down-MACRO holding shares or Down-MACRO tradeable shares will be subject to a mandatory redemption on the next scheduled distribution date and will receive a final distribution that will be calculated based on the Applicable Reference Price of Crude Oil on the last price determination day preceding that distribution date, also known as the early termination date. The Applicable Reference Price of Crude Oil on this price determination day may be higher or lower than the level of that price which caused the termination trigger to occur. Unless you are able to sell your Down-MACRO shares prior to the early termination date, you will receive a final distribution in redemption of those shares that is based on the oil price on the last price determination day preceding the mandatory redemption that will occur on that early termination date.

The return on the Down-MACRO shares is capped. The return on the Down-MACRO holding or Down-MACRO tradeable shares is limited by the amount of assets in the Up-MACRO holding trust. Regardless of how low the Applicable Reference Price of Crude Oil falls, the Down-MACRO holding trust will not be entitled to receive an amount greater than 100% of the assets in the Up-MACRO holding trust. If the price falls to or below $9.00 dollars and remains at that level for three (3) consecutive price determination days, an early termination will occur and the paired holding shares and all of the tradeable shares will automatically be redeemed at their per share underlying value as of the price determination day that precedes the early termination date. If the Applicable Reference Price of Crude Oil is approaching zero on the last price determination day prior to the early termination date, the Down-MACRO holding trust will receive substantially all of the assets in the Up-MACRO holding trust. The aggregate assets on deposit in the Up-MACRO holding trust, together with all of the assets in the Down-MACRO holding trust, reflect the maximum underlying value that the Down-MACRO holding trust can attain. After receiving this final distribution, you may not be able to reinvest it in an instrument that allows you to achieve the same return as the return you realized on your Down-MACRO holding or Down-MACRO tradeable shares.

The price of oil is variable and volatile in the short-term; it is difficult to predict whether in the long-term the price of oil will reflect a generally upward or downward trend; there are risks associated with investing in a product linked to this price.

The price of oil, including the price of light sweet crude oil, can be affected, at times dramatically, by factors that impact the supply and demand for oil. The demand for crude oil is determined primarily by industrial demand for power, consumer demand for heating, and both industrial and consumer transportation needs. The supply of oil is affected primarily by the amount of oil that countries with significant oil reserves choose or are able to produce.

Worldwide demand for oil rises when countries or particular geographic regions industrialize or when the world's major economies enter periods of growth and expansion. Demand for oil also depends on weather conditions. In particular, demand increases appreciably during cold weather seasons and during any period of extreme or unseasonable weather conditions. This rise in demand may cause a spike in the price of oil, contributing to volatility. Demand for oil, in particular the light sweet grades of crude oil from which gasoline is derived, is also affected by industrial and consumer transportation preferences and the volume of people and goods which are being transported from one destination to another during any specific period of time. The factors which may affect the demand for oil include consumer demand for automobiles with greater fuel efficiency, the rising or waning popularity of sport utility vehicles and light trucks, the availability and dependability of public transportation systems, the volume of air travel and consumer preferences relating to leisure travel. The elasticity of consumer demand for oil in response to price increases and decreases may also have a significant impact on the overall volume of that demand. In addition, technological advances and innovation may decrease the demand for oil by enabling the development of alternative fuel sources and by providing methods to use oil more efficiently. Demand for oil may also be impacted by public policy decisions made by the governments of the world's wealthier and more populous countries, which consume the greatest amount of oil. For example, demand will generally fall in any country which enacts environmental laws that require decreased or more efficient uses of energy or which imposes taxes on oil or oil products.

Changes in the volume of oil produced in one or more oil-producing regions may significantly affect the global supply of oil. The volume of production may vary due to a governmental decision to increase or reduce production in order to manipulate oil prices. It may also be affected by production interruptions caused by political instability, natural disasters, acts of war or sabotage, labor problems, machinery failure, or human error. Production interruptions are a significant source of volatility in the price of oil. Finally, exhaustion of the oil reserves in existing oil fields will decrease the global oil supply, while the discovery of, or decision to exploit, new oil reserves will increase this supply, which increase will be aided further by technological advances which make exploration and drilling in new areas economically feasible.

The Applicable Reference Price of Crude Oil is equal to the daily settlement or "spot" price of the NYMEX Division light sweet crude oil futures contract, as calculated by NYMEX in accordance with its established rules. Futures markets are subject to temporary distortions due to various factors, including a lack of liquidity in the markets, the actions of traders and government regulation and intervention, which affect the market price of futures contracts, including the price of the NYMEX Division light sweet crude oil futures contract. Due to the fact that oil, as well as the NYMEX Division light sweet crude oil futures contracts are priced in U.S. dollars, these prices may be affected by changes in the value of the U.S. dollar relative to other currencies. Interest rate changes, which affect exchange rates, may also have an impact on the price of oil and, specifically, on the price at which the NYMEX Division light sweet crude oil futures contracts are trading.

All of these factors may adversely affect the level of the Applicable Reference Price of Crude Oil and may result in a significant degree of volatility in that price, which may have an adverse effect on the distributions on, and the market price of, your Down-MACRO shares. Moreover, if you intend to hold your Down-MACRO shares until the final scheduled termination date or if you are unable to liquidate your investment in the Down-MACRO shares, the return on your shares will depend upon the long-term price performance of crude oil, which is difficult if not impossible to predict since it may be dependent upon unforeseeable contingencies. For example, if new, as yet undeveloped technology permits the utilization of different energy sources which largely supplant crude oil, if new legal regulations make crude oil consumption prohibitively expensive, or a major and protracted military conflict envelops several oil-producing countries, the result may be a significant and irreversible increase or decrease in crude oil prices which cannot be predicted and the effect of which cannot be quantified at the time you purchase your shares.

A substitute price may be used as the Applicable Reference Price of Crude Oil.

In the event that the licensing agreement with NYMEX terminates in accordance with its terms, we will seek to obtain a license from the Dow Jones Energy Service for the spot price it calculates for West Texas Intermediate crude oil or, if that price is not available, for Light Louisiana Sweet crude oil. If we are able to obtain such license, one of these substitute prices will become the new Applicable Reference Price of Crude Oil and will be used to calculate the underlying value of the Down-MACRO holding trust and the per share underlying value of the Down-MACRO shares. The shareholders do not have rights to approve or consent to these changes in the Applicable Reference Price of Crude Oil. These substitute prices may be higher or lower than the market price of light sweet crude oil futures of the designated maturity at the time that the switch to one those prices is made which may have an adverse effect on the per share underlying value of your Down-MACRO shares.

Neither the Down-MACRO holding trust nor the Down-MACRO tradeable trust is regulated as a commodity pool and none of the Down-MACRO shares are regulated by the Commodity Futures Trading Commission.

Neither the Down-MACRO holding trust nor the Down-MACRO tradeable trust holds or trades in commodity futures contracts or other instruments regulated under the Commodity Exchange Act, as amended (the "CEA"), as administered by the Commodity Futures Trading Commission. The income distribution agreement and the settlement contracts held by the Down-MACRO holding trust constitute contracts, agreements and transactions which are generally excluded from regulation under the CEA, except that certain anti-fraud and anti-manipulation provisions of the CEA continue to apply to these transactions. Furthermore, neither the Down-MACRO holding trust nor the Down-MACRO tradeable trust is a commodity pool for purposes of the CEA, and the operators and other service providers of the trusts are not subject to regulation as a commodity pool operator or a commodity trading advisor by the Commodity Futures Trading Commission. Moreover, neither the income distribution agreement, the settlement contracts, or the Down-MACRO shares are instruments subject to regulation by the Commodity Futures Trading Commission. Consequently, holders of Down-MACRO holding shares and holders of Down-MACRO tradeable shares do not have the regulatory protections provided to investors in instruments or commodity pools that are regulated by the Commodity Futures Trading Commission and do not receive the disclosure document or financial reports that would otherwise be required to be delivered under the CEA.

Redemption and creation orders are subject to postponement, suspension or rejection in certain circumstances.

The administrative agent is required to suspend the right to effect a paired optional redemption or a paired issuance or postpone any redemption date or issuance date, (i) for any period during which the American Stock Exchange or the New York Mercantile Exchange is closed or trading on the American Stock Exchange or New York Mercantile Exchange is suspended or restricted, (ii) for any period during which an emergency exists as a result of which the delivery or acquisition of treasuries is not reasonably practicable, (iii) if such redemption would cause the amount of cash and treasuries on deposit in the Down-MACRO holding trust and the Up-MACRO holding trust to equal less than 10 million dollars or (iv) for such other period as we, the trustee or the administrative agent determine to be necessary for the protection of the shareholders. In addition, the administrative agent may reject any redemption order or creation order (i) that is not in the proper form required by the participants agreement, (ii) if insufficient shares, in the case of a redemption order, or insufficient funds, in the case of a creation order are tendered to the trustee, (iii) if we determined, based upon an opinion of counsel that such order would have adverse tax or securities laws consequences for either of the shareholders, (iv) if any such order would cause the Down-MACRO tradeable trust to hold fifty percent or less of the outstanding Down-MACRO holding shares, (v) if circumstances outside of our control or of the control of the trustee or the administrative agent make it impractical or not feasible to process the order, (vi) if the Up-MACRO holding trustee has notified the Down-MACRO holding trustee that it or the administrative agent has rejected the related order delivered under the Up-MACRO holding trust agreement or (vii) if the fulfillment of the order, in the opinion of counsel to the administrative agent, may be unlawful. In addition, the administrative agent may reject any creation order if there are not sufficient Paired Holding Shares or Down-MACRO tradeable shares registered pursuant to the Securities Act to fulfill such Creation Order. None of the trustee, the administrative agent or us will be liable to any person in any way for any loss or damage that may result from any such suspension, postponement or rejection. Any such postponement, suspension or rejection may adversely affect the ability of authorized participants to effect paired issuances or paired optional redemptions and the demand for and market price of the Down-MACRO holding shares and the Down-MACRO tradeable shares.

If the Down-MACRO holding trust were taxable as a corporation for United States federal income tax purposes, your distributions would be reduced.

There is no authority directly on point dealing with securities such as the Down-MACRO holding shares or transactions of the type described. Nevertheless, our tax counsel is of the opinion that the Down-MACRO holding trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation. These opinions, however, are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. No rulings have been sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this prospectus or that a court would not sustain such a challenge.

If the Down-MACRO holding trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes by the IRS and this classification were upheld by the courts, the Down-MACRO holding trust's taxable income would be subject to income tax at regular corporate rates before being distributed as quarterly and final distributions to holders of the Down-MACRO holding shares. Furthermore, the income of the Down-MACRO holding trust would not flow through to the Down-MACRO tradeable trust and then to holders of the Down-MACRO tradeable shares for reporting on their own returns. The imposition of tax at the Down-MACRO holding trust level would reduce amounts available for distribution to you as a holder of Down-MACRO holding shares or as a holder of Down-MACRO tradeable shares.

If the Down-MACRO holding trust were determined not to qualify as a securitization partnership, and the Down-MACRO holding trust were to have built-in losses at the time you transfer your shares, the value of your shares could be affected.

There is no authority directly on point dealing with the classification of partnerships as securitization partnerships. It is possible that the IRS could assert that the Down-MACRO holding trust does not qualify as a securitization partnership.

If the Down-MACRO holding trust does not qualify as a securitization partnership and has a built-in loss at the time a share is transferred in excess of $250,000, then the purchaser of the Down-MACRO tradeable share would have its basis in its share of the Down-MACRO holding trust's assets reduced by an amount equal to the difference between its basis in its Down-MACRO tradeable share (as determined for federal income tax purposes) and its proportionate share of the Down-MACRO holding trust's tax basis in its assets. It is unclear, however, given the publicly traded nature of the Down-MACRO tradeable shares and the nature of the Down-MACRO holding trust's assets how such adjustments might be tracked and applied, and accordingly, how such shareholders might be affected. See "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" for more information.

You should be aware of the tax consequence of your investment in the Down-MACRO shares. For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions.

It is possible that as a holder of Down-MACRO holding shares or a holder of Down-MACRO tradeable shares you may recognize taxable income in advance, or in excess, of your receipt of any cash distributions with respect to those shares. In addition, capital losses and deductions in respect of payments under the income distribution agreement, trustee fees, licensing fees and other expenses associated with the Down-MACRO holding trust are separately stated for you and you may deduct such losses and expenses only to the extent permitted by law. In that regard, you should be aware that deductions for capital losses are subject to limitations and, if you are a non-corporate holder, you will be subject to the "miscellaneous itemized" deduction rules of Section 67 of the Internal Revenue Code of 1986, which means that those deductions, taken together with all your other miscellaneous itemized deductions, are only deductible to the extent that they exceed 2% of your adjusted gross income. Furthermore, for all non-corporate holders with adjusted gross incomes above an annually prescribed amount, Section 68 of the Internal Revenue Code of 1986 imposes a reduction in the total amount for most itemized deductions.

The historical performance of the Applicable Reference Price of Crude Oil is not an indication of its future performance.

It is impossible to predict whether the market price of Light Sweet Crude Oil will rise or fall from its current starting level following the closing date. The Applicable Reference Price of Crude Oil is affected by a large number of complex and interrelated factors. Past levels of the Applicable Reference Price of Crude Oil are not indicative of the levels to which the price may rise or fall in the future.

The Down-MACRO holding shares and the Down-MACRO tradeable shares do not confer upon their holders many of the rights normally associated with shares issued by a corporation.

The holders of the Down-MACRO holding shares and the holders of the Down-MACRO tradeable shares are not entitled to many of the rights typically exercised by shareholders in a corporation. By acquiring Down-MACRO holding shares or Down-MACRO tradeable shares, you are not acquiring the right to elect directors, to vote on certain matters relating to the Down-MACRO holding trust or the Down-MACRO tradeable trust, as applicable, or to take other actions generally associated with the ownership of shares in a corporation. You only have the limited rights described under "DESCRIPTION OF THE TRUST AGREEMENTS — Trustee Termination Events" and "— Modification and Waiver."

Potential conflicts of interests.

We act as depositor for the Up-MACRO holding and tradeable trusts and may from time to time act as depositors for other issuers of MACRO securities offered in public and private offerings. MACRO Financial, LLC acts as a marketing agent for the Up-MACRO holding and tradeable trusts and may from time to time act as a marketing agent for other issuers of MACRO securities offered in public and private offerings. In addition, both we and MACRO Financial, LLC are affiliates of MacroMarkets LLC, which is the administrative agent for the Down-MACRO holding and tradeable trusts and also for the Up-MACRO holding and tradeable trusts. The paired holding trusts also pay MacroMarkets LLC a licensing fee for the right to use the patented MACROs structure in structuring, issuing and offering MACRO securities. Our interests and the interests of our affiliates, acting in their various capacities, may in certain circumstances be different from the interests of the holders of Down-MACRO holding shares and the holders of Down-MACRO tradeable shares.

The members of the Settlement Price Committee are permitted to hold light sweet crude oil futures contracts and MACRO securities.

The members of the Settlement Price Committee are permitted to purchase or sell NYMEX Division light sweet crude oil futures contracts and MACRO securities. The decisions of the members of the Settlement Price Committee made in their capacity as members of the committee may conflict with their interests as holders of MACRO securities in the delivery months of the light sweet crude oil futures contract that represent 10% or less of the total open interest or in which less than 10% of trading volume occurs during the closing range, because the settlement price of these contract months is not based on the weighted average price of all outright transactions that occur in the closing range, but is, instead calculated by NYMEX based upon spread relationships that are determined in the judgment of the Settlement Price Committee by reference to spread transactions, as defined in "DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL — The Determination of the Settlement Price of the Light Sweet Crude Oil Futures Contract." The Settlement Price Committee determines spread relationships by giving the greatest weight to spreads executed late in the trading day in large volumes and lesser weight to spreads traded in smaller volumes executed earlier in the trading day. In any circumstance where the Settlement Price Committee is considering bids and offers for spreads, it must consider the mid-point of the best bid and best offer, not the actual best bid or best offer.

If our involvement in a June 2007 Forbes Magazine article about rising oil prices and the MACRO shares were held to be in violation of the Securities Act, we could be required to repurchase shares sold by us after the publication of the article. You should rely only on this prospectus in determining whether to purchase the Down-MACRO holding shares or Down-MACRO tradeable shares.

An article entitled “A Shield Against The Next Oil Shock” as to which Professor Robert J. Shiller, a member of the Board of Managers of, and a shareholder in, MacroMarkets LLC had the by-line, was published in the June 2007 issue of Forbes Magazine. The article was filed by us as a free writing prospectus on May 29, 2007 and is included in this prospectus as Exhibit E. The article should not be considered in isolation, and you should make your investment decision only after reading this entire prospectus carefully.

We do not believe that the Forbes Magazine article constituted a violation of Section 5 of the Securities Act. However, if a court were to hold that such a violation had occurred, we could be required to repurchase the Down-MACRO holding shares and the Down-MACRO tradeable shares sold to purchasers after the article's publication date at their original purchase price for a period of one year following the date of the alleged violation. We would contest vigorously any claim that a violation of the Securities Act had occurred.

GLOSSARY

This prospectus uses defined terms. You can find definitions of important terms used in this prospectus under "GLOSSARY OF DEFINED TERMS" beginning on page 110 in this prospectus.

USE OF PROCEEDS

The trustee for the Paired Holding Trusts uses the net proceeds received by each trust in connection with each Paired Issuance to acquire, in accordance with the directions of the administrative agent and on behalf of each Paired Holding Trust, bills, bonds and notes issued and guaranteed by the United States Treasury and repurchase agreements collateralized by United States Treasury securities, that are, in each case scheduled to mature prior to each Distribution Date. We refer to these obligations generically as "treasuries."

The trustee always deposits one-half of these treasuries into the Down-MACRO holding trust and one-half into the Up-MACRO holding trust, without regard to the respective underlying values of the trusts at the time of the Paired Issuance.

THE DEPOSITOR

We were established as a limited liability company in the State of Delaware on April 28, 2004, as a wholly-owned, limited-purpose subsidiary of MacroMarkets LLC, the owner of the patent on the MACROs structure. On June 28, 2006, Claymore Group Inc., which is the parent of the entity that originally acted as the administrative agent for the MACRO trusts, acquired 50% of our membership interests from MacroMarkets LLC, and from that date through August 17, 2007, MacroMarkets LLC and Claymore Group Inc. each held 50% of our membership interests. On August 17, 2007, MacroMarkets LLC bought from Claymore Group Inc. all of its membership interests in us, and we are currently a wholly-owned subsidiary of MacroMarkets LLC. Our registered office is located, care of The Corporation Trust Company, at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. Our telephone number is (888) MACROS1.

Our limited liability company agreement provides that we may conduct any lawful activities necessary or incidental to acquiring, owning, holding, pledging and transferring assets and serving as depositor of one or more trusts that may issue and sell securities.

Our principal duties consist of:

•	forming the Paired Holding Trusts and the Down-MACRO and Up-MACRO tradeable trusts;

•	preparing and filing all periodic reports required to be filed by the Paired Holding Trusts and the Down-MACRO and Up-MACRO tradeable trusts;

•	maintaining the listing of the Down-MACRO and Up-MACRO tradeable shares on a national exchange; and

•	paying, on behalf of the MACRO trusts, any fees and expenses incurred by any of them in excess of their fee accrual rates.

MACROMARKETS LLC

MacroMarkets LLC is a financial services company that has developed its patented MACRO® Securities, or "MACROs," as a means of transforming various economic goods and aggregate economic measures into interests that can be acquired by individual investors in the form of publicly tradeable securities. MACROs are securities the value of which is linked to the performance of a reference index, price or other economic variable.

The following are brief profiles of the principal managers and officers of MacroMarkets:

Robert J. Shiller is a founding member of MacroMarkets and also a member of its Board of Managers. Professor Shiller was a founder and director of Case Shiller Weiss, Inc. prior to joining MacroMarkets, and participated in developing CSW's products and services. He was also instrumental in helping to develop the MACROs (Proxy Assets) design and patent. He is the author of two books which developed some of the concepts of index-based risk management that helped lead to the development of MACROs: Macro Markets: Creating Institutions for Managing Society's Largest Economic Risks, Oxford University Press, 1993, and The New Financial Order: Risk in the 21st Century, Princeton University Press, 2003. He is also the author of Market Volatility, MIT Press, 1989, and ofIrrational Exuberance, Princeton University Press 2000, which was a New York Times Best Seller. Professor Shiller is currently the Stanley B. Resor Professor of Economics at the Cowles Foundation for Research in Economics and International Center for Finance at Yale University. He was elected fellow of the Econometric Society in 1980. Since 1982, he has been Research Associate of the National Bureau of Economic Research, and is co-director of its workshops in behavioral economics. He has received a Guggenheim Fellowship, an honorary doctorate and several honorary professorships. He is a member of the American Philosophical Society and a fellow of the American Academy of Arts and Sciences.

Samuel R. Masucci, III has been instrumental in the growth of MacroMarkets. In 2001, he began serving as an independent consultant to the company and focused on converting MacroMarkets’ patented ideas into tradeable products. In January 2002, he took on the role of Chief Operating Officer and daily management of the company. In September 2005, Mr. Masucci was appointed MacroMarkets' President and Chief Executive Officer. Mr. Masucci has more than 15 years of experience on Wall Street, and has held senior management positions at Bear Stearns, UBS and Merrill Lynch. In 1997, he was a leader in the development of property derivatives by creating structured products that allow pension funds, insurance companies and hedge funds to invest in U.K. home price appreciation. Mr. Masucci headed a group to develop, securitize and trade Shared Appreciation Mortgages in both Europe and the U.S. as a means for homeowners to share home price risk in exchange for below market interest rates. He worked on developing institutional interest in high LTV residential mortgages. In 2001, he founded Cobblestone Consulting to bridge the gap between mortgage trade desks and small to medium-sized mortgage banks and lenders. During that time he developed pricing, insurance and exit strategies for more than $1 billion of high LTV residential mortgages.

Larry Larkin is a Managing Director of MacroMarkets and a member of its Board of Managers. Mr. Larkin has spent 20 years at Goldman Sachs creating equity options, futures, program trading, and over-the-counter derivatives. He has held senior positions at First Boston, Leland O'Brien and Rubenstein, ING-Barings, and the American Stock Exchange. At the American Stock Exchange, he was responsible for New Product Development and the development of Exchange Traded Funds (ETFs). Mr. Larkin has served on the Board of Directors of the New York Futures Exchange, committees for the S.I.A., and the Chicago Mercantile Exchange. Mr. Larkin is a Chartered Financial Analyst (CFA).

MacroMarkets has licensed the use of its patent on the MACROs structure to each of the Paired Holding Trusts. For a description of the licensing fee payable by the Paired Holding Trusts, see "DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Holding Trusts." For more information about the MACRO Licensing Agreement, see "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS — The MACRO Licensing Agreement." MACRO® is a federally registered service mark of MacroMarkets. MacroMarkets considers all references, singular or plural, to "MACRO®" or "MACRO" in this prospectus its service mark and reserves all rights to that service mark.

FORMATION OF THE PAIRED HOLDING TRUSTS AND
THE DOWN-MACRO TRADEABLE TRUST

We have created the Down-MACRO holding trust pursuant to the Down-MACRO Holding Trust Agreement. The Down-MACRO holding trust issues the Down-MACRO holding shares offered by this prospectus.

We have also created the Down-MACRO tradeable trust pursuant to the Down-MACRO Tradeable Trust Agreement. The Down-MACRO tradeable trust issues the Down-MACRO tradeable shares offered by this prospectus.

We have also concurrently created:

•	the Up-MACRO holding trust pursuant to the Up-MACRO Holding Trust Agreement. The Up-MACRO holding trust issues the Up-MACRO holding shares; and

•	the Up-MACRO tradeable trust pursuant to Up-MACRO Tradeable Trust Agreement. The Up-MACRO tradeable trust issues the Up-MACRO tradeable shares.

The Down-MACRO holding trust, the Down-MACRO tradeable trust, the Up-MACRO holding trust and the Up-MACRO tradeable trust were all formed by us under the laws of the State of New York.

The Paired Holding Trusts entered into an income distribution agreement on November 24, 2006 and also enter into one or more settlement contracts with each other in connection with each Paired Issuance. The income distribution agreement and the settlement contracts are described under "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS — The Income Distribution Agreement" and "— The Settlement Contracts." Payments under the income distribution agreement and the settlement contracts are calculated on the basis of fluctuations in the Applicable Reference Price of Crude Oil, which is described under "DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL." The payments that are made or received by the Down-MACRO holding trust under the income distribution agreement will determine Quarterly Distributions on the Down-MACRO holding shares, which are described under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Quarterly Distributions." The final payment made or received by the Down-MACRO holding trust under the settlement contracts will determine the Final Distribution on the Down-MACRO holding shares, which is described under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution." The Down-MACRO tradeable trust passes through to the holders of its Down-MACRO tradeable shares all Quarterly Distributions and will pass through the Final Distribution that it receives on the Down-MACRO holding shares it holds on deposit.

The assets of the Down-MACRO tradeable trust consist of:

•	at least a majority of the Down-MACRO holding shares issued by the Down-MACRO holding trust and outstanding at any time;

•
a securities account created under the Down-MACRO Tradeable Trust Agreement into which all of the Down-MACRO holding shares acquired by the Down-MACRO tradeable trust on each Issuance Date are deposited;

•
a distribution account created under the Down-MACRO Tradeable Trust Agreement into which all distributions received on the Down-MACRO holding shares are deposited prior to being distributed to the holders of the Down-MACRO tradeable shares; and

•
a netting account created under the Down-MACRO Tradeable Trust Agreement to which any of the Down-MACRO tradeable shares to be exchanged for Down-MACRO holding shares are credited on any day on which existing Down-MACRO tradeable shares are being exchanged in connection with a Paired Optional Redemption of holding shares or a discretionary exchange and new Down-MACRO tradeable shares are concurrently being issued in connection with a Paired Issuance of holding shares or a discretionary deposit of holding shares into the Down-MACRO tradeable trust. The Down-MACRO tradeable shares credited to the netting account on any day are netted against the Down-MACRO tradeable shares to be issued on that day.

For more information about the assets of the Down-MACRO tradeable trust, see "DESCRIPTION OF THE DOWN-MACRO TRADEABLE TRUST ASSETS."

The assets of the Down-MACRO holding trust consist of:

•
treasuries of the type described under "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS — United States Treasury Obligations" and what we refer to as "income" on those treasuries, consisting of stated interest on treasury notes and bonds and the discount that is realized when the par amount received on a treasury bill, note or bond at maturity exceeds the purchase price at which the Down-MACRO holding trust acquired that treasury, or interest paid on amounts borrowed under treasury repurchase agreements;

•	the trust's rights under the income distribution agreement, as described under "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS — The Income Distribution Agreement;"

•	the trust's rights under the settlement contracts, as described under "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS — The Settlement Contracts;"

•
the trust's rights under the MACRO Licensing Agreement with MacroMarkets to use the patented MACROs structure, as described under "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS — The MACRO Licensing Agreement;"

•
the trust's rights under the NYMEX Sublicensing Agreement entered into with MacroMarkets pursuant to which the trust is permitted to use the settlement prices of the Light Sweet Crude Oil Futures Contract and the NYMEX name, as described under "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS — The NYMEX Sublicensing Agreement;"

•
the trust's rights under its trust agreement to rely on the services provided by the administrative agent, the marketing agent and the trustee, as described under "DESCRIPTION OF THE TRUST AGREEMENTS;"

•	a securities account created under the Down-MACRO Holding Trust Agreement into which all of the treasuries are deposited for the benefit of the holders of the Down-MACRO holding shares;

•
a distribution account created under the Down-MACRO Holding Trust Agreement into which all income realized on the treasuries and all amounts received under the income distribution agreement and the settlement contracts are deposited and then used first, to make a deposit to the fee payment account, second, to make payments to the Up-MACRO holding trust under the income distribution agreement and the settlement contracts, if applicable, and, third, to make Quarterly and Final Distributions to the holders of the Down-MACRO holding shares;

•
a fee payment account created under the Down-MACRO Holding Trust Agreement into which the fee deduction amount is deposited on each Distribution Date and applied to pay the expenses and fees of the Down-MACRO holding and tradeable trusts; and

•
a netting account created under the Down-MACRO Holding Trust Agreement to which the trustee credits (1) Down-MACRO holding shares being redeemed in Paired Optional Redemptions and nets such shares against any shares that are being created in Paired Issuances on the same date and (2) cash delivered by Authorized Participants in connection with Paired Issuances and nets such cash against the Final Distributions to be made in connection with Paired Optional Redemptions being effected on the same date.

The assets of the Up-MACRO holding trust are identical to those described above for the Down-MACRO holding trust.

For more information about the assets of the Paired Holding Trusts, see "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS."

There is no contractual relationship between the Up-MACRO tradeable trust and either the Down-MACRO tradeable trust or the Down-MACRO holding trust. In addition, although the relationship between the Up-MACRO holding trust and the Up-MACRO tradeable trust is similar to the relationship between the Down-MACRO holding trust and the Down-MACRO tradeable trust, any distributions made by the Up-MACRO tradeable trust has no effect on the Down-MACRO tradeable trust. Accordingly, this prospectus contains disclosure relating to the Up-MACRO tradeable trust only to the extent that any matter relating to that trust is directly relevant to you, as a holder of Down-MACRO holding shares or a holder of Down-MACRO tradeable shares.

DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES

General

The initial Underlying Value of the Down-MACRO holding trust, after the first Paired Issuance occurred, was equal to the Down-MACRO Aggregate Par Amount of the shares issued in that Paired Issuance. It was also equal to the initial Down-MACRO Asset Amount, which consisted of the aggregate purchase price of the treasuries that the trustee acquires on behalf of the Down-MACRO holding trust with the proceeds of the first Paired Issuance. After the initial Issuance Date, the Underlying Value of the Down-MACRO holding trust will generally fluctuate inversely with the level of the Applicable Reference Price of Crude Oil. However, periodic increases and reductions in the Underlying Value of the Down-MACRO holding trust will have no effect on the Down-MACRO Asset Amount or on the Down-MACRO Aggregate Par Amount. The Down-MACRO Aggregate Par Amount is increased only by Paired Issuances of additional Down-MACRO holding shares and reduced only by redemptions of Down-MACRO holding shares. Similarly, the Down-MACRO Asset Amount increases only when additional assets are deposited into the Down-MACRO holding trust in connection with a Paired Issuance and is reduced only when one or more settlement contracts are settled in connection with a redemption of Down-MACRO holding shares. The Down-MACRO Asset Amount will be lower than the Down-MACRO Aggregate Par Amount only if the fees and expenses of the Down-MACRO holding trust and the Down-MACRO tradeable trust have exceeded the Down-MACRO holding trust's income on any Distribution Date and, as a result, a portion of the proceeds of the treasuries which would otherwise be reinvested were instead used to cover such fees and expenses, as described under "— Quarterly Distributions."

Each Down-MACRO tradeable share has a stated par amount of $20 per share. The entitlement of the Down-MACRO tradeable trust to the Quarterly Distributions and the Final Distribution made by the Down-MACRO holding trust will be based on the number of Down-MACRO holding shares held on deposit by the Down-MACRO tradeable trust and the proportion that this number bears to the aggregate number of Down-MACRO holding shares issued by the Down-MACRO holding trust and outstanding on the relevant Distribution Date. The entitlement of each holder of Down-MACRO tradeable shares to any Quarterly Distributions and the Final Distribution made by the Down-MACRO holding trust to the Down-MACRO tradeable trust and passed through by the Down-MACRO tradeable trust to that holder will be based on the number of Down-MACRO tradeable shares held by that holder and the proportion that this number bears to the aggregate number of Down-MACRO tradeable shares issued by the Down-MACRO tradeable trust and outstanding on the relevant Distribution Payment Date.

The Down-MACRO holding shares are issued by the Down-MACRO holding trust pursuant to the terms of the Down-MACRO Holding Trust Agreement. Each Down-MACRO holding share represents an undivided beneficial interest in the Down-MACRO holding trust. The Down-MACRO holding shares do not represent interests in or obligations of us, the trustee, the administrative agent, the Authorized Participants, the calculation agent, NYMEX or any of our or their affiliates.

The Down-MACRO tradeable shares are issued by the Down-MACRO tradeable trust pursuant to the terms of the Down-MACRO Tradeable Trust Agreement. Each Down-MACRO tradeable share represents an undivided beneficial interest in the pool of Down-MACRO holding shares deposited in the Down-MACRO tradeable trust. The Down-MACRO tradeable shares do not represent interests in or obligations of us, the trustee, the administrative agent, the Authorized Participants, the calculation agent, NYMEX or any of our or their affiliates.

The Down-MACRO holding shares and the Down-MACRO tradeable shares are denominated in, and all distributions with respect to the shares are payable in, United States dollars. The Down-MACRO holding shares must be held in a minimum lot of 5,000 shares and multiples of 1,000 shares in excess of such minimum lot, and may be exchanged for Down-MACRO tradeable shares in minimum lots of 50,000. Down-MACRO holding shares may only be sold or transferred to the Down-MACRO Tradeable Trust, Authorized Participants and qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended). There are no holding or transfer restrictions or minimum lot requirements applicable to the Down-MACRO tradeable shares.

The Down-MACRO holding shares and the Down-MACRO tradeable shares are delivered in book-entry form only through DTC.

Calculation of Underlying Value

The Final Distribution made on the Down-MACRO holding shares on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date is based upon the Underlying Value of the Down-MACRO holding trust:

•	in the case of the Final Scheduled Termination Date, on the last Price Determination Day that precedes that date;

•	in the case of an Early Termination Date, also on the last Price Determination Day that precedes that date; and

•	in the case of a Redemption Date, on the related Redemption Order Date.

The Underlying Value of the Down-MACRO holding trust on any Price Determination Day equals all, a portion or none of the value of the assets in the Down-MACRO holding trust and all, a portion or none of the value of the assets in the Up-MACRO holding trust. The Underlying Value of the Down-MACRO holding trust on each Price Determination Day is calculated by reference to the level of the Applicable Reference Price of Crude Oil on that day and represents the aggregate amount of the assets in the Paired Holding Trusts to which the Down-MACRO holding trust would be entitled if the settlement contracts were settled on that day. The Underlying Value of the Down-MACRO holding trust on each day also represents the aggregate final distribution to which holders of the Down-MACRO holding shares would be entitled if those shares were redeemed on that day. The Underlying Value of the Down-MACRO holding trust on any day that is not a Price Determination Day is equal to its Underlying Value on the last preceding Price Determination Day.

The Underlying Value of the Down-MACRO holding trust is calculated on each Price Determination Day and is based on the level of the Applicable Reference Price of Crude Oil on that day relative to the Starting Level of the Applicable Reference Price of Crude Oil on the Closing Date. Price Determination Days are generally the same as Business Days. On each Price Determination Day, the trustee uses the Applicable Reference Price of Crude Oil established and reported by NYMEX or the Substitute Oil Price Provider on that day to calculate the Underlying Value of the Down-MACRO holding trust. A decrease in the Applicable Reference Price of Crude Oil results in a proportionate increase in the Underlying Value of the Down-MACRO holding trust. An increase in the Applicable Reference Price of Crude Oil results in a proportionate decrease in the Underlying Value of the Down-MACRO holding trust. After the Closing Date, the Applicable Reference Price of Crude Oil may fluctuate above or below the Starting Level. See "GLOSSARY OF DEFINED TERMS" for the formula for calculating Underlying Value on any Price Determination Day. The proportion of the funds in the Down-MACRO holding trust and the Up-MACRO holding trust was initially 1:1 and this proportion will be maintained throughout the entire transaction by virtue of the requirement that redemptions and Paired Issuances must be done in MACRO Units composed of an equal number of Down-MACRO and Up-MACRO holding shares. The formula for calculating Underlying Value set forth in "GLOSSARY OF DEFINED TERMS" and the requirement that Down-MACRO holding shares can only be issued and redeemed in Paired Optional Redemptions and Paired Issuances and only in the form of MACRO Units, ensures that a $3 change in the settlement price of the Applicable Reference Price of Crude Oil will always result in a $1 change in the Per Share Underlying Value of each Down-MACRO holding share and each Down-MACRO tradeable share.

Hypothetical calculations of underlying value are included for illustrative purposes in Appendix C to this prospectus.

On each Distribution Date and during the ensuing Calculation Period, the Down-MACRO Investment Amount and the Up-MACRO Investment Amount will represent:

•
on any Distribution Date, the amount of cash that was actually invested on behalf of the applicable holding trust in treasuries on that Distribution Date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that Distribution Date; and

•
on any other date of determination occurring during any Calculation Period, the aggregate par amount of the holding shares of the applicable holding trust that are outstanding on that date if the amount actually invested on the preceding Distribution Date was equal to the Up-MACRO Aggregate Par Amount or Down-MACRO Aggregate Par Amount, as applicable, on that date, or, if the amount actually invested on the last Distribution Date was less than the Up-MACRO or Down-MACRO Aggregate Par Amount, as applicable, the amount that was actually invested divided by the number of Up-MACRO or Down-MACRO holding shares outstanding on that Distribution Date, multiplied by the number of Up-MACRO or Down-MACRO holding shares that are outstanding on that date of determination.

Unless the fees and expenses of a holding trust and the related tradeable trust exceed that holding trust's income during one or more preceding Calculation Periods, the Down-MACRO Asset Amount will equal the Down-MACRO Aggregate Par Amount and the Up-MACRO Asset Amount will equal the Up-MACRO Aggregate Par Amount on each Distribution Date and during the ensuing Calculation Period. The fees and expenses of each holding trust are described under "DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Holding Trusts."

The Down-MACRO Asset Amount and the Down-MACRO Asset Amount on each Distribution Date will not be calculated as described in the "GLOSSARY OF DEFINED TERMS," but will instead be equal to all interest, discount, principal and any other amounts received upon the maturity of each trust's treasuries and held as cash by the applicable trust on that Distribution Date.

The trustee will calculate the Underlying Value of the Down-MACRO holding trust and the portion of that Underlying Value that is allocable to one Down-MACRO holding share and one Down-MACRO tradeable share and provide those values to the administrative agent for posting on the website maintained by the administrative agent at http://www.macromarkets.com. NYMEX generally disseminates publicly the settlement price of its Light Sweet Crude Oil Futures Contract by 3:15 p.m. New York City time on each Price Determination Day, although it is not required to do so by any particular time.

Quarterly Distributions

On each Distribution Date, the Down-MACRO holding trust will declare a Quarterly Distribution on the Down-MACRO holding shares. This Quarterly Distribution will be made out of the income that the Down-MACRO holding trust holds on deposit after it has:

•	deposited the Fee Deduction Amount into the fee payment account;

•	either made or received a payment under the income distribution agreement on that Distribution Date; and

•	acquired treasuries with an aggregate purchase price equal to the Down-MACRO Aggregate Par Amount.

Each shareholder who is a registered holder of Down-MACRO holding shares or Down-MACRO tradeable shares on the Record Date is entitled to receive the Quarterly Distribution as calculated below. The Quarterly Distribution will be paid out to shareholders on the Distribution Payment Date that follows each Distribution Date.

The trustee for the Down-MACRO tradeable trust will pass through to each holder of the Down-MACRO tradeable shares, that holder's proportionate share of the Quarterly Distribution that the Down-MACRO holding trust made to the Down-MACRO tradeable trust on the date it receives that Quarterly Distribution. The Distribution Date, Record Date and Distribution Payment Date for the Down-MACRO tradeable trust are the same dates as for the Down-MACRO holding trust.

On each Distribution Date, the Down-MACRO holding trust's entitlement under the income distribution agreement to its Available Income and the Available Income in the Up-MACRO holding trust is based on the Applicable Reference Price of Crude Oil on each day during the preceding Calculation Period. On each day during the Calculation Period that precedes each Distribution Date, the entitlement of the Down-MACRO holding trust under the income distribution agreement, which we refer to as its "Down-MACRO Earned Income Accrual," for that day is determined as follows:

•
If the Ending Level of the Applicable Reference Price of Crude Oil is below the Starting Level on that day, the Down-MACRO holding trust will become entitled to retain all of its Available Income accrual for that day and to receive all or a portion of the Up-MACRO holding trust's Available Income accrual for that day.

•
If the Ending Level of the Applicable Reference Price of Crude Oil exceeds the Starting Level, the Down-MACRO holding trust will become obligated to pay all or a portion of its Available Income accrual for that day to the Up-MACRO holding trust.

•
On every day on which the Ending Level of the Applicable Reference Price of Crude Oil is the same as the Starting Level, neither an obligation to pay, nor an entitlement to receive, any payment under the income distribution agreement will accrue for the benefit of the Down-MACRO holding trust.

On any day that is not a Price Determination Day, the Down-MACRO Earned Income Accrual will be determined by reference to the Applicable Reference Price of Crude Oil on the last preceding Price Determination Day.

The Underlying Value of the Down-MACRO holding trust on each Distribution Date is calculated before Available Income, if any, is deducted from that Underlying Value and set aside for payment as a Quarterly Distribution on the related Distribution Payment Date. As a result, the Underlying Value of the Down-MACRO holding trust on the day following each Distribution Date will reflect a relative decrease from the Underlying Value on that Distribution Date which will be unrelated to any movement in the level of the Applicable Reference Price of Crude Oil.

On each Distribution Date, other than on the Final Scheduled Termination Date or an Early Termination Date and other than with respect to any holding shares for which a redemption order was placed on that Distribution Date, the Down-MACRO holding trust will declare a "Quarterly Distribution" on each outstanding Down-MACRO holding share equal to:

•	the sum of Down-MACRO Earned Income Accruals for each day of the preceding Calculation Period multiplied by

•	a fraction the numerator of which is one Down-MACRO holding share and the denominator of which is the aggregate number of outstanding Down-MACRO holding shares on that Distribution Date.

On the Distribution Payment Date that follows each Distribution Date, after the Down-MACRO holding trust has made a Quarterly Distribution on the Down-MACRO holding shares on deposit in the Down-MACRO tradeable trust, the Down-MACRO tradeable trust will pass through on each outstanding Down-MACRO tradeable share an amount equal to:

•	the Quarterly Distribution received by the Down-MACRO tradeable trust from the Down-MACRO holding trust on that Distribution Payment Date divided by

•	the aggregate number of outstanding Down-MACRO tradeable shares on that Distribution Date.

For a more detailed description of how payments under the income distribution agreement are calculated, see "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS — The Income Distribution Agreement."

Distributions of the Down-MACRO Earned Income Accruals on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Date will be made as part of the Final Distribution that is made on those dates, as described below under "— Final Distribution."

If available, an amount equal to the Down-MACRO Aggregate Par Amount will always be reinvested by the trustee, at the direction of the administrative agent, in new treasuries on each Distribution Date unless that Distribution Date is the Final Scheduled Termination Date or an Early Termination Date. If a redemption order is delivered on a Distribution Date, the Down-MACRO Aggregate Par Amount will first be reduced by the aggregate par amount of any Down-MACRO holding shares being redeemed on that date. If, after depositing the Fee Deduction Amount into the fee payment account, the funds remaining on deposit in the Down-MACRO holding trust on any Distribution Date are equal to or less than the Down-MACRO Aggregate Par Amount, then all of these remaining funds must be reinvested in treasuries and the trust will have no Available Income on that date. If less than the Down-MACRO Aggregate Par Amount is invested in treasuries on any Distribution Date because the Fee Deduction Amount exceeded the income on the Down-MACRO holding trust's treasuries, the deficiency in the amount that is invested must be made up out of income received on subsequent Distribution Dates until the amount invested does equal the Down-MACRO Aggregate Par Amount.

The Down-MACRO holding trust may make minimal or no quarterly distributions to its shareholders on one or more Distribution Dates, if treasury yield rates drop to and remain below the fee accrual rate of 1.60% for the first two years following the Closing Date or 1.50% thereafter. Assuming there are no deficiencies in the amount that was invested on behalf of each of the Paired Holding Trusts during previous Calculation Periods, any daily yield on the treasuries during any Calculation Period that is in excess of the Daily Fee Accrual Rate for that Calculation Period will be distributed to the holders of the Paired Holding Shares as a Quarterly Distribution. The allocation of this yield as between the Down-MACRO and the Up-MACRO holding shares will be determined under the income distribution agreement based on the respective Underlying Values of each of the Paired Holding Trusts on each day of the preceding Calculation Period. See "RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions."

If available, an amount equal to the Up-MACRO Aggregate Par Amount on each Distribution Date (after taking into account any redemptions directed on that date) will always be reinvested by the trustee in new treasuries (unless such Distribution Date is the Final Scheduled Termination Date or an Early Termination Date), but the amount actually invested may be less on one or more Distribution Dates if the Fee Deduction Amount of the Up-MACRO holding trust exceeded the Up-MACRO holding trust's income on those Distribution Dates.

If the aggregate purchase price of the treasuries on deposit in the Down-MACRO holding trust or the Up-MACRO holding trust is less than the Down-MACRO Aggregate Par Amount or the Up-MACRO Aggregate Par Amount, as applicable, because the Fee Deduction Amount exceeded the income on its treasuries on one or more previous Distribution Dates, income on the current Distribution Date will first be used to make up this shortfall before any payments under the income distribution agreement or any Quarterly Distributions are made. The Down-MACRO holding trust may make minimal or no Quarterly Distributions to its shareholders on one or more Distribution Dates if treasury yield rates drop to and remain below the aggregate Daily Fee Accrual Rate. See "RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions."

On each Distribution Date and each Issuance Order Date, the administrative agent uses commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the Paired Holding Trusts, treasuries with the same maturities or terms, stated or implied interest rates, if any, and applicable discount rates in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent selects treasuries for acquisition by the trustee in accordance with the acquisition guidelines specified in each of the Down-MACRO and Up-MACRO Holding Trust Agreements. Treasuries are acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the Paired Holding Trusts. Although the administrative agent uses commercially reasonable efforts to direct the trustee to keep all funds on deposit in each Paired Holding Trust invested in treasuries, a portion of the assets of a Paired Holding Trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between Distribution Dates.

If on any Distribution Date the proceeds of the treasuries in the Down-MACRO holding trust minus its Fee Deduction Amount are equal to or less than the Down-MACRO Aggregate Par Amount, then the Down-MACRO holding trust will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Up-MACRO holding trust. Similarly, if on any Distribution Date the proceeds of the treasuries in the Up-MACRO holding trust minus its Fee Deduction Amount are equal to or less than the Up-MACRO Aggregate Par Amount, then the Up-MACRO holding trust will not have any Available Income and it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Down-MACRO holding trust on that Distribution Date. If either of the Paired Holding Trusts fails to make a payment under the income distribution agreement on any Distribution Date because it does not have any Available Income, that trust will not be required to make up that payment on any subsequent Distribution Date, even if it has funds available to do so.

Furthermore, if on any Distribution Date the Down-MACRO holding trust does not have any Available Income and does not receive any Available Income from the Up-MACRO holding trust, it will not make any Quarterly Distribution to its shareholders on that Distribution Date. The Down-MACRO holding trust is not required to make Quarterly Distributions in any stated amount and if no funds are available to make a Quarterly Distribution on any Distribution Date, no amounts will be payable with respect to that Distribution Date on any subsequent date. See "RISK FACTORS — You may lose your entire investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

Final Distribution

General

The Down-MACRO holding trust will declare a Final Distribution on all or a portion of the Down-MACRO holding shares on the earliest to occur of:

•	the Final Scheduled Termination Date;

•	an Early Termination Date; and

•	a Redemption Order Date.

The Final Distribution declared by the Down-MACRO holding trust on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Order Date will depend upon the payments that it is required to make to, or that it is entitled to receive from, the Up-MACRO holding trust under the settlement contracts that are settled in connection with the redemption of shares. The final payment under the settlement contracts will, in turn, be based on the Underlying Value of the Down-MACRO holding trust on:

•	the last Price Determination Day preceding the Final Scheduled Termination Date;

•	the last Price Determination Day preceding an Early Termination Date; and

•	in the case of a Paired Optional Redemption, the relevant Redemption Order Date.

This Underlying Value will be based on the Applicable Reference Price of Crude Oil on the relevant date on which the Underlying Value is calculated. If the level of the Applicable Reference Price of Crude Oil on the relevant Price Determination Day is below its Starting Level, the Down-MACRO holding trust will be entitled to receive a final payment from the Up-MACRO holding trust in an amount proportional to the decrease in the level of that price. If the level of the Applicable Reference Price of Crude Oil on the relevant Price Determination Day is above its Starting Level, the Down-MACRO holding trust will be required to make a final payment to the Up-MACRO holding trust in an amount proportional to the increase in the level of that price.

The purpose of the final payment under the settlement contracts is to transfer assets between the Paired Holding Trusts such that each trust has cash and treasuries in an amount equal to its Underlying Value at the time of settlement. For a more detailed description of how the Underlying Value of the Down-MACRO holding trust and payments under the settlement contracts are calculated, see "— Calculation of Underlying Value" and "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS — The Settlement Contracts."

On the Final Scheduled Termination Date or an Early Termination Date, the Down-MACRO holding trust will declare a Final Distribution in redemption of its Down-MACRO holding shares in an amount equal to the Underlying Value of the Down-MACRO holding trust on the last Price Determination Day preceding the Final Scheduled Termination Date or the last Price Determination Day preceding the Early Termination Date. On the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date, the trustee will pay the Final Distribution to each holder of the outstanding Down-MACRO holding shares in redemption of those shares. On that same Distribution Payment Date, the Down-MACRO tradeable trust will pass through the Final Distribution that it receives on the Down-MACRO holding shares that it holds on deposit to the holders of its Down-MACRO tradeable shares in redemption of those shares.

The redemption of all or only a portion of the Paired Holding Shares in a Paired Optional Redemption may be directed by one or more Authorized Participants who are beneficial holders of those shares on any Price Determination Day. Although the Down-MACRO tradeable shares may not be redeemed at the option of the holders of those shares, Authorized Participants may acquire Down-MACRO tradeable shares and exchange them for the underlying Down-MACRO holding shares. As discussed in greater detail later in this section, unless you are an Authorized Participant, you do not have a right to exchange your Down-MACRO tradeable shares for the underlying Down-MACRO holding shares or to direct a redemption of the Down-MACRO holding shares on deposit in the Down-MACRO tradeable trust. Consequently, you may liquidate your investment in the Down-MACRO tradeable shares prior to the Final Scheduled Termination Date or an Early Termination Date only by selling them to an investor who is willing to purchase them from you, including any Authorized Participant who may wish to acquire those shares in order to exchange them for Down-MACRO holding shares and then direct a Paired Optional Redemption. The market price that you are able to obtain for your Down-MACRO tradeable shares may be less than the price you paid for those shares and less than the Per Share Underlying Value that is represented by those shares for the reasons discussed in "RISK FACTORS — Fluctuations in the underlying value of the Down-MACRO holding trust and other factors may affect the market price of your Down-MACRO shares."

If the Fee Deduction Amount that is required to be deposited into the fee payment account and made available for the payment of the fees and expenses of the Down-MACRO holding trust and the Down-MACRO tradeable trust exceed the income of the Down-MACRO holding trust on the current Distribution Date or on one or more preceding Distribution Dates and the resulting deficiency in the Down-MACRO Investment Amount was not made up on subsequent Distribution Dates, the Underlying Value of the Down-MACRO holding trust and, consequently, the Final Distribution declared by the Down-MACRO holding trust on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Order Date will reflect that resulting deficiency.

Final Distributions on the Final Scheduled Termination Date or an Early Termination Date

On the Final Scheduled Termination Date or an Early Termination Date, the trustee will cause the Paired Holding Trusts to settle all of the settlement contracts using the funds they hold on deposit on those dates, which will consist of all interest, discount, principal and any other amounts received by each trust upon the maturity of its treasuries on or after those dates. After the settlement contracts have been settled, the Down-MACRO holding trust will declare a Final Distribution in redemption of its outstanding shares using all of the funds it then holds on deposit. On the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date, the Down-MACRO holding trust will distribute on each outstanding Down-MACRO holding share, a "Final Distribution" in cash equal to:

•	the Underlying Value of the Down-MACRO holding trust on the last Price Determination Day preceding that Final Scheduled Termination Date or that Early Termination Date divided by

•	the aggregate number of Down-MACRO holding shares that have been issued but not yet redeemed as of that date.

For purposes of settling the settlement contracts and making a Final Distribution on the Final Scheduled Termination Date or an Early Termination Date, Underlying Value will include the Down-MACRO Earned Income Accrual for the Final Scheduled Termination Date or Early Termination Date. The Final Distribution will include the cumulative Down-MACRO Earned Income Accruals that would have been distributed as a Quarterly Distribution if the Final Scheduled Termination Date or Early Termination Date had been an ordinary Distribution Date.

The Down-MACRO tradeable trust will pass through any Final Distribution it receives on the Down-MACRO holding shares that it holds on deposit on the Final Scheduled Termination Date or Early Termination Date. On the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date, the trustee will distribute on each outstanding Down-MACRO tradeable share an amount equal to:

•	the Final Distribution received from the Down-MACRO holding trust on that Distribution Payment Date divided by

•	the aggregate number of outstanding Down-MACRO tradeable shares that have been issued but not yet redeemed as of that date.

Upon receipt of a Final Distribution on the Final Scheduled Termination Date or an Early Termination Date, your Down-MACRO holding shares or Down-MACRO tradeable shares will be considered to be redeemed in full and the Down-MACRO holding trust or the Down-MACRO tradeable trust, as applicable, will have no further obligations with respect to those shares even if the amount of the Final Distribution is less than aggregate par amount of your Down-MACRO holding or tradeable shares or less than the purchase price you paid for those shares. See "RISK FACTORS — You may lose your entire investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

Authorized Participants may continue to direct Paired Optional Redemptions at the Per Share Underlying Value of the shares being redeemed after the occurrence of a Termination Trigger related to a decrease in the Underlying Value of one of the Paired Holding Trusts to 15% or less of the assets which that trust holds on deposit. The last redemption order may be placed on the last Business Day prior to the Early Termination Date that will follow the Termination Trigger.

Final Distributions in Paired Optional Redemptions

At any time prior to the Final Scheduled Termination Date or an Early Termination Date, the Paired Holding Shares may be redeemed on any Business Day in what we refer to as a "Paired Optional Redemption." The discussion which follows describing Paired Optional Redemptions and the Final Distribution that is declared on the related Redemption Order Date applies only to the Down-MACRO holding shares, because the Down-MACRO tradeable shares cannot be redeemed. However, this discussion is relevant to holders of Down-MACRO tradeable shares because it explains the rules that Authorized Participants must follow in order to effect Paired Optional Redemptions and the ability to effect these redemptions may affect the demand for the Down-MACRO tradeable shares. See "RISK FACTORS — The return on your shares is uncertain — The Down-MACRO tradeable shares cannot be redeemed; the right to redeem the Down-MACRO holding shares is limited."

On any Price Determination Day, any Authorized Participant may direct a Paired Optional Redemption in which the Down-MACRO holding shares and Up-MACRO holding shares will be redeemed concurrently and proportionately in MACRO Units. Only Authorized Participants may direct the redemption of Paired Holding Shares.

In order to effect a Paired Optional Redemption, an Authorized Participant must present to the trustee Paired Holding Shares in the minimum aggregate number that constitutes a MACRO Unit. Authorized Participants may acquire one or more MACRO Units by purchasing a sufficient number of holding shares or a sufficient number of tradeable shares, which they exchange for the underlying Down-MACRO or Up-MACRO holding shares. The Down-MACRO tradeable shares are exchangeable for the underlying Down-MACRO holding shares at any time by Authorized Participants on a one-to-one basis. A tender of Paired Holding Shares for redemption is irrevocable.

Authorized Participants must place redemption orders with the administrative agent at least thirty (30) minutes prior to the end of trading of Light Sweet Crude Oil Futures Contracts by open outcry on NYMEX on any Price Determination Day (typically, 2:30 p.m. New York City time) or immediately upon the unanticipated close of trading of such contracts on NYMEX. Any redemption order that is not placed within the specified time prior to the close of trading on the NYMEX will be automatically cancelled and may be resubmitted by the applicable Authorized Participant, if it so desires, on the next Price Determination Day at the new prevailing Per Share Underlying Value. The Authorized Participant will place its redemption order on the Redemption Order Date and the Paired Optional Redemption will be effected on the related Redemption Date. Each redeeming Authorized Participant must deliver to the administrative agent, a redemption order with the following information:

•	the Authorized Participant's name and personal identification number, and the personal identification number of the person who is submitting the creation order on behalf of the Authorized Participant;

•	the number of MACRO Units being redeemed; and

•	whether the Authorized Participant wishes to submit holding shares for redemption or tradeable shares for exchange, followed by redemption.

Not later than 10:00 a.m. on the Redemption Date, the Authorized Participant who placed the redemption order must deliver to the trustee:

•
Down-MACRO holding and/or tradeable shares and Up-MACRO holding and/or tradeable shares that in the aggregate constitute the requisite number of MACRO Units being redeemed by such Authorized Participant;

•	the applicable Redemption Cash Component, if applicable; and

•	a transaction fee of $2,000, payable directly to the trustee by the Authorized Participant to compensate the trustee for administrative costs related to effecting the Paired Optional Redemption.

If all conditions to effecting a Paired Optional Redemption are satisfied, the trustee will effect the redemption by delivering cash and/or treasuries in accordance with the instructions of the administrative agent to the redeeming Authorized Participant by 3:00 p.m. New York City time on the Redemption Date. If the redemption order was placed on a Distribution Date, the redeeming Authorized Participant will receive cash. If there was a net increase in the aggregate par amount of the Paired Holding Trusts on any Redemption Date that was also an Issuance Date, because more MACRO Units were created than redeemed, redeeming Authorized Participants will also receive their Final Distribution from the Paired Holding Trusts in cash out of the funds delivered to the trusts by the Authorized Participants who created shares on the same date. If any Paired Issuances were effected on the Redemption Date, even if there was a net decrease in the aggregate par amount of the Paired Holding Trusts, redeeming Authorized Participants will receive a portion of their Final Distribution in cash out of the funds delivered to the trusts by the creating Authorized Participants and also out of the cash proceeds of any treasury repurchase agreements that are on deposit in the distribution account of each trust. Any remaining portion of the Final Distribution will be delivered in treasuries.

The amount of cash and/or treasuries that will be delivered on the Redemption Date in a Paired Optional Redemption will always be equal to the aggregate Per Share Underlying Values of the Paired Holding Shares being redeemed, calculated as of the Redemption Order Date. In the case of a Paired Optional Redemption that is ordered on a Distribution Date or on the Business Day following a Distribution Date, the amount delivered on the related Redemption Date will consist of the aggregate Per Share Underlying Value of the shares being redeemed plus the Down-MACRO and Up-MACRO Earned Income Accruals for all intervening days between the Redemption Order Date and the Redemption Date, calculated on the basis of the Applicable Reference Price of Crude Oil as of the Redemption Order Date.

Upon receipt of the Final Distribution in a Paired Optional Redemption, the Down-MACRO holding shares presented for redemption will be considered to be redeemed in full and the Down-MACRO holding trust will have no further obligations with respect to those shares, even if the amount of the Final Distribution was less than the aggregate par amount of those shares or less than the purchase price at which those shares were acquired by the Authorized Participant. See "RISK FACTORS — The return on your shares is uncertain — The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MACRO Unit, new settlement contracts will be entered into if there is a net increase in the Down-MACRO and Up-MACRO Aggregate Par Amounts and existing settlement contracts will be settled if there is a net decrease in these aggregate par amounts on any day that is both a Redemption Date and an issuance date. On any day on which shares are being redeemed, but no new shares are being issued, the number of settlement contracts that will be settled will be equal to the number of MACRO Units that are being redeemed.

In connection with the settlement of the settlement contracts and payment of a Final Distribution in the case of redemption in which treasuries must be delivered, the administrative agent will direct the trustee to select and segregate treasuries on a "last in, first out" basis such that the value of the segregated treasuries is equal to the product of the applicable Redemption Percentage and the aggregate Value of all the treasuries held by each trust. The selection and delivery of treasuries as a Final Distribution must comply with all of the conditions specified in Appendix D to this prospectus. For a discussion of the potential risks associated with the delivery of treasuries instead of cash as a Final Distribution, see "RISK FACTORS — The return on your shares is uncertain — The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

After the settlement contracts have been settled, the Paired Holding Trust that made a payment under the settlement contracts will deliver all of its remaining segregated treasuries to the redeeming Authorized Participant as the Final Distribution on the shares being redeemed. The Paired Holding Trust that received a payment under the settlement contracts will deliver all of its own segregated treasuries and all of the treasuries that it received from the other holding trust to the redeeming Authorized Participant as the Final Distribution on the shares being redeemed. The treasuries selected by the administrative agent to be delivered as the Final Distribution will be distributed ratably, by type, to each redeeming Authorized Participant.

Following a Paired Optional Redemption, the trustee will record a reduction in the aggregate number of Down-MACRO holding shares and Up-MACRO holding shares that are outstanding. If MACRO Units are being both redeemed and issued on the same day at the direction of several Authorized Participants, the trustee will record such reduction only if a net decrease in the aggregate par amount has occurred.

Paired Issuances

At any time prior to the Final Scheduled Termination Date or an Early Termination Date, on any day that is a Price Determination Day, an Authorized Participant may effect a "Paired Issuance" by directing the Paired Holding Trusts to issue additional shares in a minimum number of Down-MACRO and Up-MACRO holding shares constituting at least one MACRO Unit. If so directed by the Authorized Participant, the Down-MACRO holding trust and the Up-MACRO holding trust will issue additional Paired Holding Shares to the Authorized Participant who may then choose to hold such shares or allow them to be deposited into the Down-MACRO and Up-MACRO tradeable trusts in minimum lots of 50,000 shares. In such case, the tradeable trusts will issue tradeable shares on a one-to-one basis in exchange for the deposited holding shares and these tradeable shares will be delivered to the Authorized Participant to satisfy its creation order. Paired Holding Shares and Down-MACRO and Up-MACRO tradeable shares are always issued by the relevant trust at the Per Share Underlying Value of these shares on the date on which a creation order is delivered by an Authorized Participant.

For each additional Down-MACRO holding share that is deposited into the Down-MACRO tradeable trust, the Down-MACRO tradeable trust issues one additional Down-MACRO tradeable share. Although the number of Down-MACRO tradeable shares increases with each issuance and decreases with each exchange by an Authorized Participant of Down-MACRO tradeable shares for Down-MACRO holding shares, the Down-MACRO tradeable shares you hold will always represent the same entitlement to the distributions made by the Down-MACRO tradeable trust, even though your proportionate share of the assets of the trust, expressed as a percentage, may increase or decrease based on the aggregate par amount of the Down-MACRO tradeable shares that are outstanding on any specified date.

To create a new MACRO Unit, an Authorized Participant must place a creation order with the administrative agent at least thirty (30) minutes prior to the end of trading of Light Sweet Crude Oil Futures Contracts by open outcry on NYMEX on any Price Determination Day or immediately upon the unanticipated close of trading of such contracts on NYMEX. Any creation order that is not placed within the specified time prior to the close of trading on the NYMEX is automatically cancelled and may be resubmitted by the applicable Authorized Participant, if it so desires, on the next Price Determination Day at the new prevailing Per Share Underlying Value. An Authorized Participant who wishes to effect a Paired Issuance delivers a creation order on the Issuance Order Date. The Issuance Date, which is the day on which the Paired Issuance is effected, is the Business Day following the Issuance Order Date, except that, in the case of any creation order that is delivered on a Distribution Date or on the Business Day following a Distribution Date, the Issuance Date is the third Business Day following the Issuance Order Date to ensure that any Authorized Participant who places a creation order on these two days, after Underlying Value no longer reflects Earned Income Accruals for the preceding Calculation Period, is not eligible to receive a Quarterly Distribution on the Distribution Payment Date that follows that Distribution Date. Each creating Authorized Participant must deliver to the administrative agent a creation order including the following information:

•
the Authorized Participant's e-mail and personal identification number and the personal identification number of the person who is submitting the creation order on behalf of the Authorized Participant;

•	the number of MACRO Units being created; and

•	whether the Authorized Participant wishes to have holding shares or tradeable shares delivered to its account—if no specification is made, tradeable shares will be delivered.

Concurrently with each Paired Issuance, an Authorized Participant will be deemed to have directed the deposit of the issued Down-MACRO and Up-MACRO holding shares into the Down-MACRO and Up-MACRO tradeable trust, respectively, and the issuance by each tradeable trust of Down-MACRO and Up-MACRO tradeable shares in exchange for the deposited holding shares. If the Authorized Participant wishes instead to receive holding shares, it must specify this preference in its creation order.

By 10:00 a.m. New York City time on the Issuance Date the Authorized Participant must deposit:

•	immediately available funds in an amount equal to the Per Share Underlying Value of the Down-MACRO holding shares being created, as measured on the Issuance Order Date;

•	immediately available funds in an amount equal to the Per Share Underlying Value of the Up-MACRO holding shares being created, as measured on the Issuance Order Date; and

•	a transaction fee of $2,000, payable directly to the trustee by the Authorized Participant to compensate the trustee for administrative costs related to effecting the Paired Issuance.

In the case of any Paired Issuance ordered on a Distribution Date or on the Business Day following a Distribution Date, the amount that must be delivered by the Authorized Participant must also include the Down-MACRO and Up-MACRO Earned Income Accruals for each intervening day between the Issuance Order Date up to but not including the Issuance Date, as calculated on the basis of the Applicable Reference Price of Crude Oil on the Issuance Order Date.

Creation orders for new MACRO Units are processed through a manual clearing process operated by DTC. By 3:00 p.m. New York City time on the Issuance Date, the administrative agent will instruct the trustee to deliver to the Authorized Participant's account at DTC Down-MACRO and Up-MACRO tradeable shares equal to the number of underlying Paired Holding Shares that were created in the Paired Issuance. If the Authorized Participant specifies that it wishes to receive holding shares instead of tradeable shares, then the holding shares that were created in the Paired Issuance will not be deposited into the tradeable trusts, but will be delivered directly to the Authorized Participant.

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MACRO Unit, new settlement contracts are entered into if there is a net increase in the Down-MACRO and Up-MACRO Aggregate Par Amount and settlement contracts are settled if there is a net decrease in these Aggregate Par Amounts on any day that is both an Issuance Date and a Redemption Date. The trustee causes the Paired Holding Trusts to enter into one new settlement contract for each new MACRO Unit that is created in a Paired Issuance on any Issuance Date that is not also a Redemption Date.

The trustee deposits one-half of the aggregate funds received by it in connection with an issuance of Paired Holding Shares into the Down-MACRO holding trust and the other half into the Up-MACRO holding trust, without regard to the Per Share Underlying Values at which the Down-MACRO and Up-MACRO holding shares were issued, in order to preserve the one-to-one ratio of assets on deposit in the Paired Holding Trusts.

Following a Paired Issuance, the trustee records an increase in the aggregate number of Down-MACRO holding shares and Up-MACRO holding shares that are outstanding. If MACRO Units are being both issued and redeemed on the same day, at the direction of several Authorized Participants, the trustee will record an increase only if a net increase in the Aggregate Par Amount has occurred.

Authorized Participants may continue to direct Paired Issuances at the Per Share Underlying Value of the shares being created after the occurrence of a Termination Trigger related to a decrease in the Underlying Value of one of the Paired Holding Trusts to 15% or less of the assets that trust holds on deposit. The last creation order may be placed on the last Business Day prior to the Early Termination Date that will follow the Termination Trigger.

In connection with any Paired Issuance, any Authorized Participant that creates a MACRO Unit is deemed to be an underwriter of the Paired Holding Shares and the Down-MACRO and Up-MACRO tradeable shares and is subject to the prospectus delivery requirements and liability provisions of the Securities Act. See "PLAN OF DISTRIBUTION."

Exchanges

Authorized Participants may place an order with the administrative agent to exchange their tradeable shares on a one-to-one basis for the underlying holding shares in minimum lots of 50,000 even if they do not wish to then effect a Paired Optional Redemption. Authorized Participants may also exchange their existing holding shares for tradeable shares other than in connection with a Paired Issuance by delivering holding shares in minimum lots of 50,000 shares to the trustee for the applicable tradeable trust and requesting the trustee to deposit these holding shares into the tradeable trust and issue tradeable shares to the Authorized Participant in exchange for the holding shares. No transaction fee is payable in connection with exchanges. Authorized Participants who place an exchange order will be registered as the beneficial holders of the underlying holding shares or of the tradeable shares, as applicable, on the first Business Day following the day on which the exchange order is placed. The administrative agent will reject any exchange order that would cause the Down-MACRO tradeable trust to hold less than a majority of the outstanding Down-MACRO holding shares.

Book-Entry Registration

The Down-MACRO holding shares and the Down-MACRO tradeable shares are evidenced by one or more global certificates. We deposit each global certificate representing the Down-MACRO holding shares and the Down-MACRO tradeable shares with The Depository Trust Company in the United States or with Clearstream Banking, société anonyme or Euroclear Bank S.A./NV in Europe. We refer to The Depository Trust Company as "DTC," Clearstream Banking, société anonyme as "Clearstream" and the Euroclear system operated by Euroclear Bank S.A./NV as "Euroclear." Each global certificate is registered in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global certificate may be held directly or indirectly through DTC, Clearstream or Euroclear. Clearstream and Euroclear hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. acts as the relevant depositary for Clearstream, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Bank) acts as the relevant depositary for Euroclear. Transfers between participants are effected in the ordinary way in accordance with DTC rules and settled in clearinghouse funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global certificate to those persons may be limited.

Shareholders who are not participants may beneficially own interests in a global certificate held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as "indirect participants." So long as Cede & Co., as the nominee of DTC, is the registered owner of a global certificate, Cede & Co. for all purposes is considered the sole holder of the global certificates. Except as provided below, owners of beneficial interests in a global certificate:

•	do not receive physical delivery of certificates in definitive registered form; and

•	are not considered holders of the global certificate.

The trustee makes distributions on the shares to Cede & Co., as the registered owner of the global certificate, by wire transfer of immediately available funds on each Distribution Payment Date and on each settlement date for Paired Optional Redemptions. We and the trustee are not liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's records relating to the book-entry certificates. We and the trustee are not responsible or liable for errors in payments made on account of the book-entry certificates, unless such error in payment was caused by an instruction error originating from us or the trustee.

Transfers between participants in DTC are effected in accordance with DTC's procedures and settled in same-day funds, and transfers between participants in Euroclear and Clearstream are effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream, on the other hand, are effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. These cross-market transactions, however, require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interest in the relevant global certificate in DTC, and making or receiving distributions in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear or Clearstream participants may not deliver instructions directly to depositaries for Euroclear or Clearstream.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global certificates among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. DTC has advised us that it will take any action permitted to be taken by a holder of shares, including the presentation of shares for redemption or exchange, only at the direction of one or more participants to whose account with DTC interests in the global certificate are credited, and only in respect of those shares represented by the global certificates as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York and a member of the Federal Reserve System;

•	a "clearing corporation" within the meaning of the Uniform Commercial Code; and

•	a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies, clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Clearstream Banking, société anonyme, Luxembourg, has advised us that it is:

•	incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository; and

•	subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg.

Clearstream holds certificates for its participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in the accounts of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the relevant depositary for Clearstream, with respect to the securities held beneficially through Clearstream, are credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear Bank S.A./NV has advised us that it is:

•	licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis; and

•	regulated and examined by the Belgian Banking and Finance Commission.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery and payment. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of interests in a global certificate among participants. However, DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform these procedures and may discontinue these procedures at any time.

We issue the shares in definitive certificated form, which we refer to as "Definitive Certificates," if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global certificate may be exchanged for Definitive Certificates upon request by or on behalf of DTC in accordance with customary procedures. We may determine at any time and in our sole discretion that shares shall no longer be represented by global certificates, in which case we issue shares in definitive form in exchange for the global certificates.

Termination Triggers

Following the occurrence of specified events, which we refer to as "Termination Triggers," the income distribution agreement and the settlement contracts will automatically terminate and the trustee will redeem all of the Paired Holding Shares and the Down-MACRO and Up-MACRO tradeable shares. The Final Distribution made by the Down-MACRO holding trust to holders of Down-MACRO holding shares upon this redemption will be passed through by the Down-MACRO tradeable trust to holders of Down-MACRO tradeable shares in redemption of their shares as described above under "— Final Distribution." Upon obtaining knowledge or receiving notice of the occurrence of a Termination Trigger, we will file a Form 8-K disclosing the Termination Trigger pursuant to Regulation FD. The following events constitute Termination Triggers:

•
any of the following circumstances persists for five (5) consecutive Business Days: (i) the Applicable Reference Price of Crude Oil is not established by NYMEX or the Substitute Oil Price Provider; (ii) NYMEX or such Substitute Oil Price Provider refuses to make that price available to the administrative agent for the purpose of calculating the Underlying Value; or (iii)(a) NYMEX terminates the license it has granted to MacroMarkets LLC to use and sublicense certain of its futures prices or does not agree to a renewal thereof after the expiration of its initial 5-year term, and we and MacroMarkets LLC are unable to enter into a licensing agreement with the Dow Jones Energy Service or (b) in the event that we and MacroMarkets LLC have already entered into a licensing agreement with the Dow Jones Energy Service or another Substitute Oil Price Provider, such Substitute Oil Price Provider which is a party to such agreement terminates that license and, in the case of either (a) or (b), the shareholders do not select a Substitute Oil Price Provider or we and MacroMarkets LLC are unable to enter into a licensing agreement with the Substitute Oil Price Provider that was selected by the shareholders;

•
the Applicable Reference Price of Crude Oil falls to or below 9.00, at which level the Underlying Value of the Up-MACRO holding trust will be equal to 15% or less of assets it holds on deposit, or the Applicable Reference Price of Crude Oil rises to or above $111.00, at which level the Underlying Value of the Down-MACRO holding trust will be equal to 15% or less of the assets it holds on deposit and, in either case, the Applicable Reference Price of Crude Oil remains at that level for three (3) consecutive Price Determination Days;

•
either of the Paired Holding Trusts, the Down-MACRO tradeable trust or the Up-MACRO tradeable trust becomes required to register as an "investment company" under the Investment Company Act of 1940, as amended, provided, that the Down-MACRO tradeable trust and the Up-MACRO tradeable trust will be deemed to not be required to register as investment companies, for purposes of determining whether a termination trigger has occurred, during the 90-day cure period that will follow any date as of which the Down-MACRO tradeable trust holds less than a majority of the Down-MACRO holding shares or the Up-MACRO tradeable trust holds less than a majority of the Up-MACRO holding shares;

•	either of the Paired Holding Trusts, the Down-MACRO tradeable trust or the Up-MACRO tradeable trust becomes a commodity pool that is subject to regulation under the Commodity Exchange Act, as amended;

•	DTC becomes unwilling or unable to act as depository and no suitable replacement is willing or able to assume the duties of the depository for the MACRO trusts;

•
the administrative agent resigns or is unable to perform its duties under one or all of the Trust Agreements for any of the MACRO trusts, or becomes bankrupt or insolvent, and no suitable replacement is willing and able to assume the duties of the administrative agent under the Trust Agreements;

•
we elect to terminate the Down-MACRO holding trust and 66 and 2/3% of the holders of the Down-MACRO holding trust and the Up-MACRO holding trust, each voting as a separate class (with each holder of tradeable shares being entitled to vote the underlying holding shares on deposit in its tradeable trust), consent to such termination;

•
either of the Paired Holding Trusts, the Down-MACRO tradeable trust or the Up-MACRO tradeable trust is adjudged to be bankrupt or insolvent or becomes involved in voluntary or involuntary insolvency or similar proceedings that are not dismissed within 90 days;

•	the amount of cash and treasuries on deposit in the Down-MACRO holding trust or the Up-MACRO holding trust is reduced to less than ten (10) million dollars; and

•
the amount of cash and treasuries on deposit in the Down-MACRO holding trust or the Up-MACRO holding trust is reduced to fifty (50) million dollars or less after previously reaching an amount equal to two hundred (200) million dollars or more, or the failure on the part of the paired holding trusts to each hold cash and treasuries in an amount equal to at least two hundred (200) million dollars after six (6) months or more have elapsed since the closing date, and we elect, in our discretion, in the case of either set of circumstances, to terminate the Paired Holding Trusts.

On the Early Termination Date, the trustee will cause the Paired Holding Trusts to terminate the income distribution agreement and settle all of the settlement contracts and then declare a final distribution in redemption of all of their outstanding shares, based on the Underlying Value of the Paired Holding Trust on the Price Determination Day preceding the Early Termination Date. This Underlying Value may be higher or lower than the Underlying Value at the time when the Termination Trigger occurred, as described under "RISK FACTORS — The return on your shares is uncertain — The paired holding trusts and the tradeable trusts may terminate early." This Final Distribution will be determined as described above under "— Final Distribution." Upon receipt of this Final Distribution, all of the Down-MACRO and Up-MACRO holding shares will be considered to be redeemed. After all funds on deposit in the Paired Holding Trusts have been distributed to the holders of the Paired Holding Shares, the trustee will liquidate the Paired Holding Trusts. The Down-MACRO tradeable trust will also be liquidated after making a final pass-through distribution to the holders of its Down-MACRO tradeable shares of the Final Distribution that it receives from the Down-MACRO holding trust on the Distribution Payment Date following the Early Termination Date. Following this Final Distribution, the Down-MACRO tradeable shares will be considered to be redeemed in full and will cease to be outstanding.

Authorized Participants may continue to direct Paired Optional Redemptions and Paired Issuances at the Per Share Underlying Value of the shares being created after the occurrence of a Termination Trigger related to a decrease in the Underlying Value of one of the Paired Holding Trusts to 15% or less of the assets that trust holds on deposit. The last creation or redemption order may be placed on the last Business Day prior to the Early Termination Date that will follow the Termination Trigger.

Any payments under the income distribution agreement and the settlement contracts and any Quarterly or Final Distribution to be made by either of the Paired Holding Trusts, or passed through on the Down-MACRO tradeable shares by the Down-MACRO tradeable trust, may be subject to delays pending the resolution of bankruptcy proceedings if the relevant Termination Trigger was the voluntary or involuntary bankruptcy of either of the Paired Holding Trusts or of the Down-MACRO tradeable trust. Any delay of this type will affect when holders of Up-MACRO holding shares and holders of Down-MACRO tradeable shares receive the Final Distribution on their shares.

The administrative agent is responsible for notifying us and the trustee of the occurrence of the termination trigger that results from a specified increase or decrease in the Applicable Reference Price of Crude Oil, the failure by NYMEX or the applicable substitute oil price provider to establish the Applicable Reference Price of Crude Oil or its refusal to make it available to the administrative agent, the resignation of the administrative agent or its bankruptcy, and the consent of the Down-MACRO and Up-MACRO holding trust shareholders to an early termination of the paired holding trusts. Upon obtaining knowledge of the occurrence of any of the other termination triggers described above, the trustee will be responsible for notifying us and the administrative agent of such occurrence.

Listing

The Down-MACRO tradeable shares are traded on the American Stock Exchange under the symbol "DCR," but there is no assurance that the shares will continue to be eligible for trading on the American Stock Exchange during the entire time they remain outstanding.

The Down-MACRO holding shares are not and will not be listed on any exchange.

DESCRIPTION OF THE WORLD OIL MARKET

The information in this section, as well as general information relating to the oil industry that is contained in the "RISK FACTORS" section of this prospectus, is primarily derived from information made available by the Energy Information Administration, or the "EIA," which operates under the auspices of the United States Department of Energy.

Oil Exploration, Extraction and Refining

Crude oil is composed of compressed hydrocarbons and is found deep in the earth's crust in sedimentary rock reservoirs. The natural occurrence of crude oil is the result of a geological process that occurs over millions of years. Oil is found as concentrated pools or is diffused throughout the reservoir rocks. The same geological process also produces natural gas, which is a gas form of hydrocarbon, and coal, which is a solid form of hydrocarbon.

In the form in which it is ultimately consumed, oil is the product of exploration, drilling, extraction, production and refining. Geologists determine that a site is ripe with oil either by using a seismic test where an artificial shockwave is sent through a cross-section of rock and subsequently measured and calibrated, or by extracting a rock or sediment sample and running tests on that sample. Often times, a site will contain both liquid and gas forms of hydrocarbons, because the gas will be integrated with the oil. In such cases, the natural gas must first be extracted from the oil. Once an oil site is identified, additional testing occurs to determine the boundaries of the reservoir and whether conditions are favorable for production. Upon that determination, production wells, tanks, pipelines and processing plants are installed at the site so that the oil can be extracted.

Crude oil must go through a refining process before it can be consumed. The refining process involves "simple distillation," a heating process which effectively separates the crude oil into its various hydrocarbon components. Light products, such as naphtha, a product known as "straight-run gasoline" and liquid petroleum gases, separate from the oil at the lowest temperatures. Jet fuel, kerosene and distillates such as home heating oil and fuel follow. The heavier products, called "residuum" or "residual fuel oil," are removed at temperatures over 1000 degrees Fahrenheit. According to the EIA, refineries in the United States continue to process the heavier products into lighter products, because demand for oil products in the United States is primarily for lighter, premium forms of oil products such as gasoline.

The quality of the crude oil determines the extent of processing necessary to achieve the desired product, which also affects the pricing of the crude. The lighter the crude oil, the more expensive it is because it is easier to refine. For example, West Texas Intermediate (WTI) crude oil and other light sweet crude oils are more expensive than other grades of oil because they are easier to refine than heavier grades of oil.

Supply and Demand for Oil

The supply of crude oil in the world market is driven by worldwide oil inventories, or "oil stock levels," which are a function of successful exploration, feasibility of drilling, production levels, transportation costs and the ability of producers to refine the crude oil into consumable products. Technological advances have a significant impact on the crude oil supply by making exploration and drilling more economically feasible. Supply for crude oil is also impacted by production interruptions, which may be caused by political instability, natural disasters, acts of war or sabotage, labor problems, machinery failure or human error. Supply is also impacted when an oil-producing country or region makes a decision to increase or reduce its volume of production, usually as a means of manipulating prices.  For example, the Organization of the Petroleum Exporting Countries, also known as "OPEC," has through out its history directed its member states to restrict or expand production in an effort to control oil prices. Furthermore, government programs and policies affect both the supply and the demand for crude oil. When governments act to restrict or to permit oil drilling in given areas, supply is affected.

The demand for crude oil is driven by the consumption of energy for transportation, industrial consumption of power and the demand for sources of energy to be used for heating and cooling. Prosperous economies influence demand for oil as consumers seek more goods and services. Demand can be impacted by public policy. For example, the imposition of taxes on oil or oil products, or environmental laws that require decreased or more efficient use of energy, may affect demand. Demand will also be impacted by international trade agreements, which establish oil price levels among trading partners or trading blocs. Because oil is priced in U.S. dollars, the price of crude oil is affected by changes in exchange rates associated with the U.S. dollar. Interest rate changes, which affect exchange rates, also have an impact on prices. Technology also affects demand for oil by enabling the exploitation of alternative fuel sources and by providing methods to use oil more efficiently.

Sources of Supply. Most of the world's oil production occurs in the Persian Gulf, Russia, West Africa and South America. According to the EIA, OPEC countries produced approximately 41 percent of the world's oil in 2004. The OPEC countries consist of Algeria, Indonesia, Iran, Iraq, Kuwait, Libya, Nigeria, Qatar, United Arab Emirates, Venezuela and Saudi Arabia. In 2005, 14 countries produced more than 2 million barrels of crude per day. Seven of the 14 countries were OPEC countries, and the other seven consist of the United States, Russia, Mexico, China, Canada, Norway and Brazil.

The EIA notes that the world supply of oil was affected by various events in 2004, 2005, and 2006 including:

•	lower worldwide oil inventories;

•	uncertainty about the volume of Iraqi oil exports as the country faced political and economic turmoil;

•	damage inflicted on the U.S. Gulf Coast and offshore oil installations following the 2004 hurricanes Charley, Frances and Ivan;

•	leaks at pipelines in Nigeria and Russia, as well as a pipeline leak in Alaska that has led to a partial shutdown of the Prudhoe Bay oil field; and

•	constraints on the oil industry's ability to explore, drill, refine and transport oil.

Furthermore, political instability in Venezuela, labor strikes in Nigeria, internal conflict between the Russian government and the Yukos Oil Company, and fear of possible economic sanctions against Iran all contributed to the increase in oil prices in 2004, 2005 and 2006.

According to the EIA, non-OPEC countries produced approximately 59 percent of the world's oil in 2005, with the United States as the world's third largest producer after Saudi Arabia and Russia. The EIA notes that most major non-OPEC countries (except Mexico) have private oil sectors and that their governments have little control over the production of oil. Companies react to international price expectations, exploring and drilling more and in higher cost areas when prices are high, and focusing on lower-cost production when prices are low.

The EIA found that as of January 2005, approximately 89 percent, or 73.4 million barrels per day of the world's 82.4 million barrels per day, of crude oil refinery capacity was located in non-OPEC countries. Countries with high petroleum demand tend to have large refinery capacity, or the ability and resources to refine large quantities of crude oil. The United States, for example, has far more refinery capacity than any other country, with 149 of the world's 691 refineries, and a crude oil refinery capacity of about 16.9 million barrels per day; this capacity has increased to 17.3 million barrels per day in 2006. Russia's refinery capacity in 2006 stands at an estimated 5.3 million barrels per day. The EIA lists China and Japan refinery capacity as 6.2 million and 4.6 million barrels per day, respectively. All other countries have a refinery capacity that is below three million barrels per day.

The table that follows shows the countries that were the leading producers of crude oil in 2005:

Top World Oil Producers, 2005(1)
(OPEC members in italics)

Country	Total Oil Production(2) (million barrels per day)
Saudi Arabia	11.1
Russia	9.5
United States	8.2
Iran	4.2
Mexico	3.8
China	3.8
Canada	3.1
Norway	3.0
United Arab Emirates	2.8
Venezuela	2.8
Kuwait	2.7
Nigeria	2.6
Algeria	2.1
Brazil	2.0

Source: Energy Information Administration
(1)	Table includes all countries with total oil production exceeding two million barrels per day in 2004.
(2)	Total oil production includes crude oil, natural gas liquids, condensate, refinery gain, and other liquids.

Sources of Demand. According to the EIA, most of the world's oil is consumed by the United States and the People's Republic of China. In industrialized economies, demand for oil is largely a function of demand for products such as gasoline, jet fuel and diesel fuel. The EIA finds that oil consumption is higher in highly industrialized countries which have greater demands for energy for transportation; two-thirds of oil consumption in these countries is related to transportation. The United States and Canada, whose populations rely largely on private vehicles for transportation, have the highest oil consumption per capita, more than twice that of other industrialized nations. However, in developing or non-industrialized countries, demand for oil increases with the demand for heat and power, which is the case in China.

China is the world's most populous country and, according to the EIA, as of January 2006, it is second only to the United States in its demand for oil. China's economy is evolving, as more state-owned firms privatize and the government encourages foreign investment activity. Between 2000 and 2002, China's three largest oil and gas firms—China Petroleum and Chemical Corp. (Sinopec), China National Petroleum Corporation (CNPC) and CNOOC Limited—carried out initial public offerings which resulted in an influx of billions of U.S. dollars in foreign capital. According to the EIA, China was the source of 40 percent of the growth in demand for crude oil between 2001 and 2005, and is projected to be the source of 38 percent of the growth in demand for 2006. The EIA believes that China's continued demand is a significant factor in the world oil markets.

The table that follows shows the countries with the greatest demand for crude oil in 2005:

Top World Oil Consumers, 2005(1)

Country	Total Oil Consumption (million barrels per day)
United States	20.7
China	6.9
Japan	5.4
Russia	2.8
Germany	2.6
India	2.6
Canada	2.3
Brazil	2.2
South Korea	2.2
Mexico	2.1
France	2.0
Saudi Arabia	2.0

Source: Energy Information Administration
(1)	Table includes all countries that consumed more than two million barrels per day in 2004.

Overview of Historical Trends in Oil Price Fluctuations

The price of crude oil has experienced significant fluctuations in the past due to a number of complex economic and political factors. In this section, we present an overview of historical trends in oil price fluctuations and related influences on those fluctuations consisting of notable international events and domestic energy policy during the past 35 years. We note, however, that historical movements in the price of oil may not provide any indication of future movements in the price of oil and the forces which determined supply and demand in the past may not have a similar effect in the future if they are negated by countervailing forces. Our sources for data for the information and analysis contained in this section are the EIA report of May 2002, "Petroleum Chronology of Events 1970 - 2000, " as well as the EIA "Annual Oil Market Chronology" last updated in May of 2006, and the "Current Monthly Energy Chronology" last updated in November of 2006.

The following chart prepared by the EIA illustrates the movement in the price of a barrel of crude oil and notable domestic or world events between 1970 and 2000.

From the 1970s through the year 2000, a combination of U.S. domestic policy and political events in the Middle East have been the dominant factors impacting the price of oil. Domestically, the Clean Air Act Amendments of 1970 and 1990 and other legislation resulted in the steady upward trend of prices. The Arab oil embargo in 1973, the revolution in Iran in 1978-1979, and the Persian Gulf conflict in 1990 contributed to price volatility. Most recently, the war in Iraq and the devastation to the U.S. Gulf Coast by hurricanes in 2004 and 2005, as well as fears of possible U.N. sanctions against Iran stemming from that country's nuclear program, have stimulated a dramatic upward trend in the price of crude oil.

The Clean Air Act Amendments of 1970—The beginning of regulation

Since the 1920s, lead was a significant component in gasoline. However, the Clean Air Act Amendments of 1970 were the beginning of the move toward unleaded gasoline and emission standards for sulfur dioxide, nitrous oxides, carbon monoxide, oxidants (ozone), non-methane hydrocarbons, and total suspended particulates. By July 1, 1974, the amendments required that most gasoline stations offer unleaded gasoline, with a minimum 87 octane, and by 1996, all grades of gasoline were required to be completely unleaded. The requirement to produce low-lead or unleaded gasoline required more advanced refining techniques, such as the use and construction of downstream conversion units, or catalytic converters, to produce high-octane blending components to replace lost lead. These changes resulted in increased production costs that influenced increases in the price of oil.

The Arab Oil Embargo of 1973

In 1973, the oil embargo by certain Arab nations against the United States, which was accompanied by a decrease in production by OPEC, resulted in a sudden shortage of oil and dramatic increases in world prices of oil. Once the embargo was lifted six months later, crude oil prices had tripled from the 1973 average to $12 per barrel. In the United States, refiners began changing the refining technology and processing methods to reduce fuel consumption and to increase operating efficiency. However, 1973-1974 marked the beginning of the U.S. import of foreign oil at historic high levels.

U.S. Domestic Policy in the 1970s

Domestically, the 1970s were a time of significant government intervention. Legislation was enacted to help manage what was deemed an energy crisis. The Emergency Petroleum Allocation Act of 1973 (EPAA) was enacted to facilitate the equitable distribution of a short supply of oil. The EPAA established a two-tier system for pricing domestic crude oil. Crude oil was separated into two variations, "old oil" and "new oil," which included "stripper oil" and "released oil." Old oil was crude oil that produced at or below the 1972 production levels and was subject to below-market prices. New oil was sold at market prices. Subsidies and entitlements that arose from the EPAA and other legislation in the 1970s, such as the Department of Energy Organization Act of 1977, the Airline Deregulation Act of 1978 and the Power Plant and Industrial Fuel Use Act of 1978, influenced the development of a fragmented domestic oil industry that operated inefficiently. Throughout the 1970s, crude oil imports more than doubled, reaching 6.6 million barrels per day by 1977.

Iranian Revolution of 1978-1979

The revolution in Iran caused production in that country to be dramatically reduced. Furthermore, after the Iran-Iraq War began in 1980, OPEC production, led by Saudi Arabia, dropped from nearly 30 million barrels per day to 22.8 million barrels per day. This disruption in production caused oil prices to rise dramatically from about $14 per barrel to a peak price of $35 per barrel. The drop in OPEC production caused non-OPEC countries to boost their production of oil. OPEC, however, responded with further cuts in production, which deceased to 16.6 million barrels per day. During this time, as the U.S. began importing more non-OPEC oil, oil consumption began to drop as energy conservation and efficiency were promoted. In 1981, due to what the U.S. government perceived to be an oil crisis, the U.S. government removed export restrictions as well as the price controls put into effect in the 1970s and allowed the market's supply and demand dynamics to dictate prices. The result was that small domestic refineries, which were the source for unrefined/unfinished oil products, were unable to compete and closed. U.S. refiners, therefore, began importing unrefined oils to compensate for the loss. Furthermore, domestic oil prices rose and became aligned with foreign prices.

The Crude Oil Collapse of 1986

After peaking in 1981, oil prices responded to supply and demand forces and exhibited a steady decline through the early 1980s. In 1985, Saudi Arabia dramatically reversed its position and increased its output of crude oil. Saudi Arabia also implemented a pricing model which tied crude oil prices to the value of refined products. Other OPEC countries followed Saudi Arabia's lead and increased production. This resulted in supply levels that exceeded demand. Prices dropped dramatically and suddenly in early 1986, which then caused the U.S. to resume its import of foreign crude oil. U.S. crude imports rose from 3.2 million barrels per day in 1986 to 9.1 million per day in 2000.

Persian Gulf Crisis of 1990-1991

In August 1990, following Iraq's invasion of Kuwait and the U.N. approved embargo on crude oil and refined products from Iraq and Kuwait, crude oil prices suddenly and dramatically rose from slightly over $16 per barrel to a new high since 1981 of about $40 per barrel. These price increases were triggered by market's supply concerns. However, the modern petroleum markets had controls in place intended to keep the logistics of world supply and demand balanced. Non-OPEC countries increased production to offset the seven percent shortfall in world supplies, which in its turn, caused the global prices to drop back to a low of $20 per barrel.

U.S. Domestic Policy in 1990-2000

During the early 1990s, movements in the price of crude oil were not as dramatic as previously seen. Fluctuations occurred within a range of the high teens to low $20s per barrel. U.S. domestic policy focused on the impact that the production and use of petroleum products had on the environment. The U.S. government and individual states imposed various legislation that introduced energy efficiency programs, the use of alternative fuels and renewable energy, requirements for gasoline formulas, and various tax credits and exemptions. The mid-1990s to 2000 was also a time of restructuring within the energy industry, with mergers and acquisitions consolidating market share among a handful of companies.

The end of the 1990s marked the beginning of another period of volatility when the price of crude oil began rising from the low $20s per barrel to over $30 per barrel in early 2000. As illustrated in the following graph, the price of oil in the last six years has steadily increased, with smaller fluctuations in both directions during this period.

Source: EIA Petroleum Navigator, Cushing, OK WTI Spot Price FOB (Dollars per Barrel)

West Texas Intermediate crude oil prices spike in February 2003

In December 2002, a strike at the national oil company of Venezuela, Petróleos de Venezuela, S.A., resulted in the immediate loss for nearly 3 months of 3 million barrels per day of heavy, sour quality crude oil. The loss to the world market was substantial, and the impact to refining in the U.S. was great, because the U.S. imported more than half of Venezuela's crude oil and product exports. Thus, the U.S. and other countries that depended on the heavy, sour Venezuelan crude oil had to seek an alternative source for crude oil. World prices for crude oil rose with this disruption of heavy crude production, including the price of the light sweet West Texas Intermediate crude oil which rose to $37 per barrel at the end of February 2003 from about $27 per barrel at the end of November 2002.

The impact on the price of light sweet crude oil was a function of (i) the shift in demand to alternative sources for oil due to the sudden and dramatic imbalance in supply, (ii) low inventories in the U.S. at the time of the strike, and (iii) the close relationship between the price of light and heavy crude oils. After the strike, heavy crude oil refiners increased the import of light and intermediate crude oil, even as the production of such oils was declining, in order to meet the existing demand for products. In the U.S., below average crude oil and refined product inventories exacerbated those dynamics. The West Texas Intermediate price spike in February 2003, for example, reflected pressure from the market to continue supplying crude oil and refined products in the midst of low reserves and a supply imbalance. Furthermore, the light crude price increase reflected the relationship between general crude oil price increases and the differential between light and heavy crude oils. In a tight market, the price of light sweet products increases even more than that of the heavy crude, which means that light product margins are higher. Thus, the light crude oil becomes more valuable as against the heavy crude. With the strike in Venezuela, significant volumes of heavy crude oil were lost, making the light sweet variety more valuable, and therefore affecting the light-heavy price differential.

WTI prices reach unprecedented high of $60s per barrel

The year 2000 through the third quarter of 2006 has been a period of dramatic increases in the price of crude oil. Toward the end of 2004, the price of crude oil reached more than $50 per barrel, increased to the high $60s by the end of 2005, and eventually reached the high $70s in July of 2006. The trend toward higher oil prices reflected:

•	increased world demand, especially from the U.S. and China;

•
uncertainty regarding the production of crude oil as well as the status of reserves due to continued tension in the Middle East and the war in Iraq, a country that has the third largest oil reserves behind Saudi Arabia and Canada, which has significantly disrupted the production of oil; furthermore, OPEC's tightening of production has exacerbated price volatility as well as added to the uncertainty regarding supply and the status of reserves in the Middle East; and

•	infrastructural damage caused by hurricanes Ivan in 2004 and Rita and Katrina in 2005 which devastated the U.S. Gulf Coast, resulting in the disruption of production and the shortage of supply.

However, oil prices have remained volatile. The price of oil fell into the $40s in both January and April of 2005, and from July to November of 2006 crude oil prices began to decline, reaching the low $60s in September and the high $50s in early November. In October of 2006, OPEC decided to reduce its output by 1.2 million barrels a day, its first production cut in over two years. According to the EIA, factors contributing to the drop in prices in the second half of 2006 are:

•	rising oil inventories;

•	continuing efforts on the part of the United States to pursue negotiations with Iran over its nuclear program in lieu of sanctions;

•	the end of summer driving season; and

•	increases in non-OPEC oil supply.

DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL

The Down-MACRO holding trust makes payments under the income distribution agreement and the settlement contracts and Quarterly and will make Final Distributions on its shares based on the Applicable Reference Price of Crude Oil. The Applicable Reference Price of Crude Oil was initially the settlement price of the Light Sweet Crude Oil Futures Contract. If NYMEX terminates the five-year license it has granted to MacroMarkets to use and sublicense certain of its futures prices, and we and MacroMarkets are unable to negotiate an extension or renewal of that license, MacroMarkets and we will seek to negotiate a license with the Dow Jones Energy Service for their WTI spot price. If we are unable to do so, the shareholders may vote to select another Substitute Oil Price Provider. If no Substitute Oil Price Provider may be identified with whom a licensing arrangement can be reached, a Termination Trigger will occur, which will result in an early redemption of the Paired Holding Shares and the Down-MACRO and Up-MACRO tradeable shares, as discussed in greater detail under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Termination Triggers."

The NYMEX Division Light Sweet Crude Oil Futures Contract

The NYMEX Division Light Sweet Crude Oil Futures Contract, or the "Light Sweet Crude Oil Futures Contract," is traded on the physical facilities of NYMEX. The Light Sweet Crude Oil Futures Contract is quoted on a per barrel basis and traded in units of 1,000 barrels (42,000 gallons) under the trading symbol "CL," followed by a reference to the month and year in which such contract settles. Prices are quoted for delivery at Cushing, Oklahoma, which is a major crude oil transshipment point with extensive pipeline connections to oil producing areas and refining centers in the Southwestern United States and along the U.S. Gulf Coast. According to NYMEX, their Light Sweet Crude Oil Futures Contract is used as an international pricing benchmark for oil because of its excellent liquidity and price transparency.

Each Light Sweet Crude Oil Futures Contract traded on NYMEX has a specific delivery month and year in which such contract is scheduled to terminate. This month is referred to as that contract's "delivery month" or "contract month." For example, if one purchases the November 2006 Light Sweet Crude Oil Futures Contract, the delivery month and year would be November 2006, and such contract would obligate the seller to deliver 1,000 barrels of light sweet crude oil to the buyer at Cushing, Oklahoma during November 2006. In order to determine the price that the buyer has to pay on delivery, NYMEX terminates trading in a specific contract month for the Light Sweet Crude Oil Futures Contract on the third Business Day prior to the 25th day of the preceding month or, if the 25th day is not a Business Day, on the third Business Day prior to the Business Day that precedes the 25th day of the preceding month. For example, the November 2006 futures contract stopped trading on October 22, 2006, which is three Business Days prior to October 25, 2006.

When we refer to a NYMEX Division Light Sweet Crude Oil Futures Contract of the "Designated Maturity," we mean the contract that matures (i) during the next succeeding calendar month if the date of determination is the first day of the current calendar month through and including the tenth Business Day of the current calendar month and (ii) during the second succeeding calendar month if the date of determination is the eleventh Business Day of the current calendar month through the last day of the current calendar month. For example, from November 1 through the tenth Business Day in November, the Applicable Reference Price of Crude Oil will reflect the price of the Light Sweet Crude Oil Futures Contract that is scheduled to settle in December. From the eleventh Business Day in November through and including November 30, the NYMEX contract of the Designated Maturity is the contract that settles in January. From December 1 through and including the tenth Business Day in December, the NYMEX contract designated month will continue to be January. The reason for this is that around the middle of each calendar month, the highest volume of trading in Light Sweet Crude Oil Futures Contracts generally moves from the contract that settles in the following month to the contract that settles in the second following month. Switching into the next month's contract around the eleventh Business Day of each month is intended to minimize the reflection in the Applicable Reference Price of Crude Oil of factors related to the physical delivery of crude oil, such as physical storage and delivery costs. If the eleventh Business Day of any month occurs later than the seventeenth calendar day of that month, then the switch to the second month's contract will be made on the preceding Business Day that occurs on or prior to the seventeenth day of that calendar month.

Under NYMEX's rules governing the Light Sweet Crude Oil Futures Contract, only certain types of oil meeting specified quality criteria may be delivered under the Light Sweet Crude Oil Futures Contract. NYMEX's rules specify the levels of sulfur, gravity, viscosity, vapor pressure, impurity levels and pour points for different grades of oil that can be delivered under the Light Sweet Crude Oil Futures Contract. This specificity serves as the definition of "light sweet crude oil" under the contract and ensures the quality of the oil to be delivered. The following domestic grades of oil may be delivered by the seller without any discount from the final futures price of the futures contract: West Texas Intermediate, Low Sweet Mix, New Mexican Sweet, North Texas Sweet, Oklahoma Sweet and South Texas Sweet crude oil. Foreign grades of oil may also be delivered by a seller with a specific discount or premium from the futures price. Specifically, U.K. Brent and Forties may be delivered at a 30¢-per-barrel discount from the final futures price; Norwegian Oseberg Blend may be delivered at a 55¢-per-barrel discount from the final futures price; and Nigerian Bonny Light, Qua Iboe and Colombian Cusiana may each be delivered at a 15¢-per-barrel premium to the final futures price. These price differentials are subject to annual review and amendment. The primary deliverable grade of oil under the contract is West Texas Intermediate crude oil, which is the U.S. benchmark grade of oil.

Trading in the Light Sweet Crude Oil Futures Contract occurs by open outcry on the trading floor at NYMEX from 10:00 a.m. until 2:30 p.m. (New York City time) on each Business Day. We refer to this session as the "regular trading session." All prices are quoted in U.S. dollars. Trading also occurs after hours via the NYMEX ACCESS® internet-based trading platform. The daily settlement price established by NYMEX for each Light Sweet Crude Oil Futures Contract is based only on trading that occurs during the regular trading session. At the commencement of each trading day, there is a price fluctuation limit in effect for each contract month of the Light Sweet Crude Oil Futures Contract of $10.00 per barrel above or below the previous day's settlement price for such contract month. If a market for any contract month is traded or is bid in the case of upward price moves or is offered in the case of downward price moves, for five (5) minutes consecutively at the upper or lower price limit, as applicable, then a "triggering event" will be deemed to have occurred. As a result of such triggering event, the market will be immediately halted for a five (5) minute temporary trading halt in all contract months. Following the end of the 5-minute temporary trading halt, the market shall reopen simultaneously in all contract months. When trading resumes, price fluctuation limits for each contract month shall be expanded to $20.00 per barrel above and below the previous day's settlement price for such contract month. This procedure will be repeated for each triggering event that occurs during any one regular trading session, with each temporary trading halt being followed by an expansion of the price fluctuation limit for each contract month by an additional $10.00 per barrel above and below the previous day's settlement price for that contract month. There is no maximum price fluctuation limit for any one session.

Regardless of any prior action concerning price limits during the regular trading session, commencing fifteen (15) minutes before the close of that session, there will be no price fluctuation limits on any contract month in the Light Sweet Crude Oil Futures Contract and, accordingly, no further trading halts may occur for the remainder of the regular trading session. In addition, there will be no limitations on price fluctuations for any contract month of the Light Sweet Crude Oil Futures Contract during the final trading day for that contract.

The NYMEX Board of Directors may provide at any time that there shall be no trading during any one Business Day or trading session day in any commodity for future delivery in any specified month or months at prices more than a fixed limit above or below the settlement price for the preceding Business Day. At the discretion of the Board, any limitation so imposed by it may be changed or suspended or temporarily modified from time to time and without prior notice.

The Light Sweet Crude Oil Futures Contract may be settled physically. Delivery must begin on or after the first calendar day of the delivery month and must be completed by the last calendar day of that month. All deliveries are made ratably over the course of the month. The seller's delivery obligation is fulfilled upon the delivery of the oil to any pipeline or storage facility in Cushing, Oklahoma with pipeline access to the Cushing storage facilities of Equilon Pipeline Company LLC or Texas Eastern Products Pipeline Company. In practice, the Light Sweet Crude Oil Futures Contract is usually settled in cash by means of the futures and clearing procedures of NYMEX.

Futures markets are subject to temporary distortions due to various factors, including but not limited to a lack of liquidity in the markets, the actions of traders, war, geopolitical instability, supply decisions and policies instituted by OPEC and other non-OPEC, oil-producing countries such as Russia, increased demand in developing countries, weather conditions, new environmental policies, government regulation and government intervention. These factors may cause dramatic fluctuations, or volatility, in the Applicable Reference Price of Crude Oil. Other factors, related specifically to the price of oil, may also add to volatility in the Applicable Reference Price of Crude Oil. All of these factors may adversely affect the Applicable Reference Price of Crude Oil and therefore adversely affect the distributions on the Down-MACRO holding shares. See "RISK FACTORS— The price of oil is variable and volatile in the short-term; it is difficult to predict whether in the long-term the price of oil will reflect a generally upward or downward trend; there are risks associated with investing in a product linked to this price."

The Determination of the Settlement Price of the Light Sweet Crude Oil Futures Contract

The Underlying Value of the Down-MACRO holding trust on each Price Determination Day will be determined by reference to the settlement price on that day of the Light Sweet Crude Oil Futures Contract of the Designated Maturity. At the close of each day's regular trading session, the NYMEX "Settlement Price Committee" establishes the settlement price of the Light Sweet Crude Oil Futures Contract for each delivery month that trades on NYMEX. The Settlement Price Committee was formed and operates under NYMEX's bylaws and its rules governing floor trading. It is generally composed of NYMEX members and representatives of such members. The Settlement Price Committee is divided into subcommittees for each futures and options contract traded on NYMEX. To the extent possible, each subcommittee consists of at least six members, at least one of whom must be a floor broker, one of whom must be a floor trader and one of whom must represent trade interests. A NYMEX employee is a voting member of the Settlement Price Committee and has the right and authority to veto and override any decision by the committee in conformance with the rules outlined below regarding settlement price determinations.

Under NYMEX rules, members of the Settlement Price Committee are restricted from using or disclosing, for any purpose other than the performance of such member's official duties, any material non-public information obtained as a result of such member's participation on the Settlement Price Committee. Moreover, federal securities law prohibits the use of material non-public information in connection with the purchase and sale of any MACRO securities. However, members of the Settlement Price Committee are not prohibited from purchasing or selling Light Sweet Crude Oil Futures Contracts or Down-MACRO holding or tradeable shares or Up-MACRO holding or tradeable shares, as discussed in "RISK FACTORS — The members of the Settlement Price Committee are permitted to hold light sweet crude oil futures contracts and MACRO securities."

The settlement prices determined by the Settlement Price Committee for each contract month are the official prices used by the clearinghouse in determining net gains or losses and margin requirements on the Light Sweet Crude Oil Futures Contracts. The clearinghouse is a body associated with NYMEX that acts as the buyer to all sellers and the seller to all buyers.

If two specified criteria are satisfied with respect to a particular contract month for the Light Sweet Crude Oil Futures Contract, then the settlement price of that contract month will be equal to the weighted average price (rounded to the minimum price fluctuation of $0.01) of all outright transactions that occurred in the closing range. "Outright transactions" mean contracts in which one of the parties has taken a position which is not offset by the opposite position taken by that party under another contract, thereby exposing that party to actual risk with respect to the settlement price of the futures contract. The "closing range" is defined under NYMEX rules as the last two minutes of the regular trading session or, for the final day of trading of the expiring Light Sweet Crude Oil Futures Contract, the last thirty (30) minutes of the regular trading session. The two specified criteria for each contract month and each Price Determination Day are as follows: the contract month must (1) have, as of the opening of business for that day, more than 10% of the total open interest for all contract months and (2) represent at least 10% of the closing range volume of all contract months traded on NYMEX on that day. For purposes of calculating total volume, "TAS volume," which is volume from limit orders placed prior to the close in which a buyer indicates that he or she is willing to take the settlement price, will be included, but trading volume done during the closing range in an expiring contract on its last day of trading will be excluded from the total volume. "Open interest" means the number of open or outstanding contracts for which an individual or entity is obligated to NYMEX because that individual or entity has not yet made an offsetting sale or purchase or for which an actual contract delivery has not yet occurred. "Closing range volume" is the volume of executed trades in the Light Sweet Crude Oil Futures Contract for a particular contract month that occurred on any given day of trading during the last two minutes of the regular trading session or, with respect to the last day of trading for that contract month, during the last thirty (30) minutes of the regular trading session. More than thirty (30) different Light Sweet Crude Oil Futures Contracts with delivery months ranging from one month to several years in the future trade on NYMEX.

NYMEX determines the settlement prices for delivery months of the Light Sweet Crude Oil Futures Contract that represented 10% or less of the total open interest or in which less than 10% of trading volume occurred during the closing range based upon spread relationships determined in the judgment of the Settlement Price Committee by reference to spread transactions. "Spread transactions" refers to the simultaneous purchase and sale of futures contracts with different expirations. The Settlement Price Committee determines spread relationships by giving the greatest weight to spreads executed late in the trading day in large volumes and lesser weight to spreads traded in smaller volumes executed earlier in the trading day. In any circumstance where the Settlement Price Committee is considering bids and offers for spreads, it must consider the mid-point of the best bid and best offer, not the actual best bid or best offer.

On occasion, a price spike may occur in the closing range. A "price spike" in the closing range is deemed to have occurred if, in the sole discretion of the Settlement Price Committee, a significant change in the spread relationships between a given month, known as the "spiked month," and the contract months immediately preceding and following such month occurred during the closing range. If a price spike in the closing range occurs in a Light Sweet Crude Oil Futures Contract for a contract month with respect to which the open interest and volume criteria are met and the settlement price is therefore determined by weighted average price, the Settlement Price Committee may disregard the settlement price for the spiked month in considering spread relationships for the other months where the open interest and volume criteria were not met.

The Settlement Price Committee may not establish a settlement price that would be lower than the best bid or higher than the best offer that had been posted with NYMEX and remained available for execution and unfilled for the final fifteen minutes of trading and was for at least 100 outright contracts in the relevant delivery month or at least 200 spread contracts involving that delivery month and a different delivery month.

If any settlement price determined with respect to the relevant delivery month, either by calculation of the weighted average price or by reference to spread relationships, is inconsistent with transactions that occurred during the closing range in other delivery months of the Light Sweet Crude Oil Futures Contract or with market information known to the Settlement Price Committee (such as bids or offers for outright transactions and spreads that were unfilled during the closing range, or bids, offers or transactions in strips or outright transactions executed prior to the closing range), the Settlement Price Committee may, in its discretion, establish a settlement price at a level consistent with such other transactions or market information.

In the event that the Settlement Price Committee establishes a settlement price as described in the preceding paragraph, or if it determines that a price spike in the closing range occurred or if it determines a settlement price by a majority rather than by unanimous agreement of its six members, the rules of NYMEX provide that the Settlement Price Committee must prepare a written record describing the basis upon which it established the relevant settlement price.

Historical Monthly Settlement Prices for the Light Sweet Crude Oil Futures Contract

The following table shows the monthly settlement prices for the Light Sweet Crude Oil Futures Contract for the period from January 2000 through August 2007. The settlement price of the contract, reported on a per barrel basis fluctuated widely from day to day during this period and the table below may not capture this intra-day volatility. The results shown should not be considered representative of the Applicable Reference Price of Crude Oil in the future nor should the results be viewed as being indicative of the future performance of the Down-MACRO holding shares or the Down-MACRO tradeable shares.

Monthly Settlement Prices of the Light Sweet Crude Oil Futures Contracts
(as reported by NYMEX on a per barrel basis)

	Year
Month	2000	2001	2002	2003	2004	2005	2006	2007
January	27.64	28.66	19.48	33.51	33.05	48.20	67.92	58.14
February	30.43	27.39	21.74	36.60	36.16	51.75	61.41	61.79
March	26.90	26.29	26.31	31.04	35.76	55.40	66.63	65.87
April	25.74	28.46	27.29	25.80	37.38	49.72	71.88	56.73
May	29.01	28.37	25.31	29.56	39.88	51.97	71.29	63.60
June	32.50	26.25	26.86	30.19	37.05	56.50	73.93	64.97
July	27.43	26.35	27.02	30.54	43.80	60.57	74.40	68.19
August	33.12	27.20	28.98	31.57	42.12	68.94	70.26	75.57
September	30.84	23.43	30.45	29.20	49.64	66.24	62.91
October	32.70	21.18	27.22	29.11	51.76	59.76	58.73
November	33.82	19.44	26.89	30.41	49.13	57.32	63.13
December	26.80	19.84	31.20	32.52	43.45	61.04	61.05
The table above shows, for each month, the settlement price determined on the last Business Day of that month, which reflects the closing price of the Light Sweet Crude Oil Futures Contract of the Designated Maturity, which is the contract that matures during the second succeeding calendar month.

Description of New York Mercantile Exchange, Inc.

Settlement contracts for crude oil and natural gas, as well as other energy products and precious metals, are bought and sold on the trading floor of New York Mercantile Exchange, Inc., or "NYMEX," located in New York City, New York. After the NYMEX trading floor closes, trading occurs electronically by way of the NYMEX's internet-based electronic trading system. According to NYMEX, it is the world's largest physical commodity futures exchange. NYMEX was founded in 1872 as the Butter and Cheese Exchange of New York. The exchange changed its name to the New York Mercantile Exchange in 1882 as the commodities traded at the exchange shifted away from agriculture toward industrial products. The exchange was incorporated in 2000.

Organization of NYMEX

NYMEX is a self-regulatory organization. This means that NYMEX promulgates rules and procedures to regulate and oversee the activities of its members. NYMEX's self-regulatory authority is derived from the Commodity Exchange Act, or the "CEAct," which was enacted in 1922 and is regulated by the Commodity Futures Trading Commission, known as the "CFTC," which is a government agency whose five commissioners are appointed by the President of the United States. NYMEX does not trade futures or options, take positions in the market, or give investment advice to others regarding their positions. Rather, NYMEX serves as a forum where members, on behalf of their customers, their employers, or the members themselves, can trade settlement contracts, the terms of which have been standardized by NYMEX.

NYMEX is owned by NYMEX Holdings, Inc., a Delaware for-profit corporation. NYMEX is governed by an elected board of directors who set policy and establish the future direction and scope of NYMEX's activities. Members of NYMEX need to be approved by its board and must meet strict standards for business integrity and financial solvency. Clearing members are subject to rigid capitalization requirements which NYMEX monitors on a daily basis.

On August 3, 1994, NYMEX merged with the Commodity Exchange, Inc. or the "COMEX." As a result of the merger, two divisions were created—the NYMEX Division, where crude oil, heating oil, gasoline, natural gas, propane, coal, electricity, platinum and palladium products are traded, and the COMEX Division, where gold, silver, copper and aluminum are traded. The NYMEX Division consists of 816 seats held by approximately 600 individual members who can trade energy and platinum group metals futures and options and have proprietary electronic rights for all COMEX Division contracts. The COMEX Division is composed of 772 seats, which are held by approximately 615 individuals, who can trade futures and options on gold, silver, copper and aluminum, as well as the NYMEX Division platinum group metal contracts.

NYMEX Rules and Procedures

Trading on NYMEX is subject to rules and procedures governing position and price limits, margin requirements, and delivery procedures. The NYMEX compliance department, which is composed of the trade group, the market group and the financial surveillance and risk management group, enforces the rules and procedures. NYMEX rules apply to both sides of a transaction, requiring NYMEX to maintain absolute neutrality toward the markets. Trade surveillance focuses on the trading activity of NYMEX members and member firms. Market surveillance reviews large trader data and surveys activity in the various physical markets underlying the settlement contracts. Financial surveillance and risk management monitors the fiscal suitability of participants in NYMEX markets and conducts periodic audits of certain member firms.

THE NEW YORK MERCANTILE EXCHANGE, INC. (i) DOES NOT IN ANY WAY PARTICIPATE IN THE OFFERING, SALE, OR ADMINISTRATION OF THE DOWN-MACRO TRADEABLE SHARES, DOWN-MACRO HOLDING SHARES, UP-MACRO TRADEABLE SHARES OR UP-MACRO HOLDING SHARES, OR ANY DISTRIBUTIONS TO BE MADE ON ANY OF THE FOREGOING SECURITIES, (ii) DOES NOT IN ANY WAY ENSURE THE ACCURACY OF ANY OF THE STATEMENTS MADE IN THIS PROSPECTUS OR ANY OTHER DOCUMENT RELATED TO THE OFFERING, SALE OR ADMINISTRATION OF THE FOREGOING SECURITIES, (iii) IS NOT LIABLE FOR ANY ERROR OR OMISSION IN ANY SETTLEMENT PRICE USED IN CONNECTION WITH ANY OF THE FOREGOING SECURITIES, AND (iv) IS NOT IN ANY WAY AN OFFEROR OF ANY OF THE FOREGOING SECURITIES.

DESCRIPTION OF THE DOWN-MACRO TRADEABLE TRUST ASSETS

The assets of the Down-MACRO tradeable trust consist of Down-MACRO holding shares deposited into the trust on the Closing Date and from time to time after the Closing Date in connection with Paired Issuances of Down-MACRO tradeable shares. Each Down-MACRO tradeable share represents an undivided beneficial interest in the pool of Down-MACRO holding shares deposited in the Down-MACRO tradeable trust. The number of Down-MACRO holding shares held by the Down-MACRO tradeable trust decreases with each exchange by an Authorized Participant of Down-MACRO tradeable shares for the underlying Down-MACRO holding shares and may increase if all or some portion of a Paired Issuance of Down-MACRO holding shares is deposited into the Down-MACRO tradeable trust at the direction of the Authorized Participant who directed that issuance. The Down-MACRO tradeable trust will always hold at least a majority of the outstanding Down-MACRO holding shares.

As a holder of Down-MACRO holding shares, the Down-MACRO tradeable trust is entitled to receive any Quarterly Distributions and the Final Distribution made by the Down-MACRO holding trust on those shares. The Down-MACRO tradeable trust issues the same number of Down-MACRO tradeable shares as the number of Down-MACRO holding shares that it holds on deposit. The holders of the Down-MACRO tradeable shares are entitled to vote on all matters relating to the Down-MACRO holding shares, as permitted by the terms of the Down-MACRO Holding Trust Agreement. However, only Authorized Participants may exchange the Down-MACRO tradeable shares for the underlying Down-MACRO holding shares.

All distributions received on the Down-MACRO holding shares will be deposited into a segregated trust account established with the trustee and held by the trustee for the benefit of the Down-MACRO tradeable trust prior to being passed through to the holders of the Down-MACRO tradeable shares. We refer to this account as the "distribution account." The Down-MACRO holding shares are held by the trustee for the benefit of the Down-MACRO tradeable trust in a segregated trust account which we refer to as the "securities account." A segregated trust account which we refer to as the "netting account"is held by the trustee for the benefit of the holders of the Down-MACRO tradeable shares. Any of the Down-MACRO tradeable shares to be exchanged for Down-MACRO holding shares are credited to the netting account on any day on which existing Down-MACRO tradeable shares are being exchanged in connection with a Paired Optional Redemption or a discretionary exchange and new Down-MACRO tradeable shares are concurrently being issued in connection with a Paired Issuance or a discretionary exchange of holding shares for tradeable shares. The Down-MACRO tradeable shares credited to the netting account on any day are netted against the Down-MACRO tradeable shares to be issued on that day.

DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS

General

The assets of the Down-MACRO holding trust consist of cash and the treasuries and repurchase agreements on treasuries in which it invests its cash from time to time, the trust's rights under the income distribution agreement, the settlement contracts, the MACRO Licensing Agreement and the NYMEX Sublicensing Agreement, and trust accounts established and held by the trustee for the benefit of the Down-MACRO holding trust.

United States Treasury Obligations

On each Distribution Date, each Issuance Date, and any other date on which there is cash on deposit in the Paired Holding Trusts that is not required to make payments under the income distribution agreement or the settlement contracts or to make Quarterly or Final Distributions to shareholders, all such cash will be invested by the trustee, acting in accordance with the directions of the administrative agent and on behalf of each Paired Holding Trust, in bills, notes and bonds issued and backed by the full faith and credit of the government of the United States of America, which mature prior to the next scheduled Distribution Date, and which we refer to as "eligible treasuries." Cash will also be invested in agreements for the sale and repurchase of, and collateralized by, U.S. Treasury securities, which qualify as "eligible repos," because (i) they are entered into with a seller that is bank with at least one billion U.S. dollars in assets or a registered securities dealer that is deemed creditworthy by the administrative agent, (ii) they terminate within 24 hours following their execution, (iii) they are denominated in U.S. dollars, and (iv) they are "collateralized fully," meaning that (A) the value of the assets collateralizing the repo (less transaction costs, including loss of interest, that the trusts reasonably could expect to incur if the seller were to default) is, and during the entire term of the repo remains, at least equal to the resale price payable by the seller under the repo, (B) title to the underlying collateral assets passes to the trust or, if the asset transfer is recharacterized as a secured loan, the trust will have a perfected first priority security interest in the assets securing the seller's obligations, (C) such assets are held by a custodian bank for the benefit of the trusts during the term of the repo, (D) such assets consist entirely of U.S. Treasury obligations, and (E) upon the insolvency of the seller, the repo would qualify under a provision of applicable insolvency law providing an exclusion from any automatic stay of creditors' rights against the seller. We collectively refer to eligible treasury securities and eligible repos as "treasuries" in this prospectus.

The Paired Holding Trusts invest their cash in eligible treasuries and eligible repos in order to generate income to pay the fees and expenses of each of the Paired Holding Trusts and the fees and expenses of the related tradeable trust and to generate income to shareholders from cash on deposit in each of the Paired Holding Trusts that is not immediately needed for other purposes. The Paired Holding Trusts hold a portion of their trust assets in eligible overnight repos, because these agreements mature and convert to cash within one day, which makes it possible for the Paired Holding Trusts to have sufficient cash available on each day to be able to effect any Paired Optional Redemptions ordered on that day in cash rather than by delivering treasuries. The administrative agent initially directed the trustee to invest a maximum of 35% of the assets of each Paired Holding Trust in eligible repos. On every other Distribution Date, the administrative agent is required to use commercially reasonable efforts to direct the investment of the trust's funds in such a manner that the percentage of assets held in eligible repos are equal to 10% plus the highest actual percentage of Down-MACRO holding shares that was redeemed on any one Redemption Date, relative to the total number of outstanding Down-MACRO holding shares on that Redemption Date, during the preceding twelve months.

The eligible sale and repurchase agreements which the administrative agent selects on behalf of the Paired Holding Trusts are entered into by the trustee, on behalf of the applicable trust, acting as the "buyer," and a bank or securities dealer that acts as the "seller." The seller transfers U.S. Treasury securities to the applicable holding trust in exchange for a cash payment by the trust and such seller promises to repurchase these securities within 24 hours of the execution of the agreement. The seller must deliver to the trust U.S. Treasury securities with a market value, as measured on the date of transfer and discounted by the expected transaction costs which would be incurred if the holding trust had to liquidate such collateral following a default by the seller, that is at least equal to the repurchase price specified in such repurchase agreement. The repurchase price for the U.S. Treasury securities is equal to the purchase price paid by the holding trust plus an additional amount, which constitutes the implicit interest that is earned by the holding trust on the repo. Upon payment of the repurchase price, legal title to the underlying U.S. Treasury securities will be transferred back to the seller. However, the administrative agent expects to "roll-over" the cash proceeds of each day's repos into new overnight repos if these proceeds are not needed to effect redemptions. Accordingly, the U.S. Treasury securities that collateralize the repos will remain in the possession of the Paired Holding Trusts until the repo arrangement with a particular seller is terminated. In the event that a seller were to default on its obligation to repurchase the U.S. Treasury securities from a holding trust, the trustee, acting on behalf of the applicable holding trust would be required to deliver a notice of default to the seller and, following the delivery of that notice, the trustee would be entitled to pursue any remedies permitted under the terms of the eligible repo, including retaining the U.S. Treasury Securities that were transferred under the eligible repo. Following a seller default, the holding trust will have to liquidate these securities and will incur transaction costs and be exposed to market risk in connection with such liquidation. See "RISK FACTORS — The paired holding trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty."

The principal terms of the eligible repos will be set forth in the Global Master Repurchase Agreement (September 1996 version) prepared and updated from time to time by The Bond Market Association. These terms include (1) the delivery obligations of the seller, (2) the method of valuation of the U.S. Treasury securities that will collateralize the repo, and (3) rights and obligations of each party in the event of a default by the seller. The master agreement will be supplemented by a written confirmation setting forth the pricing terms for the repo which will be negotiated on behalf of the Paired Holding Trusts by the administrative agent. The pricing terms will consist of the term of the repo, which will always be overnight, and the repurchase price or implicit yield to be earned by the applicable holding trust on the repo. Yield rates on repos are determined by the supply and demand for money, as reflected in the Federal funds rate, as well as the term of the repo and the creditworthiness of the seller; these rates do not depend upon the rates on the underlying U.S. Treasury securities. The administrative agent will enter into eligible repos in accordance with the acquisition guidelines described below.
On each Distribution Date, except for the Final Scheduled Termination Date or an Early Termination Date, the administrative agent directs the trustee to reinvest the proceeds received upon the maturity of the Down-MACRO and Up-MACRO holding trust's treasuries in new treasuries in the amount described under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Quarterly Distributions." The administrative agent has also directed the trustee to invest in treasuries all funds delivered to it in connection with each Paired Issuance and the maturity proceeds of any treasuries that mature during the Calculation Period. On the Final Scheduled Termination Date or an Early Termination Date, all of the proceeds of the treasuries in the Paired Holding Trusts will be used to make final payments under the settlement contracts and a Final Distribution on each Paired Holding Share. On any Redemption Date for all or any portion of the outstanding Paired Holding Shares that is also a Distribution Date, all or the allocable portion of the cash in the Paired Holding Trusts will be used to make final payments under the settlement contracts being settled and these proceeds will then be delivered to the Authorized Participants who are redeeming Paired Holding Shares as a Final Distribution on those shares. On any Redemption Date for all or any portion of the outstanding Paired Holding Shares that is not a Distribution Date, all or the allocable portion of the cash and/or treasuries held by the Paired Holding Trusts will be used to make final payments under the settlement contracts being settled and these treasuries and/or cash will then be delivered to the Authorized Participants who are redeeming Paired Holding Shares as a Final Distribution on those shares. The administrative agent selects treasuries for delivery to Authorized Participants in accordance with the requirements and conditions specified for transactions with affiliated persons set forth in Appendix D to this prospectus.

The assets in the Up-MACRO holding trust are invested in treasuries with the same maturity profiles as the treasuries on deposit in the Down-MACRO holding trust. The obligations of the Up-MACRO holding trust to the Down-MACRO holding trust under the income distribution agreement and the settlement contracts are secured by the treasuries and any cash on deposit in the Up-MACRO holding trust, and the obligations of the Down-MACRO holding trust to the Up-MACRO holding trust under the income distribution agreement and the settlement contracts are secured by the treasuries and any cash on deposit in the Down-MACRO holding trust.

On each Distribution Date and each Issuance Order Date, the administrative agent will identify and direct the trustee to purchase, on behalf of each of the Paired Holding Trusts, eligible treasuries with the same maturities or terms, stated interest rates, if any, and applicable discount rates, and eligible repos with the same yield rates, in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent selects eligible treasuries and eligible repos for acquisition by the trustee in accordance with the following acquisition guidelines which are contained in each of the Down-MACRO and Up-MACRO Holding Trust Agreements:

•	eligible treasuries are selected based on best execution;

•	eligible repos are selected based on best execution;

•
no eligible repo may be entered into with, and no eligible treasury may be purchased from, any person who is an Affiliated Person (as defined in Section 2(a)(3) of the Investment Company Act of 1940, as amended) with respect to us, either of the Paired Holding Trusts, the trustee, the administrative agent, the marketing agent or any authorized participant who qualifies as a statutory underwriter for the Paired Holding Trusts; provided, that eligible repos and eligible treasuries may be entered into with such authorized participants if they fall within a specified price range of the best available yield and otherwise comply with certain requirements and conditions specified for transactions with affiliated persons in Appendix D to this prospectus;

•
eligible treasuries and eligible repos must be allocated as between the Down-MACRO holding trust and the Up-MACRO holding trust in such a manner that each of the Paired Holding Trusts hold an identical portfolio of these treasuries and repos, or as close to an identical portfolio as is commercially feasible; and

•
a minimum of 65% of the funds of each of the Paired Holding Trusts during any Calculation Period will be invested in eligible treasuries and a maximum of 35% may be invested in eligible repos; provided, that the administrative agent uses its commercially reasonable efforts on every other Distribution Date to adjust this allocation so that the amount invested in eligible repos is equal to 10% plus the highest percentage of Down-MACRO holding shares that were redeemed on any one Redemption Date during the preceding twelve-month period.

Eligible treasuries are acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the Paired Holding Trusts. Although the administrative agent uses commercially reasonable efforts to direct the trustee to keep all funds on deposit in each Paired Holding Trust invested in treasuries, a portion of the assets of a Paired Holding Trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between Distribution Dates. In addition, any treasuries delivered in connection with a Paired Optional Redemption will be selected by the administrative agent on a "last in, first out" basis and in accordance with the requirements of Appendix D to this prospectus. If interest rates are increasing and funds received in connection with Paired Issuances are being invested in higher-yielding treasuries, this method of selection may result in the relatively higher-yielding treasuries being delivered to redeeming Authorized Participants and relatively lower-yielding treasuries remaining in the Paired Holding Trusts, thereby causing a decrease in both trusts' Daily Yield Rates. Conversely, if interest rates are decreasing and funds received in connection with Paired Issuances are being invested in lower-yielding treasuries, this method of selection may result in the relatively lower-yielding treasuries being delivered to redeeming Authorized Participants. The treasuries selected by the administrative agent to be delivered as the Final Distribution in a Paired Optional Redemption will be distributed ratably, by type, to each redeeming Authorized Participant. In addition, the treasuries will always be valued at their acquisition cost plus accrued interest. In the event that the market value of the treasuries being delivered has declined since their acquisition by the applicable holding trust, an Authorized Participant will receive a Final Distribution that is less than the Per Share Underlying Value of the shares it is redeeming, unless it holds the treasuries delivered to it to their maturity. See "RISK FACTORS — The return on your shares is uncertain — The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

The Income Distribution Agreement

On November 24, 2006, the Down-MACRO holding trust entered into a master ISDA agreement, referred to as the "Master ISDA," with the Up-MACRO holding trust. The trustee is also a party to the Master ISDA and all of the schedules and confirmations executed as part of the Master ISDA. The Paired Holding Trusts also executed on November 24, 2006 a confirmation to the Master ISDA which we refer to in this prospectus as the "income distribution agreement." Under the income distribution agreement, if the Up-MACRO Earned Income Accrual is less than the Up-MACRO Available Income Accrual, the Down-MACRO holding trust will be entitled to receive a payment from the Up-MACRO holding trust on that Distribution Date; if the Down-MACRO Earned Income Accrual is less than the Down-MACRO Available Income Accrual, the Down-MACRO holding trust will be required to make a payment to the Up-MACRO holding trust on that Distribution Date.

Payments under the income distribution agreement are calculated as follows:

With respect to any Distribution Date, an amount equal to

•
if the Down-MACRO Earned Income Accrual for the preceding Calculation Period is equal to the Available Income of the Down-MACRO holding trust on that Distribution Date, and, accordingly, the Up-MACRO Earned Income Accrual is equal to the Available Income of the Down-MACRO holding trust on that Distribution Date, neither the Up-MACRO holding trust nor the Down-MACRO holding trust is required to make any payments to the other holding trust;

•
if the Down-MACRO Earned Income Accrual for the preceding Calculation Period is less than the Available Income of the Down-MACRO holding trust on that Distribution Date, the Down-MACRO holding trust must make a payment to the Up-MACRO holding trust under the income distribution agreement in an amount equal to the positive difference between the Down-MACRO Available Income and the Down-MACRO Earned Income Accrual for such Calculation Period; and

•
if the Up-MACRO Earned Income Accrual for the preceding Calculation Period is less than the Available Income of the Up-MACRO holding trust on that Distribution Date, the Down-MACRO holding trust will be entitled to receive a payment from the Up-MACRO holding trust under the income distribution agreement in an amount equal to the positive difference between the Up-MACRO Available Income and the Up-MACRO Earned Income Accrual for such Calculation Period.

The trustee will calculate the Underlying Value of each of the Paired Holding Trusts, as well as the Down-MACRO Available Income Accrual and Up-MACRO Available Income Accrual, and the Down-MACRO Earned Income Accrual and Up-MACRO Earned Income Accrual on each Distribution Date and the trustee will use those calculations to determine the required payment to be made under the income distribution agreement and then cause the Down-MACRO or the Up-MACRO holding trust, as applicable, to make that payment to the other Paired Holding Trust.

The Settlement Contracts

In connection with each Paired Issuance, the Paired Holding Trusts also execute a number of identical confirmations to the Master ISDA, which we refer to in this prospectus as the "settlement contracts." Each settlement contract has a notional amount equal to the aggregate par amount of one MACRO Unit. A new settlement contract is entered into by the Paired Holding Trusts upon the Paired Issuance of each new MACRO Unit of Paired Holding Shares, and upon the redemption of one or more MACRO Units in a Paired Optional Redemption, an equal number of settlement contracts are settled, except that multiple creation orders and multiple redemption orders received on the same day are netted for purposes of determining the net increase or decrease in the number of outstanding MACRO Units. All of the settlement contracts will terminate and be settled on the earliest to occur of the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date for all of the outstanding Paired Holding Shares. Under each settlement contract, the Down-MACRO holding trust is required to transfer a portion of its assets to the Up-MACRO holding trust if the Applicable Reference Price of Crude Oil is above its Starting Level on the Price Determination Day preceding the applicable Final Scheduled Termination Date, Early Termination Date or Redemption Date, and the Up-MACRO holding trust is required to transfer a portion of its assets to the Down-MACRO holding trust if the Applicable Reference Price of Crude Oil is below its Starting Level on the relevant date. On the Final Scheduled Termination Date or an Early Termination Date, the applicable Paired Holding Trust must make a final payment out of the proceeds of the treasuries which it holds on deposit on that date to settle all of the settlement contracts. On each Redemption Date that occurs between Distribution Dates, the applicable Paired Holding Trust must transfer all or a portion of its cash and/or treasuries to the other Paired Holding Trust in order to settle one or more of the settlement contracts. A portion of the amount delivered on a Redemption Date may be in the form of cash, in the case of mismatches between the minimum denominations on the treasuries and the payment to be made under the settlement contracts. If the settlement payment date for any settlement contract is not a Distribution Date, the Down-MACRO holding trust or the Up-MACRO holding trust, as applicable, will instead of cash deliver treasuries with a Value equal to any Down-MACRO settlement payment or Up-MACRO settlement payment, as applicable owed on such date.

In order to settle the settlement contracts being terminated on the applicable Redemption Date or in connection with an Early Termination Date or the Final Scheduled Termination Date:

•
if the Up-MACRO Underlying Value on the relevant Redemption Order Date or relevant Price Determination Day is less than the Up-MACRO Asset Amount on such date, the Up-MACRO holding trust will pay a settlement payment to the Down-MACRO holding trust in an amount equal to (i) the excess of such Up-MACRO Asset Amount over such Up-MACRO Underlying Value multiplied by (ii) the applicable Redemption Percentage; and

•
if the Down-MACRO Underlying Value on the relevant Redemption Order Date or relevant Price Determination Day is less than the Down-MACRO Asset Amount on such date, the Down-MACRO holding trust will pay a settlement payment to the Up-MACRO holding trust in an amount equal to (i) the excess of such Down-MACRO Asset Amount over such Down-MACRO Underlying Value multiplied by (ii) the applicable Redemption Percentage.

The MACRO Licensing Agreement

The Down-MACRO and Up-MACRO holding trusts and the Down-MACRO and Up-MACRO tradeable trusts have entered into a licensing agreement with our affiliate, MacroMarkets, which we refer to as the "MACRO Licensing Agreement." The MACRO Licensing Agreement grants to each of the four MACRO trusts a limited, U.S.-based, non-exclusive, non-transferable, fee-based license to utilize (i) MacroMarkets' patents and patent applications to employ the MACROs structure for the issuance of the tradeable and holding shares; and (ii) the trade names "MACRO" and "MacroMarkets" in connection with the offering, issuance and marketing of tradeable and holding shares. The licensing fee payable under the MACRO Licensing Agreement is equal to an annual rate of 0.10% on the Down-MACRO Asset Amount and will be payable in arrears on each Distribution Date out of the Fee Deduction Amount or, if the Fee Deduction Amount is not sufficient for such purpose, such fee will be paid by us, in our capacity as depositor.

The MACRO Licensing Agreement expires upon the termination of both the Down-MACRO Holding Trust Agreement and the Up-MACRO Holding Trust Agreement and contains customary representations, warranties and covenants of the type found in third-party arms-length transactions. In addition, MacroMarkets and each of the four MACRO trusts have agreed to indemnify each other for breaches of their respective representations and warranties. MacroMarkets has further agreed to indemnify each of the MACRO trusts in the event that the licenses granted under the MACRO Licensing Agreement infringe on the intellectual property rights of a third-party. Each of the MACRO trusts have agreed to further indemnify MacroMarkets from liability arising from the offering of the holding shares or tradeable shares.

MacroMarkets may assign the MACRO Licensing Agreement without consent from any of the MACRO trusts, but MacroMarkets is required to give each of the trusts notice of such assignment. Assignment by any of the MACRO trusts is prohibited without the prior written consent of MacroMarkets. The MACRO Licensing Agreement may be amended only if the amendment is in writing and signed by authorized representatives of all parties to the MACRO Licensing Agreement.

The NYMEX Sublicensing Agreement

Our affiliate, MacroMarkets LLC, has entered into a licensing agreement with NYMEX for the use of the settlement prices for certain of the commodity futures contracts that trade on the facilities of NYMEX, including the Light Sweet Crude Oil Futures Contracts. The Down-MACRO holding trust and the Down-MACRO tradeable trust, together with the Up-MACRO holding trusts and the Up-MACRO tradeable trust, have collectively entered into a licensing agreement with MacroMarkets which we refer to as the "NYMEX Sublicensing Agreement." Under the NYMEX Sublicensing Agreement, MacroMarkets grants to each trust a royalty-free, worldwide, non-exclusive, non-transferable sublicense under the license agreement between MacroMarkets and NYMEX. Under this sublicense, each trust receives (i) certain rights to use NYMEX's proprietary settlement prices for the Light Sweet Crude Oil Futures Contracts for the front (or spot) month and the month immediately thereafter and (ii) the rights to use the service marks and trade names "NEW YORK MERCANTILE EXCHANGE" and "NYMEX." The licensing fee payable under the NYMEX Sublicensing Agreement is equal to an annual rate of 0.065% on the Down-MACRO Asset Amount and will be payable in arrears on each Distribution Date out of the Fee Deduction Amount or, if the Fee Deduction Amount is not sufficient for such purpose, such fee will be paid by us, in our capacity as depositor.

The NYMEX Sublicensing Agreement contains customary representations, warranties and covenants. In addition, each of the MACRO trusts has agreed to indemnify MacroMarkets and NYMEX from liability arising from (i) the offering, issuance, marketing, promotion, sale or redemption of, respectively, the Down-MACRO holding shares, the Down-MACRO tradeable shares, the Up-MACRO holding shares and the Up-MACRO tradeable shares, or any distributions of payments made by the applicable trust on such shares, and (ii) use of or inability to use the proprietary settlement prices or trade or service marks. The MACRO trusts are prohibited from assigning or sublicensing the NYMEX Sublicensing Agreement without the prior written consent of MacroMarkets and NYMEX. The NYMEX Sublicensing Agreement may be amended by written consent of all parties to the agreement.

The term of the license granted by NYMEX is five years and upon the termination of the license agreement between MacroMarkets and NYMEX, the NYMEX Sublicensing Agreement will expire. NYMEX has the right to terminate the license earlier, if it believes that MacroMarkets or any of its sublicensees have misused the license. Upon termination of the NYMEX license, MacroMarkets and we will seek to negotiate a renewal of the license on terms comparable to those of the existing license or, if NYMEX refuses to renew the license on acceptable terms, we will seek to negotiate a license with the Dow Jones Energy Service for its West Texas Intermediate crude oil spot price on terms comparable to the NYMEX license. If such a license is obtained, this spot price will become the new Applicable Reference Price of Crude Oil. The Dow Jones Energy Service has not consented as of the date of this prospectus to the use by us of its West Texas Intermediate crude oil spot price. "Dow Jones" is a registered trademark of Dow Jones & Company, Inc. If we are unable to obtain a license from the Dow Jones Energy Service, the holders of the Paired Holding Shares (including the holders of the tradeable shares who will be entitled to vote the underlying holding shares on deposit in the tradeable trusts for this purpose) may vote to select a different crude oil price provider. If the shareholders are not able to agree unanimously on a new price provider or we are unable to negotiate a license with the provider selected by the shareholders, a Termination Trigger will occur and all outstanding holding and tradeable shares will be redeemed on the ensuing Early Termination Date.

For more information about MacroMarkets, see "MACROMARKETS LLC."

DESCRIPTION OF THE TRUST AGREEMENTS

General

The Down-MACRO holding trust is governed by, and it issues the Down-MACRO holding shares pursuant to, the Down-MACRO Holding Trust Agreement.

The Down-MACRO tradeable trust is governed by, and that trust issues the Down-MACRO tradeable shares under, the Down-MACRO Tradeable Trust Agreement.

We have also created the Up-MACRO holding trust and the Up-MACRO tradeable trust pursuant to, and each of those trusts issues the Up-MACRO holding shares and the Up-MACRO tradeable shares, respectively, under, the Up-MACRO Holding Trust Agreement and the Up-MACRO Tradeable Trust Agreement, respectively.

We sometimes collectively refer to the Down-MACRO Holding Trust Agreement, the Down-MACRO Tradeable Trust Agreement, the Up-MACRO Holding Trust Agreement and the Up-MACRO Tradeable Trust Agreement as the "Trust Agreements" and each individually as a "Trust Agreement."

The Trustee

State Street Bank and Trust Company, a Massachusetts trust company and the successor to Investors Bank & Trust Company, acts as trustee for the Down-MACRO holding trust, the Down-MACRO tradeable trust, the Up-MACRO holding trust, and the Up-MACRO tradeable trust. The office of the trustee is located at 200 Clarendon Street, Boston, Massachusetts 02116 and its telephone number is (617) 937-6700.

For performing its duties under the Down-MACRO Holding Trust Agreement and the Down-MACRO Tradeable Trust Agreement, the trustee is compensated out of funds on deposit in the fee payment account as described below under "— Fees and Expenses of the Paired Holding Trusts."

The Trust Agreements provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trusts in the circumstances and to the extent described under "—Certain Matters Regarding Us, MacroMarkets LLC, MACRO Financial, LLC and the Trustee." In addition, the Trust Agreements provide that the trustee may be terminated and replaced by a successor trustee in the circumstances described under "— Trustee Termination Events."

The State Street Bank and Trust Company and any successor trustee under any of the Trust Agreements must satisfy the following eligibility criteria: it must (i) be a bank or trust company organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority, (ii) have a combined capital and surplus of at least $100,000,000, (iii) maintain any credit or deposit rating required by nationally recognized rating organizations (as of the date hereof "A-1" for Standard & Poor's Rating Service or "P-1" for Moody's Investors Service, Inc.) and (iv) accept and act in the capacity of trustee under each of the Paired Holding Trusts and the Down-MACRO and Up-MACRO tradeable trusts. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of these eligibility criteria, the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee ceases to be eligible in accordance with the these eligibility criteria, the Trustee shall resign immediately in the manner and with the effect specified in the Trust Agreements.

The Administrative Agent

MacroMarkets LLC, a Delaware limited liability company, has accepted its appointment as, and commenced performing the duties of, administrative agent for each of the MACRO trusts on October 1, 2007. Its rights and responsibilities are specified in each Trust Agreement and are summarized below under "— Duties of the Administrative Agent." The administrative agent is not liable for any investment losses on the treasuries. For performing its duties as administrative agent under the Down-MACRO Holding Trust Agreement and the Down-MACRO Tradeable Trust Agreement, MacroMarkets LLC receives an amount equal to 0.10% of the Down-MACRO Asset Amount, which is payable out of funds on deposit in the fee payment account as described below under "— Fees and Expenses of the Paired Holding Trusts." On August 17, 2007, MacroMarkets LLC and Claymore Group Inc., the parent of Claymore Securities, Inc., the entity which performed the functions of the administrative agent since the Closing Date, entered into an agreement to terminate their relationship in connection with the MACRO trusts and agreed that Claymore Securities, Inc. would resign from its position as an administrative agent for the Down-MACRO holding trust and the Down-MACRO tradeable trust, as well as for the Up-MACRO holding trust and the Up-MACRO tradeable trust, as of September 30, 2007. Effective September 30, 2007, Claymore Securities, Inc. resigned as administrative agent and MacroMarkets LLC was appointed as the successor administrative agent. MacroMarkets accepted such appointment and became a party to the Up-MACRO and Down-MACRO holding trust agreements and the Up-MACRO and Down-MACRO tradeable trust agreements on October 1, 2007.

The Marketing Agent

MACRO Financial, LLC, a Delaware limited liability company, acts as the marketing agent for the Up-MACRO and Down-MACRO holding trusts and the Up-MACRO and Down-MACRO tradeable trusts. The duties of the marketing agent include developing a marketing plan for the Paired Holding Trusts, preparing marketing materials and organizing investor presentations.

Fees and Expenses of the Paired Holding Trusts

Pursuant to the Down-MACRO Holding Trust Agreement, on each Distribution Date, the Down-MACRO holding trust is required to deposit the Fee Deduction Amount in the fee payment account to be applied to the payment of the expenses and fees incurred by the Down-MACRO holding trust and the Down-MACRO tradeable trust during the preceding Calculation Period. After first being used to pay the expenses of the trusts, which include (i) registration fees, (ii) prospectus printing and delivery expenses, (iii) trust administration expenses and (iv) treasury settlement expenses, the remaining funds in the fee payment account are applied to pay the fees charged by entities that provide services or license intellectual property to the trusts. These fees principally include (i) a fee payable to the trustee for administering the Down-MACRO holding trust and the Down-MACRO tradeable trust, (ii) fees payable to independent accountants for the Down-MACRO holding and tradeable trusts, (iii) fees payable to the AMEX for acting as listing exchange agent and calculation agent, (iv) legal fees incurred by the Down-MACRO holding and tradeable trusts, (v) all other fees and expenses of third-party service providers incurred by or on behalf of the trusts, (vi) the fee payable to MacroMarkets LLC for acting as the administrative agent on behalf of the Down-MACRO holding trust and the Down-MACRO tradeable trust, which accrues at an annualized rate of 0.10% of the Down-MACRO Asset Amount, (vii) a fee payable to MacroMarkets LLC for sublicensing to the trusts the right to reference the settlement price of the Light Sweet Crude Oil Futures Contract and the NYMEX name, which accrues at an annualized rate not in excess of 0.065% of the Down-MACRO Asset Amount, (viii) a licensing fee payable to MacroMarkets LLC for the use of its intellectual property related to the patented MACROs structure, which accrues at an annualized rate of 0.10% on the Down-MACRO Asset Amount, (ix) a structuring fee payable to MacroMarkets LLC for structuring the transactions described in this prospectus, which accrues at an annualized rate of 0.20% on the Down-MACRO Asset Amount, and (x) a fee payable to MACRO Financial, LLC for acting as an additional marketing agent for the Down-MACRO holding and tradeable trusts, which accrues at an annualized rate of 0.35% of the Down-MACRO Asset Amount. These fees and expenses payable by the Down-MACRO holding trust accrue during each Calculation Period and are payable in arrears on each Distribution Payment Date or, at the direction of the administrative agent, on any Business Day occurring during each Calculation Period.

To the extent that the remaining Fee Deduction Amount after payment of expenses is insufficient to pay in full all of the fees, MacroMarkets LLC, MACRO Financial, LLC and MacroMarkets LLC will reduce the fees payable to each of them (other than the sublicensing fee payable to MacroMarkets under the NYMEX Sublicensing Agreement and amounts that MacroMarkets LLC has paid on behalf of the trusts to third-party service providers) to the extent necessary to allow the Down-MACRO holding trust to pay the other amounts that are due in full. If any deficiencies in the payment of the fees and expenses of the trust continue to exist after the waiver of these fees, these deficiencies will be paid by us, in our capacity as depositor for the trusts. On the Distribution Payment Date that follows the Distribution Date occurring in December of each calendar year, all funds remaining on deposit in the fee payment account after the expenses and fees of the Down-MACRO holding and tradeable trusts have been paid in full will be delivered by the trustee to us, in our capacity as depositor for the trusts.

Similarly, a Fee Deduction Amount for the Up-MACRO holding trust is applied on each Distribution Date to pay the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust, which are expected to be comparable to those of the Up-MACRO holding and tradeable trusts.

The trustee is also entitled to the transaction fees payable in connection with Paired Issuances and Paired Optional Redemptions. See "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution" and "— Paired Issuances."

Collections and Other Administrative Procedures

The trustee makes reasonable efforts to collect, on behalf of the Down-MACRO holding trust, all payments under the treasuries, the settlement contracts and the income distribution agreement and, on behalf of the Down-MACRO tradeable trust, all distributions on the Down-MACRO holding shares.

Calculations

On each Price Determination Day, the trustee will calculate the Underlying Value of the Down-MACRO holding trust and the Per Share Underlying Value of one Up-MACRO holding share and one Down-MACRO tradeable share and provide those values to the administrative agent for posting on the website maintained by the administrative agent at http://www.macromarkets.com not later than one hour prior to the commencement of trading on the AMEX or the applicable stock exchange on which the Up-MACRO tradeable shares are listed. The trustee then calculates and provides to the administrative agent and the calculation agent, within the time period agreed upon by the trustee, the administrative agent and the calculation agent, the amount of income realized on the treasuries in each of the Paired Holding Trusts and the amount of income allocable to each Down-MACRO and Up-MACRO holding trust. The trustee also calculates and provides to the administrative agent, within the time period agreed upon by the trustee and the administrative agent, the amount of Available Income in each of the Paired Holding Trusts and the Quarterly Distribution and Final Distribution to be made by each of the Paired Holding Trusts on each Distribution Date and passed through by the Down-MACRO tradeable trust. All calculations made by the trustee are conclusive and binding on the holders of the Paired Holding Shares and the Down-MACRO and Up-MACRO tradeable shares, absent manifest error.

Certain Matters Regarding Us, MacroMarkets LLC, MACRO Financial, LLC and the Trustee

Each Trust Agreement provides that we, MacroMarkets LLC, MACRO Financial, LLC, and any of our or their respective directors, officers, employees and agents will not incur any liability for taking any action, or omitting to take action, in good faith pursuant to that Trust Agreement or for errors in judgment, provided that neither we, MacroMarkets LLC or MACRO Financial, LLC, nor any person related to us, MacroMarkets LLC or MACRO Financial, LLC, will be protected against any liability that results:

•	from gross negligence, willful misfeasance or bad faith in the performance of our, MacroMarkets LLC's or MACRO Financial, LLC's duties; or

•	by reason of reckless disregard of our, MacroMarkets LLC's or MACRO Financial, LLC's respective obligations and duties under any Trust Agreement.

In addition, MacroMarkets LLC, in its capacity as administrative agent, is required to compensate the applicable Paired Holding Trust for any reduced income resulting from a violation by it of the requirements and conditions contained in Appendix D to this prospectus relating to transactions with affiliated persons.

Each Trust Agreement also provides that we, the trustee, and any of our or the trustee's respective directors, officers, members, managers, shareholders, employees, agents, affiliates (as defined in Regulation S-X of the Securities Act) and subsidiaries be:

•	entitled to indemnification by the related trust, and

•
held harmless against any loss, liability or expense incurred in connection with any legal action relating to that Trust Agreement and related transaction documents or the shares issued by the related trust, unless the loss, liability or expense incurred was a result of our, the trustee's or a related person's gross negligence, willful misfeasance, willful misconduct or bad faith (in our case) or negligence, willful misconduct or bad faith (in the case of the trustee) in the performance of our or the trustee's respective duties and obligations or by reason of the reckless disregard of these duties and obligations.

The trustee will not be liable for any indemnification provided to any person by the Down-MACRO holding trust, the Down-MACRO tradeable trust or us. Any indemnification expenses will be paid out of the Fee Deduction Amount, provided that any amounts payable to the trustee or related person in respect of indemnification may be payable in advance or shall be secured by a lien on the assets of the related holding trust. If the Fee Deduction Amount is insufficient to cover any such indemnification expenses, we will pay such indemnification expenses or, in the case of our own indemnification, we will waive the indemnification obligations owed to us.

In addition, each Trust Agreement provides that neither we nor the trustee will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to our or its respective responsibilities under that Trust Agreement or which in our or its opinion may involve us or it in any expense or liability. We and the trustee may, however, in our or its discretion take any such action which we or it may deem necessary or desirable with respect to the related Trust Agreement and the rights and duties of the parties and the interests of the shareholders under that Trust Agreement.

Any person into or with which the trustee may be merged or consolidated, or any person resulting from any merger or consolidation to which the trustee is a party, or any person succeeding to the business of the trustee, will be the successor of the trustee under the Trust Agreements provided that such successor shall be otherwise qualified and eligible under the provisions of the Trust Agreements.

Modification and Waiver

No amendment to any Trust Agreement may:

•	modify the formula for calculating Underlying Value or any defined terms related to that formula;

•	modify the number of Paired Holding Shares that constitute a MACRO Unit; or

•	modify the rule that one tradeable share will be issued for each holding share that is deposited into the applicable tradeable trust.

Without the written consent of each shareholder of any of the Paired Holding Trusts and the tradeable trusts that would be adversely affected, and subject to the restrictions outlined above, no amendment to any Trust Agreement may:

•	modify the amount or timing of any distributions that are required to be made on the Paired Holding Shares; or

•	reduce the percentage of shareholders that are required to consent to the foregoing amendment and the first two amendments in the next paragraph.

Subject to the restrictions outlined above, with the written consent of shareholders representing a majority of the Down-MACRO Aggregate Par Amount, we and the trustee may amend any Trust Agreement for the purpose of:

•	adding any provisions to or changing in any manner or eliminating any of the provisions of that Trust Agreement;

•	modifying in any manner the rights of the shareholders;

•
in the event that the NYMEX license is terminated by NYMEX or in accordance with its 5-year term and we and MacroMarkets are unable to renew such license on terms comparable to the existing license, and we are unable to obtain a license from the Dow Jones Energy Service, selecting any other Substitute Reference Oil Price as the new Applicable Reference Price of Crude Oil; or

•
in the event that the depositor and administrative agent default on their contractual obligations to pay the fees and expenses of the paired holding trusts that exceed 150 basis points (or 160 basis points until the second anniversary of the Closing Date), applying funds on deposit in the applicable paired holding trust to pay such excess fees and expenses.

If any such amendment is adopted and approved by each holder of the Down-MACRO holding shares, such amendment shall not be effective unless and until an identical amendment has been made to the Up-MACRO Holding Trust Agreement in accordance with the amendment provisions of that agreement.

Subject to the restrictions outlined above, we and the trustee may amend any of the Trust Agreements without notice to or consent of the shareholders:

•	to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision of any Trust Agreement;

•	to conform the provisions of the Trust Agreements to this prospectus and the related attachments to this prospectus;

•
to add to the covenants, restrictions or obligations of any entity under any Trust Agreement for the benefit of the shareholders or to modify any provisions of that Trust Agreement so long as such modification does not adversely affect the interests of the shareholders of that trust in any material respect;

•	to evidence and provide for the acceptance of appointment under any Trust Agreement of a successor trustee, a successor administrative agent or any successor marketing agent;

•
to modify the procedures for effecting Paired Issuances and Paired Optional Redemptions or for directing and settling creation orders, redemption orders and exchange orders in connection with an amendment to a Participants Agreement;

•
to modify the provisions of the Trust Agreements in accordance with any regulatory no-action or interpretive relief received from the Securities and Exchange Commission or the Commodity Futures Trading Commission;

•
in the event that the NYMEX license is terminated by NYMEX or in accordance with its 5-year term and we and MacroMarkets are unable to renew such license on terms comparable to the existing license, to negotiate a license with the Dow Jones Energy Service to use its West Texas Intermediate spot price as the new Applicable Reference Price of Crude Oil; and

•	to comply with any requirements imposed by the Code or any securities laws.

The holders of the Down-MACRO tradeable shares will be able to direct the trustee in the exercise of the voting rights associated with the Down-MACRO holding shares held on deposit in the Down-MACRO tradeable trust.

The trustee will not enter into any amendment or modification which would alter the status of the Down-MACRO tradeable trust as a grantor trust for federal income tax purposes or cause the Down-MACRO or Up-MACRO tradeable trust or either paired holding trust to be required to register as an investment company under the Investment Company Act of 1940, as amended, or to be regulated as a commodity pool under the Commodity Exchange Act, as amended.

Voting Rights

Each holder of Down-MACRO holding shares and Down-MACRO tradeable shares is entitled to vote, under the Trust Agreement pursuant to which such shares were issued, on the following matters:

•	any amendments requiring the prior written consent of shareholders under the applicable Trust Agreement, as described under "—Modification and Waiver;"

•	the termination of the trustee under the applicable Trust Agreement;

•	the appointment of a successor trustee under the applicable Trust Agreement;

•
approval of our and the administrative agent's selection of any Substitute Oil Price Provider and its related Substitute Reference Oil Price to serve as the Applicable Reference Price of Crude Oil, other than the Dow Jones Energy Service and its spot price for either West Texas Intermediate crude oil or Light Louisiana Sweet crude oil, which shall not require approval of the shareholders; and

•	use of trust assets to pay any fees and expenses in excess of the Fee Deduction Amount in the event that we default on our obligation to pay these excess fees and expenses.

Each holder of Down-MACRO tradeable shares is also entitled to vote on all matters on which holders of the underlying Down-MACRO holding shares are able to vote under the Down-MACRO Holding Trust Agreement. Each holder of Up-MACRO tradeable shares will be entitled to exercise the voting rights for the same number of Down-MACRO holding shares as the number of Down-MACRO tradeable shares owned by such holder.

Each holder's voting rights as of any date of determination will be based on the par amount of its Down-MACRO holding shares or tradeable shares, as applicable, relative to the aggregate par amount of all Down-MACRO holding or tradeable shares, as applicable, that remain outstanding on that date.

During any period when less than fifty percent (50%) of the outstanding Down-MACRO holding shares are held by the Down-MACRO tradeable trust, no votes may be held, no amendments that require shareholder consent may be declared effective and no consents or waivers may be solicited with respect to any matter on which the shareholders of the Down-MACRO holding trust are entitled to vote or provide their consent.

As described in this prospectus under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution," only Authorized Participants may exercise the right to direct the issuance and redemption of the Down-MACRO holding shares and the exchange of the Down-MACRO tradeable shares for the underlying Down-MACRO holding shares.

Reports to Shareholders

We prepare, on behalf of the Down-MACRO holding trust and the Down-MACRO tradeable trust, quarterly reports on Form 10-Q with respect to each calendar quarter and annual reports on Form 10-K with respect to each calendar year. The reports on Form 10-K include financial statements audited on behalf of the trusts by PricewaterhouseCoopers LLP, acting as the trusts' independent registered public accountants. The financial statements included in the Form 10-K are expected to reflect the consolidation of the Holding Trust by the Tradeable Trust. In addition, the settlement contracts are valued in such financial statements by the administrative agent at fair value. As there is no market for the settlement contracts, and no such market is expected to develop, the administrative agent determines the fair value of the settlement contracts by reference to various inputs, including the contractual amount due to or from the paired holding trust , applicable market indices, and the prices of transactions in Down-MACRO tradeable shares on the AMEX. As a result, the fair value of such contracts for financial reporting purposes may differ from the underlying value at which the Down-MACRO holding shares are redeemed or created, and such differences could be material. We also prepare current reports on Form 8-K. We file all such reports with the Securities and Exchange Commission. You may contact your broker to obtain paper copies of these reports.

Duties of the Trustee

Under the Trust Agreements, the duties of the trustee include:

•	causing the Paired Holding Trusts to make their required payments under the income distribution agreement and the settlement contracts;

•	making Quarterly Distributions and a Final Distribution to the holders of the Down-MACRO holding shares;

•
passing through the Quarterly Distributions and any Final Distribution to the holders of the Down-MACRO tradeable shares and administering Paired Optional Redemptions and delivering treasuries to redeeming shareholders on each Redemption Date in accordance with the provisions described under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution;"

•	administering each of the Paired Holding Trusts and the Down-MACRO tradeable trust;

•	paying the fees and expenses of each trust;

•	effecting Paired Issuances in accordance with the provisions described under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Paired Issuances;"

•
effecting Paired Optional Redemptions and the exchange of Down-MACRO tradeable shares for Down-MACRO holding shares in accordance with the provisions described under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution — Final Distributions in Paired Optional Redemptions;"

•	acting as the custodian for the treasuries and all other assets of each of the Paired Holding Trusts;

•	settling purchase orders for treasuries that are placed on behalf of the Down-MACRO holding trust by the administrative agent, in accordance with the directions of the administrative agent;

•
on each Price Determination Day, calculating the Underlying Value of the Down-MACRO holding trust and the Per Share Underlying Value of one Down-MACRO holding share and one Down-MACRO tradeable share and the other amounts specified in the Down-MACRO Holding Trust Agreement and providing these values to the administrative agent for posting on the website maintained by the administrative agent at http://www.macromarkets.com;

•
calculating, for each Distribution Date, the amount of Available Income on deposit in each of the Paired Holding Trusts, the payment due under the income distribution agreement and the Quarterly Distributions to be made on the Down-MACRO holding shares and passed through to the Down-MACRO tradeable shares;

•
calculating, in connection with each Redemption Date, Early Termination Date and the Final Scheduled Termination Date, the respective underlying values of the Paired Holding Trusts on the related Redemption Order Date or Price Determination Day, as applicable, the final payment due under the settlement contracts being settled on those dates and the Final Distribution to be made on the Down-MACRO holding shares and passed through, in the case of an Early Termination Date or the Final Scheduled Termination Date, to the Down-MACRO tradeable shares;

•	preparing any notices required under any of the Trust Agreements;

•	providing notification of the occurrence of certain Termination Triggers; and

•	performing all of the other obligations required of it under the Trust Agreements and the other transaction documents.

The trustee may engage any other persons to assist it with its duties under the Trust Agreements, but the trustee will remain liable to the shareholders for the performance of these duties.

The trustee does not make any representations as to the validity or sufficiency of any Trust Agreement, the shares issued by any of the trusts, the assets in any of the trusts, the settlement contracts, the income distribution agreement, the MACRO Licensing Agreement or any other related agreement, document or instrument. The trustee is required to perform only those duties specifically enumerated under the related Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form which the related Trust Agreement requires. However, the trustee is not responsible for the accuracy or content of any of these documents furnished to it under any Trust Agreement.

The trustee may be held liable under any Trust Agreement for its own grossly negligent action or failure to act, or for its own misconduct. However, the trustee is not personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the shareholders. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under any Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against any related risk or liability is not reasonably assured to it.

Duties of the Administrative Agent

Under the Trust Agreements, the administrative agent performs, or oversees the performance of, a number of duties including, among others:

•
directing the trustee in the acquisition of new treasuries for the Paired Holding Trusts on each Distribution Date and each Issuance Date, including placing the purchase orders for such treasuries, in accordance with the acquisition guidelines that are specified in the Trust Agreements for the Paired Holding Trusts and described in this prospectus under "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS — United States Treasury Obligations;"

•
selecting treasuries and repurchase agreements on treasuries to be delivered in connection with the settlement of the settlement contracts and in connection with Paired Optional Redemptions in accordance with the rules specified in the Trust Agreements;

•	processing redemption and creation orders for holding and tradeable shares from Authorized Participants;

•	directing the trustee in effecting Paired Optional Redemptions and Paired Issuances;

•	maintaining the website located at http://www.macromarkets.com, where you can obtain information about the performance of your Down-MACRO holding shares or your Down-MACRO tradeable shares; and

•	providing notification of the occurrence of certain Termination Triggers.

Trustee Termination Events

A "Trustee Termination Event" under the Down-MACRO or Up-MACRO Holding Trust Agreement consists of the following:

•
a failure to make any Quarterly Distribution in the amount determined in accordance with the calculations required to be made under the applicable Trust Agreement, to the extent that funds are available in the applicable holding trust to make those distributions, which failure continues unremedied for a period of five (5) or more Business Days;

•
a failure to distribute the proceeds of all of the assets of the applicable holding trust on the Final Scheduled Termination Date, which failure continues unremedied for a period of five (5) or more Business Days;

•
a failure to make any payment required to be made under the income distribution agreement or the settlement contracts, to the extent that the applicable holding trust has the funds available to make any such payment, which failure continues unremedied for a period of five (5) or more Business Days;

•
a failure by the trustee to observe or perform in any material respect any of its other covenants or obligations under the applicable Trust Agreement, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the trustee by us or by not less than 25% of the shareholders, voting by par amount;

•	the trustee becoming ineligible or incapable of acting as trustee under the related Trust Agreement; and

•
under the Down-MACRO Holding Trust Agreement, the occurrence of a Trustee Termination Event under the Down-MACRO Tradeable Trust Agreement, under the Up-MACRO Holding Trust Agreement or under the Up-MACRO Tradeable Trust Agreement as a result of which the trustee for such trust is terminated, and under the Up-MACRO Holding Trust Agreement, the occurrence of a Trustee Termination Event under the Up-MACRO Tradeable Trust Agreement, under the Down-MACRO Holding Trust Agreement or under the Down-MACRO Tradeable Trust Agreement as a result of which the trustee for such trust is terminated.

A "Trustee Termination Event" under the Down-MACRO or Up-MACRO Tradeable Trust Agreement consists of the following:

•
a failure to pass through to the shareholders any Quarterly Distribution received by the Down-MACRO or Up-MACRO tradeable trust to the extent that funds are received by the applicable tradeable trust to make those distributions, which failure continues unremedied for a period of five (5) or more Business Days;

•
a failure to pass through to the shareholders any Final Distribution received by the Down-MACRO or Up-MACRO tradeable trust, which failure continues unremedied for a period of five (5) or more Business Days;

•
a failure by the trustee to observe or perform in any material respect any of its other covenants or obligations under the applicable Trust Agreement, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the trustee by us or by not less than 25% of the shareholders, voting by par amount;

•	the trustee becoming ineligible or incapable of acting as trustee under the related Trust Agreement; and

•
under the Down-MACRO Tradeable Trust Agreement, the occurrence of a Trustee Termination Event under the Down-MACRO Holding Trust Agreement under the Up-MACRO Holding Trust Agreement or under the Up-MACRO Tradeable Trust Agreement as a result of which the trustee for such trust is terminated, and, under the Up-MACRO Tradeable Trust Agreement, the occurrence of a Trustee Termination Event under the Up-MACRO Holding Trust Agreement, under the Down-MACRO Holding Trust Agreement or under the Down-MACRO Tradeable Trust Agreement as a result of which the trustee for such trust is terminated.

So long as a Trustee Termination Event remains unremedied, we may and, at the direction of the required percentage of shareholders, we will terminate the trustee's rights and obligations under the applicable Trust Agreement. A successor trustee will succeed to all the responsibilities, duties and liabilities of the terminated trustee under the applicable Trust Agreement and will be entitled to similar compensation arrangements. If no successor trustee has been appointed and has accepted the appointment within the period specified in the applicable Trust Agreement after the delivery of a notice of removal, the terminated trustee may petition a court of competent jurisdiction for the appointment of a successor trustee with a net worth at the time of its appointment of at least $100,000,000. Pending that appointment, the terminated trustee is obligated to continue to act as trustee under the applicable Trust Agreement. Without the consent of a majority of the shareholders, voting by Par Amount, the compensation to be paid to the successor trustee may not be greater than the compensation paid to the terminated trustee under the applicable Trust Agreement.

Resignation of Trustee

The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted its appointment within a specified period, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee. A resignation of the trustee will not become effective until a successor trustee has been appointed and has accepted its appointment.

Removal and Resignation of Administrative Agent

The administrative agent may, upon written notice to us, resign at any time. The administrative agent may also be removed, with or without cause, at any time by us upon written notice. A resignation or removal of the administrative agent will not become effective until a successor administrative agent has been appointed and has accepted its appointment.

Termination of the Trusts

The Down-MACRO Tradeable Trust Agreement will be terminated, the Down-MACRO tradeable trust will be liquidated and your Down-MACRO tradeable shares will be redeemed upon the earlier to occur of the Final Scheduled Termination Date or an Early Termination Date. Upon the distribution of all assets remaining in the Down-MACRO tradeable trust to its shareholders, the trustee will wind up the activities and affairs of the Down-MACRO tradeable trust and cause its certificate of trust to be cancelled by filing a certificate of cancellation with the New York Secretary of State.

If we are adjudged to be insolvent or if we are liquidated or dissolved for any reason, this will not (1) result in a termination of any of the Trust Agreements, or the Down-MACRO holding trust, the Down-MACRO tradeable trust, the Up-MACRO holding trust or the Up-MACRO tradeable trust, (2) entitle our legal representatives or assigns to petition any court to partition or wind up all or any part of the Down-MACRO holding trust, the Down-MACRO tradeable trust, the Up-MACRO holding trust, the Up-MACRO tradeable trust or any of their respective properties or (3) otherwise affect the rights, obligations and liabilities of the trustee or the shareholders of any of the trusts.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following describes certain material United States federal income tax consequences of the purchase, ownership and disposition of Down-MACRO holding shares and Down-MACRO tradeable shares. This summary is based on the Code, final, temporary and proposed Treasury regulations, and Internal Revenue Service, or the "IRS," and judicial rulings, all as in effect on the date of this prospectus, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. Apart from the opinions expressed below, see "— Classification of the Down-MACRO Tradeable Trust" and "— Classification of the Down-MACRO Holding Trust," Tax Counsel (as identified below) provides no other opinion relating to United States federal income tax matters with respect to the holding trusts or holding shares or the tradeable trusts or tradeable shares.

This summary is addressed only to shareholders who hold those shares as capital assets and not as a hedge, a position in a "straddle" or other conversion transaction or as part of a "synthetic" security or other integrated financial transaction. This summary does not describe all of the tax consequences of purchasing, owning or disposing of shares that may be relevant to investors in light of their particular circumstances. For example, this summary does not address all United States federal income tax issues relating to shares that may be relevant to financial institutions, partnerships, tax-exempt organizations, insurance companies, dealers or traders in securities or currencies or persons whose functional currency is not the U.S. dollar. This discussion does not address alternative minimum tax consequences, nor does it address any state, local or foreign tax consequences of purchasing, owning or disposing of shares.

As used in this section, a "U.S. Holder" means a U.S. Person who is a beneficial owner of an Down-MACRO holding share or an Down-MACRO tradeable share. A "U.S. Person" means a person that is, for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a corporation created or organized in, or under the laws of, the United States, any state of the United States, or the District of Columbia,

•	an estate, the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more U.S. Persons have the authority to control all substantial decisions of the trust.

"Non-U.S. Persons" means persons (other than entities treated as domestic partnerships for United States federal income tax purposes) that are not U.S. Persons.

For United States federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including for this purpose any entity treated as a partnership for United States federal income tax purposes, generally depends upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of shares.

There is no authority directly on point dealing with securities such as Down-MACRO holding shares or Down-MACRO tradeable shares or the transactions of the type described in this prospectus, and the opinions of Tax Counsel are not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

It is strongly recommended that each prospective investor in Down-MACRO tradeable shares or Down-MACRO holding shares consult with its own tax advisor regarding the application of tax laws to its particular situation.

Classification of the Down-MACRO Tradeable Trust

In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to us ("Tax Counsel"), under current law, and based on the facts and assumptions set forth in such opinion, the Down-MACRO tradeable trust is classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation, and the remainder of this discussion assumes such classification. Accordingly, for United States federal income tax purposes, each holder of a Down-MACRO tradeable share is considered the beneficial owner of an undivided interest in Down-MACRO holding shares held by the Down-MACRO tradeable trust, and each such holder is required to include in its gross income its distributive share of income attributable to the Down-MACRO holding trust. No amount included in income with respect to a Down-MACRO tradeable share is eligible for the corporate dividends-received deduction, nor is the lower tax rates applicable to certain dividends received after December 31, 2002 apply to such income.

Classification of the Down-MACRO Holding Trust

Tax Counsel is of the opinion that, under current law, and based on the facts and assumptions set forth in such opinion, the Down-MACRO holding trust is classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation, and the remainder of this discussion assumes such classification. Partnerships are not subject to United States federal income tax. Rather, the taxable income of a partnership is allocated among its partners and included in their taxable income. If the Down-MACRO holding trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes, the Down-MACRO holding trust's taxable income would be subject to tax at regular corporate rates and such income would not flow through to its shareholders or to the shareholders of the Down-MACRO tradeable trust for reporting on their own returns. The imposition of tax at the Down-MACRO holding trust level would reduce the amounts available for distribution to its shareholders and the shareholders of the Down-MACRO tradeable trust.

Classification of Down-MACRO Tradeable Shares

For United States federal income tax purposes, each holder of an Down-MACRO tradeable share, as an owner of an interest in a grantor trust, is considered the beneficial owner of an undivided interest in Down-MACRO holding shares held by the Down-MACRO tradeable trust, and each such holder is required to include in its gross income its distributive share of the aggregate amount received on underlying Down-MACRO holding shares in the Down-MACRO tradeable trust.

Classification of Down-MACRO Holding Shares

For United States federal income tax purposes, each holder of an Down-MACRO holding share is considered to be a partner in the partnership constituted by the Down-MACRO holding trust. Each such shareholder is required to include in its gross income its distributive share of income attributable to the Down-MACRO holding trust.

Income and Deductions

A U.S. Holder of shares in the Down-MACRO tradeable or the Down-MACRO holding trust or the Down-MACRO holding trust is required to take into account in computing the U.S. Holder's United States federal income tax liability:

•
the U.S. Holder's distributive share of the income, gains, losses, deductions, credits and items of tax preference and other tax items of the Down-MACRO holding trust in which the U.S. Holder has directly or indirectly invested for any taxable year of the Down-MACRO holding trust ending within or with the taxable year of the U.S. Holder, without regard to whether any distribution from the Down-MACRO holding trust has been or will be received.

The Down-MACRO holding trust items of income and loss generally have the same character (ordinary or capital, short-term or long-term) and source in the hands of U.S. Holders as they have in the hands of the Down-MACRO holding trust. As a result of the rules governing the allocation of income, gains, deductions and losses explained more fully below and the various limitations on certain deductions, a U.S. Holder may recognize taxable income in advance of (and potentially in excess of) its receipt of any cash distributions with respect to its Down-MACRO tradeable shares or Down-MACRO holding shares, as the case may be.

Allocation of Down-MACRO Holding Trust Income, Gains and Losses

Under Section 704(b) of the Code:

•
a U.S. Holder's distributive share of an item of Down-MACRO holding trust income, gain, loss or deduction is determined in accordance with the U.S. Holder's "interest in the partnership" if the allocations of income, gain, loss and deduction under the Down-MACRO Holding Trust Agreement lack "substantial economic effect," and

•
each U.S. Holder is required to take into account such distributive share for each taxable year of the Down-MACRO holding trust on the holder's separate federal income tax return for the holder's taxable year that includes the last day of that taxable year of the Down-MACRO holding trust, except that if the U.S. Holder disposes of all of its Down-MACRO tradeable shares, or all of its Down-MACRO holding shares, the U.S. Holder are required to take into account such distributive share for the holder's taxable year that includes the date of disposition.

Final regulations promulgated under Section 704(b) of the Code contain intricate and detailed tests for determining whether allocations have "substantial economic effect." The allocations of income, gain, loss and deduction under the Down-MACRO Holding Trust Agreement are intended to meet these tests and, accordingly, we believe that the allocations under the Down-MACRO Holding Trust Agreement generally correspond to the U.S. Holders' interests in the Down-MACRO holding trust and, as a consequence, that such allocations should not be substantially modified if challenged by the IRS.

Payments or accruals of earnings on the United States Treasury obligations held as collateral by the Down-MACRO holding trust are taxable as ordinary income at the time those earnings accrue. Although not free from doubt because of the lack of direct authority, the Down-MACRO holding trust treats gain (or loss) recognized in respect to the settlement contracts as capital gain (or loss). The Down-MACRO holding trust treats payments received or made pursuant to the income distribution agreement as resulting in ordinary gain or loss; however, there can be no assurance that the IRS or a court will not treat them as capital gains or losses. Because the Down-MACRO holding trust is an accrual-basis taxpayer for United States federal income tax purposes, income that is recognized for United States federal income tax purposes accrues on Down-MACRO tradeable shares and Down-MACRO holding shares and is allocated to holders of Down-MACRO tradeable shares and Down-MACRO holding shares on a daily accrual basis, regardless of the U.S. Holder's method of accounting. Actual cash distributions on Down-MACRO tradeable shares or Down-MACRO holding shares in respect of such accrual income are not, however, separately reported as taxable income to the U.S. Holder at the time they are received. The Down-MACRO holding trust expects that its taxable year is a calendar year unless another taxable year is required by law.

In addition, non-corporate U.S. Holders are subject to the "miscellaneous itemized" deduction rules of Section 67 of the Code, and, as a result, deductions in respect of payments under the income distribution agreement, trustee fees, licensing fees, and other expenses associated with the Down-MACRO holding trust or the Down-MACRO tradeable trust are separately stated for each such U.S. Holder and deductible by it only to the extent such expenses, taken together with all other miscellaneous itemized deductions of each such U.S. Holder, exceed 2% of each such U.S. Holder's adjusted gross income. Furthermore, Section 68 of the Code further restricts the ability of an individual with an adjusted gross income in excess of certain specified amounts to deduct such investment expenses (and most other itemized deductions) (collectively, "Overall Limited Deductions"). Under that provision, Overall Limited Deductions in excess of 2% of adjusted gross income may be deducted only to the extent such Overall Limited Deductions exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specific amount or (ii) 80% of the amount of the Overall Limited Deductions otherwise allowable for the taxable year.

Limitation on Deductibility of Partnership Losses

A U.S. Holder is restricted from taking into account for United States federal income tax purposes any Down-MACRO holding trust loss in excess of such U.S. Holder's adjusted tax basis (calculated as described below) in its Down-MACRO tradeable shares or its Down-MACRO holding shares, as the case may be. In addition, United States federal income tax law restricts certain U.S. Persons, including individuals and certain non-corporate taxpayers and closely-held corporations, from taking into account for United States federal income tax purposes any Down-MACRO holding trust net loss in excess of the amounts for which such U.S. Holder is "at risk" with respect to its shares as of the end of the Down-MACRO holding trust's taxable year in which such loss occurred. The amount for which such a U.S. Holder is "at risk" with respect to its Down-MACRO tradeable shares or its Down-MACRO holding shares, as the case may be, generally is equal to its adjusted tax basis for such shares, less any amounts borrowed:

•	in connection with its acquisition of such shares for which it is not personally liable and for which it has pledged no property other than its shares,

•	from persons who have a proprietary interest in the Down-MACRO holding trust and from certain persons related to such persons or

•	for which the U.S. Holder is protected against loss through non-recourse financing, guarantees or similar arrangements.

A corporate taxpayer can utilize capital losses only to offset capital gains, with unused capital losses carried back three years and carried forward five years. Up to $3,000 of the excess of capital losses over capital gains in any year may be used to offset the ordinary income of non-corporate taxpayers, with any balance carried over indefinitely for use in subsequent years, subject to the same limitation.

Non-corporate investors (and certain closely-held corporations, personal service corporations and S corporations) are subject to the limitations on using losses from passive business activities to offset business income, salary income and portfolio income (e.g., interest, dividends, capital gains from portfolio investments, royalties, etc.). All, or substantially all, of the Down-MACRO holding trust's income may be treated as portfolio income for these purposes. Therefore, investors may not be able to use passive business losses (such as losses from limited partnership interests) to offset income from the Down-MACRO holding trust.

Sale, Exchange, or Redemption of Down-MACRO Tradeable Shares or Down-MACRO Holding Shares

Whereas changes in the value of the Applicable Reference Price of Crude Oil will not, in and of themselves, result in the recognition of income or loss by a U.S. Holder, the termination of one or more settlement contracts will result in the recognition of gain or loss by the Down-MACRO holding trust. In the case of a sale, exchange, redemption or other disposition of all or a portion of a U.S. Holder's Down-MACRO tradeable shares or Down-MACRO holding shares, as the case may be, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or other disposition and such U.S. Holder's tax basis in the shares. The amount realized is generally equal to the amount of the proceeds or cash distributions received in redemption (including any constructive cash distributions) and the U.S. Holder's adjusted tax basis in its shares. Any gain or loss recognized with respect to such a sale or redemption generally will be treated as capital gain or loss and will be long-term capital gain if such shares were held for more than one year. Long-term capital gains of individuals are generally taxed at preferential rates.

A U.S. Holder does not recognize loss upon the partial redemption of its shares. Upon a distribution (including a constructive distribution) in partial redemption of a U.S. Holder's shares, or any other distribution (or constructive distribution) other than a distribution in redemption of all of a U.S. Holder's shares, the U.S. Holder's adjusted tax basis in its shares will be reduced and gain will be recognized to the extent that the U.S. Holder's adjusted tax basis would have been reduced below zero, as described below in "— Adjusted Tax Basis for Down-MACRO Tradeable Shares and Down-MACRO holding shares." Because a U.S. Holder's tax basis in its shares is not adjusted to take into account the U.S. Holder's allocable share of the Down-MACRO holding trust's items of income or loss until the end of the Down-MACRO holding trust's taxable year, partial redemptions during the taxable year could result in taxable gain to a U.S. Holder even if the U.S. Holder's tax basis will be increased in respect of the U.S. Holder's share of Down-MACRO holding trust income for the taxable year and, as a result, no such gain would result if the same partial redemption were made at the end of the taxable year. Furthermore, in the case of a partial redemption, shares of the Down-MACRO holding trust's income or loss allocable to a U.S. Holder at the end of the taxable year will be taken into account by the U.S. Holder of the partially redeemed shares and will increase or decrease, as the case may be, such U.S. Holder's tax basis in its remaining shares as of the end of such taxable year. Gain or loss attributable to redemptions by Down-MACRO holding shareholders will be allocated to redeeming U.S. Holders under the Down-MACRO Holding and Tradeable Trust Agreements. The ability of a U.S. Holder to utilize a capital loss recognized on the sale of shares to offset ordinary income is limited.

Adjusted Tax Basis for Down-MACRO Tradeable Shares and Down-MACRO Holding Shares

A U.S. Holder's adjusted tax basis in its Down-MACRO tradeable shares or Down-MACRO holding shares, as the case may be, generally is equal to the amount of its initial capital contribution increased by (a) any additional capital contributions made by such U.S. Holder and (b) such U.S. Holder's allocable share of (i) items of Down-MACRO holding trust income and gain and (ii) indebtedness of the Down-MACRO holding trust. A U.S. Holder's adjusted tax basis in its shares generally is decreased, but not below zero, by such U.S. Holder's allocable share of (a) items of Down-MACRO holding trust deduction and loss, (b) in the case of a U.S. Holder of Down-MACRO tradeable shares, cash distributions by the Down-MACRO holding trust to the Down-MACRO tradeable trust and (c) any constructive distributions resulting from a reduction in such U.S. Holder's share of indebtedness of the Down-MACRO holding trust.

Adjustments to Basis in Down-MACRO Holding Trust Assets

The Code provides that the basis of partnership property is not adjusted upon the transfer of an interest in the partnership unless an election has been made under Section 754 of the Code or the partnership is subject to mandatory adjustments under Section 743(b) because it has a "substantial built-in loss" with respect to its assets immediately after such transfer (generally, in excess of $250,000) and certain exceptions do not apply. The Down-MACRO holding trust does not expect to make the election permitted by Section 754 of the Code and expects to qualify as a "securitization partnership" within the meaning of Section 743(f) of the Code and accordingly should qualify for an exception such that, even if it were to have a substantial built-in loss, the partnership should not be subject to mandatory adjustments. Given the absence of applicable authority with respect to the classification of partnerships as securitization partnerships, however, no assurance can be given that the IRS might not successfully assert that the Down-MACRO holding trust does not qualify as a securitization partnership. If it were determined that the Down-MACRO holding trust did not qualify as a securitization partnership and a substantial built-in loss were to exist at the time of a transfer of an Down-MACRO holding share the Down-MACRO holding trust would be subject to Section 743(b) adjustments.

If Section 743(b) adjustments were required to be made, a subsequent purchaser of either an Down-MACRO holding share or an Down-MACRO tradeable share would have its basis in such holder's share of the Down-MACRO holding trust's assets reduced by an amount equal to the difference between the purchaser's initial adjusted United States federal income tax basis in such share and such holder's proportionate share of the Down-MACRO holding trust's tax basis in its assets. Section 743(b) adjustments would be made in respect of each subsequent purchaser separately and would not affect any other shareholders. It is unclear, however, given the publicly traded nature of the Down-MACRO tradeable shares and the nature of the Down-MACRO holding trust's assets, how, as a practical matter, such adjustments would be tracked and applied, and accordingly, how shareholders might be affected.

Down-MACRO Holding Trust-Level Audits

Each U.S. Holder is required to treat partnership items on its tax return in a manner consistent with the treatment of the items on the Down-MACRO holding trust's tax return, except to the extent that the U.S. Holder notifies the IRS of any inconsistencies. It is possible that the federal information tax returns filed with the IRS by the Down-MACRO holding trust will be audited. Such an audit would generally be conducted at the holding trust level in a single proceeding rather than in separate proceedings with each partner. In any holding trust-level audit, the Down-MACRO holding trust will be represented by the trustee of the Down-MACRO holding trust as "tax matters partner." The Down-MACRO holding trust would bear the costs of any such audit. The tax matters partner would have the authority, among other things, to extend the applicable statute of limitations and enter into an administrative settlement with the IRS with regard to the Down-MACRO holding trust. Any such settlement by the Down-MACRO holding trust would not be binding upon any U.S. Holder who is timely identified to the IRS. However, the Down-MACRO Holding Trust Agreement provides that the U.S. Holders agree, to the extent permitted by law, not to take a position for tax purposes inconsistent with one taken by the Down-MACRO holding trust or by the tax matters partner. Under certain circumstances, U.S. Holders may have the right to participate (at their own expense) in litigation initiated by the trustee of the Down-MACRO holding trust and to initiate litigation with the IRS. Recently enacted legislation permits the IRS to determine, based on the partnership's return, whether to apply the holding trust-level procedures described above.

Investment Interest Limitation

Interest on any amount borrowed by a non-corporate investor to purchase shares, and interest expense incurred by the Down-MACRO holding trust, is "investment interest" and is subject to limitation on deductibility. In general, investment interest is deductible only to the extent of a taxpayer's "net investment income." For this purpose, "net investment income" includes net income from the Down-MACRO holding trust and other income from property held for investment (other than property that generates passive business income). However, long-term capital gain is excluded from the definition of net investment income unless the taxpayer makes a special election to treat such gain as ordinary income rather than long-term capital gain. Interest that is not deductible in the year incurred because of the investment interest limitation may be carried forward and deducted in a future year in which the taxpayer has sufficient investment income.

Syndication and Organizational Expenditures

Expenditures for the organization and syndication of partnerships are not deductible in the year in which they are paid or accrued. The amount of such expenditures that constitutes syndication expenditures is not deductible. The amount of such expenditure that constitutes organizational expenditures within the meaning of Section 709 of the Code generally may be amortized ratably over a period of 180 months. There can be no assurance that the IRS will not successfully assert that a portion of the amounts paid by the Down-MACRO holding trust to the trustee, us or others should be deemed to be a reimbursement for organizational expenditures or nondeductible syndication expenses. If the IRS were successful in such assertion, U.S. Holders could recognize income in respect of their shares in excess of the amounts of current income distributed to them.

Tax Shelter Regulations

In certain circumstances, a U.S. Holder of shares who disposes of the shares in a transaction resulting in the recognition by the holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction in accordance with regulations governing tax shelters and other potentially tax-motivated transactions (the "Tax Shelter Regulations"). Failure to make the required disclosure in tax returns and statements will result in significant penalties. Investors should consult their tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of their shares.

Information Reporting and Backup Withholding Tax

In general, income tax information with respect to Down-MACRO holding shares and Down-MACRO tradeable shares is reported to each shareholder on a Schedule K-1 to IRS Form 1065, which is expected to be mailed as promptly as possible following each calendar year, starting with the year 2008. Income tax information will also be reported on a Schedule K-1 to IRS Form 1065 for 2007, unless the IRS approves of the request we have made on behalf of the Down-MACRO tradeable trust to allow the trust to report to shareholders on IRS Form 1099 (and related information statements). Backup withholding tax may also apply to such payments if the U.S. Holder fails to comply with certain identification requirements.

Non-U.S. Holders

A "Non-U.S. Holder" means a holder other than a U.S. Holder. For United States federal income tax purposes, Non-U.S. Holders of shares who furnish a properly completed IRS Form W-8BEN, Form W-8ECT or W-8IMY, as applicable, should not be subject to withholding tax on their allocable share of payments or accruals of earnings on the United States Treasury obligations or payments received pursuant to the income distribution agreement or the settlement contracts. In addition, a Non-U.S. Holder generally is not subject to United States federal income taxation on capital gains earned in connection with holding, selling or redeeming shares where such Non-U.S. Holder:

•	does not have an office or fixed place of business in the U.S. and otherwise does not carry on a U.S. trade or business;

•	is not an individual who is present in the U.S. for 183 days or more in a taxable year or who has a "tax home" in the U.S. for U.S. federal income tax purposes; or

•	is not a former citizen of the U.S.

Backup Withholding

A Non-U.S. Holder who fails to establish its exemption from backup withholding by certifying its status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable, may be subject to backup withholding tax. Any amount withheld under the backup withholding rules will be allowed as a refund or a credit against such Non-U.S. Holder's federal income tax liability, if any, provided the required information is timely furnished by such Non-US. Holder to the IRS. Non-U.S. Holders should consult their tax advisors regarding the filing of a U.S. tax return for claiming a refund of any such backup withholding.

STATE TAX CONSEQUENCES

In addition to the federal income tax consequences described in "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES," you should consider the state income tax consequences of the acquisition, ownership, and disposition of the shares. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the shares.

CERTAIN ERISA CONSIDERATIONS

Down-MACRO Tradeable Sharess

The Down-MACRO tradeable shares offered in this prospectus meet the criteria of "publicly-offered securities" pursuant to the Plan Assets Regulation issued by the Department of Labor.

Although no assurances can be given, we expect that:

•	there will be no restrictions imposed on the transfer of the Down-MACRO tradeable shares;

•	the Down-MACRO tradeable shares will be held by at least 100 independent investors at the conclusion of this offering; and

•	the Down-MACRO tradeable shares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

If the Down-MACRO tradeable shares were to fail to meet the criteria of publicly-offered securities, the assets of the Down-MACRO tradeable trust could be deemed under ERISA to include the assets of any plans that invested in the Down-MACRO tradeable trust. In that event, transactions involving the Down-MACRO tradeable trust's assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Code, unless another exemption to the Plan Assets Regulation or a statutory or administrative exemption applies.

Prospective fiduciaries of a plan considering the purchase of Down-MACRO tradeable shares should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the shares with respect to their specific circumstances. Each plan fiduciary should take into account, among other considerations:

•	whether the fiduciary has the authority to make the investment,

•	the composition of the plan's portfolio with respect to diversification by type of asset,

•	the plan's funding objectives,

•	the tax effects of the investment,

•	whether the assets of the trust that are represented by the Down-MACRO tradeable shares would be considered plan assets, and

•
whether, under the general fiduciary standards of investment prudence and diversification an investment in the Down-MACRO tradeable shares is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

Any purchaser of Down-MACRO tradeable shares that is an insurance company using the assets of an insurance company general account should note that pursuant to Section 401(c) of ERISA, the Department of Labor issued regulations providing that the assets of an insurance company general account is not treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the offered shares without regard to the ERISA considerations described in this prospectus, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Down-MACRO Holding Shares

The Down-MACRO holding shares do not meet the criteria for "publicly-offered securities" or any other exception to the Plan Assets Regulation issued by the Department of Labor.

Accordingly, in order to prevent the assets of the Down-MACRO holding trust from being treated as assets of a plan that is subject to ERISA or the Code, investors using assets of any (i) "employee benefit plan" (as defined in Section 3(3) of ERISA), subject to Title I of ERISA, (ii) "plan" (as defined in Section 4975(e)(1) of the Code), subject to Section 4975 of the Code, including without limitation individual retirement accounts and Keogh plans, or (iii) entity whose underlying assets include plan assets by reason of such an employee benefit plan's or plan's investment in such entity, including without limitation, as applicable, an insurance company general account (each of (i), (ii) and (iii) a "Benefit Plan Investor"), are not permitted to acquire the Down-MACRO holding shares. Each investor in the Down-MACRO holding shares will be deemed to have represented that it is not a Benefit Plan Investor. Please note that only Authorized Participants may be allowed to exchange Down-MACRO tradeable shares for Down-MACRO holding shares and no Benefit Plan Investor (including, as applicable, an insurance company general account) can be an Authorized Participant.

Any purported purchase or transfer of any Down-MACRO holding share by a purchaser or to a transferee that is or becomes a Benefit Plan Investor shall be null and void ab initio.

Despite the foregoing, there can be no assurance that the assets of the Down-MACRO holding trust could never be deemed under ERISA to include the assets of any plans that invested in the Down-MACRO holding trust. In that event, transactions involving the Down-MACRO holding trust's assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Code unless another exemption to the Plan Assets Regulation or a statutory or administrative exemption to prohibited transaction rules applies.

PLAN OF DISTRIBUTION

The Down-MACRO holding trust and the Down-MACRO tradeable trust issue newly created Down-MACRO holding shares and Down-MACRO tradeable shares, as applicable, to Authorized Participants in Paired Issuances on a continuous basis. The Down-MACRO holding shares are issued solely as part of MACRO Units, each constituting 50,000 Down-MACRO holding shares and 50,000 Up-MACRO holding shares. Each MACRO Unit is issued by the Paired Holding Trusts in exchange for cash deposited into the Paired Holding Trusts in an amount equal to the combined Per Share Underlying Value of the Down-MACRO holding shares and the Up-MACRO holding shares, as measured on the date on which an order for Paired Holding Shares is received. Only Authorized Participants may place orders with the Down-MACRO holding trust (and, concurrently, with the Up-MACRO holding trust) for Paired Issuances, but the Down-MACRO holding shares may be transferred to persons who are "qualified institutional buyers" (as defined in Rule 144A of the Securities Act).

The Down-MACRO tradeable shares are issued in exchange for deposits of Down-MACRO holding shares into the Down-MACRO tradeable trust, either concurrently with a Paired Issuance or on any Business Day on which an Authorized Participant wishes to exchange its Down-MACRO holding shares for Down-MACRO tradeable shares. One Down-MACRO tradeable share is issued for each deposited Down-MACRO holding share. For a detailed description of Paired Issuances, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Paired Issuances."

Due to the fact that both Down-MACRO holding and tradeable shares can be issued on an ongoing basis, at any point during the life of the Down-MACRO holding trust or the Down-MACRO tradeable trust, as applicable, a continuous "distribution," within the meaning of the Securities Act, will be occurring. Authorized Participants, other broker-dealers and all other persons are cautioned that some of their activities result in their being deemed to be participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery requirements and liability provisions of the Securities Act. For example, an Authorized Participant or any other person will be deemed to be a statutory underwriter of the Down-MACRO holding shares if it deposits cash into the Down-MACRO holding trust and the Up-MACRO holding trust in exchange for MACRO Units, and after the issuance sells the Down-MACRO holding shares which were part of the MACRO Unit to its customers. An Authorized Participant or any other person will also be deemed to be a statutory underwriter of both Down-MACRO holding shares and Down-MACRO tradeable shares if after creating Down-MACRO holding shares the Authorized Participant deposits these Down-MACRO holding shares into the Down-MACRO tradeable trust, directs the issuance of Down-MACRO tradeable shares in exchange for these holding shares and subsequently sells the Down-MACRO tradeable shares to its customers; or if it couples the creation of a supply of new MACRO shares with an active selling effort involving the solicitation of secondary market demand for the shares. A determination of whether a particular market participant is a statutory underwriter must take into account all the facts and circumstances pertaining to the activities of that participant or its clients in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to the designation of a person as a statutory underwriter.

Investors that purchase Down-MACRO holding shares or Down-MACRO tradeable shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not "underwriters" but nonetheless are participating in a distribution (as contrasted to ordinary secondary trading transaction), and thus dealing with Down-MACRO holding shares or Down-MACRO tradeable shares that are part of an "unsold allotment" within the meaning of Section 4(3)(C) of the Securities Act, are unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act and, therefore, be subject to the prospectus delivery requirements of the Securities Act.

We intend to qualify the Down-MACRO holding shares and Down-MACRO tradeable shares in states selected by us and through broker-dealers who are members of the National Association of Securities Dealers, Inc. Investors intending to create or redeem MACRO Units or to direct the issuance of tradeable shares in exchange for holding shares through Authorized Participants in transactions not involving a broker-dealer registered in the respective investor's state of domicile or residence should consult their respective legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to that creation or redemption.

Authorized Participants will not receive from us or any of our affiliates any fees or other compensation in connection with the creation and sale of the Down-MACRO holding or tradeable shares. The Authorized Participants or their respective affiliates may receive customary compensation and brokerage fees from investors who purchase Down-MACRO holding or tradeable shares. The difference between the price paid by Authorized Participants as underwriters and the price paid to such Authorized Participants by investors will be deemed underwriting compensation. An Authorized Participant who directs a Paired Issuance is under no obligation to buy any specific number of MACRO Units and may sell the MACRO Units that it has purchased. In addition, an Authorized Participant is under no obligation to create or redeem MACRO Units at any time, and an Authorized Participant is under no obligation to offer to the public any shares that are part of a MACRO Unit which it did not create. In connection with any Paired Issuance, any Authorized Participant that creates a MACRO Unit will be deemed to be a statutory underwriter of the Paired Holding Shares and the Down-MACRO and Up-MACRO tradeable shares and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act. An Authorized Participant will be required to deliver a prospectus in connection with any transaction for which the Authorized Participant will be deemed a statutory underwriter.

The Down-MACRO tradeable trust is deemed to be a statutory underwriter of the Down-MACRO holding shares under the Securities Act and is subject to the prospectus delivery requirements and liability provisions of the Securities Act in connection with its participation in a "distribution" of Down-MACRO holding shares. In addition, each underwriter of Down-MACRO tradeable shares is also deemed to be an underwriter of the Down-MACRO holding shares.

The marketing agent is assisting us in (1) developing and executing a marketing plan for the Down-MACRO holding trust on an ongoing basis and (2) preparing marketing materials for the Down-MACRO holding shares. Fees are paid to the marketing agent by the trustee out of the Fee Deduction Amount as compensation for the services performed by it for the Down-MACRO holding trust and the Down-MACRO tradeable trust. MACRO Financial, LLC may from time to time compensate individual brokers and dealers who are NASD members, but who are not Authorized Participants, in connection with sales of the Down-MACRO holding or tradeable shares made by such brokers and dealers. The aggregate sum of the marketing agent's compensation, the administrative agent's compensation, any sales compensation paid by MACRO Financial, LLC to individual brokers and dealers, and any expenses reimbursable to the Marketing Agent and the administrative agent with regard to the sale of the Down-MACRO holding or tradeable shares, will, in no event, exceed the maximum amount of 10% of the gross proceeds of this offering.

The Down-MACRO tradeable shares are listed on the AMEX under the trading symbol DCR. The Down-MACRO holding shares are not and will not be listed on an exchange.

LEGAL OPINIONS

Certain legal matters relating to the Down-MACRO holding shares and Down-MACRO tradeable shares and certain federal income tax consequences have been passed upon for us, the MACRO trusts and MacroMarkets by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented and is currently representing us, MacroMarkets LLC and their affiliates in connection with other transactions.

EXPERTS

The Financial Statements of the Down-MACRO holding trust and the Consolidated Financial Statements of the Down-MACRO holding trust and the Down-MACRO tradeable trust each as of December 31, 2007, which are included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

GLOSSARY OF DEFINED TERMS

"Applicable Reference Price of Crude Oil" means, the settlement price of the Light Sweet Crude Oil Futures Contract, as established and reported by NYMEX on a per barrel basis in U.S. dollars at the end of each Price Determination Day based upon the trading that has occurred in that contract by open outcry and that has been published to the consolidated tape; provided, that if NYMEX abandons its open outcry format for the Light Sweet Crude Oil Futures Contract, the Applicable Reference Price of Crude Oil is based on trading of the Light Sweet Crude Oil Futures Contract on the substitute electronic trading platform established by NYMEX, and, in the event that the NYMEX license has been terminated by NYMEX and MacroMarkets and the depositor have successfully negotiated a license with a Substitute Oil Price Provider, the settlement price for the Substitute Reference Oil Price that is established for each Price Determination Day, as provided in such license.

"Authorized Participant" means an entity that:

•
is a registered broker-dealer and a member in good standing with the National Association of Securities Dealers, Inc., or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer or be a member of the National Association of Securities Dealers, Inc. in order to engage in securities transactions;

•	is a participant in DTC or has indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC participant;

•	is not a benefit plan investor for purposes of the Employee Retirement Income Security Act of 1974; and

•	has entered into a Participants Agreement.

"Available Income" means, on each Distribution Date, an amount calculated for each of the Paired Holding Trusts as all funds on deposit in the applicable holding trust on that Distribution Date after that trust has (i) set aside an amount equal to the Fee Deduction Amount to pay fees and expenses, (ii) paid or received a payment from the other Paired Holding Trust under the income distribution agreement and (iii) acquired treasuries with an aggregate purchase price equal to the aggregate par amount of its shares as of that Distribution Date.

If the Available Income of either Paired Holding Trust for any Calculation Period is a negative number, then the Available Income of that trust for the applicable Distribution Date will be equal to zero and that trust will not make any payments under the income distribution agreement or any Quarterly Distribution to its shareholders on that Distribution Date unless it was entitled to and received a portion of the other Paired Holding Trust's Available Income.

"Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions and stock exchanges in New York, New York are authorized or required by law, regulation or executive order to close.

"Calculation Period" means each period between Distribution Dates, beginning on (but excluding) the second Business Day prior to the preceding Distribution Date (or, in the case of the first Distribution Date, beginning on the first Issuance Date) and ending on (and including) the second Business Day prior to the current Distribution Date (or, in the case of the last Distribution Date, to and including the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date).

"Closing Date" means November 29, 2006.

"Code" means the Internal Revenue Code of 1986, as amended.

"Daily Fee Accrual" means, for any date of determination occurring during any Calculation Period for the Down-MACRO or Up-MACRO holding trust, the Down-MACRO or Up-MACRO Asset Amount, as applicable, multiplied by the Daily Fee Accrual Rate on that date. The sum of the Daily Fee Accruals for the Down-MACRO holding trust or the Up-MACRO holding trust for an entire Calculation Period is equal to the Fee Deduction Amount for that Calculation Period and that trust.

"Daily Fee Accrual Rate" means an annual rate equal to 1.60% until the second anniversary of the Closing Date and an annual rate of 1.50% for each succeeding year, divided by 365 or 366, depending on the actual number of days in the current year. These rates represent the annual rate at which the funds of each Paired Holding Trust are allocated to be used for the payment of each trust's fees and expenses.

"Daily Yield Rate" means for purposes of calculating the Down-MACRO Available Income Accrual and the Up-MACRO Available Income Accrual for each treasury on deposit in the applicable holding trust, the yield rate applicable to that treasury divided by either 365 or 366, depending upon the actual number of days in the current year. For purposes of this definition, the "yield rate" for each treasury is equal to its stated or implied interest or yield rate, if any, or any applicable discount rate, based on the date of purchase, the purchase price at which the applicable Paired Holding Trust acquired that treasury and, in the case of treasury repurchase agreements, the repurchase price.

"Designated Maturity" has the meaning described in "DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL — The NYMEX Division Light Sweet Crude Oil Futures Contract."

"Distribution Date" means the second Business Day preceding each Record Date.

"Distribution Payment Date" means the third Business Day of the month immediately following the month in which the related Distribution Date occurred.

"Down-MACRO Aggregate Par Amount" means an amount determined on any date by multiplying the aggregate number of Down-MACRO holding shares issued by the Down-MACRO holding trust, whether on the Closing Date or in Paired Issuances less any shares that were redeemed prior to that date, by the Par Amount.

"Down-MACRO Asset Amount" refers to the amount of assets on deposit in the Down-MACRO holding trust, calculated as of any date of determination occurring during a Calculation Period as the sum of:

•	the Down-MACRO Investment Amount

plus

•	the sum of the Down-MACRO Available Income Accruals for each elapsed day of that Calculation Period (not including the date of determination)

minus

•
the portion of those Down-MACRO Available Income Accruals that were distributed in connection with all Paired Optional Redemptions that have occurred during that Calculation Period prior to the date of determination plus

•
the portion of the proceeds of all Paired Issuances that have occurred during that Calculation Period prior to the date of determination that represent the aggregate Down-MACRO Available Income Accruals that would have accrued on the aggregate par amount of the Down-MACRO holding shares that were created in such Paired Issuances if such shares had been outstanding during the period from the last distribution date to the applicable Issuance Date.

The Down-MACRO Asset Amount on each Distribution Date will not be calculated as described above, but will instead be equal to the aggregate amount of funds on deposit in the Down-MACRO holding trust on that Distribution Date, including all interest, discount, principal and any other amounts received upon the maturity of its treasuries held by the Down-MACRO holding trust during the preceding Calculation Period.

"Down-MACRO Available Income Accrual" means, for any date of determination occurring during any Calculation Period, (i) the sum of, for each treasury on deposit in the Down-MACRO holding trust on that date, the product of the purchase price at which the trust acquired that treasury (or, in the case of any treasury that was not acquired at a discount, the par amount of that treasury) multiplied by the Daily Yield Rate applicable to that treasury minus (ii) the Daily Fee Accrual. If the result of the foregoing calculation is a negative number, then the Down-MACRO Available Income Accrual will be equal to zero.

"Down-MACRO Earned Income Accrual" means, for any date of determination occurring during any Calculation Period:

•
if on such date the Ending Level is below the Starting Level, the Down-MACRO Available Income Accrual for that date plus the product of (i) the Up-MACRO Available Income Accrual for that date and (ii) the Price Level Percentage Change on that date;

•
if on such date the Ending Level is above the Starting Level, the Down-MACRO Available Income Accrual for that date minus the product of (i) such Down-MACRO Available Income Accrual and (ii) the Price Level Percentage Change on that date; and

•	if on such date the Ending Level is equal to the Starting Level, the Down-MACRO Available Income Accrual for that date;

plus, if the date of determination is also an Issuance Date on which a net increase in the Down-MACRO Aggregate Par Amount has occurred after giving effect to all Paired Issuances and Paired Optional Redemptions on that date, the product of the number of Down-MACRO holding shares created on such date constituting such net increase and the income component of the Per Share Underlying Value of each such Down-MACRO Holding Share, representing the Down-MACRO Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Issuance Date, minus, if the date of determination is also a Redemption Date on which a net decrease in the Down-MACRO Aggregate Par Amount has occurred after giving effect to all Paired Optional Redemptions and Paired Issuances, the product of the number of Down-MACRO holding shares redeemed on such date constituting such net decrease and the income component of the Per Share Underlying Value of each such Down-MACRO Holding Share, representing the Down-MACRO Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Redemption Date.

The Down-MACRO Earned Income Accrual for each date of determination that is not a Price Determination Day is determined by reference to the Applicable Reference Price of Crude Oil on the last preceding Price Determination Day.

The Down-MACRO Earned Income Accrual for each Calculation Period equals the sum of the Down-MACRO Earned Income Accruals for each day of that Calculation Period.

"Down-MACRO Holding Trust Agreement"means the third amended and restated trust agreement, dated as of October 1, 2007, entered into by us, as depositor, State Street Bank and Trust Company, as trustee for the Down-MACRO holding trust, MacroMarkets LLC, as administrative agent and MACRO Financial, LLC, as marketing agent.

"Down-MACRO Investment Amount" equals, on any Distribution Date, the amount of cash that was actually invested on behalf of the Down-MACRO holding trust in treasuries on that Distribution Date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that Distribution Date. The "Down-MACRO Investment Amount" on any other date of determination occurring during any Calculation Period equals the aggregate par amount of the Down-MACRO holding shares that are outstanding on that date if the amount actually invested on the preceding Distribution Date was equal to the Down-MACRO Aggregate Par Amount on that date. If the amount actually invested on the last Distribution Date was less than the Down-MACRO Aggregate Par Amount, then the "Down-MACRO Investment Amount" for each date of determination of the ensuing Calculation Period will equal the amount that was actually invested divided by the number of Down-MACRO holding shares outstanding on that Distribution Date, multiplied by the number of Down-MACRO holding shares that are outstanding on that date of determination. Since the trustee is required to invest an amount equal to the Down-MACRO Aggregate Par Amount in treasuries on each Distribution Date, the Down-MACRO Investment Amount should be equal to the Down-MACRO Aggregate Par Amount, as increased and decreased by Paired Optional Redemptions and Paired Issuances, throughout the ensuing Calculation Period. The only case in which this is not true is if the Down-MACRO holding trust's Daily Fee Accrual Rate exceeded the Daily Yield Rate on its treasuries during one or more preceding Calculation Periods and the resulting deficiency was not made up with income realized by the Down-MACRO holding trust during other preceding Calculation Periods following a general rise in interest rates. If a deficiency does exist during a Calculation Period, this deficiency will be reflected in the Per Share Underlying Value at which Authorized Participants may create and redeem the Down-MACRO holding shares.

"Down-MACRO Tradeable Trust Agreement"means the third amended and restated trust agreement, dated as of October 1, 2007, entered into by us, as depositor, State Street Bank and Trust Company, as trustee for the Down-MACRO tradeable trust, MacroMarkets LLC, as administrative agent and MACRO Financial, LLC, as marketing agent.

"DTC" means The Depository Trust Company.

"Early Termination Date" means the next Distribution Date that follows the occurrence of a Termination Trigger.

"Ending Level" means, for each Price Determination Day, the price established and reported by NYMEX or the Substitute Oil Price Provider for the Applicable Reference Price of Crude Oil on that Price Determination Day.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fee Deduction Amount" means, for each Calculation Period and each Paired Holding Trust, an amount equal to the sum of, for each day during that Calculation Period, the Down-MACRO Asset Amount or the Up-MACRO Asset Amount, as applicable, as of that day multiplied by a daily fee accrual rate equal to an annual rate of 1.60% for the first two years following the Closing Date and an annual rate of 1.50% thereafter, divided by 365 or 366, depending upon the number of days in the current year.

"Final Distribution" means any distribution made in redemption of all or a portion of the Up-MACRO holding shares on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date, as described in "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution." The Final Distribution received by the Down-MACRO tradeable trust on the Down-MACRO holding shares it holds on deposit will be passed through by that trust to the holders of its Down-MACRO tradeable shares on the date of receipt.

"Final Scheduled Termination Date" means the Distribution Date scheduled to occur in December of 2026.

"Issuance Date" means the Business Day following each Issuance Order Date on which a Paired Issuance is effected, provided that, in the case of any creation order that is delivered on a Distribution Date or the Business Day following the Distribution Date, the "Issuance Date" is the third Business Day following the Issuance Order Date.

"Issuance Order Date" means the day on which an Authorized Participant delivers a creation order to the administrative agent directing a Paired Issuance.

"Light Sweet Crude Oil Futures Contract" means the NYMEX Division Light Sweet Crude Oil Futures Contract of the Designated Maturity.

"MACRO Unit" means 50,000 Up-MACRO holding shares and 50,000 Down-MACRO holding shares.

"MacroMarkets" means MacroMarkets LLC.

"NYMEX" means New York Mercantile Exchange, Inc.

"Paired Holding Shares" means the Down-MACRO holding shares and the Up-MACRO holding shares.

"Paired Holding Trusts" means the Down-MACRO holding trust and the Up-MACRO holding trust.

"Paired Issuance" means the issuance of Paired Holding Shares in MACRO Units as described in "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES—Paired Issuances."

"Paired Optional Redemption" means a redemption of the Paired Holding Shares in MACRO Units as described in "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution — Final Distributions in Paired Optional Redemptions."

"Par Amount" means for each Down-MACRO holding share or Down-MACRO tradeable share and each Up-MACRO holding share or Up-MACRO tradeable share a stated amount equal to $20 per share.

"Participants Agreement" means an agreement entered into by us, the entity or entities acting as the administrative agents and trustees of the Down-MACRO holding trust, the Up-MACRO holding trust, the Down-MACRO tradeable trust and the Up-MACRO tradeable trust and an Authorized Participant, that specifies procedures for the Paired Issuance and Paired Optional Redemption of Paired Holding Shares and procedures for the creation and exchange of tradeable shares for holding shares and holding shares for tradeable shares.

"Per Share Underlying Value" means, with respect to each date of determination occurring during any Calculation Period and (i) each Down-MACRO holding share, an amount calculated by dividing the Underlying Value of the Down-MACRO holding trust by the number of Down-MACRO holding shares outstanding on that date, (ii) each Up-MACRO holding share, an amount calculated by dividing the Underlying Value of the Up-MACRO holding trust by the number of Up-MACRO holding shares outstanding on that date, (iii)each Up-MACRO tradeable share, an amount equal to the Per Share Underlying Value of one Up-MACRO holding share on that date, and (iv) each Down-MACRO tradeable share, an amount equal to the Per Share Underlying Value of one Down-MACRO holding share on that date. The Per Share Underlying Value of an Down-MACRO tradeable share will always equal the Per Share Underlying Value of an Down-MACRO holding share.

"Price Determination Day" means each day on which the Applicable Reference Price of Crude Oil is established.

"Price Level Percentage Change" means, on any date, the absolute value of (x) the Ending Level of the Applicable Reference Price of Crude Oil on that date (or the last preceding Price Determination Day if the date of determination is not a Price Determination Day) minus the Starting Level of the Applicable Reference Price of Crude Oil divided by (y) the Starting Level.

"Quarterly Distribution" means, for each Distribution Date, the distribution to be made to the holders of the Down-MACRO holding shares that is described in "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Quarterly Distributions." The Quarterly Distribution received by the Down-MACRO tradeable trust on the Down-MACRO holding shares it holds on deposit will be passed through by that trust to the holders of its Down-MACRO tradeable shares on the date of receipt.

"Record Date" means the last Business Day of March, June, September and December of each year, commencing in December of 2006.

"Redemption Cash Component" means the funds that must be delivered by the Authorized Participant to the trustee in connection with any redemption in which treasuries are being delivered to make the Final Distribution and these treasuries, valued at their acquisition cost, represent a value in excess of the Per Share Underlying Value of the shares being redeemed.

"Redemption Date" means the Business Day following the Redemption Order Date on which a Paired Optional Redemption is effected or, in the event that the Redemption Order Date is a Distribution Date or the Business Day following the Distribution Date, on the third Business Day after the Redemption Order Date.

"Redemption Order Date" means any Business Day on which an Authorized Participant places an order for a Paired Optional Redemption.

"Redemption Percentage" means:

•	on any Redemption Order Date, a fraction, expressed as a percentage:

-
the numerator of which is the aggregate number of Down-MACRO holding shares that are being redeemed and the denominator of which is the aggregate number of Down-MACRO holding shares that are outstanding prior to the redemption, in the case of the Down-MACRO holding shares; and

-
the numerator of which is the aggregate number of Up-MACRO holding shares that are being redeemed and the denominator of which is the aggregate number of Up-MACRO holding shares that are outstanding prior to the redemption, in the case of the Up-MACRO holding shares; or

•	on the Final Scheduled Termination Date or an Early Termination Date, a percentage equal to 100%.

"Securities Act" means the United States Securities Act of 1933, as amended.

"Starting Level" means $60.00.

"Substitute Reference Oil Price" means the spot price for West Texas Intermediate Oil or the spot price for Light Sweet Louisiana Crude Oil generated by the Dow Jones Energy Service, or if we, in our capacity as the Depositor, are unable to obtain a license from the Dow Jones Energy Service, the crude oil price generated or determined by another Substitute Oil Price Provider.

"Substitute Oil Price Provider" means the Dow Jones Energy Service or any other price provider selected by the shareholders.

"Termination Triggers" has the meaning described in "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES — Termination Triggers."

"Trust Agreements" means the Down-MACRO Holding Trust Agreement, the Down-MACRO Tradeable Trust Agreement, the Up-MACRO Holding Trust Agreement and the Up-MACRO Tradeable Trust Agreement.

"Trustee Termination Event" has the meaning described in "DESCRIPTION OF THE TRUST AGREEMENTS — Trustee Termination Events."

"Underlying Value" of the Down-MACRO holding trust will equal, on any Price Determination Day occurring during any Calculation Period:

•	if the Ending Level of the Applicable Reference Price of Crude Oil on that Price Determination Day is below the Starting Level:

-	the sum of the Down-MACRO Earned Income Accruals for each day that has elapsed during such Calculation Period, up to and including the relevant Price Determination Day plus

-	the Down-MACRO Investment Amount on such day,

plus

-	the Up-MACRO Investment Amount on such day multiplied by the Price Level Percentage Change on the relevant for such day,

OR

•	if the Ending Level of the Applicable Reference Price of Crude Oil on that Price Determination Day is above the Starting Level:

-	the sum of the Down-MACRO Earned Income Accruals for any day that has elapsed during such Calculation Period, up to and including the relevant Price Determination Day,

plus

-	the Down-MACRO Investment Amount on such day,

minus

-	the Down-MACRO Investment Amount on such day multiplied by the Price Level Percentage Change for such day

OR

•
if the Ending Level of the Applicable Reference Price of Crude Oil on that Price Determination Day is equal to the Starting Level, the sum of the Down-MACRO Earned Income Accruals for each day that has elapsed during such Calculation Period, up to and including the relevant Price Determination Day plus the Down-MACRO Investment Amount on that day.

The Down-MACRO Underlying Value for any Price Determination Day that is followed by one or more days that are not Price Determination Days will include the Down-MACRO Earned Income Accruals for each of these days, calculated on the basis of the Applicable Reference Price of Crude Oil on the current Price Determination Day. The "Underlying Value" of the Up-MACRO holding trust on each day that is not a Price Determination Day will be equal to its Underlying Value on the last preceding Price Determination Day.

"Up-MACRO Aggregate Par Amount" means an amount determined on any date by multiplying the aggregate number of Up-MACRO holding shares issued by the Up-MACRO holding trust, on any Issuance Date, less any shares that were redeemed prior to that date, by the Par Amount.

"Up-MACRO Asset Amount" refers to the amount of assets on deposit in the Up-MACRO holding trust, calculated as of any date of determination occurring during Calculation Period as the sum of:

•	the Up-MACRO Investment Amount

plus

•	the sum of the Up-MACRO Available Income Accrual for each elapsed day of that Calculation Period (not including the date of determination)

minus

•
the portion of those Up-MACRO Available Income Accruals that were distributed in connection with all Paired Optional Redemptions that have occurred during that Calculation Period prior to the date of determination plus

•
the portion of the proceeds of all Paired Issuances that have occurred during that Calculation Period prior to the date of determination that represent the aggregate Up-MACRO Earned Available Accruals that would have accrued on the aggregate par amount of the Up-MACRO holding shares that were created in such Paired Issuances if such shares had been outstanding during the period from the last distribution date to the applicable Issuance Date.

The Up-MACRO Asset Amount on each Distribution Date will not be calculated as described above, but will instead be equal to the aggregate amount of funds on deposit in the Up-MACRO holding trust on that Distribution Date, including all interest, discount, principal and any other amounts received upon the maturity of its treasuries held by the Down-MACRO holding trust during the preceding Calculation Period.

"Up-MACRO Available Income Accrual" means, for any date of determination occurring during any Calculation Period, (i) the sum of, for each treasury on deposit in the Up-MACRO holding trust on that date, the product of the purchase price at which the trust acquired that treasury (or, in the case of any treasury that was not acquired at a discount, the par amount of that treasury) multiplied by the Daily Yield Rate applicable to that treasury minus (ii) the Daily Fee Accrual. If the result of the foregoing calculation is a negative number, then the Up-MACRO Available Income Accrual will be equal to zero.

"Up-MACRO Earned Income Accrual" means, for any date of determination occurring during any Calculation Period:

•
if on such date the Ending Level is above the Starting Level, the Up-MACRO Available Income Accrual for that date plus the product of (i) the Down-MACRO Available Income Accrual for that date and (ii) the Price Level Percentage Change on that date;

•
if on such date the Ending Level is below the Starting Level, the Up-MACRO Available Income Accrual for that date minus the product of (i) such Up-MACRO Available Income Accrual and (ii) the Price Level Percentage Change on that date; and

•	if on such date the Ending Level is equal to the Starting Level, the Up-MACRO Available Income Accrual for that date;

plus, if the date of determination is also an Issuance Date on which a net increase in the Up-MACRO Aggregate Par Amount has occurred after giving effect to all Paired Issuances and Paired Optional Redemptions on that date, the product of the number of Up-MACRO Holding Shares created on such date constituting such net increase and the income component of the Per Share Underlying Value of each such Up-MACRO Holding Share, representing the Up-MACRO Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Issuance Date;

minus, if the date of determination is also a Redemption Date on which a net decrease in the Up-MACRO Aggregate Par Amount has occurred after giving effect to all Paired Optional Redemptions and Paired Issuances on that date, the product of the number of Up-MACRO Holding Shares redeemed on such date constituting such net decrease and the income component of the Per Share Underlying Value of each such Up-MACRO Holding Share, representing the Up-MACRO Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Redemption Date.

The Up-MACRO Earned Income Accrual for each date of determination that is not a Price Determination Day is determined by reference to the Applicable Reference Price of Crude Oil on the last preceding Price Determination Day.

The Up-MACRO Earned Income Accrual for each Calculation Period equals the sum of the Up-MACRO Earned Income Accruals for each day of that Calculation Period.

"Up-MACRO Holding Trust Agreement"means the third amended and restated trust agreement, dated as of October 1, 2007, entered into by us, as depositor, State Street Bank and Trust Company, as trustee for the Up-MACRO holding trust, MacroMarkets LLC, as administrative agent, and MACRO Financial, LLC, as marketing agent.

"Up-MACRO Investment Amount" equals, on any Distribution Date, the amount of cash that was actually invested on behalf of the Up-MACRO holding trust in treasuries on that Distribution Date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that Distribution Date. The "Up-MACRO Investment Amount" on any other date of determination occurring during any Calculation Period equals the aggregate par amount of the Up-MACRO holding shares that are outstanding on that date if the amount actually invested on the preceding Distribution Date was equal to the Up-MACRO Aggregate Par Amount on that date. If the amount actually invested on the last Distribution Date was less than the Up-MACRO Aggregate Par Amount, then the "Up-MACRO Investment Amount" for each date of determination of the ensuing Calculation Period will equal the amount that was actually invested divided by the number of Up-MACRO holding shares outstanding on that Distribution Date, multiplied by the number of Up-MACRO holding shares that are outstanding on that date of determination. Since the trustee is required to invest an amount equal to the Up-MACRO Aggregate Par Amount in treasuries on each Distribution Date, the Up-MACRO Investment Amount should be equal to the Up-MACRO Aggregate Par Amount, as increased and decreased by Paired Optional Redemptions and Paired Issuances, throughout the ensuing Calculation Period. The only case in which this is not true is if the Up-MACRO holding trust's Daily Fee Accrual Rate exceeded the Daily Yield Rate on its treasuries during one or more preceding Calculation Periods and the resulting deficiency was not made up with income realized by the Up-MACRO holding trust during other preceding Calculation Periods following a general rise in interest rates. If a deficiency does exist during a Calculation Period, this deficiency is reflected in the Per Share Underlying Value at which Authorized Participants may create and redeem the Up-MACRO holding shares.

"Up-MACRO Tradeable Trust Agreement"means the third amended and restated trust agreement, dated as of October 1, 2007, entered into by us, as depositor, State Street Bank and Trust Company, as trustee for the Up-MACRO tradeable trust, MacroMarkets LLC, as administrative agent and MACRO Financial, LLC, as marketing agent.

"Value" means, with respect to each treasury, the purchase price at which the applicable Paired Holding Trust acquired that treasury plus all interest and/or discount accrued on that treasury since its acquisition date.

Appendix A

Hypothetical Scenarios

As discussed in the preceding sections of this prospectus, Quarterly Distributions and the Final Distribution on your Up-MACRO holding shares or your Up-MACRO tradeable shares depend upon the Underlying Value of the Up-MACRO holding trust. The Underlying Value of the Up-MACRO holding trust at any time depends on the level of the Applicable Reference Price of Crude Oil. It is not possible to show all possible payment scenarios on Up-MACRO holding and tradeable shares, because we cannot predict future fluctuations in the level of the Applicable Reference Price of Crude Oil or the prevailing interest and discount rates associated with the treasuries deposited in the paired holding trusts at any particular point in time. However, to illustrate the unique structural and performance characteristics of the Up-MACRO holding and tradeable shares, we have created fifteen different hypothetical scenarios to show the hypothetical performance of one Up-MACRO holding or tradeable share.

The tables that follow illustrate the performance of one Up-MACRO holding or tradeable share under various scenarios based on different assumptions about the level of the Applicable Reference Price of Crude Oil and the yield on the treasuries in the paired holding trusts. For presentation purposes only, we have assigned hypothetical values to the Applicable Reference Price of Crude Oil and hypothetical yields on the treasuries in the paired holding trusts to illustrate different possible performance scenarios. We have set the beginning value of the Applicable Reference Price of Crude Oil at $60.00, which is the level of the Applicable Reference Price of Crude Oil on the closing date, to facilitate comparisons between the level of the Applicable Reference Price of Crude Oil on the closing date and the level of the Applicable Reference Price of Crude Oil on subsequent dates. The levels of the Applicable Reference Price of Crude Oil contained in the tables do not represent the actual levels of the Applicable Reference Price of Crude Oil at any particular point in time and are not predictions about the future levels of the Applicable Reference Price of Crude Oil.

The tables that follow present fifteen different hypothetical scenarios. The following matrix represents the various scenarios covered by the fifteen hypothetical tables:

Price Levels	Interest Rate Scenarios
	Interest Rates Rise	Interest Rates Fall	Interest Rates Remain Constant
Price Increases	Table 1	Table 2	Table 3
Price Decreases	Table 4	Table 5	Table 6
Price is Volatile with No Net Change	Table 7	Table 8	Table 9
Price is Volatile with a Net Decrease	Table 10	Table 11	Table 12
Price is Volatile with a Net Increase	Table 13	Table 14	Table 15

Each of the following hypothetical tables is based on the following assumptions:

•	the current starting level of the Applicable Reference Price of Crude Oil on the closing date is $60.00;

•	the final scheduled termination date is April 30, 2010;

•
on each distribution date, the amounts passed through by the Up-MACRO tradeable trust to holders of the Up-MACRO tradeable shares are equal to the amounts distributed by the Up-MACRO holding trust to the Up-MACRO tradeable trust on the Up-MACRO holding shares held by the Up-MACRO tradeable trust;

•	the Up-MACRO Aggregate Par Amount is equal to the Down-MACRO Aggregate Par Amount;

Appendix A

•	a $3 change in the Applicable Reference Price of Crude Oil results in a $1.00 change in the Underlying Value of the Up-MACRO holding trust;

•	the Underlying Value of each paired holding trust is calculated as of the period indicated in the related hypothetical table and does not reflect earnings or fees and expenses of the applicable trust;

•	no paired optional redemptions will occur prior to the final scheduled termination date;

•	no subsequent issuances will occur during the period from the closing date to the final scheduled termination date;

•	no Termination Triggers will occur during the period from the closing date to the final scheduled termination date;

•	all of the Up-MACRO holding shares have been deposited into the Up-MACRO tradeable trust and all of the Down-MACRO holding shares have been deposited into the Down-MACRO tradeable trust;

•
on the closing date, the portion of the Underlying Value of the Up-MACRO holding trust allocable to one Up-MACRO holding share is $20.00 and the portion of the Underlying Value of the Down-MACRO holding trust allocable to one Down-MACRO holding share is $20.00;

•	the number of Up-MACRO holding shares equals the number of Up-MACRO tradeable shares and the number of Down-MACRO holding shares equals the number of Down-MACRO tradeable shares;

•	the aggregate annual fees for the Up-MACRO holding trust, including MSR's licensing fee, the trustee's fee and the expenses of the Up-MACRO tradeable trust, will be equal to 1.60% per annum; and

•	the aggregate annual fees for the Down-MACRO holding trust, including MSR's licensing fee, the trustee's fee and the expenses of the Down-MACRO tradeable trust, will be equal to 1.60% per annum.

You should note that the concept of Underlying Value as well as the realization of Available Income and the accrual of fees are associated with the paired holding trusts, rather than the Up-MACRO tradeable trust or the Down-MACRO tradeable trust. However, for purposes of the hypothetical tables presented below, we have related these concepts to both the paired holding shares and the Up-MACRO and Down-MACRO tradeable trust. No additional assumptions need to be made in order to relate these concepts to the Up-MACRO tradeable shares, because the Up-MACRO tradeable shares and the Down-MACRO tradeable shares receive only pass-through distributions of amounts distributed by the Up-MACRO holding trust and the Down-MACRO holding trust, respectively.

As an example of the way the MACRO trusts function in a scenario in which the available income are insufficient to pay the quarterly fees of the trusts, we refer you to the hypothetical table on page B-2. In that hypothetical table, during the months July 2005 to April 2010 the available income did not suffice to pay the daily fees which caused the reduction of the par amount and, accordingly, the underlying value. As soon as the treasuries earnings increased above the level of the quarterly fees and available income accruals were created, as was the case in September 2004, the available income accruals were used to increase the par amount, which would continue until the par amount reached its original value.

Appendix A

Hypothetical Table 1: Price Increases and Interest Rates Rise
The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil and the interest rate on the treasuries held in the paired holding trusts have each increased steadily from the closing date through the final scheduled termination date.

Quarter Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up- MACRO Share	Down- MACRO Share			Up- MACRO share	Down- MACRO share	Up- MACRO share	Down- MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
July 31, 2005	$60.00	3.00%					$20.00	$20.00			-	-	$20.00	$20.00
October 31, 2005	$61.50	3.10%	$0.080	$0.080	2.50%	2.50%	$20.50	$19.50	$0.07	$0.07	$0.07	$0.07	$20.57	$19.57
January 31, 2006	$63.00	3.20%	$0.080	$0.080	5.00%	2.44%	$21.00	$19.00	$0.08	$0.07	$0.15	$0.14	$21.08	$19.07
April 30, 2006	$64.50	3.30%	$0.080	$0.080	7.50%	2.38%	$21.50	$18.50	$0.09	$0.07	$0.24	$0.21	$21.59	$18.57
July 31, 2006	$66.00	3.40%	$0.080	$0.080	10.00%	2.33%	$22.00	$18.00	$0.09	$0.08	$0.33	$0.29	$22.09	$18.08
October 31, 2006	$67.50	3.50%	$0.080	$0.080	12.50%	2.27%	$22.50	$17.50	$0.10	$0.08	$0.43	$0.37	$22.60	$17.58
January 31, 2007	$69.00	3.60%	$0.080	$0.080	15.00%	2.22%	$23.00	$17.00	$0.11	$0.08	$0.54	$0.45	$23.11	$17.08
April 30, 2007	$70.50	3.70%	$0.080	$0.080	17.50%	2.17%	$23.50	$16.50	$0.12	$0.08	$0.66	$0.53	$23.62	$16.58
July 31, 2007	$72.00	3.80%	$0.080	$0.080	20.00%	2.13%	$24.00	$16.00	$0.13	$0.08	$0.78	$0.62	$24.13	$16.08
October 31, 2007	$73.50	3.90%	$0.080	$0.080	22.50%	2.08%	$24.50	$15.50	$0.13	$0.09	$0.92	$0.70	$24.63	$15.59
January 31, 2008	$75.00	4.00%	$0.080	$0.080	25.00%	2.04%	$25.00	$15.00	$0.14	$0.09	$1.06	$0.79	$25.14	$15.09
April 30, 2008	$76.50	4.10%	$0.080	$0.080	27.50%	2.00%	$25.50	$14.50	$0.15	$0.09	$1.22	$0.87	$25.65	$14.59
July 31, 2008	$78.00	4.20%	$0.080	$0.080	30.00%	1.96%	$26.00	$14.00	$0.16	$0.09	$1.38	$0.96	$26.16	$14.09
October 31, 2008	$79.50	4.30%	$0.080	$0.080	32.50%	1.92%	$26.50	$13.50	$0.17	$0.09	$1.55	$1.05	$26.67	$13.59
January 31, 2009	$81.00	4.40%	$0.080	$0.080	35.00%	1.89%	$27.00	$13.00	$0.18	$0.09	$1.73	$1.14	$27.18	$13.09
April 30, 2009	$82.50	4.50%	$0.080	$0.080	37.50%	1.85%	$27.50	$12.50	$0.19	$0.09	$1.93	$1.23	$27.69	$12.59
July 31, 2009	$84.00	4.60%	$0.080	$0.080	40.00%	1.82%	$28.00	$12.00	$0.20	$0.09	$2.13	$1.31	$28.20	$12.09
October 31, 2009	$85.50	4.70%	$0.080	$0.080	42.50%	1.79%	$28.50	$11.50	$0.21	$0.09	$2.34	$1.40	$28.71	$11.59
January 31, 2010	$87.00	4.80%	$0.080	$0.080	45.00%	1.75%	$29.00	$11.00	$0.22	$0.09	$2.57	$1.48	$29.22	$11.09
April 30, 2010	$88.50	4.90%	$0.080	$0.080	47.50%	1.72%	$29.50	$10.50	$0.24	$0.08	$2.80	$1.57	$29.74	$10.58

(1) “Price Level” refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.60% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.
(4) “Underlying Value” is a concept that is used in the prospectus in relation to the paired holding trusts. The Underlying Value of the paired holding trust on any date represents the total amount of assets in both paired trusts to which the first trust is entitled under the settlement contract. For purposes of this table, when we refer to the “underlying value” of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) “Income Distributions” is calculated by multiplying the Price Level Change since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.
(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Cumulative Returns” is calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to Cumulative Income Less Fees for the related quarterly period (see related columns above).
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 2: Price Increases and Interest Rates Fall
The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has increased steadily and the interest rate on the treasuries held in the paired holding trusts has decreased steadily from the closing date through the final scheduled termination date.

Quarter Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up- MACRO Share	Down- MACRO Share			Up- MACRO share	Down- MACRO share	Up- MACRO share	Down- MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
July 31, 2005	$60.00	3.00%					$20.00	$20.00			-	-	$20.00	$20.00
October 31, 2005	$61.50	2.90%	$0.080	$0.080	2.50%	2.50%	$20.50	$19.50	$0.07	$0.07	$0.07	$0.07	$20.57	$19.57
January 31, 2006	$63.00	2.80%	$0.080	$0.080	5.00%	2.44%	$21.00	$19.00	$0.07	$0.06	$0.14	$0.13	$21.07	$19.06
April 30, 2006	$64.50	2.70%	$0.080	$0.080	7.50%	2.38%	$21.50	$18.50	$0.06	$0.06	$0.20	$0.19	$21.56	$18.56
July 31, 2006	$66.00	2.60%	$0.080	$0.080	10.00%	2.33%	$22.00	$18.00	$0.06	$0.05	$0.27	$0.24	$22.06	$18.05
October 31, 2006	$67.50	2.50%	$0.080	$0.080	12.50%	2.27%	$22.50	$17.50	$0.06	$0.04	$0.32	$0.28	$22.56	$17.54
January 31, 2007	$69.00	2.40%	$0.080	$0.080	15.00%	2.22%	$23.00	$17.00	$0.05	$0.04	$0.37	$0.32	$23.05	$17.04
April 30, 2007	$70.50	2.30%	$0.080	$0.080	17.50%	2.17%	$23.50	$16.50	$0.05	$0.03	$0.42	$0.35	$23.55	$16.53
July 31, 2007	$72.00	2.20%	$0.080	$0.080	20.00%	2.13%	$24.00	$16.00	$0.04	$0.03	$0.46	$0.38	$24.04	$16.03
October 31, 2007	$73.50	2.10%	$0.080	$0.080	22.50%	2.08%	$24.50	$15.50	$0.04	$0.02	$0.50	$0.40	$24.54	$15.52
January 31, 2008	$75.00	2.00%	$0.080	$0.080	25.00%	2.04%	$25.00	$15.00	$0.03	$0.02	$0.53	$0.42	$25.03	$15.02
April 30, 2008	$76.50	1.90%	$0.080	$0.080	27.50%	2.00%	$25.50	$14.50	$0.03	$0.01	$0.56	$0.43	$25.53	$14.51
July 31, 2008	$78.00	1.80%	$0.080	$0.080	30.00%	1.96%	$26.00	$14.00	$0.02	$0.01	$0.58	$0.45	$26.02	$14.01
October 31, 2008	$79.50	1.70%	$0.080	$0.080	32.50%	1.92%	$26.50	$13.50	$0.01	$0.01	$0.59	$0.45	$26.51	$13.51
January 31, 2009	$81.00	1.60%	$0.080	$0.080	35.00%	1.89%	$27.00	$13.00	$0.01	$0.00	$0.59	$0.46	$27.01	$13.00
April 30, 2009	$82.50	1.50%	$0.080	$0.080	37.50%	1.85%	$27.50	$12.50	$0.00	$0.00	$0.59	$0.46	$27.50	$12.50
July 31, 2009	$84.00	1.40%	$0.080	$0.080	40.00%	1.82%	$28.00	$12.00	$0.00	$0.00	$0.59	$0.46	$28.00	$12.00
October 31, 2009	$85.50	1.30%	$0.080	$0.080	42.50%	1.79%	$28.49	$11.49	$0.00	$0.00	$0.59	$0.46	$28.49	$11.49
January 31, 2010	$87.00	1.20%	$0.080	$0.080	45.00%	1.75%	$28.97	$10.97	$0.00	$0.00	$0.59	$0.46	$28.97	$10.97
April 30, 2010	$88.50	1.10%	$0.080	$0.080	47.50%	1.72%	$29.45	$10.45	$0.00	$0.00	$0.59	$0.46	$29.45	$10.45

(1) “Price Level” refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.60% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.
(4) “Underlying Value” is a concept that is used in the prospectus in relation to the paired holding trusts. The Underlying Value of the paired holding trust on any date represents the total amount of assets in both paired trusts to which the first trust is entitled under the settlement contract. For purposes of this table, when we refer to the “underlying value” of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) “Income Distributions” is calculated by multiplying the Price Level Change since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.
(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Cumulative Returns” is calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to Cumulative Income Less Fees for the related quarterly period (see related columns above).
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 3: Price Increases and Interest Rates Remain Constant
The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has increased steadily and the interest rate on the treasuries held in the paired holding trusts has not changed from the closing date through the final scheduled termination date.

Quarter Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up- MACRO Share	Down- MACRO Share			Up- MACRO share	Down- MACRO share	Up- MACRO share	Down- MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
July 31, 2005	$60.00	3.00%					$20.00	$20.00			-	-	$20.00	$20.00
October 31, 2005	$61.50	3.00%	$0.080	$0.080	2.50%	2.50%	$20.50	$19.50	$0.07	$0.07	$0.07	$0.07	$20.57	$19.57
January 31, 2006	$63.00	3.00%	$0.080	$0.080	5.00%	2.44%	$21.00	$19.00	$0.07	$0.07	$0.15	$0.13	$21.07	$19.07
April 30, 2006	$64.50	3.00%	$0.080	$0.080	7.50%	2.38%	$21.50	$18.50	$0.08	$0.06	$0.22	$0.20	$21.58	$18.56
July 31, 2006	$66.00	3.00%	$0.080	$0.080	10.00%	2.33%	$22.00	$18.00	$0.08	$0.06	$0.30	$0.26	$22.08	$18.06
October 31, 2006	$67.50	3.00%	$0.080	$0.080	12.50%	2.27%	$22.50	$17.50	$0.08	$0.06	$0.38	$0.32	$22.58	$17.56
January 31, 2007	$69.00	3.00%	$0.080	$0.080	15.00%	2.22%	$23.00	$17.00	$0.08	$0.06	$0.46	$0.38	$23.08	$17.06
April 30, 2007	$70.50	3.00%	$0.080	$0.080	17.50%	2.17%	$23.50	$16.50	$0.08	$0.06	$0.54	$0.44	$23.58	$16.56
July 31, 2007	$72.00	3.00%	$0.080	$0.080	20.00%	2.13%	$24.00	$16.00	$0.08	$0.06	$0.62	$0.50	$24.08	$16.06
October 31, 2007	$73.50	3.00%	$0.080	$0.080	22.50%	2.08%	$24.50	$15.50	$0.09	$0.05	$0.71	$0.55	$24.59	$15.55
January 31, 2008	$75.00	3.00%	$0.080	$0.080	25.00%	2.04%	$25.00	$15.00	$0.09	$0.05	$0.80	$0.60	$25.09	$15.05
April 30, 2008	$76.50	3.00%	$0.080	$0.080	27.50%	2.00%	$25.50	$14.50	$0.09	$0.05	$0.89	$0.65	$25.59	$14.55
July 31, 2008	$78.00	3.00%	$0.080	$0.080	30.00%	1.96%	$26.00	$14.00	$0.09	$0.05	$0.98	$0.70	$26.09	$14.05
October 31, 2008	$79.50	3.00%	$0.080	$0.080	32.50%	1.92%	$26.50	$13.50	$0.09	$0.05	$1.07	$0.75	$26.59	$13.55
January 31, 2009	$81.00	3.00%	$0.080	$0.080	35.00%	1.89%	$27.00	$13.00	$0.09	$0.05	$1.16	$0.80	$27.09	$13.05
April 30, 2009	$82.50	3.00%	$0.080	$0.080	37.50%	1.85%	$27.50	$12.50	$0.10	$0.04	$1.26	$0.84	$27.60	$12.54
July 31, 2009	$84.00	3.00%	$0.080	$0.080	40.00%	1.82%	$28.00	$12.00	$0.10	$0.04	$1.36	$0.88	$28.10	$12.04
October 31, 2009	$85.50	3.00%	$0.080	$0.080	42.50%	1.79%	$28.50	$11.50	$0.10	$0.04	$1.46	$0.92	$28.60	$11.54
January 31, 2010	$87.00	3.00%	$0.080	$0.080	45.00%	1.75%	$29.00	$11.00	$0.10	$0.04	$1.56	$0.96	$29.10	$11.04
April 30, 2010	$88.50	3.00%	$0.080	$0.080	47.50%	1.72%	$29.50	$10.50	$0.10	$0.04	$1.66	$1.00	$29.60	$10.54

(1) “Price Level” refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.60% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.
(4) “Underlying Value” is a concept that is used in the prospectus in relation to the paired holding trusts. The Underlying Value of the paired holding trust on any date represents the total amount of assets in both paired trusts to which the first trust is entitled under the settlement contract. For purposes of this table, when we refer to the “underlying value” of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) “Income Distributions” is calculated by multiplying the Price Level Change since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.
(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Cumulative Returns” is calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to Cumulative Income Less Fees for the related quarterly period (see related columns above).
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 4: Price Decreases and Interest Rates Rise
The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has decreased steadily and the interest rate on the treasuries held in the paired holding trusts has increased steadily from the closing date through the final scheduled termination date.

Quarter Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up- MACRO Share	Down- MACRO Share			Up- MACRO share	Down- MACRO share	Up- MACRO share	Down -MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
July 31, 2005	$60.00	3.00%					$20.00	$20.00			-	-	$20.00	$20.00
October 31, 2005	$58.50	3.10%	$0.080	$0.080	-2.50%	-2.50%	$19.50	$20.50	$0.07	$0.07	$0.07	$0.07	$19.57	$20.57
January 31, 2006	$57.00	3.20%	$0.080	$0.080	-5.00%	-2.56%	$19.00	$21.00	$0.07	$0.08	$0.14	$0.15	$19.07	$21.08
April 30, 2006	$55.50	3.30%	$0.080	$0.080	-7.50%	-2.63%	$18.50	$21.50	$0.07	$0.09	$0.21	$0.24	$18.57	$21.59
July 31, 2006	$54.00	3.40%	$0.080	$0.080	-10.00%	-2.70%	$18.00	$22.00	$0.08	$0.09	$0.29	$0.33	$18.08	$22.09
October 31, 2006	$52.50	3.50%	$0.080	$0.080	-12.50%	-2.78%	$17.50	$22.50	$0.08	$0.10	$0.37	$0.43	$17.58	$22.60
January 31, 2007	$51.00	3.60%	$0.080	$0.080	-15.00%	-2.86%	$17.00	$23.00	$0.08	$0.11	$0.45	$0.54	$17.08	$23.11
April 30, 2007	$49.50	3.70%	$0.080	$0.080	-17.50%	-2.94%	$16.50	$23.50	$0.08	$0.12	$0.53	$0.66	$16.58	$23.62
July 31, 2007	$48.00	3.80%	$0.080	$0.080	-20.00%	-3.03%	$16.00	$24.00	$0.08	$0.13	$0.62	$0.78	$16.08	$24.13
October 31, 2007	$46.50	3.90%	$0.080	$0.080	-22.50%	-3.13%	$15.50	$24.50	$0.09	$0.13	$0.70	$0.92	$15.59	$24.63
January 31, 2008	$45.00	4.00%	$0.080	$0.080	-25.00%	-3.23%	$15.00	$25.00	$0.09	$0.14	$0.79	$1.06	$15.09	$25.14
April 30, 2008	$43.50	4.10%	$0.080	$0.080	-27.50%	-3.33%	$14.50	$25.50	$0.09	$0.15	$0.87	$1.22	$14.59	$25.65
July 31, 2008	$42.00	4.20%	$0.080	$0.080	-30.00%	-3.45%	$14.00	$26.00	$0.09	$0.16	$0.96	$1.38	$14.09	$26.16
October 31, 2008	$40.50	4.30%	$0.080	$0.080	-32.50%	-3.57%	$13.50	$26.50	$0.09	$0.17	$1.05	$1.55	$13.59	$26.67
January 31, 2009	$39.00	4.40%	$0.080	$0.080	-35.00%	-3.70%	$13.00	$27.00	$0.09	$0.18	$1.14	$1.73	$13.09	$27.18
April 30, 2009	$37.50	4.50%	$0.080	$0.080	-37.50%	-3.85%	$12.50	$27.50	$0.09	$0.19	$1.23	$1.93	$12.59	$27.69
July 31, 2009	$36.00	4.60%	$0.080	$0.080	-40.00%	-4.00%	$12.00	$28.00	$0.09	$0.20	$1.31	$2.13	$12.09	$28.20
October 31, 2009	$34.50	4.70%	$0.080	$0.080	-42.50%	-4.17%	$11.50	$28.50	$0.09	$0.21	$1.40	$2.34	$11.59	$28.71
January 31, 2010	$33.00	4.80%	$0.080	$0.080	-45.00%	-4.35%	$11.00	$29.00	$0.09	$0.22	$1.48	$2.57	$11.09	$29.22
April 30, 2010	$31.50	4.90%	$0.080	$0.080	-47.50%	-4.55%	$10.50	$29.50	$0.08	$0.24	$1.57	$2.80	$10.58	$29.74

(1) “Price Level” refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.60% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.
(4) “Underlying Value” is a concept that is used in the prospectus in relation to the paired holding trusts. The Underlying Value of the paired holding trust on any date represents the total amount of assets in both paired trusts to which the first trust is entitled under the settlement contract. For purposes of this table, when we refer to the “underlying value” of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) “Income Distributions” is calculated by multiplying the Price Level Change since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.
(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Cumulative Returns” is calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to Cumulative Income Less Fees for the related quarterly period (see related columns above).
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 5: Price Decreases and Interest Rates Fall
The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil and the interest rate on the treasuries held in the paired holding trusts have each decreased steadily from the closing date through the final scheduled termination date.

Quarter Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up- MACRO Share	Down- MACRO Share			Up- MACRO share	Down- MACRO share	Up- MACRO share	Down- MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
July 31, 2005	$60.00	3.00%					$20.00	$20.00			-	-	$20.00	$20.00
October 31, 2005	$58.50	2.90%	$0.080	$0.080	-2.50%	-2.50%	$19.50	$20.50	$0.07	$0.07	$0.07	$0.07	$19.57	$20.57
January 31, 2006	$57.00	2.80%	$0.080	$0.080	-5.00%	-2.56%	$19.00	$21.00	$0.06	$0.07	$0.13	$0.14	$19.06	$21.07
April 30, 2006	$55.50	2.70%	$0.080	$0.080	-7.50%	-2.63%	$18.50	$21.50	$0.06	$0.06	$0.19	$0.20	$18.56	$21.56
July 31, 2006	$54.00	2.60%	$0.080	$0.080	-10.00%	-2.70%	$18.00	$22.00	$0.05	$0.06	$0.24	$0.27	$18.05	$22.06
October 31, 2006	$52.50	2.50%	$0.080	$0.080	-12.50%	-2.78%	$17.50	$22.50	$0.04	$0.06	$0.28	$0.32	$17.54	$22.56
January 31, 2007	$51.00	2.40%	$0.080	$0.080	-15.00%	-2.86%	$17.00	$23.00	$0.04	$0.05	$0.32	$0.37	$17.04	$23.05
April 30, 2007	$49.50	2.30%	$0.080	$0.080	-17.50%	-2.94%	$16.50	$23.50	$0.03	$0.05	$0.35	$0.42	$16.53	$23.55
July 31, 2007	$48.00	2.20%	$0.080	$0.080	-20.00%	-3.03%	$16.00	$24.00	$0.03	$0.04	$0.38	$0.46	$16.03	$24.04
October 31, 2007	$46.50	2.10%	$0.080	$0.080	-22.50%	-3.13%	$15.50	$24.50	$0.02	$0.04	$0.40	$0.50	$15.52	$24.54
January 31, 2008	$45.00	2.00%	$0.080	$0.080	-25.00%	-3.23%	$15.00	$25.00	$0.02	$0.03	$0.42	$0.53	$15.02	$25.03
April 30, 2008	$43.50	1.90%	$0.080	$0.080	-27.50%	-3.33%	$14.50	$25.50	$0.01	$0.03	$0.43	$0.56	$14.51	$25.53
July 31, 2008	$42.00	1.80%	$0.080	$0.080	-30.00%	-3.45%	$14.00	$26.00	$0.01	$0.02	$0.45	$0.58	$14.01	$26.02
October 31, 2008	$40.50	1.70%	$0.080	$0.080	-32.50%	-3.57%	$13.50	$26.50	$0.01	$0.01	$0.45	$0.59	$13.51	$26.51
January 31, 2009	$39.00	1.60%	$0.080	$0.080	-35.00%	-3.70%	$13.00	$27.00	$0.00	$0.01	$0.46	$0.59	$13.00	$27.01
April 30, 2009	$37.50	1.50%	$0.080	$0.080	-37.50%	-3.85%	$12.50	$27.50	$0.00	$0.00	$0.46	$0.59	$12.50	$27.50
July 31, 2009	$36.00	1.40%	$0.080	$0.080	-40.00%	-4.00%	$12.00	$28.00	$0.00	$0.00	$0.46	$0.59	$12.00	$28.00
October 31, 2009	$34.50	1.30%	$0.080	$0.080	-42.50%	-4.17%	$11.49	$28.49	$0.00	$0.00	$0.46	$0.59	$11.49	$28.49
January 31, 2010	$33.00	1.20%	$0.080	$0.080	-45.00%	-4.35%	$10.97	$28.97	$0.00	$0.00	$0.46	$0.59	$10.97	$28.97
April 30, 2010	$31.50	1.10%	$0.080	$0.080	-47.50%	-4.55%	$10.45	$29.45	$0.00	$0.00	$0.46	$0.59	$10.45	$29.45

(1) “Price Level” refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.60% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.
(4) “Underlying Value” is a concept that is used in the prospectus in relation to the paired holding trusts. The Underlying Value of the paired holding trust on any date represents the total amount of assets in both paired trusts to which the first trust is entitled under the settlement contract. For purposes of this table, when we refer to the “underlying value” of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) “Income Distributions” is calculated by multiplying the Price Level Change since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.
(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Cumulative Returns” is calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to Cumulative Income Less Fees for the related quarterly period (see related columns above).
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 6: Price Decreases and Interest Rates Remain Constant
The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has decreased steadily and the interest rate on the treasuries held in the paired holding trusts has not changed from the closing date through the final scheduled termination date.

Quarter Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up- MACRO Share	Down- MACRO Share			Up- MACRO share	Down- MACRO share	Up- MACRO share	Down- MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
July 31, 2005	$60.00	3.00%					$20.00	$20.00			-	-	$20.00	$20.00
October 31, 2005	$58.50	3.00%	$0.080	$0.080	-2.50%	-2.50%	$19.50	$20.50	$0.07	$0.07	$0.07	$0.07	$19.57	$20.57
January 31, 2006	$57.00	3.00%	$0.080	$0.080	-5.00%	-2.56%	$19.00	$21.00	$0.07	$0.07	$0.13	$0.15	$19.07	$21.07
April 30, 2006	$55.50	3.00%	$0.080	$0.080	-7.50%	-2.63%	$18.50	$21.50	$0.06	$0.08	$0.20	$0.22	$18.56	$21.58
July 31, 2006	$54.00	3.00%	$0.080	$0.080	-10.00%	-2.70%	$18.00	$22.00	$0.06	$0.08	$0.26	$0.30	$18.06	$22.08
October 31, 2006	$52.50	3.00%	$0.080	$0.080	-12.50%	-2.78%	$17.50	$22.50	$0.06	$0.08	$0.32	$0.38	$17.56	$22.58
January 31, 2007	$51.00	3.00%	$0.080	$0.080	-15.00%	-2.86%	$17.00	$23.00	$0.06	$0.08	$0.38	$0.46	$17.06	$23.08
April 30, 2007	$49.50	3.00%	$0.080	$0.080	-17.50%	-2.94%	$16.50	$23.50	$0.06	$0.08	$0.44	$0.54	$16.56	$23.58
July 31, 2007	$48.00	3.00%	$0.080	$0.080	-20.00%	-3.03%	$16.00	$24.00	$0.06	$0.08	$0.50	$0.62	$16.06	$24.08
October 31, 2007	$46.50	3.00%	$0.080	$0.080	-22.50%	-3.13%	$15.50	$24.50	$0.05	$0.09	$0.55	$0.71	$15.55	$24.59
January 31, 2008	$45.00	3.00%	$0.080	$0.080	-25.00%	-3.23%	$15.00	$25.00	$0.05	$0.09	$0.60	$0.80	$15.05	$25.09
April 30, 2008	$43.50	3.00%	$0.080	$0.080	-27.50%	-3.33%	$14.50	$25.50	$0.05	$0.09	$0.65	$0.89	$14.55	$25.59
July 31, 2008	$42.00	3.00%	$0.080	$0.080	-30.00%	-3.45%	$14.00	$26.00	$0.05	$0.09	$0.70	$0.98	$14.05	$26.09
October 31, 2008	$40.50	3.00%	$0.080	$0.080	-32.50%	-3.57%	$13.50	$26.50	$0.05	$0.09	$0.75	$1.07	$13.55	$26.59
January 31, 2009	$39.00	3.00%	$0.080	$0.080	-35.00%	-3.70%	$13.00	$27.00	$0.05	$0.09	$0.80	$1.16	$13.05	$27.09
April 30, 2009	$37.50	3.00%	$0.080	$0.080	-37.50%	-3.85%	$12.50	$27.50	$0.04	$0.10	$0.84	$1.26	$12.54	$27.60
July 31, 2009	$36.00	3.00%	$0.080	$0.080	-40.00%	-4.00%	$12.00	$28.00	$0.04	$0.10	$0.88	$1.36	$12.04	$28.10
October 31, 2009	$34.50	3.00%	$0.080	$0.080	-42.50%	-4.17%	$11.50	$28.50	$0.04	$0.10	$0.92	$1.46	$11.54	$28.60
January 31, 2010	$33.00	3.00%	$0.080	$0.080	-45.00%	-4.35%	$11.00	$29.00	$0.04	$0.10	$0.96	$1.56	$11.04	$29.10
April 30, 2010	$31.50	3.00%	$0.080	$0.080	-47.50%	-4.55%	$10.50	$29.50	$0.04	$0.10	$1.00	$1.66	$10.54	$29.60

(1) “Price Level” refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.60% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.
(4) “Underlying Value” is a concept that is used in the prospectus in relation to the paired holding trusts. The Underlying Value of the paired holding trust on any date represents the total amount of assets in both paired trusts to which the first trust is entitled under the settlement contract. For purposes of this table, when we refer to the “underlying value” of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) “Income Distributions” is calculated by multiplying the Price Level Change since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.
(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Cumulative Returns” is calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to Cumulative Income Less Fees for the related quarterly period (see related columns above).
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 7: Price is Volatile with No Net Approximate Change and Interest Rates Rise
The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced large amounts of volatility and the interest rate on the treasuries held in the paired holding trusts has increased steadily from the closing date through the final scheduled termination date.

Quarter Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up- MACRO Share	Down- MACRO Share			Up- MACRO share	Down- MACRO share	Up- MACRO share	Down- MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
July 31, 2005	$60.00	3.00%					$20.00	$20.00			-	-	$20.00	$20.00
October 31, 2005	$62.88	3.10%	$0.080	$0.080	4.80%	4.80%	$20.96	$19.04	$0.07	$0.07	$0.07	$0.07	$21.03	$19.11
January 31, 2006	$68.05	3.20%	$0.080	$0.080	13.42%	8.23%	$22.68	$17.32	$0.09	$0.06	$0.16	$0.13	$22.77	$17.38
April 30, 2006	$58.53	3.30%	$0.080	$0.080	-2.45%	-13.99%	$19.51	$20.49	$0.08	$0.08	$0.24	$0.21	$19.59	$20.57
July 31, 2006	$59.51	3.40%	$0.080	$0.080	-0.82%	1.67%	$19.84	$20.16	$0.08	$0.09	$0.32	$0.30	$19.92	$20.25
October 31, 2006	$66.12	3.50%	$0.080	$0.080	10.20%	11.11%	$22.04	$17.96	$0.10	$0.08	$0.42	$0.38	$22.14	$18.04
January 31, 2007	$66.46	3.60%	$0.080	$0.080	10.77%	0.51%	$22.15	$17.85	$0.11	$0.08	$0.53	$0.46	$22.26	$17.93
April 30, 2007	$59.69	3.70%	$0.080	$0.080	-0.51%	-10.18%	$19.90	$20.10	$0.10	$0.10	$0.62	$0.57	$20.00	$20.20
July 31, 2007	$62.57	3.80%	$0.080	$0.080	4.29%	4.82%	$20.86	$19.14	$0.11	$0.10	$0.73	$0.67	$20.97	$19.24
October 31, 2007	$57.70	3.90%	$0.080	$0.080	-3.83%	-7.78%	$19.23	$20.77	$0.11	$0.11	$0.84	$0.78	$19.34	$20.88
January 31, 2008	$57.52	4.00%	$0.080	$0.080	-4.13%	-0.32%	$19.17	$20.83	$0.11	$0.12	$0.95	$0.90	$19.28	$20.95
April 30, 2008	$43.38	4.10%	$0.080	$0.080	-27.70%	-24.59%	$14.46	$25.54	$0.09	$0.15	$1.04	$1.05	$14.55	$25.69
July 31, 2008	$45.28	4.20%	$0.080	$0.080	-24.54%	4.38%	$15.09	$24.91	$0.09	$0.16	$1.13	$1.21	$15.19	$25.06
October 31, 2008	$59.30	4.30%	$0.080	$0.080	-1.17%	30.97%	$19.77	$20.23	$0.13	$0.13	$1.26	$1.34	$19.89	$20.37
January 31, 2009	$56.30	4.40%	$0.080	$0.080	-6.17%	-5.06%	$18.77	$21.23	$0.13	$0.14	$1.39	$1.48	$18.89	$21.38
April 30, 2009	$54.37	4.50%	$0.080	$0.080	-9.39%	-3.43%	$18.12	$21.88	$0.13	$0.15	$1.51	$1.64	$18.25	$22.03
July 31, 2009	$58.68	4.60%	$0.080	$0.080	-2.19%	7.94%	$19.56	$20.44	$0.14	$0.15	$1.66	$1.78	$19.70	$20.59
October 31, 2009	$53.27	4.70%	$0.080	$0.080	-11.22%	-9.23%	$17.76	$22.24	$0.13	$0.17	$1.79	$1.95	$17.89	$22.41
January 31, 2010	$53.69	4.80%	$0.080	$0.080	-10.51%	0.80%	$17.90	$22.10	$0.14	$0.17	$1.93	$2.12	$18.04	$22.27
April 30, 2010	$59.85	4.90%	$0.080	$0.080	-0.26%	11.46%	$19.95	$20.05	$0.16	$0.16	$2.09	$2.28	$20.11	$20.21

(1) “Price Level” refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.60% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.
(4) “Underlying Value” is a concept that is used in the prospectus in relation to the paired holding trusts. The Underlying Value of the paired holding trust on any date represents the total amount of assets in both paired trusts to which the first trust is entitled under the settlement contract. For purposes of this table, when we refer to the “underlying value” of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) “Income Distributions” is calculated by multiplying the Price Level Change since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.
(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Cumulative Returns” is calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to Cumulative Income Less Fees for the related quarterly period (see related columns above).
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 8: Price is Volatile with No Net Approximate Change and Interest Rates Fall
The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced large amounts of volatility and the interest rate on the treasuries held in the paired holding trusts has decreased steadily from the closing date through the final scheduled termination date.

Quarter Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up- MACRO Share	Down- MACRO Share			Up- MACRO share	Down- MACRO share	Up- MACRO share	Down- MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
July 31, 2005	$60.00	3.00%					$20.00	$20.00			-	-	$20.00	$20.00
October 31, 2005	$62.88	2.90%	$0.080	$0.080	4.80%	4.80%	$20.96	$19.04	$0.07	$0.07	$0.07	$0.07	$21.03	$19.11
January 31, 2006	$68.05	2.80%	$0.080	$0.080	13.42%	8.23%	$22.68	$17.32	$0.07	$0.06	$0.15	$0.12	$22.76	$17.37
April 30, 2006	$58.53	2.70%	$0.080	$0.080	-2.45%	-13.99%	$19.51	$20.49	$0.06	$0.06	$0.21	$0.18	$19.57	$20.55
July 31, 2006	$59.51	2.60%	$0.080	$0.080	-0.82%	1.67%	$19.84	$20.16	$0.05	$0.06	$0.26	$0.24	$19.89	$20.22
October 31, 2006	$66.12	2.50%	$0.080	$0.080	10.20%	11.11%	$22.04	$17.96	$0.06	$0.04	$0.32	$0.28	$22.10	$18.00
January 31, 2007	$66.46	2.40%	$0.080	$0.080	10.77%	0.51%	$22.15	$17.85	$0.05	$0.04	$0.37	$0.32	$22.20	$17.89
April 30, 2007	$59.69	2.30%	$0.080	$0.080	-0.51%	-10.18%	$19.90	$20.10	$0.04	$0.04	$0.40	$0.37	$19.94	$20.14
July 31, 2007	$62.57	2.20%	$0.080	$0.080	4.29%	4.82%	$20.86	$19.14	$0.04	$0.03	$0.44	$0.40	$20.89	$19.18
October 31, 2007	$57.70	2.10%	$0.080	$0.080	-3.83%	-7.78%	$19.23	$20.77	$0.03	$0.03	$0.47	$0.43	$19.26	$20.80
January 31, 2008	$57.52	2.00%	$0.080	$0.080	-4.13%	-0.32%	$19.17	$20.83	$0.02	$0.03	$0.49	$0.46	$19.20	$20.85
April 30, 2008	$43.38	1.90%	$0.080	$0.080	-27.70%	-24.59%	$14.46	$25.54	$0.01	$0.03	$0.51	$0.48	$14.47	$25.57
July 31, 2008	$45.28	1.80%	$0.080	$0.080	-24.54%	4.38%	$15.09	$24.91	$0.01	$0.02	$0.52	$0.50	$15.10	$24.93
October 31, 2008	$59.30	1.70%	$0.080	$0.080	-1.17%	30.97%	$19.77	$20.23	$0.01	$0.01	$0.53	$0.51	$19.78	$20.24
January 31, 2009	$56.30	1.60%	$0.080	$0.080	-6.17%	-5.06%	$18.77	$21.23	$0.00	$0.01	$0.53	$0.52	$18.77	$21.24
April 30, 2009	$54.37	1.50%	$0.080	$0.080	-9.39%	-3.43%	$18.12	$21.88	$0.00	$0.00	$0.53	$0.52	$18.12	$21.88
July 31, 2009	$58.68	1.40%	$0.080	$0.080	-2.19%	7.94%	$19.56	$20.43	$0.00	$0.00	$0.53	$0.52	$19.56	$20.43
October 31, 2009	$53.27	1.30%	$0.080	$0.080	-11.22%	-9.23%	$17.74	$22.23	$0.00	$0.00	$0.53	$0.52	$17.74	$22.23
January 31, 2010	$53.69	1.20%	$0.080	$0.080	-10.51%	0.80%	$17.87	$22.07	$0.00	$0.00	$0.53	$0.52	$17.87	$22.07
April 30, 2010	$59.85	1.10%	$0.080	$0.080	-0.26%	11.46%	$19.90	$20.00	$0.00	$0.00	$0.53	$0.52	$19.90	$20.00

(1) “Price Level” refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.60% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.
(4) “Underlying Value” is a concept that is used in the prospectus in relation to the paired holding trusts. The Underlying Value of the paired holding trust on any date represents the total amount of assets in both paired trusts to which the first trust is entitled under the settlement contract. For purposes of this table, when we refer to the “underlying value” of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) “Income Distributions” is calculated by multiplying the Price Level Change since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.
(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Cumulative Returns” is calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to Cumulative Income Less Fees for the related quarterly period (see related columns above).
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 9: Price is Volatile with No Net Approximate Change and Interest Rates Remain Constant
The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced large amounts of volatility and the interest rate on the treasuries held in the paired holding trusts has not changed from the closing date through the final scheduled termination date.

Quarter Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up- MACRO Share	Down- MACRO Share			Up- MACRO share	Down- MACRO share	Up- MACRO share	Down- MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
July 31, 2005	$60.00	3.00%					$20.00	$20.00			-	-	$20.00	$20.00
October 31, 2005	$62.88	3.00%	$0.080	$0.080	4.80%	4.80%	$20.96	$19.04	$0.07	$0.07	$0.07	$0.07	$21.03	$19.11
January 31, 2006	$68.05	3.00%	$0.080	$0.080	13.42%	8.23%	$22.68	$17.32	$0.08	$0.06	$0.15	$0.13	$22.76	$17.38
April 30, 2006	$58.53	3.00%	$0.080	$0.080	-2.45%	-13.99%	$19.51	$20.49	$0.07	$0.07	$0.22	$0.20	$19.58	$20.56
July 31, 2006	$59.51	3.00%	$0.080	$0.080	-0.82%	1.67%	$19.84	$20.16	$0.07	$0.07	$0.29	$0.27	$19.91	$20.23
October 31, 2006	$66.12	3.00%	$0.080	$0.080	10.20%	11.11%	$22.04	$17.96	$0.08	$0.06	$0.37	$0.33	$22.12	$18.02
January 31, 2007	$66.46	3.00%	$0.080	$0.080	10.77%	0.51%	$22.15	$17.85	$0.08	$0.06	$0.45	$0.39	$22.23	$17.91
April 30, 2007	$59.69	3.00%	$0.080	$0.080	-0.51%	-10.18%	$19.90	$20.10	$0.07	$0.07	$0.51	$0.47	$19.97	$20.17
July 31, 2007	$62.57	3.00%	$0.080	$0.080	4.29%	4.82%	$20.86	$19.14	$0.07	$0.07	$0.59	$0.53	$20.93	$19.21
October 31, 2007	$57.70	3.00%	$0.080	$0.080	-3.83%	-7.78%	$19.23	$20.77	$0.07	$0.07	$0.66	$0.60	$19.30	$20.84
January 31, 2008	$57.52	3.00%	$0.080	$0.080	-4.13%	-0.32%	$19.17	$20.83	$0.07	$0.07	$0.72	$0.68	$19.24	$20.90
April 30, 2008	$43.38	3.00%	$0.080	$0.080	-27.70%	-24.59%	$14.46	$25.54	$0.05	$0.09	$0.77	$0.77	$14.51	$25.63
July 31, 2008	$45.28	3.00%	$0.080	$0.080	-24.54%	4.38%	$15.09	$24.91	$0.05	$0.09	$0.83	$0.85	$15.14	$25.00
October 31, 2008	$59.30	3.00%	$0.080	$0.080	-1.17%	30.97%	$19.77	$20.23	$0.07	$0.07	$0.89	$0.93	$19.83	$20.31
January 31, 2009	$56.30	3.00%	$0.080	$0.080	-6.17%	-5.06%	$18.77	$21.23	$0.07	$0.07	$0.96	$1.00	$18.83	$21.31
April 30, 2009	$54.37	3.00%	$0.080	$0.080	-9.39%	-3.43%	$18.12	$21.88	$0.06	$0.08	$1.02	$1.08	$18.19	$21.95
July 31, 2009	$58.68	3.00%	$0.080	$0.080	-2.19%	7.94%	$19.56	$20.44	$0.07	$0.07	$1.09	$1.15	$19.63	$20.51
October 31, 2009	$53.27	3.00%	$0.080	$0.080	-11.22%	-9.23%	$17.76	$22.24	$0.06	$0.08	$1.15	$1.23	$17.82	$22.32
January 31, 2010	$53.69	3.00%	$0.080	$0.080	-10.51%	0.80%	$17.90	$22.10	$0.06	$0.08	$1.22	$1.30	$17.96	$22.18
April 30, 2010	$59.85	3.00%	$0.080	$0.080	-0.26%	11.46%	$19.95	$20.05	$0.07	$0.07	$1.29	$1.37	$20.02	$20.12

(1) “Price Level” refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.60% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.
(4) “Underlying Value” is a concept that is used in the prospectus in relation to the paired holding trusts. The Underlying Value of the paired holding trust on any date represents the total amount of assets in both paired trusts to which the first trust is entitled under the settlement contract. For purposes of this table, when we refer to the “underlying value” of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) “Income Distributions” is calculated by multiplying the Price Level Change since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.
(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Cumulative Returns” is calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to Cumulative Income Less Fees for the related quarterly period (see related columns above).
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 10: Price is Volatile with a Net Decrease and Interest Rates Rise
The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced volatility while experiencing a net decrease in price and the interest rate on the treasuries held in the paired holding trusts increased from the closing date through the final scheduled termination date.

Quarter Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up- MACRO Share	Down- MACRO Share			Up- MACRO share	Down- MACRO share	Up- MACRO share	Down- MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
July 31, 2005	$60.00	3.00%					$20.00	$20.00			-	-	$20.00	$20.00
October 31, 2005	$43.18	3.10%	$0.080	$0.080	-28.03%	-28.03%	$14.39	$25.61	$0.05	$0.09	$0.05	$0.09	$14.44	$25.70
January 31, 2006	$29.70	3.20%	$0.080	$0.080	-50.51%	-31.23%	$9.90	$30.10	$0.04	$0.11	$0.09	$0.20	$9.94	$30.21
April 30, 2006	$31.12	3.30%	$0.080	$0.080	-48.13%	4.80%	$10.37	$29.63	$0.04	$0.12	$0.13	$0.32	$10.42	$29.74
July 31, 2006	$33.68	3.40%	$0.080	$0.080	-43.86%	8.23%	$11.23	$28.77	$0.05	$0.12	$0.18	$0.44	$11.27	$28.90
October 31, 2006	$28.97	3.50%	$0.080	$0.080	-51.72%	-13.99%	$9.66	$30.34	$0.04	$0.14	$0.22	$0.58	$9.70	$30.48
January 31, 2007	$29.45	3.60%	$0.080	$0.080	-50.91%	1.67%	$9.82	$30.18	$0.05	$0.14	$0.27	$0.72	$9.86	$30.33
April 30, 2007	$32.73	3.70%	$0.080	$0.080	-45.45%	11.11%	$10.91	$29.09	$0.05	$0.15	$0.32	$0.87	$10.96	$29.24
July 31, 2007	$32.89	3.80%	$0.080	$0.080	-45.18%	0.51%	$10.96	$29.04	$0.06	$0.15	$0.38	$1.02	$11.02	$29.19
October 31, 2007	$29.55	3.90%	$0.080	$0.080	-50.76%	-10.18%	$9.85	$30.15	$0.05	$0.17	$0.43	$1.19	$9.90	$30.32
January 31, 2008	$30.97	4.00%	$0.080	$0.080	-48.38%	4.82%	$10.32	$29.68	$0.06	$0.17	$0.49	$1.36	$10.38	$29.85
April 30, 2008	$28.56	4.10%	$0.080	$0.080	-52.40%	-7.78%	$9.52	$30.48	$0.06	$0.18	$0.55	$1.54	$9.58	$30.66
July 31, 2008	$28.47	4.20%	$0.080	$0.080	-52.55%	-0.32%	$9.49	$30.51	$0.06	$0.19	$0.61	$1.73	$9.55	$30.70
October 31, 2008	$21.47	4.30%	$0.080	$0.080	-64.22%	-24.59%	$7.16	$32.84	$0.05	$0.21	$0.66	$1.94	$7.20	$33.06
January 31, 2009	$22.41	4.40%	$0.080	$0.080	-62.65%	4.38%	$7.47	$32.53	$0.05	$0.22	$0.71	$2.16	$7.52	$32.75
April 30, 2009	$29.35	4.50%	$0.080	$0.080	-51.09%	30.97%	$9.78	$30.22	$0.07	$0.21	$0.77	$2.38	$9.85	$30.43
July 31, 2009	$27.86	4.60%	$0.080	$0.080	-53.56%	-5.06%	$9.29	$30.71	$0.07	$0.22	$0.84	$2.60	$9.36	$30.93
October 31, 2009	$26.91	4.70%	$0.080	$0.080	-55.15%	-3.43%	$8.97	$31.03	$0.07	$0.23	$0.91	$2.83	$9.04	$31.26
January 31, 2010	$29.05	4.80%	$0.080	$0.080	-51.59%	7.94%	$9.68	$30.32	$0.08	$0.23	$0.98	$3.07	$9.76	$30.55
April 30, 2010	$26.36	4.90%	$0.080	$0.080	-56.06%	-9.23%	$8.79	$31.21	$0.07	$0.25	$1.05	$3.32	$8.86	$31.46

(1) “Price Level” refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.60% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.
(4) “Underlying Value” is a concept that is used in the prospectus in relation to the paired holding trusts. The Underlying Value of the paired holding trust on any date represents the total amount of assets in both paired trusts to which the first trust is entitled under the settlement contract. For purposes of this table, when we refer to the “underlying value” of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) “Income Distributions” is calculated by multiplying the Price Level Change since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.
(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Cumulative Returns” is calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to Cumulative Income Less Fees for the related quarterly period (see related columns above).
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 11: Price is Volatile with a Net Decrease and Interest Rates Fall
The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced volatility while experiencing a net decrease in price and the interest rate on the treasuries held in the paired holding trusts decreased from the closing date through the final scheduled termination date.

Quarter Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up- MACRO Share	Down- MACRO Share			Up- MACRO share	Down- MACRO share	Up- MACRO share	Down- MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
July 31, 2005	$60.00	3.00%					$20.00	$20.00			-	-	$20.00	$20.00
October 31, 2005	$43.18	2.90%	$0.080	$0.080	-28.03%	-28.03%	$14.39	$25.61	$0.05	$0.09	$0.05	$0.09	$14.44	$25.70
January 31, 2006	$29.70	2.80%	$0.080	$0.080	-50.51%	-31.23%	$9.90	$30.10	$0.03	$0.10	$0.08	$0.19	$9.93	$30.20
April 30, 2006	$31.12	2.70%	$0.080	$0.080	-48.13%	4.80%	$10.37	$29.63	$0.03	$0.09	$0.11	$0.28	$10.40	$29.72
July 31, 2006	$33.68	2.60%	$0.080	$0.080	-43.86%	8.23%	$11.23	$28.77	$0.03	$0.08	$0.14	$0.36	$11.26	$28.85
October 31, 2006	$28.97	2.50%	$0.080	$0.080	-51.72%	-13.99%	$9.66	$30.34	$0.02	$0.08	$0.17	$0.43	$9.68	$30.42
January 31, 2007	$29.45	2.40%	$0.080	$0.080	-50.91%	1.67%	$9.82	$30.18	$0.02	$0.07	$0.19	$0.50	$9.84	$30.25
April 30, 2007	$32.73	2.30%	$0.080	$0.080	-45.45%	11.11%	$10.91	$29.09	$0.02	$0.06	$0.21	$0.56	$10.93	$29.15
July 31, 2007	$32.89	2.20%	$0.080	$0.080	-45.18%	0.51%	$10.96	$29.04	$0.02	$0.05	$0.23	$0.61	$10.98	$29.09
October 31, 2007	$29.55	2.10%	$0.080	$0.080	-50.76%	-10.18%	$9.85	$30.15	$0.01	$0.05	$0.25	$0.65	$9.86	$30.20
January 31, 2008	$30.97	2.00%	$0.080	$0.080	-48.38%	4.82%	$10.32	$29.68	$0.01	$0.04	$0.26	$0.69	$10.34	$29.71
April 30, 2008	$28.56	1.90%	$0.080	$0.080	-52.40%	-7.78%	$9.52	$30.48	$0.01	$0.03	$0.27	$0.72	$9.53	$30.51
July 31, 2008	$28.47	1.80%	$0.080	$0.080	-52.55%	-0.32%	$9.49	$30.51	$0.01	$0.02	$0.28	$0.74	$9.50	$30.53
October 31, 2008	$21.47	1.70%	$0.080	$0.080	-64.22%	-24.59%	$7.16	$32.84	$0.00	$0.02	$0.28	$0.76	$7.16	$32.86
January 31, 2009	$22.41	1.60%	$0.080	$0.080	-62.65%	4.38%	$7.47	$32.53	$0.00	$0.01	$0.28	$0.77	$7.47	$32.54
April 30, 2009	$29.35	1.50%	$0.080	$0.080	-51.09%	30.97%	$9.78	$30.22	$0.00	$0.00	$0.28	$0.77	$9.78	$30.22
July 31, 2009	$27.86	1.40%	$0.080	$0.080	-53.56%	-5.06%	$9.28	$30.71	$0.00	$0.00	$0.28	$0.77	$9.28	$30.71
October 31, 2009	$26.91	1.30%	$0.080	$0.080	-55.15%	-3.43%	$8.95	$31.02	$0.00	$0.00	$0.28	$0.77	$8.95	$31.02
January 31, 2010	$29.05	1.20%	$0.080	$0.080	-51.59%	7.94%	$9.65	$30.29	$0.00	$0.00	$0.28	$0.77	$9.65	$30.29
April 30, 2010	$26.36	1.10%	$0.080	$0.080	-56.06%	-9.23%	$8.74	$31.16	$0.00	$0.00	$0.28	$0.77	$8.74	$31.16

(1) “Price Level” refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.60% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.
(4) “Underlying Value” is a concept that is used in the prospectus in relation to the paired holding trusts. The Underlying Value of the paired holding trust on any date represents the total amount of assets in both paired trusts to which the first trust is entitled under the settlement contract. For purposes of this table, when we refer to the “underlying value” of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) “Income Distributions” is calculated by multiplying the Price Level Change since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.
(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Cumulative Returns” is calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to Cumulative Income Less Fees for the related quarterly period (see related columns above).
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 12: Price is Volatile with a Net Decrease and Interest Rates Remain Constant
The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced volatility while experiencing a net decrease in price and the interest rate on the treasuries held in the paired holding trusts remains constant from the closing date through the final scheduled termination date.

Quarter Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up- MACRO Share	Down- MACRO Share			Up- MACRO share	Down- MACRO share	Up- MACRO share	Down- MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
July 31, 2005	$60.00	3.00%					$20.00	$20.00			-	-	$20.00	$20.00
October 31, 2005	$43.18	3.00%	$0.080	$0.080	-28.03%	-28.03%	$14.39	$25.61	$0.05	$0.09	$0.05	$0.09	$14.44	$25.70
January 31, 2006	$29.70	3.00%	$0.080	$0.080	-50.51%	-31.23%	$9.90	$30.10	$0.03	$0.11	$0.09	$0.19	$9.93	$30.21
April 30, 2006	$31.12	3.00%	$0.080	$0.080	-48.13%	4.80%	$10.37	$29.63	$0.04	$0.10	$0.12	$0.30	$10.41	$29.73
July 31, 2006	$33.68	3.00%	$0.080	$0.080	-43.86%	8.23%	$11.23	$28.77	$0.04	$0.10	$0.16	$0.40	$11.27	$28.87
October 31, 2006	$28.97	3.00%	$0.080	$0.080	-51.72%	-13.99%	$9.66	$30.34	$0.03	$0.11	$0.19	$0.51	$9.69	$30.45
January 31, 2007	$29.45	3.00%	$0.080	$0.080	-50.91%	1.67%	$9.82	$30.18	$0.03	$0.11	$0.23	$0.61	$9.85	$30.29
April 30, 2007	$32.73	3.00%	$0.080	$0.080	-45.45%	11.11%	$10.91	$29.09	$0.04	$0.10	$0.27	$0.71	$10.95	$29.19
July 31, 2007	$32.89	3.00%	$0.080	$0.080	-45.18%	0.51%	$10.96	$29.04	$0.04	$0.10	$0.31	$0.81	$11.00	$29.14
October 31, 2007	$29.55	3.00%	$0.080	$0.080	-50.76%	-10.18%	$9.85	$30.15	$0.03	$0.11	$0.34	$0.92	$9.88	$30.26
January 31, 2008	$30.97	3.00%	$0.080	$0.080	-48.38%	4.82%	$10.32	$29.68	$0.04	$0.10	$0.38	$1.02	$10.36	$29.78
April 30, 2008	$28.56	3.00%	$0.080	$0.080	-52.40%	-7.78%	$9.52	$30.48	$0.03	$0.11	$0.41	$1.13	$9.55	$30.59
July 31, 2008	$28.47	3.00%	$0.080	$0.080	-52.55%	-0.32%	$9.49	$30.51	$0.03	$0.11	$0.44	$1.24	$9.52	$30.62
October 31, 2008	$21.47	3.00%	$0.080	$0.080	-64.22%	-24.59%	$7.16	$32.84	$0.03	$0.11	$0.47	$1.35	$7.18	$32.96
January 31, 2009	$22.41	3.00%	$0.080	$0.080	-62.65%	4.38%	$7.47	$32.53	$0.03	$0.11	$0.49	$1.47	$7.50	$32.64
April 30, 2009	$29.35	3.00%	$0.080	$0.080	-51.09%	30.97%	$9.78	$30.22	$0.03	$0.11	$0.53	$1.57	$9.82	$30.32
July 31, 2009	$27.86	3.00%	$0.080	$0.080	-53.56%	-5.06%	$9.29	$30.71	$0.03	$0.11	$0.56	$1.68	$9.32	$30.82
October 31, 2009	$26.91	3.00%	$0.080	$0.080	-55.15%	-3.43%	$8.97	$31.03	$0.03	$0.11	$0.59	$1.79	$9.00	$31.14
January 31, 2010	$29.05	3.00%	$0.080	$0.080	-51.59%	7.94%	$9.68	$30.32	$0.03	$0.11	$0.63	$1.89	$9.72	$30.42
April 30, 2010	$26.36	3.00%	$0.080	$0.080	-56.06%	-9.23%	$8.79	$31.21	$0.03	$0.11	$0.66	$2.00	$8.82	$31.32
(1) “Price Level” refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.60% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.
(4) “Underlying Value” is a concept that is used in the prospectus in relation to the paired holding trusts. The Underlying Value of the paired holding trust on any date represents the total amount of assets in both paired trusts to which the first trust is entitled under the settlement contract. For purposes of this table, when we refer to the “underlying value” of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) “Income Distributions” is calculated by multiplying the Price Level Change since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.
(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Cumulative Returns” is calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to Cumulative Income Less Fees for the related quarterly period (see related columns above).
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 13: Price is Volatile with a Net Increase and Interest Rates Rise
The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced volatility while experiencing a net increase in price and the interest rate on the treasuries held in the paired holding trusts increased from the closing date through the final scheduled termination date.

Quarter Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up- MACRO Share	Down- MACRO Share			Up- MACRO share	Down- MACRO share	Up- MACRO share	Down- MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
July 31, 2005	$60.00	3.00%					$20.00	$20.00			-	-	$20.00	$20.00
October 31, 2005	$72.49	3.10%	$0.080	$0.080	20.82%	20.82%	$24.16	$15.84	$0.08	$0.06	$0.08	$0.06	$24.25	$15.89
January 31, 2006	$68.79	3.20%	$0.080	$0.080	14.65%	-5.11%	$22.93	$17.07	$0.09	$0.06	$0.17	$0.12	$23.02	$17.13
April 30, 2006	$59.78	3.30%	$0.080	$0.080	-0.37%	-13.10%	$19.93	$20.07	$0.08	$0.08	$0.25	$0.20	$20.01	$20.15
July 31, 2006	$58.66	3.40%	$0.080	$0.080	-2.23%	-1.87%	$19.55	$20.45	$0.08	$0.09	$0.33	$0.29	$19.64	$20.53
October 31, 2006	$58.57	3.50%	$0.080	$0.080	-2.38%	-0.15%	$19.52	$20.48	$0.09	$0.09	$0.42	$0.38	$19.61	$20.57
January 31, 2007	$52.26	3.60%	$0.080	$0.080	-12.90%	-10.78%	$17.42	$22.58	$0.08	$0.11	$0.50	$0.49	$17.50	$22.69
April 30, 2007	$44.25	3.70%	$0.080	$0.080	-26.25%	-15.32%	$14.75	$25.25	$0.07	$0.13	$0.58	$0.61	$14.82	$25.38
July 31, 2007	$58.68	3.80%	$0.080	$0.080	-2.19%	32.61%	$19.56	$20.44	$0.10	$0.11	$0.68	$0.72	$19.66	$20.55
October 31, 2007	$59.91	3.90%	$0.080	$0.080	-0.15%	2.09%	$19.97	$20.03	$0.11	$0.11	$0.79	$0.83	$20.08	$20.14
January 31, 2008	$67.92	4.00%	$0.080	$0.080	13.20%	13.37%	$22.64	$17.36	$0.13	$0.10	$0.92	$0.93	$22.77	$17.46
April 30, 2008	$69.59	4.10%	$0.080	$0.080	15.99%	2.46%	$23.20	$16.80	$0.14	$0.10	$1.06	$1.03	$23.34	$16.90
July 31, 2008	$69.23	4.20%	$0.080	$0.080	15.39%	-0.51%	$23.08	$16.92	$0.14	$0.11	$1.20	$1.14	$23.22	$17.03
October 31, 2008	$67.34	4.30%	$0.080	$0.080	12.23%	-2.74%	$22.45	$17.55	$0.15	$0.11	$1.35	$1.25	$22.59	$17.67
January 31, 2009	$65.13	4.40%	$0.080	$0.080	8.55%	-3.28%	$21.71	$18.29	$0.15	$0.12	$1.50	$1.37	$21.86	$18.41
April 30, 2009	$72.54	4.50%	$0.080	$0.080	20.89%	11.37%	$24.18	$15.82	$0.17	$0.11	$1.67	$1.48	$24.35	$15.93
July 31, 2009	$79.76	4.60%	$0.080	$0.080	32.94%	9.96%	$26.59	$13.41	$0.19	$0.10	$1.86	$1.58	$26.78	$13.51
October 31, 2009	$82.64	4.70%	$0.080	$0.080	37.73%	3.61%	$27.55	$12.45	$0.21	$0.09	$2.06	$1.68	$27.75	$12.55
January 31, 2010	$110.72	4.80%	$0.080	$0.080	84.54%	33.98%	$36.91	$3.09	$0.29	$0.02	$2.35	$1.70	$37.19	$3.12
April 30, 2010	$96.91	4.90%	$0.080	$0.080	61.52%	-12.47%	$32.30	$7.70	$0.26	$0.06	$2.61	$1.76	$32.56	$7.76

(1) “Price Level” refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.60% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.
(4) “Underlying Value” is a concept that is used in the prospectus in relation to the paired holding trusts. The Underlying Value of the paired holding trust on any date represents the total amount of assets in both paired trusts to which the first trust is entitled under the settlement contract. For purposes of this table, when we refer to the “underlying value” of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) “Income Distributions” is calculated by multiplying the Price Level Change since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.
(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Cumulative Returns” is calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to Cumulative Income Less Fees for the related quarterly period (see related columns above).
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 14: Price is Volatile with a Net Increase and Interest Rates Fall
The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced volatility while experiencing a net increase in price and the interest rate on the treasuries held in the paired holding trusts decreased from the closing date through the final scheduled termination date.

Quarter Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up- MACRO Share	Down- MACRO Share			Up- MACRO share	Down- MACRO share	Up- MACRO share	Down- MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
July 31, 2005	$60.00	3.00%					$20.00	$20.00			-	-	$20.00	$20.00
October 31, 2005	$72.49	2.90%	$0.080	$0.080	20.82%	20.82%	$24.16	$15.84	$0.08	$0.06	$0.08	$0.06	$24.25	$15.89
January 31, 2006	$68.79	2.80%	$0.080	$0.080	14.65%	-5.11%	$22.93	$17.07	$0.07	$0.06	$0.16	$0.11	$23.00	$17.13
April 30, 2006	$59.78	2.70%	$0.080	$0.080	-0.37%	-13.10%	$19.93	$20.07	$0.06	$0.06	$0.22	$0.17	$19.99	$20.13
July 31, 2006	$58.66	2.60%	$0.080	$0.080	-2.23%	-1.87%	$19.55	$20.45	$0.05	$0.06	$0.27	$0.23	$19.61	$20.50
October 31, 2006	$58.57	2.50%	$0.080	$0.080	-2.38%	-0.15%	$19.52	$20.48	$0.05	$0.05	$0.32	$0.28	$19.57	$20.53
January 31, 2007	$52.26	2.40%	$0.080	$0.080	-12.90%	-10.78%	$17.42	$22.58	$0.04	$0.05	$0.36	$0.33	$17.46	$22.63
April 30, 2007	$44.25	2.30%	$0.080	$0.080	-26.25%	-15.32%	$14.75	$25.25	$0.03	$0.05	$0.39	$0.38	$14.78	$25.30
July 31, 2007	$58.68	2.20%	$0.080	$0.080	-2.19%	32.61%	$19.56	$20.44	$0.03	$0.04	$0.42	$0.42	$19.60	$20.47
October 31, 2007	$59.91	2.10%	$0.080	$0.080	-0.15%	2.09%	$19.97	$20.03	$0.03	$0.03	$0.45	$0.45	$20.00	$20.06
January 31, 2008	$67.92	2.00%	$0.080	$0.080	13.20%	13.37%	$22.64	$17.36	$0.03	$0.02	$0.48	$0.47	$22.67	$17.38
April 30, 2008	$69.59	1.90%	$0.080	$0.080	15.99%	2.46%	$23.20	$16.80	$0.02	$0.02	$0.51	$0.48	$23.22	$16.82
July 31, 2008	$69.23	1.80%	$0.080	$0.080	15.39%	-0.51%	$23.08	$16.92	$0.02	$0.01	$0.52	$0.50	$23.10	$16.93
October 31, 2008	$67.34	1.70%	$0.080	$0.080	12.23%	-2.74%	$22.45	$17.55	$0.01	$0.01	$0.53	$0.51	$22.46	$17.56
January 31, 2009	$65.13	1.60%	$0.080	$0.080	8.55%	-3.28%	$21.71	$18.29	$0.01	$0.00	$0.54	$0.51	$21.72	$18.29
April 30, 2009	$72.54	1.50%	$0.080	$0.080	20.89%	11.37%	$24.18	$15.82	$0.00	$0.00	$0.54	$0.51	$24.18	$15.82
July 31, 2009	$79.76	1.40%	$0.080	$0.080	32.94%	9.96%	$26.58	$13.41	$0.00	$0.00	$0.54	$0.51	$26.58	$13.41
October 31, 2009	$82.64	1.30%	$0.080	$0.080	37.73%	3.61%	$27.53	$12.44	$0.00	$0.00	$0.54	$0.51	$27.53	$12.44
January 31, 2010	$110.72	1.20%	$0.080	$0.080	84.54%	33.98%	$36.88	$3.06	$0.00	$0.00	$0.54	$0.51	$36.88	$3.06
April 30, 2010	$96.91	1.10%	$0.080	$0.080	61.52%	-12.47%	$32.25	$7.65	$0.00	$0.00	$0.54	$0.51	$32.25	$7.65

(1) “Price Level” refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.60% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.
(4) “Underlying Value” is a concept that is used in the prospectus in relation to the paired holding trusts. The Underlying Value of the paired holding trust on any date represents the total amount of assets in both paired trusts to which the first trust is entitled under the settlement contract. For purposes of this table, when we refer to the “underlying value” of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) “Income Distributions” is calculated by multiplying the Price Level Change since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.
(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Cumulative Returns” is calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to Cumulative Income Less Fees for the related quarterly period (see related columns above).
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 15: Price is Volatile with a Net Increase and Interest Rates Remain Constant
The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced volatility while experiencing a net increase in price and the interest rate on the treasuries held in the paired holding trusts remains constant from the closing date through the final scheduled termination date.

Quarter Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up- MACRO Share	Down- MACRO Share			Up- MACRO share	Down- MACRO share	Up- MACRO share	Down- MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
July 31, 2005	$60.00	3.00%					$20.00	$20.00			-	-	$20.00	$20.00
October 31, 2005	$72.49	3.00%	$0.080	$0.080	20.82%	20.82%	$24.16	$15.84	$0.08	$0.06	$0.08	$0.06	$24.25	$15.89
January 31, 2006	$68.79	3.00%	$0.080	$0.080	14.65%	-5.11%	$22.93	$17.07	$0.08	$0.06	$0.16	$0.12	$23.01	$17.13
April 30, 2006	$59.78	3.00%	$0.080	$0.080	-0.37%	-13.10%	$19.93	$20.07	$0.07	$0.07	$0.23	$0.19	$20.00	$20.14
July 31, 2006	$58.66	3.00%	$0.080	$0.080	-2.23%	-1.87%	$19.55	$20.45	$0.07	$0.07	$0.30	$0.26	$19.62	$20.52
October 31, 2006	$58.57	3.00%	$0.080	$0.080	-2.38%	-0.15%	$19.52	$20.48	$0.07	$0.07	$0.37	$0.33	$19.59	$20.55
January 31, 2007	$52.26	3.00%	$0.080	$0.080	-12.90%	-10.78%	$17.42	$22.58	$0.06	$0.08	$0.43	$0.41	$17.48	$22.66
April 30, 2007	$44.25	3.00%	$0.080	$0.080	-26.25%	-15.32%	$14.75	$25.25	$0.05	$0.09	$0.48	$0.50	$14.80	$25.34
July 31, 2007	$58.68	3.00%	$0.080	$0.080	-2.19%	32.61%	$19.56	$20.44	$0.07	$0.07	$0.55	$0.57	$19.63	$20.51
October 31, 2007	$59.91	3.00%	$0.080	$0.080	-0.15%	2.09%	$19.97	$20.03	$0.07	$0.07	$0.62	$0.64	$20.04	$20.10
January 31, 2008	$67.92	3.00%	$0.080	$0.080	13.20%	13.37%	$22.64	$17.36	$0.08	$0.06	$0.70	$0.70	$22.72	$17.42
April 30, 2008	$69.59	3.00%	$0.080	$0.080	15.99%	2.46%	$23.20	$16.80	$0.08	$0.06	$0.78	$0.76	$23.28	$16.86
July 31, 2008	$69.23	3.00%	$0.080	$0.080	15.39%	-0.51%	$23.08	$16.92	$0.08	$0.06	$0.86	$0.82	$23.16	$16.98
October 31, 2008	$67.34	3.00%	$0.080	$0.080	12.23%	-2.74%	$22.45	$17.55	$0.08	$0.06	$0.94	$0.88	$22.52	$17.62
January 31, 2009	$65.13	3.00%	$0.080	$0.080	8.55%	-3.28%	$21.71	$18.29	$0.08	$0.06	$1.02	$0.94	$21.79	$18.35
April 30, 2009	$72.54	3.00%	$0.080	$0.080	20.89%	11.37%	$24.18	$15.82	$0.08	$0.06	$1.10	$1.00	$24.26	$15.88
July 31, 2009	$79.76	3.00%	$0.080	$0.080	32.94%	9.96%	$26.59	$13.41	$0.09	$0.05	$1.20	$1.04	$26.68	$13.46
October 31, 2009	$82.64	3.00%	$0.080	$0.080	37.73%	3.61%	$27.55	$12.45	$0.10	$0.04	$1.29	$1.09	$27.64	$12.50
January 31, 2010	$110.72	3.00%	$0.080	$0.080	84.54%	33.98%	$36.91	$3.09	$0.13	$0.01	$1.42	$1.10	$37.04	$3.10
April 30, 2010	$96.91	3.00%	$0.080	$0.080	61.52%	-12.47%	$32.30	$7.70	$0.11	$0.03	$1.53	$1.13	$32.42	$7.72

(1) “Price Level” refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.60% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.
(4) “Underlying Value” is a concept that is used in the prospectus in relation to the paired holding trusts. The Underlying Value of the paired holding trust on any date represents the total amount of assets in both paired trusts to which the first trust is entitled under the settlement contract. For purposes of this table, when we refer to the “underlying value” of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) “Income Distributions” is calculated by multiplying the Price Level Change since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.
(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Cumulative Returns” is calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to Cumulative Income Less Fees for the related quarterly period (see related columns above).
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix B

Historical Graph of Monthly Settlement Prices for the Light Sweet Crude Oil Futures Contracts

The following graph shows the monthly settlement prices for the Light Sweet Crude Oil Futures Contracts for a five year period ended October 2007. The price of oil per barrel increased during this period. Concurrently, the settlement prices of the contracts, reported on a per barrel basis increased significantly during this period. The results shown should not be considered representative of the Applicable Reference Price of Crude Oil in the future nor should the results be viewed as being indicative of the future performance of the Down-MACRO holding shares or the Down-MACRO tradeable shares.

Appendix B

Historical Month-End Yield on the 91-day United States Treasury Bill

The following table shows the historical month-end yield on the 91-day United States treasury bill for the period from January 1987 through September 2007. The yield on the 91-day United States treasury bill fluctuated widely during this period. The results shown should not be considered representations of the yield on the treasuries held in the Paired Holding Trusts in the future nor should the results be considered a representation of the future distributions on the Down-MACRO holding shares or the Down-MACRO tradeable shares.

Month-End Yield on the 91-day United States Treasury Bill
(as reported by The Federal Reserve Board of Governors, unaudited)
(on an annualized percentage basis)

	Years
Month Ended	1987	1988	1989	1990	1991	1992	1993
January	5.76%	5.80%	8.76%	8.14%	6.45%	3.91%	2.95%
February	5.63%	5.78%	9.17%	8.18%	6.32%	4.03%	3.01%
March	5.63%	5.86%	9.27%	8.11%	5.95% (1)	4.09%	2.91%
April	5.69%	6.18%	8.80%	8.12%	5.68%	3.78%	2.97%
May	5.84%	6.65%	8.96%	8.10%	5.67%	3.78%	3.12%
June	5.81%	6.79%	8.32%	8.06%	5.72%	3.66%	3.11%
July	6.18%	7.20%	8.12%	7.82%	5.70%	3.24%	3.09%
August	6.37%	7.64%	8.23%	7.68%	5.53%	3.23%	3.07%
September	6.87%	7.55%	8.23%	7.42%	5.26%	2.78%	2.97%
October	5.42%	7.63%	7.99%	7.27%	4.90%	2.99%	3.09%
November	5.44%	8.26%	7.89%	7.20%	4.41%	3.36%	3.20%
December	5.78%	8.54%	7.85%	6.71%	3.87%	3.14%	3.07%

	Years
Month Ended	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007
January	3.02%	5.96%	5.03%	5.15%	5.17%	4.44%	5.67%	4.99%	1.72%	1.17%	0.93%	2.44%	4.33%	5.03%
February	3.43%	5.92%	5.03%	5.19%	5.31%	4.64%	5.81%	4.82%	1.72%	1.21%	0.95%	2.66%	4.44%	5.04%
March	3.56%	5.89%	5.15%	5.30%	5.18%	4.45%	5.88%	4.26%	1.74%(1)	1.12%	0.94%	2.71%	4.40%	4.85%
April	3.96%	5.88%	5.14%	5.18%	4.96%	4.52%	5.81%	3.87%	1.71%	1.12%	0.98%	2.74%	4.51%	4.76%
May	4.26%	5.80%	5.19%	4.93%	5.00%	4.73%	5.55%	3.60%	1.73%	1.12%	1.09%	2.85%	4.67%	4.68%
June	4.25%	5.61%	5.19%	5.18%	4.99%	4.66%	5.86%	3.61%	1.70%	0.87%	1.32%	3.08%	4.80%	4.68%
July	4.38%	5.59%	5.32%	5.22%	5.07%	4.72%	6.20%	3.48%	1.70%	0.96%	1.47%	3.25%	4.96%	4.84%
August	4.66%	5.45%	5.31%	5.21%	4.86%	4.90%	6.31%	3.34%	1.71%	1.01%	1.59%	3.44%	4.96%	3.88%
September	4.80%	5.40%	5.05%	5.03%	4.25%	4.83%	6.22%	2.33%	1.57%	0.94%	1.72%	3.39%	4.74%	3.70%
October	5.18%	5.47%	5.13%	5.19%	4.30%	5.07%	6.35%	2.01%	1.46%	0.98%	1.86%	3.82%	5.04%
November	5.69%	5.49%	5.10%	5.20%	4.50%	5.26%	6.21%	1.74%	1.24%	0.95%	2.19%	3.83%	4.94%
December	5.71%	5.10%	5.04%	5.26%	4.43%	5.29%	5.91%	1.68%	1.17%	0.90%	2.15%	3.82%	4.69%

(1)
For this month, the historical yield on the 91-day United States treasury bill for the last Business Day of the month is not available, therefore, the yield on the 91-day United States treasury bill for the second to last Business Day of the month is presented above.

Appendix B

Hypothetical Historical Performance of a Light Sweet Crude Oil MACRO

The following table illustrates the hypothetical monthly performance of a Down-MACRO holding or tradeable share and an Up-MACRO holding or tradeable share from the period beginning on October 2002 through September 2007. This hypothetical table uses the historical monthly closing settlement prices of the Light Sweet Crude Oil Futures Contract set forth in the table titled "Monthly Settlement Prices of the Light Sweet Crude Oil Futures Contracts" in the related prospectus and the historical information for three-month treasury yields set forth in the table titled "Month-End Yield on 91-day United States Treasury Bill" on page B-2. Furthermore, other than assumptions relating to the Starting Level and the Final Scheduled Termination Date, this table makes each of the assumptions relating to the hypothetical tables set forth in "APPENDIX A — Hypothetical Scenarios." Prices are normalized to $60 a barrel on October 31, 2002.

Hypothetical Historical Performance of a Light Sweet Crude Oil MACRO
(unaudited)

Month Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up- MACRO Share	Down- MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
October 31, 2002	$60.00	1.58%					$20.00	$20.00			-	-	$20.00	$20.00
November 29, 2002	$59.27	1.23%	$0.027	$0.027	-1.21%	-1.21%	$19.76	$20.24	$0.00	$0.00	$0.00	$0.00	$19.76	$20.24
December 31, 2002	$68.77	1.19%	$0.027	$0.027	14.62%	16.03%	$22.92	$17.07	$0.00	$0.00	$0.00	$0.00	$22.92	$17.07
January 31, 2003	$73.86	1.17%	$0.027	$0.027	23.11%	7.40%	$24.61	$15.37	$0.00	$0.00	$0.00	$0.00	$24.61	$15.37
February 28, 2003	$80.68	1.17%	$0.027	$0.027	34.46%	9.22%	$26.87	$13.09	$0.00	$0.00	$0.00	$0.00	$26.87	$13.09
March 31, 2003	$68.42	1.13%	$0.027	$0.027	14.03%	-15.19%	$22.78	$17.17	$0.00	$0.00	$0.00	$0.00	$22.78	$17.17
April 30, 2003	$56.87	1.13%	$0.027	$0.027	-5.22%	-16.88%	$18.92	$21.01	$0.00	$0.00	$0.00	$0.00	$18.92	$21.01
May 30, 2003	$65.16	1.07%	$0.027	$0.027	8.60%	14.57%	$21.68	$18.24	$0.00	$0.00	$0.00	$0.00	$21.68	$18.24
June 30, 2003	$66.55	0.92%	$0.027	$0.027	10.91%	2.13%	$22.13	$17.77	$0.00	$0.00	$0.00	$0.00	$22.13	$17.77
July 31, 2003	$67.32	0.90%	$0.027	$0.027	12.20%	1.16%	$22.38	$17.50	$0.00	$0.00	$0.00	$0.00	$22.38	$17.50
August 29, 2003	$69.59	0.95%	$0.027	$0.027	15.98%	3.37%	$23.12	$16.73	$0.00	$0.00	$0.00	$0.00	$23.12	$16.73
September 30, 2003	$64.36	0.94%	$0.027	$0.027	7.27%	-7.51%	$21.37	$18.46	$0.00	$0.00	$0.00	$0.00	$21.37	$18.46
October 31, 2003	$64.17	0.92%	$0.027	$0.027	6.94%	-0.31%	$21.29	$18.51	$0.00	$0.00	$0.00	$0.00	$21.29	$18.51
November 28, 2003	$67.03	0.93%	$0.027	$0.027	11.72%	4.47%	$22.24	$17.55	$0.00	$0.00	$0.00	$0.00	$22.24	$17.55
December 31, 2003	$71.68	0.90%	$0.027	$0.027	19.47%	6.94%	$23.77	$15.99	$0.00	$0.00	$0.00	$0.00	$23.77	$15.99

Appendix B

Month Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
January 30, 2004	$72.85	0.88%	$0.027	$0.027	21.42%	1.63%	$24.15	$15.59	$0.00	$0.00	$0.00	$0.00	$24.15	$15.59
February 27, 2004	$79.71	0.93%	$0.027	$0.027	32.84%	9.41%	$26.43	$13.29	$0.00	$0.00	$0.00	$0.00	$26.43	$13.29
March 31, 2004	$78.82	0.94%	$0.027	$0.027	31.37%	-1.11%	$26.12	$13.57	$0.00	$0.00	$0.00	$0.00	$26.12	$13.57
April 30, 2004	$82.40	0.94%	$0.027	$0.027	37.33%	4.53%	$27.30	$12.37	$0.00	$0.00	$0.00	$0.00	$27.30	$12.37
May 31, 2004	$87.91	1.02%	$0.027	$0.027	46.51%	6.69%	$29.13	$10.52	$0.00	$0.00	$0.00	$0.00	$29.13	$10.52
June 30, 2004	$81.67	1.27%	$0.027	$0.027	36.11%	-7.10%	$27.04	$12.59	$0.00	$0.00	$0.00	$0.00	$27.04	$12.59
July 30, 2004	$96.55	1.33%	$0.027	$0.027	60.91%	18.22%	$31.99	$7.63	$0.00	$0.00	$0.00	$0.00	$31.99	$7.63
August 31, 2004	$92.84	1.48%	$0.027	$0.027	54.74%	-3.84%	$30.75	$8.86	$0.00	$0.00	$0.00	$0.00	$30.75	$8.86
September 30, 2004	$109.42	1.65%	$0.027	$0.027	82.37%	17.85%	$36.28	$3.33	$0.00	$0.00	$0.00	$0.00	$36.27	$3.33
October 29, 2004	$114.09	1.76%	$0.027	$0.027	90.15%	4.27%	$37.83	$1.77	$0.00	$0.00	$0.00	$0.00	$37.84	$1.77

Trust terminated in October 2004 due to the price of oil exceeds termination trigger. New trust launched (see Table 17). No income paid:
Up MACROshares holder receives $37.84 and Down MACROshares holder receives $1.77

Trust Relaunched	$120.00	2.74%					$40.00	$40.00			-	-	$40.00	$40.00
November 30, 2004	$108.30	2.07%	$0.053	$0.053	-9.75%	-9.75%	$36.10	$43.90	$0.01	$0.02	$0.01	$0.02	$36.11	$43.92
December 31, 2004	$95.78	2.19%	$0.053	$0.053	-20.19%	-11.56%	$31.93	$48.07	$0.01	$0.02	$0.03	$0.04	$31.94	$48.09
January 31, 2005	$106.25	2.33%	$0.053	$0.053	-11.46%	10.93%	$35.42	$44.58	$0.02	$0.02	$0.04	$0.06	$35.43	$44.61
February 28, 2005	$114.07	2.54%	$0.053	$0.053	-4.94%	7.37%	$38.02	$41.98	$0.02	$0.03	$0.07	$0.08	$38.05	$42.00
March 31, 2005	$122.12	2.74%	$0.053	$0.053	1.76%	7.05%	$40.71	$39.29	$0.03	$0.03	$0.10	$0.11	$40.74	$39.33

Appendix B

Month Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up- MACRO Share	Down- MACRO Share			Up- MACRO share	Down- MACRO share	Up- MACRO share	Down-MACRO share	Up- MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
April 29, 2005	$109.60	2.78%	$0.053	$0.053	-8.67%	-10.25%	$36.53	$43.47	$0.03	$0.04	$0.13	$0.16	$36.57	$43.51
May 31, 2005	$114.56	2.84%	$0.053	$0.053	-4.54%	4.53%	$38.19	$41.81	$0.04	$0.04	$0.17	$0.20	$38.22	$41.86
June 30, 2005	$124.36	3.08%	$0.053	$0.053	3.64%	8.56%	$41.45	$38.55	$0.04	$0.04	$0.21	$0.24	$41.50	$38.59
July 29, 2005	$130.08	3.25%	$0.053	$0.053	8.40%	4.60%	$43.36	$36.64	$0.05	$0.05	$0.27	$0.28	$43.41	$36.69
August 31, 2005	$143.26	3.44%	$0.053	$0.053	19.39%	10.13%	$47.75	$32.25	$0.07	$0.04	$0.33	$0.33	$47.82	$32.29
September 30, 2005	$144.50	3.39%	$0.053	$0.053	20.41%	0.86%	$48.17	$31.83	$0.07	$0.05	$0.41	$0.37	$48.24	$31.88
October 31, 2005	$137.26	3.82%	$0.053	$0.053	14.38%	-5.01%	$45.75	$34.25	$0.07	$0.05	$0.48	$0.43	$45.82	$34.30
November 30, 2005	$128.64	3.83%	$0.053	$0.053	7.20%	-6.28%	$42.88	$37.12	$0.08	$0.07	$0.56	$0.49	$42.96	$37.19
December 30, 2005	$131.04	3.82%	$0.053	$0.053	9.20%	1.86%	$43.68	$36.32	$0.08	$0.07	$0.64	$0.56	$43.76	$36.39
January 31, 2006	$144.46	4.33%	$0.053	$0.053	20.38%	10.24%	$48.15	$31.85	$0.09	$0.06	$0.73	$0.62	$48.24	$31.90
February 28, 2006	$136.50	4.44%	$0.053	$0.053	13.75%	-5.51%	$45.50	$34.50	$0.10	$0.08	$0.83	$0.70	$45.60	$34.58
March 31, 2006	$138.79	4.40%	$0.053	$0.053	15.66%	1.68%	$46.26	$33.74	$0.11	$0.08	$0.94	$0.78	$46.37	$33.82
April 28, 2006	$154.65	4.51%	$0.053	$0.053	28.88%	11.43%	$51.55	$28.45	$0.12	$0.07	$1.06	$0.85	$51.67	$28.52
May 31, 2006	$156.42	4.67%	$0.053	$0.053	30.35%	1.14%	$52.14	$27.86	$0.13	$0.07	$1.18	$0.91	$52.27	$27.93
June 30, 2006	$156.44	4.80%	$0.053	$0.053	30.36%	0.01%	$52.15	$27.85	$0.13	$0.07	$1.32	$0.98	$52.28	$27.93
July 31, 2006	$164.08	4.96%	$0.053	$0.053	36.73%	4.89%	$54.69	$25.31	$0.15	$0.07	$1.46	$1.05	$54.84	$25.37
August 31, 2006	$161.10	4.96%	$0.053	$0.053	34.25%	-1.82%	$53.70	$26.30	$0.15	$0.07	$1.61	$1.13	$53.85	$26.38
September 29, 2006	$140.84	4.74%	$0.053	$0.053	17.37%	-12.57%	$46.95	$33.05	$0.13	$0.09	$1.75	$1.22	$47.08	$33.15
October 31, 2006	$130.35	5.04%	$0.053	$0.053	8.63%	-7.45%	$43.45	$36.55	$0.11	$0.10	$1.86	$1.31	$43.56	$36.64
November 30, 2006	$130.92	4.94%	$0.053	$0.053	9.10%	0.44%	$43.64	$36.36	$0.13	$0.10	$1.98	$1.42	$43.77	$36.46
December 29, 2006	$136.85	4.69%	$0.053	$0.053	14.05%	4.53%	$45.62	$34.38	$0.13	$0.10	$2.11	$1.51	$45.75	$34.48
January 31, 2007	$120.51	5.03%	$0.053	$0.053	0.43%	-11.94%	$40.17	$39.83	$0.10	$0.10	$2.21	$1.62	$40.27	$39.93
February 28, 2007	$130.91	5.04%	$0.053	$0.053	9.09%	8.63%	$43.64	$36.36	$0.12	$0.10	$2.34	$1.72	$43.76	$36.47
March 30, 2007	$133.89	4.85%	$0.053	$0.053	11.57%	2.28%	$44.63	$35.37	$0.13	$0.10	$2.47	$1.82	$44.76	$35.47
April 30, 2007	$141.15	4.76%	$0.053	$0.053	17.63%	5.43%	$47.05	$32.95	$0.13	$0.09	$2.59	$1.91	$47.18	$33.04
May 31, 2007	$140.04	4.68%	$0.053	$0.053	16.70%	-0.79%	$46.68	$33.32	$0.12	$0.09	$2.72	$2.00	$46.80	$33.41

Appendix B

Month Ended	Price Level (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Price Since the Most Recent Period	Underlying Value (4)		Income Distributions (5)		Cumulative Income Less Fees (6)		Cumulative Returns (7)
			Up- MACRO Share	Down- MACRO Share			Up- MACRO share	Down- MACRO share	Up- MACRO share	Down-MACRO share	Up- MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
June 29, 2007	$148.85	4.68%	$0.053	$0.053	24.04%	6.29%	$49.62	$30.38	$0.13	$0.08	$2.84	$2.08	$49.74	$30.46
July 31, 2007	$163.45	4.84%	$0.053	$0.053	36.21%	9.80%	$54.48	$25.52	$0.14	$0.07	$2.98	$2.14	$54.62	$25.58
August 31, 2007	$159.50	3.88%	$0.053	$0.053	32.91%	-2.42%	$53.17	$26.83	$0.14	$0.07	$3.13	$2.21	$53.31	$26.91
September 28, 2007	$175.52	3.70%	$0.053	$0.053	46.26%	10.04%	$58.51	$21.49	$0.11	$0.04	$3.24	$2.26	$58.62	$21.54

Footnotes to the table titled "Hypothetical Historical Performance of a Light Sweet Crude Oil MACRO":
(1) “Price Level” refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.60% prorated for the monthly period over a 365 day year at 30.42 days per month.
(4) “Underlying Value” is a concept that is used in the prospectus in relation to the paired holding trusts. The Underlying Value of the paired holding trust on any date represents the total amount of assets in both paired trusts to which the first trust is entitled under the settlement contract. For purposes of this table, when we refer to the “underlying value” of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) “Income Distributions” is calculated by multiplying the Price Level Change since the initial period by income net of fees, which is calculated by multiplying the monthly three-month treasury bill rate by the initial underlying value  less monthly fees.
(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Cumulative Returns” is calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to Cumulative Income Less Fees for the related monthly period (see related columns above).
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurances with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix C

The following is a hypothetical example1 of how Underlying Value of Up-MACRO is calculated:

Example 1

Assumptions: The Starting Level is $60; the Up-MACRO Holding Trust and Down-MACRO Holding Trust have each raised $120,000,000 and have 6,000,000 holding shares outstanding at a Stated Par Amount of $20 per share; the range for the Up-MACRO Holding Trust is $20 to $40 and the range for the Down-MACRO Holding Trust is $0 to $20; the Daily Yield Rate is 5.00% / 365 for all of the Treasuries and the Daily Fee Accrual is 1.60%/365.

Day 1 of calculation period → Applicable Reference Price of Crude Oil rises to $70
(Ending Level = $70).

Relevant Variables:

● Daily Fee Accrual for each trust:

Daily fee Accrual Rate	x	Up-MACRO Asset Amount

(1.6% / 365)	x	$120,000,000	= $5,260.27

● Available Income Accrual for each trust:

Daily Yield Rate on the Treasuries	x	Up-MACRO Investment Amount	-	Daily Fee Accrual

{(5% / 365)	x	$120,000,000
= $16,438.36			-	$5,260.27	= $11,178.08

● Price Level Percentage Change for Up-MACRO Holding Trust and the Down-MACRO Holding Trust:

70-60 60	=10/60=16.67%

● Daily Earned Income Accrual for the Up-MACRO Holding Trust:

Since Ending Level is greater than Starting Level,

•	Up-MACRO Available Income Accrual
_____________________

[1]
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trusts' management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trusts' historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix C
plus

•	Down-MACRO Available Income Accrual x Price Level Percentage Change

$11,178.08	+	($11,178.08 x 16.67%)	=	$13,041.09

● Up-MACRO and Down-MACRO Investment Amount:

Since no "losses" have been suffered, and the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x the Stated Par Amount per share, also referred to as the Up-MACRO or Down-MACRO Aggregate Par Amount:

6,000,000	x	$20	=	$120,000,000

Underlying Value on Day 1

The Underlying Value of the Up-MACRO Holding Trust equals, on the basis of the foregoing variables, the following:

Since Ending Level exceeds Starting Level,

•	the aggregated Earned Income Accrual to this date

plus

•	the Up-MACRO Investment Amount

plus

•	the Down-MACRO Investment Amount multiplied by the Price Level Percentage Change attributable to the Up-MACRO Holding Trust

$13,041.09	+	$120,000,000	+	($120,000,000 x 16.67%)	=	$140,017,041.09

Day 2 of calculation period → Applicable Reference Price of Crude Oil remains at $70
(Ending Level = $70).

Relevant Variables:

● Daily Fee Accrual for each trust:

Daily Fee Accrual Rate	x	Up-MACRO Asset Amount

(1.6% / 365)	x	$120,011,178.08	= $5,260.76

● Daily Available Income Accrual for each trust:

Daily yield Rate on the Treasuries	x	Up-MACRO Investment Amount	-	Daily Fee Accrual

{(5% / 365)	x	$120,000,000}
= $16,438.36			- $5,260.76		= $11,177.59

Appendix C

● Price Level Percentage Change for Up-MACRO Holding Trust and the Down-MACRO Holding Trust:

70-60 60	=10/60=16.67%

● Earned Income Accrual for the Up-MACRO Holding Trust:

Since Ending Level is greater than Starting Level,

•	Up-MACRO Available Income Accrual

plus

•	Down-MACRO Available Income Accrual x Price Level Percentage Change

$11,177.59	+	($11,177.59x 16.67%)	=	$13,040.52

● Up-MACRO and Down-MACRO Investment Amount:

Since no "losses" have been suffered, and the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x Stated Par Amount per share, also referred to as the Up-MACRO or Down-MACRO Aggregate Par Amount:

6,000,000	x	$20	=	$120,000,000

● Accrual Up-MACRO and Down-MACRO Asset Amount =

Investment Amount + Accrual Income Amount = $120,000,000 + $13,041.09 + $13,040.52= $120,026,081.61

Underlying Value on Day 2

The Underlying Value of the Up-MACRO Holding Trust equals, on the basis of the foregoing variables, the following:

Since Ending Level exceeds Starting Level,

•	the Earned Income Accrual to this date

Appendix C
plus

•	the Up-MACRO Investment Amount

plus

•	the Down-MACRO Investment Amount multiplied by the Price Level Percentage Change attributable to the Up-MACRO Holding Trust

$26,081.61	+	$120,000,000	+	($120,000,000x 16.67%)	=	$140,026,081.61

Day 3 of calculation period → Applicable Reference Price of Crude Oil falls to $50 (Ending Level = $50).

Relevant Variables:

● Daily Fee Accrual for each trust:

Daily Fee Accrual Rate	x	Up-MACRO Asset Amount

(1.6% / 365)	x	$120,022,355.67	= $5261.25

● Daily available income accrual for each trust:

Daily Yield Rate on the Treasuries	x	Up-MACRO Investment Amount	-	Daily fee accrual

{(5% / 365)	x	$120,000,000}
= $16,438.36			-	$5261.25	= $11,177.11

● Price Level Percentage Change for Up-MACRO Holding Trust and Down-MACRO Holding Trust:

50 - 60 60	= 10/60 = 16.67%

● Earned Income Accrual for the Up-MACRO Holding Trust:

Since Ending Level is lower than Starting Level,

•	Up-MACRO Available Income Accrual

minus

•	Down-MACRO Available Income Accrual x Price Level Percentage Change

$11,177.11	-	($11,177.11 x 16.67%)	=	$9,314.26

Appendix C

● Up-MACRO and Down-MACRO Investment Amount:

Since no "losses" have been suffered, and the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x the Stated Par Amount per share, also referred to as the Up-MACRO or Down-MACRO Aggregate Par Amount:

6,000,000	x	$20	=	$120,000,000

● Accrual Up-MACRO and Down-MACRO Asset Amount =

Investment Amount + aggregated Accrual Income Amount = $120,000,000 + $26,081.61+  $9,314.26=$120,035,395.87

Underlying Value on Day 3

The Underlying Value of the Up-MACRO Holding Trust equals, on the basis of the foregoing variables, the following:

Since Ending Level is lower than Starting Level,

•	the aggregated Earned Income Accrual to this date

plus

•	the Up-MACRO Investment Amount

minus

•	the Down-MACRO Investment Amount multiplied by the Price Level Percentage Change attributable to the Up-MACRO Holding Trust

$35,395.87	+	$120,000,000	-	($120,000,000 x 16.67%)	=	$100,031,395.87

Day 4 of calculation period -> Applicable Reference Price of Crude Oil rises to $65 (Ending Level=$65) and a Subsequent Issuance order for 12 MACRO Units and a Redemption order for 36 MACRO Units are due (or net, 1,200,000 Up-MACRO Holding Shares and 1,200,000 Down-MACRO Holding Shares, representing 20% of the outstanding Paired Holding Trust shares have been redeemed).

Relevant Variables:

● Up-MACRO Asset Amount:

Up-MACRO Asset Amount reduction	x	Up-MACRO Asset Amount

1-(1,200,000/6,000,000)	x	$120,033,532.08	= $96,026,826.22

● Daily Fee Accrual for each trust:

Appendix C

Daily Fee Accrual Rate	x	Up-MACRO Asset Amount

(1.6% / 365)	x	$96,026,826.22	= $4,209.40

● Available Income Accrual for each trust:

Daily Yield Rate on the Treasuries	x	Up-MACRO Investment Amount	-	Daily Fee Accrual

{(5% / 365)	x	$96,000,000}
= $13,150.68			-	$4,209.40	= $8,941.29

● Price Level Percentage Change for Up-MACRO Holding Trust and Down-MACRO Holding Trust:

65 - 60 60	= 5/60 = 8.33%

● Earned Income Accrual for the Up-MACRO Holding Trust:

Since Ending Level is greater than Starting Level,

•	Up-MACRO Available Income Accrual

plus

•	Down-MACRO Available Income Accrual x Price Level Percentage Change

$8,941.29	+	($8,941.292x 8.33%)	=	$9,686.40

● Up-MACRO and Down-MACRO Investment Amount:

Since no "losses" have been suffered, and the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x the Stated Par Amount per share, also referred to as the Up-MACRO or Down-MACRO Aggregate Par Amount:

4,800,000	x	$20	=	$96,000,000

● Accrual Up-MACRO and Down-MACRO Asset Amount =

Appendix C

Investment Amount + aggregated Accrual Income Amount = $96,000,000+$9686.40+ (80%*$35,395.87)  =$96,038,003.09

Underlying Value on Day 4

The Underlying Value of the Up-MACRO Holding Trust equals, on the basis of the foregoing variables, the following:

Since Ending Level is greater than Starting Level,

•	the aggregated Earned Income Accrual to this date

plus

•	the Up-MACRO Investment Amount

plus

•	the Down-MACRO Investment Amount multiplied by the Price Level Percentage Change attributable to the Up-MACRO Holding Trust

$38,003.09	+	$96,000,000	+	($96,000,000 x 8.33%)	=	$104,034,803.09

The following is a hypothetical example2 of how Underlying Value of Down-MACRO is calculated:

Example 1

Assumptions: The Starting Level is $60; the Up-MACRO Holding Trust and Down-MACRO Holding Trust have each raised $120,000,000 and have 6,000,000 holding shares outstanding at a Stated Par Amount of $20 per share; the range for the Up-MACRO Holding Trust is $20 to $40 and the range for the Down-MACRO Holding Trust is $0 to $20; the Daily Yield Rate is 5.00% / 365 for all of the Treasuries and the Daily Fee Accrual is 1.60%/365.

Day 1 of calculation period → Applicable Reference Price of Crude Oil rises to $70
(Ending Level = $70).

Relevant Variables:

● Daily Fee Accrual for each trust:
__________________________

[2]
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trusts' management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying hypothetical scenarios and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to the Trusts' historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix C

Daily fee Accrual Rate	x	Down-MACRO Asset Amount

(1.6% / 365)	x	$120,000,000	= $5,260.27

● Available Income Accrual for each trust:

Daily Yield Rate on the Treasuries	x	Down-MACRO Investment Amount	-	Daily Fee Accrual

{(5% / 365)	x	$120,000,000
= $16,438.36			-	$5,260.27	= $11,178.08

● Price Level Percentage Change for Up-MACRO Holding Trust and the Down-MACRO Holding Trust:

70-60 60	=10/60=16.67%

● Daily Earned Income Accrual for the Down-MACRO Holding Trust:

Since Ending Level is greater than Starting Level,

•	Up-MACRO Available Income Accrual

plus

•	Up-MACRO Available Income Accrual x Price Level Percentage Change

$11,178.08	-	($11,178.08 x 16.67%)	=	$9,315.07

● Up-MACRO and Down-MACRO Investment Amount:

Since no "losses" have been suffered, and the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x the Stated Par Amount per share, also referred to as the Up-MACRO or Down-MACRO Aggregate Par Amount:

6,000,000	x	$20	=	$120,000,000

Underlying Value on Day 1

The Underlying Value of the Down-MACRO Holding Trust equals, on the basis of the foregoing variables, the following:

Since Ending Level exceeds Starting Level,

•	the aggregated Earned Income Accrual to this date

Appendix C
plus

•	the Down-MACRO Investment Amount

plus

•	the Up-MACRO Investment Amount multiplied by the Price Level Percentage Change attributable to the Down-MACRO Holding Trust

$9,315.07	+	$120,000,000	-	($120,000,000 x 16.67%)	=	$100,009315.07

Day 2 of calculation period → Applicable Reference Price of Crude Oil remains at $70 (Ending Level = $70).

Relevant Variables:

● Daily Fee Accrual for each trust:

Daily Fee Accrual Rate	x	Down-MACRO Asset Amount

(1.6% / 365)	x	$120,011,178.08	= $5,260.76

● Daily Available Income Accrual for each trust:

Daily yield Rate on the Treasuries	x	Up-MACRO Investment Amount	-	Daily Fee Accrual

{(5% / 365)	x	$120,000,000}
= $16,438.36			- $5,260.76		= $11,177.59

● Price Level Percentage Change for Up-MACRO Holding Trust and the Down-MACRO Holding Trust:

70-60 60	=10/60=16.67%

● Earned Income Accrual for the Down-MACRO Holding Trust:

Since Ending Level is greater than Starting Level,

•	Down-MACRO Available Income Accrual

plus

•	Up-MACRO Available Income Accrual x Price Level Percentage Change

$11,177.59	-	($11,177.59 x 16.67%)	=	$9,314.66

Appendix C

● Up-MACRO and Down-MACRO Investment Amount:

Since no "losses" have been suffered, and the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x Stated Par Amount per share, also referred to as the Up-MACRO or Down-MACRO Aggregate Par Amount:

6,000,000	x	$20	=	$120,000,000

● Accrual Up-MACRO and Down-MACRO Asset Amount =

Investment Amount + Accrual Income Amount = $120,000,000 + $9,315.07+ $9,314.66=$120,018,629.73

Underlying Value on Day 2

The Underlying Value of the Up-MACRO Holding Trust equals, on the basis of the foregoing variables, the following:

Since Ending Level exceeds Starting Level,

•	the Earned Income Accrual to this date

plus

•	the Up-MACRO Investment Amount

plus

•	the Up-MACRO Investment Amount multiplied by the Price Level Percentage Change attributable to the Down-MACRO Holding Trust

$18,629.73	+	$120,000,000	-	($120,000,000x 16.67%)	=	$100,018,629.80

Day 3 of calculation period → Applicable Reference Price of Crude Oil falls to $50
(Ending Level = $50).

Relevant Variables:

● Daily Fee Accrual for each trust:

Daily Fee Accrual Rate	x	Down-MACRO Asset Amount

(1.6% / 365)	x	$120,022,355.67	= $5,261.25

● Daily available income accrual for each trust:

Daily Yield Rate on the Treasuries	x	Down-MACRO Investment Amount	-	Daily fee accrual

{(5% / 365)	x	$120,000,000
= $16,438.36			-	$5,261.25	= $11,177.10

Appendix C
● Price Level Percentage Change for Up-MACRO Holding Trust and Down-MACRO Holding Trust:

50 - 60 60	= 10/60 = 16.67%

● Earned Income Accrual for the Down-MACRO Holding Trust:

Since Ending Level is lower than Starting Level,

•	Down-MACRO Available Income Accrual

minus

•	Up-MACRO Available Income Accrual x Price Level Percentage Change

$11,177.10	+	($11,177.10x 16.67%)	=	$13,039.95

● Up-MACRO and Down-MACRO Investment Amount:

Since no "losses" have been suffered, and the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x the Stated Par Amount per share, also referred to as the Up-MACRO or Down-MACRO Aggregate Par Amount:

6,000,000	x	$20	=	$120,000,000

● Accrual Up-MACRO and Down-MACRO Asset Amount =

Investment Amount + aggregated Accrual Income Amount = $120,000,000 + $18,629.73+  $13,039.95=$120,031,669.68

Underlying Value on Day 3

The Underlying Value of the Down-MACRO Holding Trust equals, on the basis of the foregoing variables, the following:

Since Ending Level is lower than Starting Level,

•	the aggregated Earned Income Accrual to this date

plus

•	the Down-MACRO Investment Amount

Appendix C
minus

•	the Up-MACRO Investment Amount multiplied by the Price Level Percentage Change for the Down-MACRO Holding Trust

$31,669.68	+	$120,000,000	+	($120,000,000 x 16.67%)	=	$140,031,669.68

Day 4 of calculation period -> Applicable Reference Price of Crude Oil rises to $65 (Ending Level=$65) and a Subsequent Issuance order for 12 MACRO Units and a Redemption order for 36 MACRO Units are due (or net, 1,200,000 Up-MACRO Holding Shares and 1,200,000 Down-MACRO Holding Shares, representing 20% of the outstanding Paired Holding Trust shares have been redeemed).

Relevant Variables:

● Down-MACRO Asset Amount:

Up-MACRO Asset Amount reduction	x	Down-MACRO Asset Amount

1-(1,200,000/6,000,000)	x	$120,033,532.77	= $96,026,826.22

● Daily Fee Accrual for each trust:

Daily Fee Accrual Rate	x	Down-MACRO Asset Amount

(1.6% / 365)	x	$96,026,826.22	= $4,209.40

● Available Income Accrual for each trust:

Daily Yield Rate on the Treasuries	x	Down-MACRO Investment Amount	-	Daily Fee Accrual

{(5% / 365)	x	$96,000,000}
= $13,150.68			-	$4,209.40	= $8,941.28

● Price Level Percentage Change for Down-MACRO Holding Trust and Down-MACRO Holding Trust:

65 - 60 60	= 5/60 = 8.33%

● Earned Income Accrual for the Up-MACRO Holding Trust:

Since Ending Level is greater than Starting Level,

•	Down-MACRO Available Income Accrual

plus

Appendix C

•	Up-MACRO Available Income Accrual x Price Level Percentage Change

$8,941.28	+	($8,941.28 x 8.33%)	=	$9686.39

● Up-MACRO and Down-MACRO Investment Amount:

Since no "losses" have been suffered, and the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x the Stated Par Amount per share, also referred to as the Up-MACRO or Down-MACRO Aggregate Par Amount:

4,800,000	x	$20	=	$96,000,000

● Accrual Up-MACRO and Down-MACRO Asset Amount =

Investment Amount + aggregated Accrual Income Amount = $96,000,000+$9686.39+ (80%*$31,669.68)  =$96,035,022.14

Underlying Value on Day 4

The Underlying Value of the Up-MACRO Holding Trust equals, on the basis of the foregoing variables, the following:

Since Ending Level is greater than Starting Level,

•	the aggregated Earned Income Accrual to this date

plus

•	the Up-MACRO Investment Amount

plus

•	the Up-MACRO Investment Amount multiplied by the Price Level Percentage Change attributable to the Down-MACRO Holding Trust

$35,022.14	+	$96,000,000	+	($96,000,000 x 8.33%)	=	$104,035,022.14

Appendix D

TRANSACTIONS WITH AFFILIATED PERSONS

1.	Acquisitions of U.S. Treasury Securities and Treasury Repurchase Agreements

(a)
Subject to a best execution requirement, the administrative agent may direct the trustee to acquire U.S. treasury securities and treasury repurchase agreements from (i) an Authorized Participant or (ii) an Affiliated Person (as defined in clause (c) below) with respect to any Authorized Participant, only if such acquisition is within the Range of the Best Yield, each as defined in clause (c) below. The persons described in clauses (i) and (ii) above are referred to, for purposes hereof, as "AP Affiliated Persons," and, any acquisition by the Down-MACRO holding trust from an AP Affiliated Person is referred to as an "AP Acquisition."

(b)
The available market yields for purposes of calculating Best Yield are based, for trades in U.S. treasury securities, on prices displayed on the applicable Bloomberg screen and, for trades in treasury repurchase agreements, general market offered yields obtained from Bloomberg or another third-party service provider for treasury repurchase agreements.

(c)
"Affiliated Person" means, for purposes of this Appendix D, (i) any person directly or indirectly owning, controlling, or holding with power to vote, 5 percent or more of the outstanding voting securities of an Authorized Participant; (ii) any person 5 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by an Authorized Participant; (iii) any person directly or indirectly controlling, controlled by, or under common control with, an Authorized Participant; (iv) any officer, director, partner, copartner, or employee of an Authorized Participant; (v) if the Authorized Participant is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (vi) if the Authorized Participant is an unincorporated investment company not having a board of directors, the depositor thereof.

"Best Yield" means the average of the five highest yields offered by sellers with whom the administrative agent has a trading agreement and the "Range" is the difference between (i) the greater of (x) 0.10% and (y) 2% times the Best Yield, which is the bottom of the Range, and (ii) the Best Yield, which is the top of the range.

2.	In-Kind Redemptions

Any "in-kind" Paired Optional Redemption by an AP Affiliated Person is executed by the trustee in accordance with instructions delivered to it by the administrative agent who employs a "last in, first out" methodology to select U.S. treasury securities for delivery to the AP Affiliated Person (each such Paired Optional Redemption, an "AP In-Kind Redemption").

3.	Record Retention

Appendix D

(a)
For each AP Acquisition, the administrative agent will retain a print-out of the Bloomberg screen at the time each U.S. treasury security purchase order is placed and a print-out of the Bloomberg or other pricing service yield information at the time each treasury repurchase agreement purchase order is placed (as well as, in each case, the corresponding trade ticket information relating to such AP Acquisition). Such print-outs will include all available offers at the time the applicable order was placed, as well as the time, date, amount, counterparty and implied yield or price of each transaction.

(b)
For each AP Acquisition that was effected at a yield that was lower than the Best Yield, the administrative agent will record, contemporaneously with the transaction, why the AP Acquisition was effected at a yield that was lower than the Best Yield.

(c)
For each AP In-Kind Redemption, the administrative agent will retain in its books and records, the date of the transaction, the name of the redeeming Authorized Participant, the U.S. treasury securities that were delivered in the redemption and the U.S. treasury securities that were on deposit in the Down-MACRO Holding Trust immediately prior to the In-Kind Redemption (including on the relevant acquisition date), and the U.S. treasury securities which remained on deposit in the Down-MACRO Holding Trust after such redemption.

(d)
The information recorded by the administrative agent pursuant to this Section 3 will be retained by the administrative agent for a period of one year from the date each AP Acquisition and AP In-Kind Redemption took place.

4.	Independent Verification Procedures

(a)
At the conclusion of each calendar quarter, the trustee, acting as verification agent (the "Verification Agent"), selects, randomly and without notifying the administrative agent, one business day in each week of the preceding quarter, and

(i)
if any AP Acquisitions occurred on such day, the Verification Agent will verify that (1) the administrative agent properly identified and recorded all such AP Acquisitions; and (2) no transactions outside of the Range were executed with any AP Affiliated Person; and

(ii)
if any AP In-Kind Redemptions occurred on such day, the Verification Agent will verify (1) that the administrative agent properly identified and recorded all such AP In-Kind Redemptions and (2) that the AP In-Kind Redemptions were executed in accordance to Section 2, hereof.

(b)
In the event that the Verification Agent has identified an AP Acquisition outside of the Range or an AP In-Kind Redemption that violates Section 2, hereof, (each such transaction, a "Prohibited Transaction"), the Verification Agent shall review all the information retained by the administrative agent in accordance with Sections 3(a) or 3(b) hereof, as applicable, during,

(i)	the six-month period that preceded such Prohibited Transaction; and

Appendix D

(ii)	the calendar quarter that follows the Prohibited Transaction,

to determine whether any additional Prohibited Transactions occurred.

5.	Remedy for Prohibited Transactions

(a)
In the event that the Verification Agent identifies any Prohibited Transaction, the Verification Agent will notify the Depositor and the Administrative Agent, and the Administrative Agent will be required to pay to the Down-MACRO Holding Trust for each such Prohibited Transaction, within thirty day of such notification,

(i)
if the Prohibited Transaction was an AP Acquisition, the difference between (x) the Best Yield that was available for such transaction occurred, less the Range and (y) the yield actually obtained in the Prohibited Transaction; and

(ii)
if the Prohibited Transaction was an AP In-Kind Redemption, an amount equal to the yield to maturity of the U.S. treasury securities which were delivered minus the yield to maturity of the U.S. treasury securities which should have been delivered to the redeeming AP Affiliated Person.

6.
These procedures apply to transactions between the Down-MACRO Holding Trust and any Authorized Participant or any Affiliated Person with regard to the such Authorized Participant, to the extent that such Authorized Participant meets the definition of "principal underwriter" with regard to the Down-MACRO Holding Trust that is set forth in Section 2(a)(29) of the Investment Company Act of 1940, as amended and as interpreted by the SEC and its Staff.

***

Appendix E

A Shield Against The Next Oil Shock
By Robert J. Shiller, Chief Economist of MacroMarkets LLC.

Published on MacroMarkets LLC website and
in the June 4, 2007 issue of Forbes Magazine.

INVESTMENT GUIDE      STOCKS & BONDS

A Shield Against
The Next Oil Shock
Depending on where you work and where you live, crude's price trends can hurt or help you.
Forget energy stocks. There's a better way to play this.
By Robert J. Shiller

OIL PRICES ARE SOMEWHAT down from their recent peaks, and oil price volatility is off the high levels of the last half-dozen years. So we may have a breather to think about how oil should figure into our investing regimens. But there's no telling what will happen next—the prices may climb or sink.
The long-run situation seems risky, because the world is running through its easily discovered reserves. At current usage rates we will exhaust the proved reserves in a few decades. Meanwhile, oil consumption stands to increase with the rapid demand growth from the developing world, driving prices up a lot. Political turmoil is another factor that can push up prices.
On the other hand you can make a case that oil demand might decline sharply. New technology, avidly sought today, could well spur any number of alternative energy sources: oil sands, oil shale, natural gas converted to liquid, coal converted to liquid, etc.
Another argument for an oil price decline revolves around an unwinding of speculation. The price surge in oil (along with other commodities) since the late 1990s has the look and feel of a speculative bubble. The price of oil climbed sixfold between 1998 and 2006. No spurt in economic indicators seemed to justify such an increase. World economic output, as computed by the International Monetary Fund, rose only 70%.
The oil markets recent frothiness is eerily reminiscent of the irrational exuberance in the late-1990s stock market. The excited feeling that we are in a new era, which will drive oil prices perpetually higher, sounds a lot like the talk surrounding tech stocks seven years ago. Also, remember how sharply oil prices dropped in the 1980s.
What should investors do to prepare for a possible new oil spiral, either up or down?
A fundamental risk-management principle should be that if there is a risk of an increase in the price of something you need, get it into your portfolio.
People already instinctively know this investment principle. They routinely buy homes as, in effect, a hedge against increases in rents or home prices. Once you own your own home, you need not worry about those increases until it is time to sell, years hence.
Think of putting oil into your portfolio as the equivalent of buying a lifetime supply of it. If oil prices go up, so does the value of your oil portfolio. The oil in the portfolio can also hedge against the other economic effects of oil price shocks.
Let's say you work in the U.S. auto industry, which for years has banked on large, fuel-hungry SUVs and light trucks. Higher oil prices have hurt the industry substantially. Painfully high numbers of autoworkers, engineers and executives are out of work. Home prices are falling in Michigan and other auto-producing states. If auto industry people want to move elsewhere for better

E-1

Appendix E

opportunities, their shrunken home values won't help. They would be better off had they hedged against higher oil prices years ago.
Financial planners tend to read from a standard book presuming that all investors are the same and that a fully diversified portfolio of stocks and bonds is right for everyone. But this one-size-fits-all portfolio does not agree with financial theory, which holds that each investor should take into account his or her individual economic situation.
Economists Steven J. Davis and John Haltiwanger have found that oil price shocks account for 20% to 25% of the cyclical variability in employment growth—twice as much as for monetary shocks—and they documented who feels the shocks the most. Workers in apparel, rubber, plastics, furniture, primary metals and transportation equipment are especially hard hit by oil price increases. Employees in food manufacturing, technology and printing/publishing are relatively invulnerable to them. Employees in large plants find their jobs more at risk than do employees at small ones.
Clearly, the more vulnerable people should take the heaviest long position in oil. And the relatively invulnerable can take weaker positions. Those living in oil-rich regions such as Texas, Alaska or Alberta, or whose jobs are in oil or oil services, should take short positions in oil.
What if you are a mere consumer of energy—that is, neither your job nor the value of your home is particularly sensitive to the price of oil? Let's say you spend $2,000 a year on gasoline for your car and $1,500 on heating oil for your house. At present prices you will spend $70,000 over the next 20 years on fossil fuels. You could largely immunize yourself against that exposure by buying a contract to receive 1,000 barrels of oil spread out over the next 20 years. To be sure, there are also a lot of other ways that energy prices affect your livelihood, but the contract would at least take the sting out of your two most visible energy bills.
Unfortunately, such a contract has not been available to the general investing public. I once wrote a book, Macro Markets (Oxford University Press, 1993), about the importance of incorporating macro risks, such as oil, into investment portfolios. I argued there that we need a lot of financial product innovation to make such risk management possible. True, oil futures and options have been around since the 1980s, but most people will find those difficult to trade in: You would need to roll the contracts regularly, and that process is complex and can sometimes lose you money.
Alternatively, you can buy oil company stocks, or short them. The trouble is that prices of oil stocks do not correlate very well with the price of oil. For example, when oil prices fell sharply in the mid-1980s, oil stocks hardly moved. There are a lot of reasons this can happen: For instance, the big oil companies make money from refining and distributing as well as producing, and the investors in these stocks tend to push their price around in correlation with the aggregate stock market. From the mid-1980s to the mid-1990s not much happened to oil prices, and yet oil stocks tripled.
Lately, though, several oil-related exchange-traded trusts have been formed. They have slightly different approaches. The United States Oil Fund, created in early 2006, tracks an investment that rolls over short-term oil futures. Two others have exposure to oil futures: iPath Goldman Sachs Crude Oil Total Return Index Exchange Traded Note and PowerShares Deutsche Bank Oil Fund.
YOU CAN HEDGE AGAINST HIGHER OIL
PRICES BY USING A NEW SET OF OIL ETFs.
The futures market expects oil prices to keep rising, causing a condition called "contango." The impact on your futures holdings is that your asset values tend to erode as the futures contract you hold gets closer to the current date. The above-mentioned funds are tied to futures contracts and therefore suffer from this eroding effect. So all these products have been losing 1% to 2% per month, along with rolling futures.
The United States Oil and iPath products, the only ones around since last summer, are down from then because of the contango and because crude prices today are lower than in mid-2006. You can either buy these instruments or, if you want to reduce your exposure to crude, short them. Their expenses run between 0.5% and 0.75% of assets annually.
I have a horse in this race. The company that I cofounded, MacroMarkets LLC, last November created a pair of exchange-traded products called Claymore Macroshares. One is bullish (ticker UCR for "up crude") and the other bearish (ticker DCR for "down crude"). Buying UCR is like buying a supply of crude oil. Buying DCR like shorting crude oil but without the nuisances (such as margin calls and tax issues). As you'd expect, UCR is ahead of its start point, while DCR has slipped.
UCR and DCR have higher expenses— 1.6% of assets annually—but investors receive 1099 forms instead of K-1s and receive long-term capital gains treatment if held long term and quarterly income distributions on both UCR and DCR. One should view any investment in a total return context. This includes the consideration of price performance, income and the expense ratio all in combination. UCR and DCR pay regular distributions of income, and the net asset value tracks the price of oil. The Claymore Macroshares also don't erode capital.
These instruments allow for investors to hedge their oil exposure as easily as buying a stock. Let's go back to the earlier example. If the individual had bought a security that increased in price when oil prices went up, their costs to fill their car and heat their homes would have gone up, but they also would have made money on their investment. For those whose jobs and livelihoods depend on oil prices remaining high, an investment that increases in value by either selling short the above-mentioned products or buying DCR would offset the economic pain.
Some say investments in commodities such as oil are scary. It is all a matter of hedging risks, a lesson taught in Finance 101.

Robert J. Shiller, professor of economics and finance at Yale University, is author of Irrational Exuberance (2nd edition, Princeton University Press, 2005) and The New Financial Order (Princeton University Press, 2003). He also is chief economist at MacroMarkets LLC.
E-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustee, Administrative Agent, and Shareholder of MACROshares Oil Down Holding Trust:

In our opinion, the accompanying statements of financial condition, and the related statements of operations, of changes in shareholders' equity, and of cash flows present fairly, in all material respects, the financial position of MACROshares Oil Down Holding Trust (the "Trust") at December 31, 2007 and 2006, and the results of its operations, the changes in its shareholders' equity, and its cash flows for the year ended December 31, 2007 and for the period November 29, 2006 (commencement of operations) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
New York, New York
March 28, 2008, except for Note K,
as to which the date is May 1, 2008

MACROshares Oil Down Holding Trust
Statements of Financial Condition

	December 31, 2007	December 31, 2006

Assets
Cash and cash equivalents	$30,262,629	$33,118,800
Interest receivable	9,647	16,719

Total assets	$30,272,276	$33,135,519

Liabilities and Shareholders’ Equity
Settlement contracts and income distribution agreement with the Up-MACRO Holding Trust	$15,020,152	$1,797,050
Operating expenses payable	111,975	33,576
Distributions payable to shareholders	77,161	81,860

Total liabilities	15,209,288	1,912,486

Shareholders’ Equity
Equity attributable to Down-MACRO Holding shares, $20 and $60 par value, unlimited amount authorized, 1,500,000 and 550,000 issued and outstanding at December 31, 2007 and December 31, 2006, respectively	15,062,988	31,223,033
Total Shareholders’ Equity	15,062,988	31,223,033

Total Liabilities and Shareholders’ Equity	$30,272,276	$33,135,519

See notes to the financial statements

MACROshares Oil Down Holding Trust
Statements of Operations

	For the Year Ended December 31, 2007	For the Period Ended December 31, 2006*

Investment Income
Interest	$1,004,935	$104,575
Total investment income	1,004,935	104,575

Expenses
Operating expenses	372,136	33,576

Net investment income	632,799	70,999

Realized and Unrealized Gain (Loss)
Net increase in unrealized depreciation on settlement contracts and income distribution agreement	(11,000,127)	(346,147)
Net realized gain on settlement contracts and income distribution agreement	406,901	-
Net realized and unrealized loss	(10,593,226)	(346,147)

Net loss	$(9,960,427)	$(275,148)

Net loss per share - See Note E	$(8.59)	$(0.24)

Weighted average shares outstanding - See Note E	1,159,178	1,159,092

* For the period from November 29, 2006 (commencement of operations) through December 31, 2006.

See notes to the financial statements

Claymore MACROshares Oil Down Holding Trust
Statements of Changes in Shareholders’ Equity

	Down- MACRO Holding Shares	Founders’ Shares	Total

Shareholders’ Equity, November 29, 2006	$-	$1,000	$1,000

Contributions	31,580,041	-	31,580,041
Distributions ($0.0496 per share - See Note E)	(81,860)	-	(81,860)
Redemptions	-	(1,000)	(1,000)
Net loss	(275,148)	-	(275,148)

Shareholders’ Equity, December 31, 2006	$31,223,033	$-	$31,223,033

Contributions	20,697,713	-	20,697,713
Distributions ($0.4863 per share - See Note E)	(488,618)	-	(488,618)
Redemptions	(26,408,713)	-	(26,408,713)
Net loss	(9,960,427)	-	(9,960,427)

Shareholders’ Equity, December 31, 2007	$15,062,988	$-	$15,062,988

	Down- MACRO Holding Shares	Founders’ Shares	Total

Share Activity

Shares Outstanding, November 29, 2006	-	1,000	1,000

Contributions	550,000	-	550,000
Redemptions	-	(1,000)	(1,000)

Shares Outstanding, December 31, 2006	550,000	-	550,000

Shares issued as a result of share split	700,000	-	700,000
Contributions	700,000	-	700,000
Redemptions	(450,000)	-	(450,000)

Shares Outstanding, December 31, 2007	1,500,000	-	1,500,000

See notes to the financial statements

MACROshares Oil Down Holding Trust
Statements of Cash Flows

	For the Year Ended December 31, 2007	For the Period Ended December 31, 2006*

Cash flows from operating activities:
	$(9,960,427)	$(275,148)
Net loss

Adjustments to reconcile net loss to net cash provided by operating activities:
Net unrealized depreciation on settlement contracts and Income distribution agreement	11,000,127	346,147
Settlement payments in excess of realized gain on settlement contracts and income distribution agreement	1,191,153	-
Increase (decrease) in operating assets and liabilities:
Interest receivable	7,072	(16,719)
Operating expense payable	78,399	33,576

Net cash provided by operations	2,316,324	87,856

Cash flows from financing activities:

Contributions	24,055,535	33,030,944
Redemptions	(28,734,713)	(1,000)
Distributions	(493,317)	-

Net cash (used in) provided by financing activities	(5,172,495)	33,029,944

Net increase (decrease) in cash and cash equivalents	(2,856,171)	33,117,800

Cash and cash equivalents, beginning of year	33,118,800	1,000
Cash and cash equivalents, end of year	$30,262,629	$33,118,800

* For the period from November 29, 2006 (commencement of operations) through December 31, 2006.

See notes to the financial statements

MACROshares Oil Down Holding Trust
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2007

A. Organization

MACRO Securities Depositor, LLC (the "Depositor"), a Delaware limited liability company with MacroMarkets LLC and Claymore Group Inc. (collectively referred to as "Related Party") as its only two members, formed the Claymore MACROshares Oil Down Tradeable Trust (the "Down-MACRO Tradeable Trust"), the Claymore MACROshares Oil Up Tradeable Trust (the "Up-MACRO Tradeable Trust"), the Claymore MACROshares Oil Down Holding Trust (the "Down-MACRO Holding Trust") and the Claymore MACROshares Oil Up Holding Trust (the "Up-MACRO Holding Trust"). Each of the trusts was formed under the laws of the State of New York on November 15, 2006.

On August 17, 2007, MacroMarkets LLC and Claymore Group, Inc. entered into a binding agreement pursuant to which (i) Claymore Securities, Inc., a wholly-owned subsidiary of Claymore Group Inc., (A) resigned as a marketing agent for the Down-MACRO Holding Shares, effective August 17, 2007, with MACRO Financial, LLC, which was acting as an additional marketing agent for the Down-MACRO Holding Shares, assuming all of Claymore Securities, Inc.’s duties as Marketing Agent and (B) resigned as the Administrative Agent for the Down-MACRO Holding Trust, effective September 30, 2007, (ii) Claymore Group Inc. sold its equity interest in MACRO Securities Depositor, LLC to MacroMarkets LLC on August 18, 2007 and (iii) the Claymore MACROshares Oil Down Holding Trust and Claymore MACROshares Oil Down Holding Shares were renamed the “MACROshares Oil Down Holding Trust” and the “MACROshares Oil Down Holding Shares”, respectively. MacroMarkets LLC was appointed as the successor Administrative Agent and accepted such appointment pursuant to the Third Amended and Restated Trust Agreement for the Down-MACRO Holding Shares, dated as of October 1, 2007, and entered into among the Trustee, MacroMarkets LLC, as Administrative Agent, MACRO Securities Depositor, as Depositor and MACRO Financial, LLC, as Marketing Agent.

The Down-MACRO Holding Trust and the Up-MACRO Holding Trust are referred to as "Paired Holding Trusts". The descriptions of the Paired Holding Trusts in these notes reflect the trust agreements as amended on October 1, 2007. Operations of the Down-MACRO Holding Trust and Down-MACRO Tradeable Trust commenced on November 29, 2006. No creations or other activity occurred between November 24, 2006 and the commencement date. Prior to November 29, 2006, the Depositor and Claymore Securities, Inc. each made an initial deposit of $500 into the Up-MACRO Holding Trust and $500 into the Up-MACRO Treadable Trust, for a total initial deposit of $1,000 (for each trust, the “Founders’ Equity”) During the period ended December 31, 2006, the Founders’ Equity of both the Up-MACRO Holding Trust and the Up-MACRO Treadable Trust was redeemed and returned to the Depositor and Claymore Securities, Inc. Each of the Paired Holding Trusts issues shares (which are referred to, respectively, as "Down-MACRO Holding Shares" and "Up-MACRO Holding Shares" and, collectively, as "Paired Holding Shares") in minimum aggregations called "MACRO Units," each of which consists of 50,000 Down-MACRO Holding Shares and 50,000 Up-MACRO Holding Shares. The objective of the Paired Holding Trusts is, in the case of the Down-MACRO Holding Trust, to provide investors with investment returns that correspond inversely with changes in the price of NYMEX crude oil futures contracts within the range from (i) zero to (ii) twice the starting level of and $60 (the "Starting Level") and, in the case of the Up-MACRO Holding Trust, to provide investors with investment returns that correspond with the price of NYMEX crude oil futures within the range from (i) zero to (ii) twice the Starting Level. The Starting Level was $60, therefore the price range within which the Paired Holding Trusts are expected to provide a return to both of the Paired Holding Shares is $0 to $40 and $0 to $120 for the year ended December 31, 2007 and for the period from November 29, 2006 (commencement of operations) through December 31, 2006, respectively. There can be no assurance that the Paired Holding Trusts will achieve their investment objective.

The Depositor, State Street Bank and Trust Company, as trustee (in such capacity, the "Trustee"), MacroMarkets LLC, as Administrative Agent and MACRO Financial, LLC as Marketing Agent (in such capacities, the "Administrative Agent" and the "Marketing Agent"), respectively, have entered into trust agreements that govern the activities of the Down-MACRO Tradeable Trust and the Down-MACRO Holding Trust and specify the terms of the shares issued by the Down-MACRO Tradeable Trust (the "Down-MACRO Tradeable Shares") and the Down-MACRO Holding Shares, respectively. The Down-MACRO Tradeable Trust issues the Down-MACRO Tradeable Shares on a continuous basis in exchange for deposits of Down-MACRO Holding Shares. Down-MACRO Tradeable Shares are only issued or exchanged for the underlying Down-MACRO Holding Shares in connection with the deposit of Down-MACRO Holding Shares into the Down-MACRO Tradeable Trust or the withdrawal of Down-MACRO Holding Shares from the Down-MACRO Tradeable Trust. One Down-MACRO Tradeable Share is issued for each Down-MACRO Holding Share deposited into the Down-MACRO Tradeable Trust. The per share "underlying value" of one Down-MACRO Tradeable Share is always equal to the underlying value of one Down-MACRO Holding Share. The underlying value of the Down-MACRO Holding Trust's shares represents that portion of the proceeds of the assets of the Down-MACRO Holding Trust that would be distributed in conjunction with a redemption and as a final distribution upon termination if the Paired Holding Trusts were to settle the settlement contracts and the Down-MACRO Holding Trust were to make a final distribution on the Down-MACRO Holding Shares. The Down-MACRO Tradeable Trust would pass through such final distribution to holders of Down-MACRO Tradeable Shares. The underlying value per share of the Down-MACRO Holding Trust at December 31, 2007 was $8.01 and $58.98 ($19.66 after giving affect to the share split described at Note E) at December 31, 2006. Paired Holding Shares are only created and redeemed, and Down-MACRO Tradeable Shares are only created and exchanged, through entities who are banks, broker-dealers or other participant members of The Depository Trust Company ("DTC") who have executed a contract with the Trustee and the Administrative Agent ("Authorized Participants"). Each Down-MACRO Tradeable Share represents an undivided beneficial interest in the pool of Down-MACRO Holding Shares deposited in the Down-MACRO Tradeable Trust. Issuances and redemptions of Down-MACRO Holding Shares in these financial statements at the value of the equity attributable to such shares at time of issuance or redemption, based on accounting principles generally accepted in the United States of America ("GAAP").

The assets of the Down-MACRO Tradeable Trust consist solely of the Down-MACRO Holding Shares on deposit from time to time therein. Prior to November 29, 2006, the Depositor and Claymore Securities, Inc. each made an initial deposit of $500 into the Down-MACRO Holding Trust and $500 into the Down-MACRO Tradeable Trust, for a total initial deposit into each trust of $1,000 (for each trust, the "Founders' Equity"). During the period ended December 31, 2006, the Founders' Equity of both the Down-MACRO Holding Trust and the Down-MACRO Tradeable Trust was redeemed and returned to the Depositor and Claymore Securities, Inc. The Down-MACRO Tradeable Trust shares trade on the American Stock Exchange ("AMEX"), at negotiated prices, during "New York Business Days" (any day on which stock exchanges and New York money center banks are open for business). The market price of the Down-MACRO Tradeable Shares may diverge from the closing per share underlying value of the Down-MACRO Tradeable Trust. Based on market demand the Down-MACRO Tradeable Shares may trade at a premium or a discount to their per share underlying value.

The assets of the Down-MACRO Holding Trust consist of cash, government securities, repurchase agreements collateralized by U.S. government securities and OTC derivative instruments entered into between the Paired Holding Trusts. These derivative instruments consist of "Settlement Contracts" which provide that the Down-MACRO Holding Trust is entitled to receive from, or is required to make to, the Up-MACRO Holding Trust a payment at the termination of each of these contracts in an amount that reflects the price change between the settlement price of NYMEX crude oil futures contracts (the "Closing Price") at the time when the Settlement Contracts are terminated and the Starting Level of that price on November 29, 2006. The NYMEX crude oil futures contracts that are referenced by the Paired Holding Trusts are (i) futures contracts that mature during the next calendar month succeeding the current month for any date of determination occurring on or after the first day of the current month up to but excluding the 11th New York Business Day of that month and (ii) futures contracts that mature during the second calendar month succeeding the current calendar month for any date of determination occurring on or after such 11th New York Business Day (provided that the switch out of next month's contract to the succeeding month's contract may not take place later than the 17th day of each month).

For purposes of determining the underlying value at which Paired Holding Shares are redeemed or created, as defined in the Down-MACRO Holding Trust Agreement, each Settlement Contract is valued on each New York Business Day against the Closing Price and the resulting percentage change in the Closing Price from the Starting Level. The performance obligations of the Paired Holding Trusts to each other under the Settlement Contracts are 100% collateralized by cash, U.S. government securities and repurchase agreements backed by U.S. government securities that are held in each of the Paired Holding Trusts. The Down-MACRO Holding Trust's obligations are not leveraged and the trust realizes capital gains or losses only when a Settlement Contract is terminated in connection with a paired optional redemption, an early termination or the final scheduled termination of the Paired Holding Trusts.

The "Income Distribution Agreement" entered into between the Paired Holding Trusts is the means for allocating between the Paired Holding Trusts the daily income accrual on the U.S. government securities and other assets on deposit in the trusts. Under the Income Distribution Agreement, the Down-MACRO Holding Trust is obligated to pay a portion of its income to the Up-MACRO Holding Trust or entitled to receive a portion of the Up-MACRO Holding Trust's income, based on the percentage change of the Closing Price and the Starting Level on each day of the calendar quarter between distribution dates. The Down-MACRO Holding Trust's daily income for the purposes of determining underlying value recorded under the Income Distribution Agreement reflects either an asset receivable due it or a liability payable by it, based upon the difference in the daily value of the Closing Price and its Starting Level. A payment is made by one of the Paired Holding Trusts to the other on each quarterly distribution date and the Down-MACRO Holding Trust then distributes its remaining income (if it had to make a payment under the Income Distribution Agreement) or all of its income and a portion of the income it received from the Up-MACRO Holding Trust (if it received a payment under the Income Distribution Agreement) as a quarterly distribution to its shareholders on or immediately following such quarterly distribution date.

If the Up-MACRO Holding Trust has no available income on any distribution date, then it will not make any payment under the Income Distribution Agreement that it may otherwise have been required to make to the Down-MACRO Holding Trust. Similarly, if on any distribution date the proceeds of the treasuries in the Down-MACRO Holding Trust minus its fee deduction amount are equal to or less than the Down-MACRO aggregate par amount, then the Down-MACRO Holding Trust will not have any available income and it will not make any payment under the Income Distribution Agreement that it may otherwise have been required to make to the Up-MACRO Holding Trust on that distribution date. If either of the paired holding trusts fails to make a payment under the Income Distribution Agreement on any distribution date because it does not have any available income, that trust will not be required to make up that payment on any subsequent distribution date, even if it has funds available to do so.

If on any distribution date the Up-MACRO Holding Trust does not have any available income and does not receive any available income from the Down-MACRO Holding Trust, it will not make any quarterly distribution to its shareholders on that distribution date. The Up-MACRO Holding Trust is not required to make quarterly distributions in any stated amount and if no funds are available to make a quarterly distribution on any distribution date, no amounts will be payable with respect to that distribution date on any subsequent date.

B.  Significant Accounting Policies

The following is a summary of the significant accounting policies that are consistently followed by the Down-MACRO Holding Trust in the preparation of its financial statements.

Basis of Accounting

The policies are in conformity with GAAP. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the periods presented in the accompanying financial statements (the "Reporting Periods"). Actual results could differ from those estimates.

Under GAAP, U.S. government securities and repurchase agreements are accounted for on a trade date basis. Interest income, adjusted for the amortization of premium and accretion of discounts is earned from settlement date and is recorded on an accrual basis. Expenses are recorded on an accrual basis as incurred.

During the period from November 29, 2006 (commencement of operations) through December 31, 2006 and the year ended December 31, 2007 (the “Reporting Period”), 100% of the Down-MACRO Holding Trust shares outstanding were held by the Down-MACRO Tradeable Trust.

The Down-MACRO Holding Trust revised and reclassified certain amounts within the December 31, 2006 statement of cash flows in order to better present the effects of realized and unrealized gains and losses on the settlement contracts and the income distribution agreement classified within operating cash flows separate and apart from the amounts classified as part of contributions within financing cash flows.

Cash and Cash Equivalents

The Down-MACRO Holding Trust considers all highly liquid investments with original maturities of less than 90 days to be cash equivalents.

The Down-MACRO Holding Trust invests in debt securities issued by the U.S. government and repurchase agreements (or "repos") collateralized by U.S. government securities, which have, in each case, remaining maturities or terms of less than ninety (90) days. The Down-MACRO Holding Trust may enter into repurchase agreements with banks and broker-dealers whereby the Down-MACRO Holding Trust acquires a U.S. debt security for cash and obtains a simultaneous commitment from the seller to repurchase the security at an agreed upon price and date. The Down-MACRO Holding Trust, through its custodian, takes possession of securities that are used as collateral. In connection with transactions in repos, if the seller defaults or enters into insolvency proceedings and the value of the collateral declines, recovery of cash by the Down-MACRO Holding Trust may be delayed or limited. The U.S. government securities and repos are valued at amortized cost, which approximates market value.

The Settlement Contracts

Upon each issuance of Down-MACRO holding shares as part of a MACRO Unit in a Paired Subsequent Issuance, the Down-MACRO Holding Trust enters into a new Settlement Contract with the Up-MACRO Holding Trust. For each New York Business Day, the Paired Optional Redemptions and Paired Subsequent Issuances ordered on that day are netted for purposes of determining how many Settlement Contracts need to be entered into or terminated on that day; however, one Settlement Contract must always be outstanding for one MACRO Unit of outstanding Paired Holding Shares. Under the Settlement Contracts, the Down-MACRO Holding Trust is either (1) required to deliver all or a portion of its assets (held in the form of cash, government securities and repos) to the Up-MACRO Holding Trust or (2) entitled to receive all or a portion of the assets (held in the form of the same types of assets) of the Up-MACRO Holding Trust. The settlement payments per share made or received pursuant to the Settlement Contracts are based on 1/3 of the difference between the Closing Price and its Starting Level on the day on which a redemption order for Paired Holding Shares is delivered to the Administrative Agent. Prior to the share split described in Note E, such payments were made at the rate of 100% of such difference. The final distribution on the Down-MACRO Holding Shares depends upon the settlement payment that the Down-MACRO Holding Trust will either be required to make or be entitled to receive under the Settlement Contracts when such contracts are settled in connection with Paired Optional Redemptions, early terminations or the final scheduled termination of the Down-MACRO Holding Trust.

The settlement obligations of the Paired Holding Trusts under the Settlement Contracts are fully supported by the cash, government securities and repos held by each trust.

For the purpose of determining the underlying value at which Paired Holding Shares are redeemed or created, each daily recording of the difference between the Closing Price and the Starting Level is referred to as the daily calculation of the amount due to or from the Down-MACRO Holding Trust under the Settlement Contract. If the Closing Price exceeds its Starting Level, a liability is recorded as being due to the Up-MACRO Holding Trust under the Settlement Contracts. If the Closing Price is less than its Starting Level, an asset receivable from the Up-MACRO Holding Trust is recorded under the Settlement Contracts. If the Closing Price equals its Starting Level, no accounting entry is recorded.

For the purpose of financial reporting, the settlement contracts constitute derivative contracts. Accordingly, the settlement contracts are recorded in the financial statements at fair value, as determined by the Administrative Agent. As there is no market for the settlement contracts, and no such market is expected to develop, the Administrative Agent determines the fair value of the settlement contracts by reference to various inputs, including the contractual amount due to or from the other trust, applicable market indices, and the prices of transactions in Down-MACRO Tradeable Shares on the AMEX. The fair value of the settlement contracts as determined in good faith by the Administrative Agent could differ from the value that would have been determined had a market for the settlement contracts existed, and the differences could be material. The fair value of the settlement contracts held by the Down-MACRO Holding Trust as of December 31, 2007 and December 31, 2006 on various creation or redemption dates during the Reporting Periods for financial reporting purposes was different from the value used to determine underlying value, as defined previously.

Income Distribution Agreement

Under the Income Distribution Agreement with the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, on each quarterly distribution date, is either (1) required to pay all or a portion of its income from its government securities and repos, after deduction of a fixed number of basis points (a basis point being 1/100 of one percent) for the payment of fees and expenses, to the Up-MACRO Holding Trust or (2) entitled to receive all or a portion of the Up-MACRO Holding Trust's income, after the Up-MACRO Holding Trust has deducted a fixed number of basis points for payment of its expenses and fees, based on its daily accrued income for each day during the preceding calendar quarter and the Closing Price for that day.

For the purpose of determining the underlying value at which Paired Holding Shares are redeemed or created, if the Closing Price on any New York Business Day exceeds its Starting Level, the Down-MACRO Holding Trust records a payment obligation payable to the Up-MACRO Holding Trust under the Income Distribution Agreement as a liability payable for that day. If the Closing Price is less than its Starting Level on any New York Business Day, the Down-MACRO Holding Trust records an asset receivable from the Up-MACRO Holding Trust under the Income Distribution Agreement. If the Closing Price equals its Starting Level, no accounting entry is recorded. For any day that is not a New York Business Day, the Closing Price from the last preceding New York Business Day is used to calculate the asset or liability under the Income Distribution Agreement for that day. The assets receivable and liabilities payable for each day by the Down-MACRO Holding Trust are netted in order to determine whether it will make a payment to, or be entitled to receive a payment from, the Up-MACRO Holding Trust on the quarterly distribution date, prior to distributing its income to its shareholders.

For the purpose of financial reporting, the income distribution contract constitutes a derivative contract. Accordingly, the income distribution contract is recorded in the financial statements at fair value, as determined by the Administrative Agent. As there is no market for the income distribution contract, and no such market is expected to develop, the Administrative Agent determines the fair value of the income distribution contract by reference to various inputs, including the contractual amount due to or from the other trust as well as the factors considered in the valuation of the settlement contracts as described above. The fair value of the income distribution contract as determined in good faith by the Administrative Agent could differ from the value that would have been determined had a market for the income distribution contract existed, and the differences could be material. The fair value of the income distribution contract held by the Down-MACRO Holding Trust as of December 31, 2007 and December 31, 2006 on various creation or redemption dates during the Reporting Periods for financial reporting purposes was different from the value used to determine underlying value, as defined previously.

Federal Income Taxes

The Down-MACRO Holding Trust is treated as a partnership for federal income tax purposes and, therefore, no provision for federal income taxes is required.

C.  Operating Expenses and Related Party Waivers

All operating expenses of the Down-MACRO Tradeable Trust are paid by the Down-MACRO Holding Trust. Because the Down-MACRO Tradeable Trust invests solely in the shares of the Down-MACRO Holding Trust, its investments are subject to the operating expenses charged by the Down-MACRO Holding Trust.

Operating expenses are deducted daily from the income earned by the Down-MACRO Holding Trust (and, if income is insufficient during any quarter, from the assets of the Down-MACRO Holding Trust) in an amount equal to the product of the trust's assets, including Treasuries and cash (but excluding the value of the settlement contracts and the income distribution agreement) held by the Down-MACRO Holding Trust on each day (the "Down-MACRO Asset Amount") and (i) a rate of 160 basis points (one basis point equals 0.01%) per annum until the second anniversary of the formation of the Down-MACRO Holding Trust and (ii) a rate of 150 basis points per annum thereafter.

C1.	Related Party Expenses and Waivers

If actual operating expenses incurred by the Down-MACRO Holding Trust and the Down-MACRO Tradeable Trust exceed the applicable fee deduction annual rate of 160 or 150 basis points, MacroMarkets LLC and MACRO Financial, LLC have agreed to waive all or a portion of their respective fees. If, after the waiver, a shortfall remains, the Depositor will assume these expenses. To the extent there is a surplus, the Depositor is entitled to the excess.

During the period from January 1, 2007 through September 30, 2007, Claymore Securities, Inc. made all investment decisions for the Down-MACRO Holding Trust and beginning October 1, 2007 the investment decisions were made by MacroMarkets, LLC. Pursuant to the Down-MACRO Holding Trust Agreement, the Down-MACRO Holding Trust pays MacroMarkets LLC a fee that accrues daily at an annualized rate of 0.35% of the Down-MACRO Asset Amount for acting as the Administrative Agent. The fees for the year ended December 31, 2007 and for the year ended December 31, 2007 and for the period from November 29, 2006 (commencement of operations) through December 31, 2006 were $23,258 and $7,345, respectively, all of which were waived.

The Down-MACRO Holding Trust pays (a) MacroMarkets LLC (i) in addition, a licensing fee for the use of its intellectual property related to the patented MACROs structure, which accrues daily at an annualized rate of 0.10% on the Down-MACRO Asset Amount, (ii) a structuring fee for structuring the product, which accrues at an annualized rate of 0.20% on the Down-MACRO Asset Amount and pays (b) MACRO Financial, LLC, an affiliate of MacroMarkets LLC, a marketing fee for acting as Marketing Agent for the trust, which accrues daily at an annualized rate of 0.10% of the Down-MACRO Asset Amount. . Prior to August 17, 2007, Claymore Securities, Inc. also acted as marketing agent for the Trusts. The Claymore Securities, Inc. fees for acting in this capacity for the period January 1, 2007 through August 17, 2007 were $34,465 all of which were waived by Claymore Securities, Inc. The MacroMarkets LLC and MACRO Financial, LLC fees for acting in these capacities for the year ended December 31, 2007 and for the period from November 29, 2006 (commencement of operations) through December 31, 2006 were $116,715 and $8,394, respectively, all of which were waived by MacroMarkets LLC and MACRO Financial, LLC. Through December 31, 2007, a shortfall remained after these fee waivers. As a result, the Depositor assumed this expense shortfall.

C2.	Trustee Fees

Pursuant to the Declaration of Down-MACRO Holding Trust, the Trustee receives a fee with respect to the services for the Down-MACRO Holding Trust at an amount equal to the product of a per annum rate of 0.08% on the first $200 million, 0.10% on the next $200 million, and 0.12% on assets in excess of $400 million and the Down-MACRO Asset Amount on such day. During the Reporting Period, a minimum Trustee fee was allocated to the Down-MACRO Holding Trust. Trustee fees for the year ended December 31, 2007 and for the period from November 29, 2006 (commencement of operations) through December 31, 2006 were $332,653 and $17,948, respectively. In addition, the Trustee receives a fee of $2,000 directly from the Authorized Participants in connection with each paired issuance or paired optional redemption.

State Street Bank and Trust Company, a Massachusetts trust company, as the successor to State Street Bank and Trust Company, is the "Custodian" of the Trust assets on behalf of the Down-MACRO Holding Trust.

D.  Distributions

The Trustee of the Down-MACRO Holding Trust will make quarterly and final distributions to each person who was a "Registered Owner", which is the depository or nominee thereof in which name the Down-MACRO Holding Shares are registered, on the record date that preceded such distribution date. The quarterly and final distributions will be made after all expenses of the Down-MACRO Holding Trust have been paid. The amount of the quarterly distributions may consist of interest and other income received on the debt securities issued by the U.S. government and repos, income received by the Down-MACRO Holding Trust under the Income Distribution Agreement, and all paid-in interest associated with any paired issuances. For the quarters ended December 31, 2007, September 30, 2007, June 30, 2007, and March 31, 2007, the distributions were approximately $0.0514, $0.2817, $0.4431, and $0.5259 per share, respectively ($0.0514, $0.0939, $0.1477, and $0.1753 per share, respectively, after giving effect to the share split described in Note E). For the period ended December 31, 2006, the distribution was approximately $0.1488 per share ($0.0496 per share after giving effect to the share split described in Note E).

E.  Share Transactions

On October 2, 2007, the Depositor announced a three-for-one split of the MACROshares Oil Down Holding Shares (formerly known as the Claymore MACROshares Oil Down Holding Shares). Each shareholder of record at the close of business on October 19, 2007 received two additional shares for every one share held on the record date. The payable date for the additional shares was October 22, 2007. Trading began on a split adjusted basis on October 23, 2007. The total number of authorized shares remains unlimited and the associated par value was reduced from $60 to $20 by this action. All references to the number of shares outstanding, contributed and redeemed in these Financial Statements and Notes to the Financial Statements have not been retroactively adjusted to give effect to the share split. The net loss per share and weighted average shares outstanding disclosed in the Statement of Operations and the per share distribution amounts disclosed in the Statement of Changes in Shareholders’ Equity have been restated to give effect to the share split.

For the year ended December 31, 2007, 1,400,000 of the Down-Macro Holding Trust shares were created, 700,000 of which is due to the issuance of the share split, at the value of the equity attributable to such units of $20,697,713, with an underlying value of $19,394,000. The Down-MACRO Holding Trust receives, for each share issued, cash equal to the par value and the equalization amount. The increase/decrease in the contractual value of the settlement contracts resulting from creations results in the net increase in net assets per share on creations being equal to underlying value per share on the date of issuance. Similarly, the increase/decrease in the fair value of the settlement contracts from creations results in the net increase in net assets from creations for financial reporting purposes being equal to equity attributable to such shares on the date of issuance. Accordingly, such increase/decrease in fair value is included as part of the contributions/redemptions in the Statement of Changes in Shareholders' Equity. For the year ended December 31, 2007, 450,000 of Down-MACRO Holding Trust shares were redeemed at the value of the equity attributable to such shares of $26,408,713 with an underlying value of $28,734,713.

F.  Indemnifications

Under the Down-MACRO Holding Trust's trust agreement and under the Authorized Participant Agreement, the Depositor, the Trustee, NYMEX, the Authorized Participants and MacroMarkets LLC are indemnified by the Down-MACRO Holding Trust against any liability or expense that any of them may incur in connection with the service and licensing agreements into which they entered with the Down-MACRO Holding Trust that is not the result of gross negligence, bad faith, willful misconduct or reckless disregard on their part. The Down-MACRO Holding Trust's maximum exposure under these indemnification arrangements (as set forth in their respective trust agreements and certain licensing agreements) is unknown and dependent upon future claims that may be made against the Down-MACRO Holding Trust based on events that have not yet occurred. However, the Down-MACRO Holding Trust expects the risk of loss to be remote.

G.  Recent Accounting Pronouncements

On September 15, 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosure about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Depositor of the Down-MACRO Holding Trust is currently evaluating the impact the adoption of SFAS No. 157 will have on the Down-MACRO Holding Trust's financial statement disclosures.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, and is applicable beginning in the first quarter of 2008. We are currently evaluating the impact that FAS 159 will have on our financial statements.

On June 18, 2007, the American Institute of Certified Public Accountants' (AICPA) Accounting Standards Executive Committee (AcSEC) issued Statement of Position (SOP) 07-1, "Clarification of the Scope of the Audit and Accounting Guide" Investment Companies and "Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies." The SOP provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide for Investment Companies (the Guide). For those entities that are investment companies under the SOP, it also addresses whether the specialized industry accounting principles of the Guide should be retained by a parent company in consolidation or by an investor that has the ability to exercise significant influence over the investment company and applies the equity method of accounting to its investment in the entity (referred to as an equity method investor). In addition, the SOP includes certain disclosure requirements for parent companies and equity method investors in investment companies that retain Investment Company accounting in the parent company's consolidated financial statements or the financial statements of an equity method investor. SOP 07-1 is effective for fiscal years beginning on or after December 15, 2007. The Depositor of the Down-MACRO Holding Trust is currently evaluating the scope of SOP 07-1 and the impact it will have on the Down-MACRO Holding Trust's financial statement disclosures. On October 17, 2007, the FASB agreed to propose an indefinite delay in the effective date of SOP 07-01 and for entities that meet the definition of an investment company in SOP 07-01, of FSP 46 (R)-7, Application of FASB Interpretation No 46 (R) to Investment Companies. The Depositor of the Up MACRO Tradeable Trust is currently evaluating the scope of SOP 07-01 and the impact it will have pm the Up-MACRO Treadeable Trust’s financial statement disclosures.

In December 2007, the FASB issued SFAS No. 160, “ Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“ SFAS 160” ). SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. An ownership interest in subsidiaries held by parties other than the parent should be presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. SFAS 160 requires that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary should be accounted for similarly as equity transactions. When a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary should be initially measured at fair value, with any gain or loss recognized in earnings. SFAS 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interests. SFAS 160 is effective for fiscal years (including interim periods within those fiscal years) beginning on or after December 15, 2008. Earlier adoption is prohibited. The statement shall be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirement which shall be applied retrospectively for all periods presented. The Company is currently evaluating the impact SFAS 160 will have on its financial statements.

In December 2007, the FASB ratified EITF Issue No. 07-01, “Accounting for Collaborative Arrangements” (“ EITF 07-01” ) . EITF 07-01 defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. EITF 07-01 also establishes the appropriate income statement presentation and classification for joint operating activities and payments between participants, as well as the sufficiency of the disclosures related to these arrangements. EITF 07-01 is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the impact EITF 07-01 will have on its financial statements.

H.  Concentration Risk

The Down-MACRO Holding Trust's performance at underlying value is determined by the daily Closing Price of NYMEX light sweet crude oil futures contracts. Therefore, the primary risk of loss to the Down-MACRO Holding Trust comes from fluctuations in the Closing Price of crude oil futures contracts. The minimum price level of crude oil futures for which the Down-MACRO Holding Trust can deliver investment returns at underlying value corresponding inversely to the change in price of such crude oil futures is equal to $0.00. (Conversely, the maximum price level of crude oil futures for which the Up-MACRO Holding Trust can deliver investment returns at underlying value corresponding to the change in price of such crude oil futures is equal to zero). Also, the Down-MACRO Holding Trust is exposed to possible indemnification obligations, as described above. An additional risk comes from interest rate fluctuations, which affects the total amount of income earned by the Paired Holding Trusts. In addition, State Street and Trust Company holds 100% of the cash and cash equivalents on deposit. There are risks in terms of exposure to State Street Bank and Trust Company in that the Down-MACRO Holding Trust may potentially lose all or a portion the cash that is held at State Street Bank and Trust Company.

I.  Termination of the Trust

The Down-MACRO Holding Trust will be terminated in December of 2026. On such date, the holders of any Down-MACRO Holding Shares which remain outstanding will receive the net assets of the Down-MACRO Holding Trust after the settlement and termination of all outstanding Settlement Contracts in the same manner as such contracts would be settled and terminated in connection with any Paired Optional Redemption. The Income Distribution Agreement will also be terminated on this date, but no settlement obligations will be due thereunder.

Additional termination events of the Down-MACRO Holding Trust consist of (i) any event in which any of the Paired Holding Trusts or the Tradeable Trusts (collectively, the "MACRO Trusts") become insolvent or bankrupt; (ii) any of the MACRO Trusts become required to register as "investment companies" under the Investment Company Act of 1940, as amended; (iii) the MACRO Trusts are prohibited from using, or NYMEX or the applicable substitute oil price provider does not establish, a settlement price for light sweet crude oil futures or the applicable substitute reference oil price for five consecutive New York Business Days and no other substitute oil benchmark is identified and approved by the shareholders and/or the Depositor is unable to negotiate a licensing arrangement with any such substitute oil price provider; (iv) the Closing Price falls to only 15% of its Starting Level (at which Closing Price the Down-MACRO Holding Trust would be entitled to receive all but 15% of the Up-MACRO Holding Trust's assets) or the Closing Price rises to a level that is equal to 185% of its Starting Level (at which Closing Price the Down-MACRO Holding Trust would be entitled to retain only 15% of its own assets under the Settlement Contracts); (v) the reduction of the funds on deposit in either of the Paired Holding Trusts to an amount below $10 million U.S. dollars; and (vi) the amount of cash and U.S. government securities on deposit in the Up-MACRO Holding Trust or the Down-MACRO Holding Trust is reduced to $50 million or less after previously reaching an amount equal to $200 million or more, or the failure on the part of the Paired Holding Trusts to each hold cash and U.S. government securities in an amount equal to at least $200 million after six months or more have elapsed since the commencement of operations and the Depositor elects to terminate the Paired Holding Trusts. As of May 29, 2007, six months had elapsed since the commencement of operations of the Paired Holding Trusts and they held approximately $48.3 million of cash and government securities. Therefore, because the Paired Holding Trusts did not each hold cash and U.S. government securities in an amount equal to at least $200 million, after six months had elapsed since the Closing Date, the Depositor has the right, for so long as such $200 million threshold has not been reached, to terminate each of the Paired Holding Trusts. However, the Depositor currently has no intention of terminating the Paired Holding Trusts.

In the case of each of these termination events, including the event described in clause (iv) above, the Settlement Contracts would settle on the next distribution date on the basis of the Closing Price on the last New York Business Day that preceded that distribution date, which may be different from the Closing Price at the time when the termination event occurred.

J. Subsequent Event

As of March 18, 2008, market interest rates on securities permitted to be owned by the Trust declined below the fee deduction amount charged by the Trust. Accordingly, the ability of the Trust to make future distributions to investors will be affected, and possibly deferred, until such time as market interest rates exceed the fee deduction amount.

K.  Subsequent Termination Event

On April 16, 2008, a termination trigger occurred under the trust agreement for the Down-MACRO Holding Shares. Pursuant to Section 11.1(a)(ii) of the trust agreement for the Down-MACRO Holding Shares, a termination trigger will occur if the Applicable Reference Price of Crude Oil rises to or above $111 or falls to or below $9, and, in either case, the Applicable Reference Price of Crude Oil remains at that level for three (3) consecutive Price Determination Days. The NYMEX light sweet crude oil futures contract for June closed at $114.36 on Wednesday, April 16th at 2:30. This marked the third consecutive Price Determination Day that the Applicable Reference Price of Crude Oil closed at or above $111. A "Price Determination Day" is any day on which the Applicable Reference Price of Crude Oil is established based upon trading of the NYMEX light sweet crude oil futures contract by open outcry on the facilities of NYMEX.

The trust agreement provides that, following the occurrence of a termination trigger, the next scheduled distribution date will be an "Early Termination Date" on which all outstanding Down-MACRO Holding Shares will be redeemed at their Per Share Underlying Value on the last Price Determination Day preceding such Early Termination Date. The next scheduled distribution date for the Down-MACRO Holding Shares is June 26, 2008, which will be the Early Termination Date. On July 3, 2008, a final distribution will be made on the Down-MACRO Holding Shares to the holders of record of those shares as of June 30, 2008. This final distribution will be equal to the Per Share Underlying Value of the Down-MACRO Holding Shares as of the last Price Determination Date preceding the Early Termination Date. The last Price Determination Date will be June 25, 2008. Authorized Participants may continue to direct paired issuances and paired optional redemptions until June 25, 2008.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustee, Administrative Agent, and Shareholders of MACROshares Oil Down Tradeable Trust:

In our opinion, the accompanying consolidated statements of financial condition, and the related consolidated statements of operations, of changes in shareholders' equity, and of cash flows present fairly, in all material respects, the financial position of MACROshares Oil Down Tradeable Trust and its subsidiary (collectively, the "Trust") at December 31, 2007 and 2006, and the results of their operations, the changes in their shareholders' equity, and their cash flows for the year ended December 31, 2007 and for the period November 29, 2006 (commencement of operations) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
New York, New York
March 28, 2008, except for Note K,
as to which the date is May 1, 2008

MACROshares Oil Down Tradeable Trust
Consolidated Statements of Financial Condition

	December 31, 2007	December 31, 2006

Assets
Cash and cash equivalents	$30,262,629	$33,118,800
Interest receivable	9,647	16,719

Total assets	$30,272,276	$33,135,519

Liabilities and Shareholders’ Equity
Settlement contracts and income distribution agreement with the Up-MACRO Holding Trust	$15,020,152	$1,797,050
Operating expenses payable	111,975	33,576
Distributions payable to shareholders	77,161	81,860

Total liabilities	15,209,288	1,912,486

Shareholders’ Equity
Equity attributable to Down-MACRO Tradeable Shares, $20 and $60 par value, unlimited amount authorized, 1,500,000 and 550,000 issued and outstanding at December 31, 2007 and December 31, 2006, respectively	15,062,988	31,223,033
Total Shareholders’ Equity	15,062,988	31,223,033

Total Liabilities and Shareholders’ Equity	$30,272,276	$33,135,519

See notes to the consolidated financial statements

MACROshares Oil Down Tradeable Trust
Consolidated Statements of Operations

	For the Year Ended December 31, 2007	For the Period Ended December 31, 2006*

Investment Income
Interest	$1,004,935	$104,575
Total investment income	1,004,935	104,575

Expenses
Operating expenses	372,136	33,576

Net investment income	632,799	70,999

Realized and Unrealized Gain (Loss)
Net increase in unrealized depreciation on settlement contracts and income distribution agreement	(11,000,127)	(346,147)
Net realized gain on settlement contracts and income distribution agreement	406,901	-
Net realized and unrealized loss	(10,593,226)	(346,147)

Net loss	$(9,960,427)	$(275,148)

Net loss per share - See Note E	$(8.59)	$(0.24)

Weighted average shares outstanding - See Note E	1,159,178	1,159,092

* For the period from November 29, 2006 (commencement of operations) through December 31, 2006.

See notes to the consolidated financial statements

MACROshares Oil Down Tradeable Trust
Consolidated Statements of Changes in Shareholders’ Equity

	Down- MACRO Tradeable Shares	Founders’ Shares	Total

Shareholders’ Equity, November 29, 2006	$-	$2,000	$2,000

Contributions	31,580,041	-	31,580,041
Distributions ($0.0496 per share - See Note E)	(81,860)	-	(81,860)
Redemptions	-	(2,000)	(2,000)
Net loss	(275,148)	-	(275,148)

Shareholders’ Equity, December 31, 2006	$31,223,033	$-	$31,223,033

Contributions	20,697,713	-	20,697,713
Distributions ($0.4863 per share - See Note E)	(488,618)	-	(488,618)
Redemptions	(26,408,713)	-	(26,408,713)
Net loss	(9,960,427)	-	(9,960,427)

Shareholders’ Equity, December 31, 2007	$15,062,988	$-	$15,062,988

	Down- MACRO Tradeable Shares	Founders’ Shares	Total

Share Activity

Shares Outstanding, November 29, 2006	-	2,000	2,000

Contributions	550,000	-	550,000
Redemptions	-	(2,000)	(2,000)

Shares Outstanding, December 31, 2006	550,000	-	550,000

Shares issued as a result of share split	700,000	-	700,000
Contributions	700,000	-	700,000
Redemptions	(450,000)	-	(450,000)

Shares Outstanding, December 31, 2007	1,500,000	-	1,500,000

See notes to the consolidated financial statements

MACROshares Oil Down Tradeable Trust
Consolidated Statements of Cash Flows

	For the Year Ended December 31, 2007	For the Period Ended December 31, 2006*

Cash flows from operating activities:
	$(9,960,427)	$(275,148)
Net loss

Adjustments to reconcile net loss to net cash provided by operating activities:
Net unrealized depreciation on settlement contracts and Income distribution agreement	11,000,127	346,147
Settlement payments in excess of realized gain on settlement contracts and income distribution agreement	1,191,153	-
Increase (decrease) in operating assets and liabilities:
Interest receivable	7,072	(16,719)
Operating expense payable	78,399	33,576

Net cash provided by operations	2,316,324	87,856

Cash flows from financing activities:

Contributions	24,055,535	33,030,944
Redemptions	(28,734,713)	(2,000)
Distributions	(493,317)	-

Net cash (used in) provided by financing activities	(5,172,495)	33,028,944

Net increase (decrease) in cash and cash equivalents	(2,856,171)	33,116,800

Cash and cash equivalents, beginning of year	33,118,800	2,000
Cash and cash equivalents, end of year	$30,262,629	$33,118,800

* For the period from November 29, 2006 (commencement of operations) through December 31, 2006.

See notes to the consolidated financial statements

MACROshares Oil Down Tradeable Trust
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2007

A. Organization

MACRO Securities Depositor, LLC (the "Depositor"), a Delaware limited liability company with MacroMarkets LLC and Claymore Group Inc. (collectively referred to as "Related Party") as its only two members, formed the Claymore MACROshares Oil Down Tradeable Trust (the "Down-MACRO Tradeable Trust"), the Claymore MACROshares Oil Up Tradeable Trust (the "Up-MACRO Tradeable Trust"), the Claymore MACROshares Oil Down Holding Trust (the "Down-MACRO Holding Trust") and the Claymore MACROshares Oil Up Holding Trust (the "Up-MACRO Holding Trust"). Each of the trusts was formed under the laws of the State of New York on November 15, 2006.

On August 17, 2007, MacroMarkets LLC and Claymore Group, Inc. entered into a binding agreement pursuant to which (i) Claymore Securities, Inc., a wholly-owned subsidiary of Claymore Group Inc., (A) resigned as a marketing agent for the Down-MACRO Tradeable Shares, effective August 17, 2007, with MACRO Financial, LLC, which was acting as an additional marketing agent for the Down-MACRO Tradeable shares, assuming all of Claymore Securities, Inc.’s duties as marketing agent and (B) resigned as the administrative agent for the Down-MACRO Tradeable Trust, effective September 30, 2007, (ii) Claymore Group Inc. sold its equity interest in MACRO Securities Depositor, LLC to MacroMarkets LLC on August 18, 2007 and (iii) the Claymore MACROshares Oil Down Tradeable Trust and Claymore MACROshares Oil Down Tradeable Shares were renamed the “MACROshares Oil Tradeable Holding Trust” and the “MACROshares Oil Down Tradeable Shares”, respectively. MacroMarkets, LLC was appointed as the successor Administrative Agent and accepted such appointment pursuant to the Third Amended and Restated Trust Agreement for the Down-MACRO Tradeable Shares, dated as of October 1, 2007, and entered into among the Trustee, MacroMarkets LLC, as Administrative Agent, MACRO Securities Depositor, LLC, as Depositor and MACRO Financial, LLC, as Marketing Agent.

The Down-MACRO Holding Trust and the Up-MACRO Holding Trust are referred to as "Paired Holding Trusts". The descriptions of the Paired Holding Trusts in these notes reflect the trust agreements as amended on October 1, 2007. Operations of the Down-MACRO Holding Trust and Down-MACRO Tradeable Trust commenced on November 29, 2006. No creations or other activity occurred between November 24, 2006 and the commencement date. Prior to November 29, 2006, the Depositor and Claymore Securities, Inc. each made an initial deposit of $500 into the Up-MACRO Holding Trust and $500 into the Up-MACRO Treadable Trust, for a total initial deposit of $1,000 (for each trust, the “Founders’ Equity”) During the period ended December 31, 2006, the Founders’ Equity of both the Up-MACRO Holding Trust and the Up-MACRO Treadable Trust was redeemed and returned to the Depositor and Claymore Securities, Inc. Each of the Paired Holding Trusts issues shares (which are referred to, respectively, as "Down-MACRO Holding Shares" and "Up-MACRO Holding Shares" and, collectively, as "Paired Holding Shares") in minimum aggregations called "MACRO Units," each of which consists of 50,000 Down-MACRO Holding Shares and 50,000 Up-MACRO Holding Shares. The objective of the Paired Holding Trusts is, in the case of the Down-MACRO Holding Trust, to provide investors with investment returns that correspond inversely with changes in the price of NYMEX crude oil futures contracts within the range from (i) zero to (ii) twice the starting level of and $60 (the "Starting Level") and, in the case of the Up-MACRO Holding Trust, to provide investors with investment returns that correspond with the price of NYMEX crude oil futures within the range from (i) zero to (ii) twice the Starting Level. The Starting Level was $60, therefore the price range within which the Paired Holding Trusts are expected to provide a return to both of the Paired Holding Shares is $0 to $40 and $0 to $120 for the year ended December 31, 2007 and for the period from November 29, 2006 (commencement of operations) through December 31, 2006, respectively. There can be no assurance that the Paired Holding Trusts will achieve their investment objective.

The Depositor, State Street Bank and Trust Company, as Trustee (in such capacity, the "Trustee"), MacroMarkets LLC, as administrative agent and MACRO Financial, LLC as Marketing Agent (in such capacities, the "Administrative Agent" and the "Marketing Agent"), respectively, have entered into trust agreements that govern the activities of the Down-MACRO Tradeable Trust and the Down-MACRO Holding Trust and specify the terms of the shares issued by the Down-MACRO Tradeable Trust (the "Down-MACRO Tradeable Shares") and the Down-MACRO Holding Shares, respectively. The Down-MACRO Tradeable Trust issues the Down-MACRO Tradeable Shares on a continuous basis in exchange for deposits of Down-MACRO Holding Shares. Down-MACRO Tradeable Shares are only issued or exchanged for the underlying Down-MACRO Holding Shares in connection with the deposit of Down-MACRO Holding Shares into the Down-MACRO Tradeable Trust or the withdrawal of Down-MACRO Holding Shares from the Down-MACRO Tradeable Trust. One Down-MACRO Tradeable Share is issued for each Down-MACRO Holding Share deposited into the Down-MACRO Tradeable Trust. The per share "underlying value" of one Down-MACRO Tradeable Share is always equal to the underlying value of one Down-MACRO Holding Share. The underlying value of the Down-MACRO Holding Trust's shares represents that portion of the proceeds of the assets of the Down-MACRO Holding Trust that would be distributed in conjunction with a redemption and as a final distribution upon termination if the Paired Holding Trusts were to settle the settlement contracts and the Down-MACRO Holding Trust were to make a final distribution on the Down-MACRO Holding Shares. The Down-MACRO Tradeable Trust would pass through such final distribution to holders of Down-MACRO Tradeable Shares. The underlying value per share of the Down-MACRO Holding Trust at December 31, 2007 was $8.01 and $58.98 ($19.66 after giving effect to the share split described at Note E) at December 31, 2006. Paired Holding Shares are only created and redeemed, and Down-MACRO Tradeable Shares are only created and exchanged, through entities who are banks, broker-dealers or other participant members of The Depository Trust Company ("DTC") who have executed a contract with the Trustee and the Administrative Agent ("Authorized Participants"). Each Down-MACRO Tradeable Share represents an undivided beneficial interest in the pool of Down-MACRO Holding Shares deposited in the Down-MACRO Tradeable Trust. Issuances and redemptions of Down-MACRO Holding Shares and Down-MACRO Tradeable Shares are reflected in these financial statements at the value of the equity attributable to such shares at time of issuance or redemption, based on accounting principles generally accepted in the United States of America ("GAAP").

The assets of the Down-MACRO Tradeable Trust consist solely of the Down-MACRO Holding Shares on deposit from time to time therein. Prior to November 29, 2006, the Depositor and Claymore Securities, Inc. each made an initial deposit of $500 into the Down-MACRO Holding Trust and $500 into the Down-MACRO Tradeable Trust, for a total initial deposit into each trust of $1,000 (for each trust, the "Founders' Equity"). During the period ended December 31, 2006, the Founders' Equity of both the Down-MACRO Holding Trust and the Down-MACRO Tradeable Trust was redeemed and returned to the Depositor and Claymore Securities, Inc. The Down-MACRO Tradeable Trust shares trade on the American Stock Exchange ("AMEX"), at negotiated prices, during "New York Business Days" (any day on which stock exchanges and New York money center banks are open for business). The market price of the Down-MACRO Tradeable Shares may diverge from the closing per share underlying value of the Down-MACRO Tradeable Trust. Based on market demand the Down-MACRO Tradeable Shares may trade at a premium or a discount to their per share underlying value.

The assets of the Down-MACRO Holding Trust consist of cash, government securities, repurchase agreements collateralized by U.S. government securities and OTC derivative instruments entered into between the Paired Holding Trusts. These derivative instruments consist of "Settlement Contracts" which provide that the Down-MACRO Holding Trust is entitled to receive from, or is required to make to, the Up-MACRO Holding Trust a payment at the termination of each of these contracts in an amount that reflects the price change between the settlement price of NYMEX crude oil futures contracts (the "Closing Price") at the time when the Settlement Contracts are terminated and the Starting Level of that price on November 29, 2006. The NYMEX crude oil futures contracts that are referenced by the Paired Holding Trusts are (i) futures contracts that mature during the next calendar month succeeding the current month for any date of determination occurring on or after the first day of the current month up to but excluding the 11th New York Business Day of that month and (ii) futures contracts that mature during the second calendar month succeeding the current calendar month for any date of determination occurring on or after such 11th New York Business Day (provided that the switch out of next month's contract to the succeeding month's contract may not take place later than the 17th day of each month).

For purposes of determining the underlying value at which Paired Holding Shares are redeemed or created, as defined in the Down-MACRO Holding Trust Agreement, each Settlement Contract is valued on each New York Business Day against the Closing Price and the resulting percentage change in the Closing Price from the Starting Level. The performance obligations of the Paired Holding Trusts to each other under the Settlement Contracts are 100% collateralized by cash, U.S. government securities and repurchase agreements backed by U.S. government securities that are held in each of the Paired Holding Trusts. The Down-MACRO Holding Trust's obligations are not leveraged and the trust realizes capital gains or losses only when a Settlement Contract is terminated in connection with a paired optional redemption, an early termination or the final scheduled termination of the Paired Holding Trusts.

The "Income Distribution Agreement" entered into between the Paired Holding Trusts is the means for allocating between the Paired Holding Trusts the daily income accrual on the U.S. government securities and other assets on deposit in the trusts. Under the Income Distribution Agreement, the Down-MACRO Holding Trust is obligated to pay a portion of its income to the Up-MACRO Holding Trust or entitled to receive a portion of the Up-MACRO Holding Trust's income, based on the percentage change of the Closing Price and the Starting Level on each day of the calendar quarter between distribution dates. The Down-MACRO Holding Trust's daily income for the purposes of determining underlying value recorded under the Income Distribution Agreement reflects either an asset receivable due it or a liability payable by it, based upon the difference in the daily value of the Closing Price and its Starting Level. A payment is made by one of the Paired Holding Trusts to the other on each quarterly distribution date and the Down-MACRO Holding Trust then distributes its remaining income (if it had to make a payment under the Income Distribution Agreement) or all of its income and a portion of the income it received from the Up-MACRO Holding Trust (if it received a payment under the Income Distribution Agreement) as a quarterly distribution to its shareholders on or immediately following such quarterly distribution date.

If the Up-MACRO Holding Trust has no available income on any distribution date, then it will not make any payment under the Income Distribution Agreement that it may otherwise have been required to make to the Down-MACRO Holding Trust. Similarly, if on any distribution date the proceeds of the treasuries in the Down-MACRO Holding Trust minus its fee deduction amount are equal to or less than the Down-MACRO aggregate par amount, then the Down-MACRO Holding Trust will not have any available income and it will not make any payment under the Income Distribution Agreement that it may otherwise have been required to make to the Up-MACRO Holding Trust on that distribution date. If either of the paired holding trusts fails to make a payment under the Income Distribution Agreement on any distribution date because it does not have any available income, that trust will not be required to make up that payment on any subsequent distribution date, even if it has funds available to do so.

If on any distribution date the Up-MACRO Holding Trust does not have any available income and does not receive any available income from the Down-MACRO Holding Trust, it will not make any quarterly distribution to its shareholders on that distribution date. The Up-MACRO Holding Trust is not required to make quarterly distributions in any stated amount and if no funds are available to make a quarterly distribution on any distribution date, no amounts will be payable with respect to that distribution date on any subsequent date.

B.  Significant Accounting Policies

The following is a summary of the significant accounting policies that are consistently followed by the Down-MACRO Holding Trust in the preparation of its financial statements.

Basis of Accounting

The policies are in conformity with GAAP. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the periods presented in the accompanying financial statements (the "Reporting Periods"). Actual results could differ from those estimates.

Under GAAP, U.S. government securities and repurchase agreements are accounted for on a trade date basis. Interest income, adjusted for the amortization of premium and accretion of discounts is earned from settlement date and is recorded on an accrual basis. Expenses are recorded on an accrual basis as incurred.

The Down-MACRO Treadable Trust revised and reclassified certain amounts within the December 31, 2006 statement of cash flows in order to better present the effects of realized and unrealized gains and losses on the settlement contracts and the income distribution agreement classified within operating cash flows separate and apart from the amounts classified as part of contributions within financing cash flows.

Consolidation

The consolidated financial statements include the accounts of the Down-MACRO Tradeable Trust and the Down-MACRO Holding Trust. Throughout the reporting periods, the Tradeable Trust has owned all of the issued and outstanding shares of the Holding Trust; accordingly, no minority interest in earnings has been recorded. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Down-MACRO Holding Trust considers all highly liquid investments with original maturities of less than 90 days to be cash equivalents.

The Down-MACRO Holding Trust invests in debt securities issued by the U.S. government and repurchase agreements (or "repos") collateralized by U.S. government securities, which have, in each case, remaining maturities or terms of less than ninety (90) days. The Down-MACRO Holding Trust may enter into repurchase agreements with banks and broker-dealers whereby the Down-MACRO Holding Trust acquires a U.S. debt security for cash and obtains a simultaneous commitment from the seller to repurchase the security at an agreed upon price and date. The Down-MACRO Holding Trust, through its custodian, takes possession of securities that are used as collateral. In connection with transactions in repos, if the seller defaults or enters into insolvency proceedings and the value of the collateral declines, recovery of cash by the Down-MACRO Holding Trust may be delayed or limited. The U.S. government securities and repos are valued at amortized cost, which approximates market value.

The Settlement Contracts

Upon each issuance of Down-MACRO holding shares as part of a MACRO Unit in a Paired Subsequent Issuance, the Down-MACRO Holding Trust enters into a new Settlement Contract with the Up-MACRO Holding Trust. For each New York Business Day, the Paired Optional Redemptions and Paired Subsequent Issuances ordered on that day are netted for purposes of determining how many Settlement Contracts need to be entered into or terminated on that day; however, one Settlement Contract must always be outstanding for one MACRO Unit of outstanding Paired Holding Shares. Under the Settlement Contracts, the Down-MACRO Holding Trust is either (1) required to deliver all or a portion of its assets (held in the form of cash, government securities and repos) to the Up-MACRO Holding Trust or (2) entitled to receive all or a portion of the assets (held in the form of the same types of assets) of the Up-MACRO Holding Trust. The settlement payments per share made or received pursuant to the Settlement Contracts are based on 1/3 of the difference between the Closing Price and its Starting Level on the day on which a redemption order for Paired Holding Shares is delivered to the Administrative Agent. Prior to the share split described in Note E, such payments were made at the rate of 100% of such difference.The final distribution on the Down-MACRO Holding Shares depends upon the settlement payment that the Down-MACRO Holding Trust will either be required to make or be entitled to receive under the Settlement Contracts when such contracts are settled in connection with Paired Optional Redemptions, early terminations or the final scheduled termination of the Down-MACRO Holding Trust.

The settlement obligations of the Paired Holding Trusts under the Settlement Contracts are fully supported by the cash, government securities and repos held by each trust. For the purpose of determining the underlying value at which Paired Holding Shares are redeemed or created, each daily recording of the difference between the Closing Price and the Starting Level is referred to as the daily calculation of the amount due to or from the Down-MACRO Holding Trust under the Settlement Contract. If the Closing Price exceeds its Starting Level, a liability is recorded as being due to the Up-MACRO Holding Trust under the Settlement Contracts. If the Closing Price is less than its Starting Level, an asset receivable from the Up-MACRO Holding Trust is recorded under the Settlement Contracts. If the Closing Price equals its Starting Level, no accounting entry is recorded.

For the purpose of financial reporting, the settlement contracts constitute derivative contracts. Accordingly, the settlement contracts are recorded in the financial statements at fair value, as determined by the Administrative Agent. As there is no market for the settlement contracts, and no such market is expected to develop, the Administrative Agent determines the fair value of the settlement contracts by reference to various inputs, including the contractual amount due to or from the other trust, applicable market indices, and the prices of transactions in Down-MACRO Tradeable Shares on the AMEX. The fair value of the settlement contracts as determined in good faith by the Administrative Agent could differ from the value that would have been determined had a market for the settlement contracts existed, and the differences could be material. The fair value of the settlement contracts held by the Down-MACRO Holding Trust as of December 31, 2007 and December 31, 2006 on various creation or redemption dates during the Reporting Periods for financial reporting purposes was different from the value used to determine underlying value, as defined previously.

Income Distribution Agreement

Under the Income Distribution Agreement with the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, on each quarterly distribution date, is either (1) required to pay all or a portion of its income from its government securities and repos, after deduction of a fixed number of basis points (a basis point being 1/100 of one percent) for the payment of fees and expenses, to the Up-MACRO Holding Trust or (2) entitled to receive all or a portion of the Up-MACRO Holding Trust's income, after the Up-MACRO Holding Trust has deducted a fixed number of basis points for payment of its expenses and fees, based on its daily accrued income for each day during the preceding calendar quarter and the Closing Price for that day.

For the purpose of determining the underlying value at which Paired Holding Shares are redeemed or created, if the Closing Price on any New York Business Day exceeds its Starting Level, the Down-MACRO Holding Trust records a payment obligation payable to the Up-MACRO Holding Trust under the Income Distribution Agreement as a liability payable for that day. If the Closing Price is less than its Starting Level on any New York Business Day, the Down-MACRO Holding Trust records an asset receivable from the Up-MACRO Holding Trust under the Income Distribution Agreement. If the Closing Price equals its Starting Level, no accounting entry is recorded. For any day that is not a New York Business Day, the Closing Price from the last preceding New York Business Day is used to calculate the asset or liability under the Income Distribution Agreement for that day. The assets receivable and liabilities payable for each day by the Down-MACRO Holding Trust are netted in order to determine whether it will make a payment to, or be entitled to receive a payment from, the Up-MACRO Holding Trust on the quarterly distribution date, prior to distributing its income to its shareholders.

For the purpose of financial reporting, the income distribution contract constitutes a derivative contract. Accordingly, the income distribution contract is recorded in the financial statements at fair value, as determined by the Administrative Agent. As there is no market for the income distribution contract, and no such market is expected to develop, the Administrative Agent determines the fair value of the income distribution contract by reference to various inputs, including the contractual amount due to or from the other trust as well as the factors considered in the valuation of the settlement contracts as described above. The fair value of the income distribution contract as determined in good faith by the Administrative Agent could differ from the value that would have been determined had a market for the income distribution contract existed, and the differences could be material. The fair value of the income distribution contract held by the Down-MACRO Holding Trust as of December 31, 2007 and December 31, 2006 on various creation or redemption dates during the Reporting Periods for financial reporting purposes was different from the value used to determine underlying value, as defined previously.

Federal Income Taxes

The Down-Tradeable Trust is treated as a grantor trust for federal income tax purposes and therefore, no provision for federal income taxes is required. The Down-MACRO Holding Trust is treated as a partnership for federal income tax purposes and, therefore, no provision for federal income taxes is required.

C.  Operating Expenses and Related Party Waivers

All operating expenses of the Down-MACRO Tradeable Trust are paid by the Down-MACRO Holding Trust. Because the Down-MACRO Tradeable Trust invests solely in the shares of the Down-MACRO Holding Trust, its investments are subject to the operating expenses charged by the Down-MACRO Holding Trust.

Operating expenses are deducted daily from the income earned by the Down-MACRO Holding Trust (and, if income is insufficient during any quarter, from the assets of the Down-MACRO Holding Trust) in an amount equal to the product of the trust's assets, including Treasuries and cash (but excluding the value of the settlement contracts and the income distribution agreement) held by the Down-MACRO Holding Trust on each day (the "Down-MACRO Asset Amount") and (i) a rate of 160 basis points (one basis point equals 0.01%) per annum until the second anniversary of the formation of the Down-MACRO Holding Trust and (ii) a rate of 150 basis points per annum thereafter.

C1.	Related Party Expenses and Waivers

If actual operating expenses incurred by the Down-MACRO Holding Trust and the Down-MACRO Tradeable Trust exceed the applicable fee deduction annual rate of 160 or 150 basis points, MacroMarkets LLC and MACRO Financial, LLC have agreed to waive all or a portion of their respective fees. If, after the waiver, a shortfall remains, the Depositor will assume these expenses. To the extent there is a surplus, the Depositor is entitled to the excess.

During the period from January 1, 2007 through September 30, 2007, Claymore Securities, Inc. made all investment decisions for the Down-MACRO Tradeable Trust and beginning October 1, 2007 the investment decisions were made by MacroMarkets, LLC. Pursuant to the Down-MACRO Holding Trust Agreement, the Down-MACRO Tradeable Trust pays MacroMarkets LLC a fee that accrues daily at an annualized rate of 0.35% of the Down-MACRO Asset Amount for acting as the Administrative Agent. The fees for the year ended December 31, 2007 and for the year ended December 31, 2007 and for the period from November 29, 2006 (commencement of operations) through December 31, 2006 were $23,258 and $7,345, respectively, all of which were waived.

The Down-MACRO Holding Trust pays (a) MacroMarkets LLC (i) in addition, a licensing fee for the use of its intellectual property related to the patented MACROs structure, which accrues daily at an annualized rate of 0.10% on the Down-MACRO Asset Amount, (ii) a structuring fee for structuring the product, which accrues at an annualized rate of 0.20% on the Down-MACRO Asset Amount and pays (b) MACRO Financial, LLC, an affiliate of MacroMarkets LLC, a marketing fee for acting as Marketing Agent for the trust, which accrues daily at an annualized rate of 0.10% of the Down-MACRO Asset Amount. Prior to August 17, 2007, Claymore Securities, Inc. also acted as marketing agent for the Trusts. The Claymore Securities, Inc. fees for acting in this capacity for the period January 1, 2007 through August 17, 2007 were $34,465 all of which were waived by Claymore Securities, Inc. The MacroMarkets LLC and MACRO Financial, LLC fees for acting in these capacities for the year ended December 31, 2007 and for the period from November 29, 2006 (commencement of operations) through December 31, 2006 were $116,715 and $8,394, respectively, all of which were waived by MacroMarkets LLC and MACRO Financial, LLC. Through December 31, 2007, a shortfall remained after these fee waivers. As a result, the Depositor assumed this expense shortfall.

C2.	Trustee Fees

Pursuant to the Declaration of Down-MACRO Holding Trust, the Trustee receives a fee with respect to the services for the Down-MACRO Holding Trust at an amount equal to the product of a per annum rate of 0.08% on the first $200 million, 0.10% on the next $200 million, and 0.12% on assets in excess of $400 million and the Down-MACRO Asset Amount on such day. During the Reporting Period, a minimum Trustee fee was allocated to the Down-MACRO Holding Trust. Trustee fees for the year ended December 31, 2007 and for the period from November 29, 2006 (commencement of operations) through December 31, 2006 were $332,653 and $17,948, respectively. In addition, the Trustee receives a fee of $2,000 directly from the Authorized Participants in connection with each paired issuance or paired optional redemption.

State Street Bank and Trust Company, a Massachusetts trust company, as the successor to State Street Bank and Trust Company, is the "Custodian" of the Trust assets on behalf of the Down-MACRO Holding Trust.

D.  Distributions

The Trustee of the Down-MACRO Holding Trust will make quarterly and final distributions to each person who was a "Registered Owner", which is the depository or nominee thereof in which name the Down-MACRO Holding Shares are registered, on the record date that preceded such distribution date. The quarterly and final distributions will be made after all expenses of the Down-MACRO Holding Trust have been paid. The amount of the quarterly distributions may consist of interest and other income received on the debt securities issued by the U.S. government and repos, income received by the Down-MACRO Holding Trust under the Income Distribution Agreement, and all paid-in interest associated with any paired issuances. The trustee for the Down-MACRO Tradeable Trust will pass through to each holder of the Down-MACRO Tradeable Shares, that holder’s proportionate share of the Quarterly Distribution that the Down-MACRO Holding Trust made to the Down-MACRO Tradeable Trust on the date it receives that Quarterly Distribution. The Distribution date, Record Date and Distribution Payment Date for the Down-MACRO Tradeable Trsut are the same dates as for the Down-MACRO Holding Trust. For the quarters ended December 31, 2007, September 30, 2007, June 30, 2007, and March 31, 2007, the distributions were approximately $0.0514, $0.2817, $0.4431, and $0.5259 per share, respectively ($0.0514, $0.0939, $0.1477, and $0.1753 per share, respectively, after giving effect to the share split described in Note E). For the period ended December 31, 2006, the distribution was approximately $0.1488 per share ($0.0496 per share after giving effect to the share split described in Note E).

E.  Share Transactions

On October 2, 2007, the Depositor announced a three-for-one split of the MACROshares Oil Down Holding Shares (formerly known as the Claymore MACROshares Oil Down Holding Shares). Each shareholder of record at the close of business on October 19, 2007 received two additional shares for every one share held on the record date. The payable date for the additional shares was October 22, 2007. Trading began on a split adjusted basis on October 23, 2007. The total number of authorized shares remains unlimited and the associated par value was reduced from $60 to $20 by this action. All references to the number of shares outstanding, contributed and redeemed in these Financial Statements and Notes to the Financial Statements have not been retroactively adjusted to give effect to the share split. The net loss per share and weighted average shares outstanding disclosed in the Statement of Operations and the per share distribution amounts disclosed in the Statement of Changes in Shareholders’ Equity have been restated to give effect to the share split.

For the year ended December 31, 2007, 1,400,000 of the Down-Macro Holding Trust shares were created, 700,000 of which is due to the issuance of the share split, at the value of the equity attributable to such units of $20,697,713, with an underlying value of $19,394,000. The Down-MACRO Holding Trust receives, for each share issued, cash equal to the par value and the equalization amount. The increase/decrease in the contractual value of the settlement contracts resulting from creations results in the net increase in net assets per share on creations being equal to underlying value per share on the date of issuance. Similarly, the increase/decrease in the fair value of the settlement contracts from creations results in the net increase in net assets from creations for financial reporting purposes being equal to equity attributable to such shares on the date of issuance. Accordingly, such increase/decrease in fair value is included as part of the contributions/redemptions in the Statement of Changes in Shareholders' Equity. For the year ended December 31, 2007, 450,000 of Down-MACRO Holding Trust shares were redeemed at the value of the equity attributable to such shares of $26,408,713 with an underlying value of $28,734,713.

F.  Indemnifications

Under the Down-MACRO Holding Trust's trust agreement and under the Authorized Participant Agreement, the Depositor, the Trustee, NYMEX, the Authorized Participants and MacroMarkets LLC are indemnified by the Down-MACRO Holding Trust against any liability or expense that any of them may incur in connection with the service and licensing agreements into which they entered with the Down-MACRO Holding Trust that is not the result of gross negligence, bad faith, willful misconduct or reckless disregard on their part. The Down-MACRO Holding Trust's maximum exposure under these indemnification arrangements (as set forth in their respective trust agreements and certain licensing agreements) is unknown and dependent upon future claims that may be made against the Down-MACRO Holding Trust based on events that have not yet occurred. However, the Down-MACRO Holding Trust expects the risk of loss to be remote.

G.  Recent Accounting Pronouncements

On September 15, 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosure about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Depositor of the Down-MACRO Holding Trust is currently evaluating the impact the adoption of SFAS No. 157 will have on the Down-MACRO Tradeable Trust's consolidated financial statement disclosures.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, and is applicable beginning in the first quarter of 2008. We are currently evaluating the impact that FAS 159 will have on our financial statements.

On June 18, 2007, the American Institute of Certified Public Accountants' (AICPA) Accounting Standards Executive Committee (AcSEC) issued Statement of Position (SOP) 07-1, "Clarification of the Scope of the Audit and Accounting Guide" Investment Companies and "Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies." The SOP provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide for Investment Companies (the Guide). For those entities that are investment companies under the SOP, it also addresses whether the specialized industry accounting principles of the Guide should be retained by a parent company in consolidation or by an investor that has the ability to exercise significant influence over the investment company and applies the equity method of accounting to its investment in the entity (referred to as an equity method investor). In addition, the SOP includes certain disclosure requirements for parent companies and equity method investors in investment companies that retain Investment Company accounting in the parent company's consolidated financial statements or the financial statements of an equity method investor. SOP 07-1 is effective for fiscal years beginning on or after December 15, 2007. The Depositor of the Down-MACRO Holding Trust is currently evaluating the scope of SOP 07-1 and the impact it will have on the Down-MACRO Holding Trust's financial statement disclosures. On October 17, 2007, the FASB agreed to propose an indefinite delay in the effective date of SOP 07-01 and for entities that meet the definition of an investment company in SOP 07-01, of FSP 46 (R)-7, Application of FASB Interpretation No 46 (R) to Investment Companies. The Depositor of the Down-MACRO Tradeable Trust is currently evaluating the scope of SOP 07-01 and the impact it will have on the Down-MACRO Treadeable Trust’s consolidated financial statement disclosures.

In December 2007, the FASB issued SFAS No. 160, “ Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“ SFAS 160” ). SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. An ownership interest in subsidiaries held by parties other than the parent should be presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. SFAS 160 requires that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary should be accounted for similarly as equity transactions. When a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary should be initially measured at fair value, with any gain or loss recognized in earnings. SFAS 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interests. SFAS 160 is effective for fiscal years (including interim periods within those fiscal years) beginning on or after December 15, 2008. Earlier adoption is prohibited. The statement shall be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirement which shall be applied retrospectively for all periods presented. The Trust is currently evaluating the impact SFAS 160 will have on its consolidated financial statements.

In December 2007, the FASB ratified EITF Issue No. 07-01, “Accounting for Collaborative Arrangements” (“ EITF 07-01” ) . EITF 07-01 defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. EITF 07-01 also establishes the appropriate income statement presentation and classification for joint operating activities and payments between participants, as well as the sufficiency of the disclosures related to these arrangements. EITF 07-01 is effective for fiscal years beginning after December 15, 2008. The Trust is currently evaluating the impact EITF 07-01 will have on its consolidated financial statements.

H.  Concentration Risk

The Down-MACRO Holding Trust's performance at underlying value is determined by the daily Closing Price of NYMEX light sweet crude oil futures contracts. Therefore, the primary risk of loss to the Down-MACRO Holding Trust comes from fluctuations in the Closing Price of crude oil futures contracts. The minimum price level of crude oil futures for which the Down-MACRO Holding Trust can deliver investment returns at underlying value corresponding inversely to the change in price of such crude oil futures is equal to $0.00. (Conversely, the maximum price level of crude oil futures for which the Up-MACRO Holding Trust can deliver investment returns at underlying value corresponding to the change in price of such crude oil futures is equal to zero.) Also, the Down-MACRO Holding Trust is exposed to possible indemnification obligations, as described above. An additional risk comes from interest rate fluctuations, which affects the total amount of income earned by the Paired Holding Trusts. In addition, State Street Bank and Trust Company holds 100% of the cash and cash equivalents on deposit. There are risks in terms of exposure to State Street Bank and Trust Company in that the Down-MACRO Holding Trust may potentially lose all or a portion the cash that is held at State Street Bank and Trust Company.

I.  Termination of the Trust

The Down-MACRO Holding Trust will be terminated in December of 2026. On such date, the holders of any Down-MACRO Holding Shares which remain outstanding will receive the net assets of the Down-MACRO Holding Trust after the settlement and termination of all outstanding Settlement Contracts in the same manner as such contracts would be settled and terminated in connection with any Paired Optional Redemption. The Income Distribution Agreement will also be terminated on this date, but no settlement obligations will be due thereunder.

Additional termination events of the Down-MACRO Holding Trust consist of (i) any event in which any of the Paired Holding Trusts or the Tradeable Trusts (collectively, the "MACRO Trusts") become insolvent or bankrupt; (ii) any of the MACRO Trusts become required to register as "investment companies" under the Investment Company Act of 1940, as amended; (iii) the MACRO Trusts are prohibited from using, or NYMEX or the applicable substitute oil price provider does not establish, a settlement price for light sweet crude oil futures or the applicable substitute reference oil price for five consecutive New York Business Days and no other substitute oil benchmark is identified and approved by the shareholders and/or the Depositor is unable to negotiate a licensing arrangement with any such substitute oil price provider; (iv) the Closing Price falls to only 15% of its Starting Level (at which Closing Price the Down-MACRO Holding Trust would be entitled to receive all but 15% of the Up-MACRO Holding Trust's assets) or the Closing Price rises to a level that is equal to 185% of its Starting Level (at which Closing Price the Down-MACRO Holding Trust would be entitled to retain only 15% of its own assets under the Settlement Contracts); (v) the reduction of the funds on deposit in either of the Paired Holding Trusts to an amount below $10 million U.S. dollars; and (vi) the amount of cash and U.S. government securities on deposit in the Up-MACRO Holding Trust or the Down-MACRO Holding Trust is reduced to $50 million or less after previously reaching an amount equal to $200 million or more, or the failure on the part of the Paired Holding Trusts to each hold cash and U.S. government securities in an amount equal to at least $200 million after six months or more have elapsed since the commencement of operations and the Depositor elects to terminate the Paired Holding Trusts. As of May 29, 2007, six months had elapsed since the commencement of operations of the Paired Holding Trusts and they held approximately $48.3 million of cash and government securities. Therefore, because the Paired Holding Trusts did not each hold cash and U.S. government securities in an amount equal to at least $200 million, after six months had elapsed since the Closing Date, the Depositor has the right, for so long as such $200 million threshold has not been reached, to terminate each of the Paired Holding Trusts. However, the Depositor currently has no intention of terminating the Paired Holding Trusts.

In the case of each of these termination events, including the event described in clause (iv) above, the Settlement Contracts would settle on the next distribution date on the basis of the Closing Price on the last New York Business Day that preceded that distribution date, which may be different from the Closing Price at the time when the termination event occurred.

J. Subsequent Event

As of March 18, 2008, market interest rates on securities permitted to be owned by the Trust declined below the fee deduction amount charged by the Trust. Accordingly, the ability of the Trust to make future distributions to investors will be affected, and possibly deferred, until such time as market interest rates exceed the fee deduction amount.

K.  Subsequent Termination Event

On April 16, 2008, a termination trigger occurred under the trust agreement for the Down-MACRO Tradeable Shares. Pursuant to Section 11.1(a)(ii) of the trust agreement for the Down-MACRO Tradeable Shares, a termination trigger will occur if the Applicable Reference Price of Crude Oil rises to or above $111 or falls to or below $9, and, in either case, the Applicable Reference Price of Crude Oil remains at that level for three (3) consecutive Price Determination Days. The NYMEX light sweet crude oil futures contract for June closed at $114.36 on Wednesday, April 16th at 2:30. This marked the third consecutive Price Determination Day that the Applicable Reference Price of Crude Oil closed at or above $111. A "Price Determination Day" is any day on which the Applicable Reference Price of Crude Oil is established based upon trading of the NYMEX light sweet crude oil futures contract by open outcry on the facilities of NYMEX.

The trust agreement provides that, following the occurrence of a termination trigger, the next scheduled distribution date will be an "Early Termination Date" on which all outstanding Down-MACRO Tradeable Shares will be redeemed at their Per Share Underlying Value on the last Price Determination Day preceding such Early Termination Date. The next scheduled distribution date for the Down-MACRO Tradeable Shares is June 26, 2008, which will be the Early Termination Date. The last day of trading for the Down-MACRO Tradeable Shares on AMEX will be June 25, 2008. On July 3, 2008, a final distribution will be made on the Down-MACRO Tradeable Shares to the holders of record of those shares as of June 30, 2008. This final distribution will be equal to the Per Share Underlying Value of the Down-MACRO Tradeable Shares as of the last Price Determination Date preceding the Early Termination Date. The last Price Determination Date will be June 25, 2008. Authorized Participants may continue to direct paired issuances and paired optional redemptions until June 25, 2008.

Interim Financial Statements for MACROshares Oil Down Holding Trust (Unaudited)

MACROshares Oil Down Holding Trust
Statements of Financial Condition
January 1, 2008 and March 31, 2008 (Unaudited)

	March 31, 2008	December 31, 2007

Assets
Cash and cash equivalents	$79,309,575	$30,262,629
Receivable for:
Shares sold	5,999,445	-
Interest	9,866	9,647
Total assets	$85,318,886	$30,272,276

Liabilities and Shareholders’ Equity
Settlement contracts and income distribution agreement with the Up-MACRO Holding Trust	$37,523,525	$15,020,152
Operating expenses payable	128,344	111,975
Distributions payable to shareholders	73,849	77,161

Total liabilities	37,725,718	15,209,288

Shareholders’ Equity
Equity attributable to Down-MACRO Holding Shares, $20 par value, unlimited amount authorized, 4,250,000 and 1,500,000 issued and outstanding at March 31, 2008 and December 31, 2007, respectively	47,593,168	15,062,988
Total Shareholders’ Equity	47,593,168	15,062,988

Total Liabilities and Shareholders’ Equity	$85,318,886	$30,272,276

See notes to the unaudited financial statements

MACROshares Oil Down Holding Trust
Statements of Operations (Unaudited)

	For the Three Months Ended March 31, 2008	For the Three Months Ended March 31, 2007

Investment Income
Interest	$234,952	$302,250
Total investment income	234,952	302,250

Expenses
Operating expenses	173,029	96,892

Net investment income	61,923	205,358

Realized and Unrealized Gain (Loss)
Net unrealized appreciation (depreciation) on settlement contracts and income distribution agreement	4,142,470	(2,260,136)
Net realized gain (loss) on settlement contracts and income distribution agreement	(75,782)	880,000
Net realized and unrealized gain (loss)	4,066,688	(1,380,136)

Net income (loss)	$4,128,611	$(1,174,778)

Net income (loss) per share - See Note E	$1.94	$(0.99)

Weighted average shares outstanding - See Note E	2,131,319	1,188,291

See notes to the unaudited financial statements

MACROshares Oil Down Holding Trust
Statement of Changes in Shareholders' Equity (Unaudited)

	For the Three Months Ended March 31, 2008	For the Three Months Ended March 31, 2007

Shareholders’ Equity, beginning of period	$15,062,988	$31,223,033

Contributions	28,475,418	9,286,993
Distributions - $0.0187 (2008) and $0.1753 (2007) per share	(73,849)	(157,771)
Redemptions	-	(23,975,958)
Net income	4,128,611	(1,174,778)

Shareholders’ Equity, end of period	$47,593,168	$15,201,519

Share Activity

Shares outstanding, beginning of period	1,500,000	550,000

Contributions	2,750,000	150,000
Redemptions	-	(400,000)

Shares outstanding, end of period	4,250,000	300,000

See notes to the unaudited financial statements

MACROshares Oil Down Holding Trust
Statement of Cash Flows (Unaudited)

	For the Three Months Ended March 31, 2008	For the Three Months Ended March 31, 2007

Cash flows from operating activities:

Net income (loss)	$4,128,611	$(1,174,778)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Net unrealized depreciation (appreciation) on settlement contracts and income distribution agreement	(4,142,470)	3,042,549
Settlement payments in excess of realized gain on settlement contracts and income distribution agreement	5,246	-
Increase (decrease) in operating assets and liabilities:
Interest receivable	(219)	10,187
Operating expenses payable	16,369	89,073

Net cash (used in) provided by operations	2,291	1,967,031

Cash flows from financing activities:

Contributions	49,121,816	9,286,993
Redemptions	-	(26,014,000)
Distributions	(77,161)	(81,860)

Net cash (used in) provided by financing activities	49,044,655	(16,808,867)

Net increase (decrease) in cash and cash equivalents	49,046,946	(14,841,836)

Cash and cash equivalents, beginning of year	30,262,629	33,118,800
Cash and cash equivalents, end of year	$79,309,575	$18,276,964

See notes to the unaudited financial statements

MACROshares Oil Down Holding Trust
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
as of March 31, 2008

A.	Organization

MACRO Securities Depositor, LLC (the "Depositor"), a Delaware limited liability company with MacroMarkets LLC and Claymore Group Inc. (collectively referred to as "Related Party") as its only two members, formed the Claymore MACROshares Oil Down Tradeable Trust (the "Down-MACRO Tradeable Trust"), the Claymore MACROshares Oil Up Tradeable Trust (the "Up-MACRO Tradeable Trust"), the Claymore MACROshares Oil Down Holding Trust (the "Down-MACRO Holding Trust" or “the Trust”) and the Claymore MACROshares Oil Up Holding Trust (the "Up-MACRO Holding Trust"). Each of the trusts was formed under the laws of the State of New York on November 15, 2006.

On August 17, 2007, MacroMarkets LLC and Claymore Group, Inc. entered into a binding agreement pursuant to which (i) Claymore Securities, Inc., a wholly-owned subsidiary of Claymore Group Inc., (A) resigned as a marketing agent for the Down-MACRO Holding Shares, effective August 17, 2007, with MACRO Financial, LLC, which was acting as an additional marketing agent for the Down-MACRO Holding Shares, assuming all of Claymore Securities, Inc.’s duties as Marketing Agent and (B) resigned as the Administrative Agent for the Down-MACRO Holding Trust, effective September 30, 2007, (ii) Claymore Group Inc. sold its equity interest in MACRO Securities Depositor, LLC to MacroMarkets LLC on August 18, 2007 and (iii) the Claymore MACROshares Oil Down Holding Trust and Claymore MACROshares Oil Down Holding Shares were renamed the “MACROshares Oil Down Holding Trust” and the “MACROshares Oil Down Holding Shares”, respectively. MacroMarkets LLC was appointed as the successor Administrative Agent and accepted such appointment pursuant to the Third Amended and Restated Trust Agreement for the Down-MACRO Holding Shares, dated as of October 1, 2007, and entered into among the Trustee, MacroMarkets LLC, as Administrative Agent, MACRO Securities Depositor, as Depositor and MACRO Financial, LLC, as Marketing Agent. (See Note J)

The Down-MACRO Holding Trust and the Up-MACRO Holding Trust are referred to as "Paired Holding Trusts". The descriptions of the Paired Holding Trusts in these notes reflect the trust agreements as amended on October 1, 2007. Operations of the Down-MACRO Holding Trust and Down-MACRO Tradeable Trust commenced on November 29, 2006. No creations or other activity occurred between November 24, 2006 and the commencement date. Each of the Paired Holding Trusts issues shares (which are referred to, respectively, as "Down-MACRO Holding Shares" and "Up-MACRO Holding Shares" and, collectively, as "Paired Holding Shares") in minimum aggregations called "MACRO Units," each of which consists of 50,000 Down-MACRO Holding Shares and 50,000 Up-MACRO Holding Shares. The objective of the Paired Holding Trusts is, in the case of the Down-MACRO Holding Trust, to provide investors with investment returns that correspond inversely with changes in the price of NYMEX crude oil futures contracts within the range from (i) zero to (ii) twice the starting level of $60 (the "Starting Level") and, in the case of the Up-MACRO Holding Trust, to provide investors with investment returns that correspond with the price of NYMEX crude oil futures within the range from (i) zero to (ii) twice the Starting Level. The Starting Level was $60, therefore the price range within which the Paired Holding Trusts are expected to provide a return to both of the Paired Holding Shares is $0 to $120. There can be no assurance that the Paired Holding Trusts will achieve their investment objective.

The Depositor, State Street Bank and Trust Company, as trustee (in such capacity, the "Trustee"), MacroMarkets LLC, as administrative agent and MACRO Financial, LLC as marketing agent (in such capacities, the "Administrative Agent" and the "Marketing Agent"), respectively, have entered into trust agreements that govern the activities of the Down-MACRO Tradeable Trust and the Down-MACRO Holding Trust and specify the terms of the shares issued by the Down-MACRO Tradeable Trust (the "Down-MACRO Tradeable Shares") and the Down-MACRO Holding Shares, respectively. The Down-MACRO Tradeable Trust issues the Down-MACRO Tradeable Shares on a continuous basis in exchange for deposits of Down-MACRO Holding Shares. Down-MACRO Tradeable Shares are only issued or exchanged for the underlying Down-MACRO Holding Shares in connection with the deposit of Down-MACRO Holding Shares into the Down-MACRO Tradeable Trust or the withdrawal of Down-MACRO Holding Shares from the Down-MACRO Tradeable Trust. One Down-MACRO Tradeable Share is issued for each Down-MACRO Holding Share deposited into the Down-MACRO Tradeable Trust. The per share "underlying value" of one Down-MACRO Tradeable Share is always equal to the underlying value of one Down-MACRO Holding Share. The underlying value of the Down-MACRO Holding Trust's shares represents that portion of the proceeds of the assets of the Down-MACRO Holding Trust that would be distributed in conjunction with a redemption and as a final distribution upon termination if the Paired Holding Trusts were to settle the settlement contracts and the Down-MACRO Holding Trust were to make a final distribution on the Down-MACRO Holding Shares. The Down-MACRO Tradeable Trust would pass through such final distribution to holders of Down-MACRO Tradeable Shares. The underlying value per share of the Down-MACRO Holding Trust at March 31, 2008 was $6.14 and at December 31, 2007 was $8.01. Paired Holding Shares are only created and redeemed, and Down-MACRO Tradeable Shares are only created and exchanged, through entities who are banks, broker-dealers or other participant members of The Depository Trust Company ("DTC") who have executed a contract with the Trustee and the Administrative Agent ("Authorized Participants"). Each Down-MACRO Tradeable Share represents an undivided beneficial interest in the pool of Down-MACRO Holding Shares deposited in the Down-MACRO Tradeable Trust. Issuances and redemptions of Down-MACRO Holding Shares are reflected in these financial statements at the value of the equity attributable to such shares at time of issuance or redemption, based on accounting principles generally accepted in the United States of America ("GAAP") which may differ from underlying value.

The assets of the Down-MACRO Tradeable Trust consist solely of the Down-MACRO Holding Shares on deposit from time to time therein. The Down-MACRO Tradeable Trust shares trade on the American Stock Exchange ("AMEX"), at negotiated prices, during "New York Business Days" (any day on which stock exchanges and New York money center banks are open for business). The market price of the Down-MACRO Tradeable Shares may diverge from the closing per share underlying value of the Down-MACRO Tradeable Trust. Based on market demand the Down-MACRO Tradeable Shares may trade at a premium or a discount to their per share underlying value.

The assets of the Down-MACRO Holding Trust consist of cash, government securities, repurchase agreements collateralized by U.S. government securities and OTC derivative instruments entered into between the Paired Holding Trusts. These derivative instruments consist of "Settlement Contracts" which provide that the Down-MACRO Holding Trust is entitled to receive from, or is required to make to, the Up-MACRO Holding Trust a payment at the termination of each of these contracts in an amount that reflects the price change between the settlement price of NYMEX crude oil futures contracts (the "Closing Price") at the time when the Settlement Contracts are terminated and the Starting Level of that price on November 29, 2006. The NYMEX crude oil futures contracts that are referenced by the Paired Holding Trusts are (i) futures contracts that mature during the next calendar month succeeding the current month for any date of determination occurring on or after the first day of the current month up to but excluding the 11th New York Business Day of that month and (ii) futures contracts that mature during the second calendar month succeeding the current calendar month for any date of determination occurring on or after such 11th New York Business Day (provided that the switch out of next month's contract to the succeeding month's contract may not take place later than the 17th day of each month).

For purposes of determining the underlying value at which Paired Holding Shares are redeemed or created, as defined in the Down-MACRO Holding Trust Agreement, each Settlement Contract is valued on each New York Business Day at the Closing Price and the resulting percentage change in the Closing Price from the Starting Level. The performance obligations of the Paired Holding Trusts to each other under the Settlement Contracts are 100% collateralized by cash, U.S. government securities and repurchase agreements backed by U.S. government securities that are held in each of the Paired Holding Trusts. The Down-MACRO Holding Trust's obligations are not leveraged and the trust realizes capital gains or losses only when a Settlement Contract is terminated in connection with a paired optional redemption, an early termination or the final scheduled termination of the Paired Holding Trusts.

The "Income Distribution Agreement" entered into between the Paired Holding Trusts is the means for allocating between the Paired Holding Trusts the daily income accrual on the U.S. government securities and other assets on deposit in the trusts, net of expenses. Under the Income Distribution Agreement, the Down-MACRO Holding Trust is obligated to pay a portion of its income to the Up-MACRO Holding Trust or entitled to receive a portion of the Up-MACRO Holding Trust's income, based on the percentage change of the Closing Price and the Starting Level on each day of the calendar quarter between distribution dates. The Down-MACRO Holding Trust's daily income for the purposes of determining underlying value recorded under the Income Distribution Agreement reflects either an asset receivable due it or a liability payable by it, based upon the difference in the daily value of the Closing Price and its Starting Level. A payment is made by one of the Paired Holding Trusts to the other on each quarterly distribution date and the Down-MACRO Holding Trust then distributes its remaining income (if it had to make a payment under the Income Distribution Agreement) or all of its income and a portion of the income it received from the Up-MACRO Holding Trust (if it received a payment under the Income Distribution Agreement) as a quarterly distribution to its shareholders on or immediately following such quarterly distribution date.

If the Up-MACRO Holding Trust has no available income on any distribution date, then it will not make any payment under the Income Distribution Agreement that it may otherwise have been required to make to the Down-MACRO Holding Trust. Similarly, if on any distribution date the proceeds of the treasuries in the Down-MACRO Holding Trust minus its fee deduction amount are equal to or less than the Down-MACRO aggregate par amount, then the Down-MACRO Holding Trust will not have any available income and it will not make any payment under the Income Distribution Agreement that it may otherwise have been required to make to the Up-MACRO Holding Trust on that distribution date. If either of the paired holding trusts fails to make a payment under the Income Distribution Agreement on any distribution date because it does not have any available income, that trust will not be required to make up that payment on any subsequent distribution date, even if it has funds available to do so.

If on any distribution date the Up-MACRO Holding Trust does not have any available income and does not receive any available income from the Down-MACRO Holding Trust, it will not make any quarterly distribution to its shareholders on that distribution date.

From March 18, 2008 through March 31, 2008 market interest rates on securities permitted to be owned by the Trust declined below the fee deduction amount charged by the Trust. Accordingly, the ability of the Trust to make future distributions to investors will be affected, and possibly deferred, until such time as market interest rates exceed the fee deduction amount.

B.	Significant Accounting Policies

The following is a summary of the significant accounting policies that are consistently followed by the Down-MACRO Holding Trust in the preparation of its financial statements.

Basis of Accounting

The policies are in conformity with GAAP. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the periods presented in the accompanying financial statements (the "Reporting Periods"). Actual results could differ from those estimates.

Under GAAP, U.S. government securities and repurchase agreements are accounted for on a trade date basis. Interest income, adjusted for the amortization of premium and accretion of discounts is earned from settlement date and is recorded on an accrual basis. Expenses are recorded on an accrual basis as incurred.

Cash and Cash Equivalents

The Down-MACRO Holding Trust considers all highly liquid investments with original maturities of less than 90 days to be cash equivalents.

The Down-MACRO Holding Trust invests in debt securities issued by the U.S. government and repurchase agreements (or "repos") collateralized by U.S. government securities, which have, in each case, remaining maturities or terms of less than ninety (90) days. The Down-MACRO Holding Trust may enter into repurchase agreements with banks and broker-dealers whereby the Down-MACRO Holding Trust acquires a U.S. debt security for cash and obtains a simultaneous commitment from the seller to repurchase the security at an agreed upon price and date. The Down-MACRO Holding Trust, through its custodian, takes possession of securities that are used as collateral. In connection with transactions in repos, if the seller defaults or enters into insolvency proceedings and the value of the collateral declines, recovery of cash by the Down-MACRO Holding Trust may be delayed or limited. The U.S. government securities and repos are valued at amortized cost, which approximates market value.

The Settlement Contracts

Upon each issuance of Down-MACRO Holding Shares as part of a MACRO Unit in a Paired Subsequent Issuance, the Down-MACRO Holding Trust enters into a new Settlement Contract with the Up-MACRO Holding Trust. For each New York Business Day, the Paired Optional Redemptions and Paired Subsequent Issuances ordered on that day are netted for purposes of determining how many Settlement Contracts need to be entered into or terminated on that day; however, one Settlement Contract must always be outstanding for one MACRO Unit of outstanding Paired Holding Shares. Under the Settlement Contracts, the Down-MACRO Holding Trust is either (1) required to deliver all or a portion of its assets (held in the form of cash, government securities and repos) to the Up-MACRO Holding Trust or (2) entitled to receive all or a portion of the assets (held in the form of the same types of assets) of the Up-MACRO Holding Trust. The settlement payments made or received pursuant to the Settlement Contracts are based on the difference between the Closing Price and its Starting Level on the day on which a redemption order for Paired Holding Shares is delivered to the Administrative Agent. The final distribution on the Down-MACRO Holding Shares depends upon the settlement payment that the Down-MACRO Holding Trust will either be required to make or be entitled to receive under the Settlement Contracts when such contracts are settled in connection with Paired Optional Redemptions, early terminations or the final scheduled termination of the Down-MACRO Holding Trust.

The settlement obligations of the Paired Holding Trusts under the Settlement Contracts are fully supported by the cash, government securities and repos held by each trust.

For the purpose of determining the underlying value at which Paired Holding Shares are redeemed or created, each daily recording of the difference between the Closing Price and the Starting Level is referred to as the daily calculation of the amount due to or from the Down-MACRO Holding Trust under the Settlement Contract. If the Closing Price exceeds its Starting Level, a liability is recorded as being due to the Up-MACRO Holding Trust under the Settlement Contracts. If the Closing Price is less than its Starting Level, an asset receivable from the Up-MACRO Holding Trust is recorded under the Settlement Contracts. If the Closing Price equals its Starting Level, no accounting entry is recorded.

For the purpose of financial reporting, the settlement contracts constitute derivative contracts. Accordingly, the settlement contracts are recorded in the financial statements at fair value, as determined by the Administrative Agent. As there is no market for the settlement contracts, and no such market is expected to develop, the Administrative Agent determines the fair value of the settlement contracts by reference to various inputs, including the contractual amount due to or from the other trust, applicable market indices, and the prices of transactions in Down-MACRO Tradeable Shares on the AMEX. The fair value of the settlement contracts as determined in good faith by the Administrative Agent could differ from the value that would have been determined had a market for the settlement contracts existed, and the differences could be material. The fair value of the settlement contracts held by the Down-MACRO Holding Trust as of March 31, 2008 and December 31, 2007 and on various creation or redemption dates during the Reporting Periods for financial reporting purposes was different from the value used to determine underlying value, as defined previously.

Income Distribution Agreement

Under the Income Distribution Agreement with the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, on each quarterly distribution date, is either (1) required to pay all or a portion of its income from its government securities and repos, after deduction of a fixed number of basis points (a basis point being 1/100 of one percent) for the payment of fees and expenses, to the Up-MACRO Holding Trust or (2) entitled to receive all or a portion of the Up-MACRO Holding Trust's income, after the Up-MACRO Holding Trust has deducted a fixed number of basis points for the payment of its expenses and fees, based on its daily accrued income for each day during the preceding calendar quarter and the Closing Price for that day.

For the purpose of determining the underlying value at which Paired Holding Shares are redeemed or created, if the Closing Price on any New York Business Day exceeds its Starting Level, the Down-MACRO Holding Trust records a payment obligation payable to the Up-MACRO Holding Trust under the Income Distribution Agreement as a liability payable for that day. If the Closing Price is less than its Starting Level on any New York Business Day, the Down-MACRO Holding Trust records an asset receivable from the Up-MACRO Holding Trust under the Income Distribution Agreement. If the Closing Price equals its Starting Level, no accounting entry is recorded. For any day that is not a New York Business Day, the Closing Price from the last preceding New York Business Day is used to calculate the asset or liability under the Income Distribution Agreement for that day. The assets receivable and liabilities payable for each day by the Down-MACRO Holding Trust are netted in order to determine whether it will make a payment to, or be entitled to receive a payment from, the Up-MACRO Holding Trust on the quarterly distribution date, prior to distributing its income to its shareholders.

For the purpose of financial reporting, the Income Distribution Agreement constitutes a derivative contract. Accordingly, the Income Distribution Agreement is recorded in the financial statements at fair value, as determined by the Administrative Agent. As there is no market for the Income Distribution Agreement, and no such market is expected to develop, the Administrative Agent determines the fair value of the Income Distribution Agreement by reference to various inputs, including the contractual amount due to or from the other trust as well as the factors considered in the valuation of the settlement contracts as described above. The fair value of the Income Distribution Agreement as determined in good faith by the Administrative Agent could differ from the value that would have been determined had a market for the Income Distribution Agreement existed, and the differences could be material. The fair value of the Income Distribution Agreement held by the Down-MACRO Holding Trust as of March 31, 2008 and December 31, 2007 for financial reporting purposes was different from the value used to determine underlying value, as defined previously.

Fair Value

The Down-MACRO Holding Trust adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157"), effective January 1, 2008. In accordance with FAS 157, fair value is defined as the price that the Down-MACRO Holding Trust would receive upon selling the settlement contracts and income distribution agreement in a timely transaction to an independent buyer in the principal or most advantageous market of the investment. FAS 157 established a three-tier hierarchy to maximize the use of observable market data and minimize the use of unobservable inputs and to establish classification of fair value measurements for disclosure purposes. The three-tier hierarchy of inputs is summarized in the three broad Levels listed below.

•	Level 1 - quoted prices in active markets for identical investments
•	Level 2 - other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)
•	Level 3 - significant unobservable inputs (including the Down-MACRO Holding Trust’s own assumptions in determining the fair value of investments)

The following is a summary of the inputs used as of March 31, 2008 in valuing the Down-MACRO Holding Trust’s settlement contracts and income distribution agreement carried at value:

Level 1 - Quoted Prices	$-
Level 2 - Other Significant Observable Inputs	37,523,525
Level 3 - Significant Unobservable Inputs	-
Total	$37,523,525

Federal Income Taxes
The Down-MACRO Holding Trust is treated as a partnership for federal income tax purposes and, therefore, no provision for federal income taxes is required.

C.	Operating Expenses and Related Party Waivers

All operating expenses of the Down-MACRO Tradeable Trust are paid by the Down-MACRO Holding Trust. Because the Down-MACRO Tradeable Trust invests solely in the shares of the Down-MACRO Holding Trust, its investments are subject to the operating expenses charged by the Down-MACRO Holding Trust.

Operating expenses are deducted daily from the income earned by the Down-MACRO Holding Trust (and, if income is insufficient during any quarter, from the assets of the Down-MACRO Holding Trust) in an amount equal to the product of the trust's assets, including Treasuries and cash (but excluding the value of the settlement contracts and the Income Distribution Agreement) held by the Down-MACRO Holding Trust on each day (the "Down-MACRO Asset Amount") and (i) a rate of 160 basis points (one basis point equals 0.01%) per annum until the second anniversary of the formation of the Down-MACRO Holding Trust and (ii) a rate of 150 basis points per annum thereafter.

C1.	Related Party Expenses and Waivers

If actual operating expenses incurred by the Down-MACRO Holding Trust and the Down-MACRO Tradeable Trust exceed the applicable fee deduction annual rate of 160 or 150 basis points, MacroMarkets LLC and MACRO Financial, LLC have agreed to waive all or a portion of their respective fees. If, after the waiver, a shortfall remains, the Depositor will assume these expenses. To the extent there is a surplus, the Depositor is entitled to the excess.

During the period from January 1, 2007 through September 30, 2007, Claymore Securities, Inc. made all investment decisions for the Down-MACRO Holding Trust and beginning October 1, 2007 the investment decisions were made by MacroMarkets LLC. Pursuant to the Down-MACRO Holding Trust Agreement, the Down-MACRO Holding Trust pays MacroMarkets LLC (Claymore Securities, Inc. through September 30, 2007) a fee that accrues daily at an annualized rate of 0.35% of the Down-MACRO Asset Amount for acting as the Administrative Agent. The fees for the three months ended March 31, 2008 and 2007 were $37,158 and $21,195, respectively, of which $27,227 and $21,195 were waived.

The Down-MACRO Holding Trust pays (a) MacroMarkets LLC (i) in addition, a licensing fee for the use of its intellectual property related to the patented MACROs structure, which accrues daily at an annualized rate of 0.10% on the Down-MACRO Asset Amount, (ii) a structuring fee for structuring the product, which accrues at an annualized rate of 0.20% on the Down-MACRO Asset Amount and pays (b) MACRO Financial, LLC, an affiliate of MacroMarkets LLC, a marketing fee for acting as Marketing Agent for the trust, which accrues daily at an annualized rate of 0.10% of the Down-MACRO Asset Amount. Prior to August 17, 2007, Claymore Securities, Inc. also acted as marketing agent for the Trusts. The MacroMarkets LLC and MACRO Financial, LLC fees for acting in these capacities for the three months ended March 31, 2008 was $42,485, all of which were waived. The Claymore Securities, Inc. fees for acting in its capacity as administrative agent and marketing agent for the Trust for the three months ended March 31, 2007 was $24,223, which was also waived.

C2.	Trustee Fees

Pursuant to the Declaration of Down-MACRO Holding Trust, the Trustee receives a fee with respect to the services for the Down-MACRO Holding Trust an amount equal to the product of a per annum rate of 0.08% and the Down-MACRO Asset Amount on such day. During the Reporting Period, a minimum Trustee fee was charged to the Down-MACRO Holding Trust. Trustee fees for the three months ended March 31, 2008 and 2007 were $55,508 and $56,753, respectively. In addition, the Trustee receives a fee of $2,000 directly from the Authorized Participants in connection with each paired issuance or paired optional redemption.

State Street Bank and Trust Company, a Massachusetts trust company, as the successor to State Street Bank and Trust Company, is the "Custodian" of the Trust assets on behalf of the Down-MACRO Holding Trust.

D.	Distributions

The Trustee of the Down-MACRO Holding Trust will make quarterly and final distributions to each person who was a "Registered Owner", which is the depository or nominee thereof in which name the Down-MACRO Holding Shares are registered, on the record date that preceded such distribution date. The quarterly and final distributions will be made after all expenses of the Down-MACRO Holding Trust have been paid. The amount of the quarterly distributions may consist of interest and other income received on the debt securities issued by the U.S. government and repos, income received by the Down-MACRO Holding Trust under the Income Distribution Agreement, and all paid-in interest associated with any paired issuances. For the three months ended March 31, 2008 and 2007, the distributions were approximately $0.0187 and $0.1753 per share (after giving affect to the share split, described at Note E), respectively.

E.	Share Transactions

On October 2, 2007, the Depositor announced a three-for-one split of the MACROshares Oil Down Holding Shares. Each shareholder of record at the close of business on October 19, 2007 received two additional shares for every one share held on the record date. The payable date for the additional shares was October 22, 2007. Trading began on a split adjusted basis on October 23, 2007. The total number of authorized shares remains unlimited and the associated par value was reduced from $60 to $20 by this action. All references to the number of shares outstanding, contributed and redeemed in the Financial Statements and Notes to the Financial Statements for the three months ended March 31, 2007 have not been retroactively adjusted to give effect to the share split. The net income per share and weighted average shares outstanding disclosed in the Statements of Operations and the per share distribution amounts disclosed in the Statements of Changes in Shareholders’ Equity for the three months ended March 31, 2007 have been restated to give effect to the share split.

For the three months ended March 31, 2008 and 2007, 2,750,000 and 150,000, respectively, of the Down-Macro Holding Trust shares were created with the value of equity attributable to such shares at $28,475,418 and $9,286,993 with an underlying value of $13,654,959 and $9,909,000, respectively. The Down-MACRO Holding Trust receives, for each share issued, cash equal to the par value ($20 and $60, respectively) and the equalization amount. The increase/decrease in the contractual value of the settlement contracts resulting from creations results in the net increase in net assets per share on creations being equal to underlying value per share on the date of issuance. Similarly, the increase/decrease in the fair value of the settlement contracts and income distribution agreement from creations results in the net increase in net assets from creations for financial reporting purposes being equal to equity attributable to such shares on the date of issuance. Accordingly, such increase/decrease in fair value is included as part of the contributions/redemptions in the Statement of Changes in Shareholders' Equity. For the three months ended March 31, 2007, 400,000 of Down-MACRO Holding Trust shares were redeemed at the value of equity attributable to such shares of $23,975,958 with an underlying value of $26,014,000. There were no redemptions for the three months ended March 31, 2008.

F.	Indemnifications

Under the Down-MACRO Holding Trust's trust agreement and the Authorized Participant Agreement, the Depositor, the Trustee, NYMEX, the Authorized Participant and MacroMarkets LLC are indemnified by the Down-MACRO Holding Trust against any liability or expense that any of them may incur in connection with the service and licensing agreements into which they entered with the Down-MACRO Holding Trust that is not the result of gross negligence, bad faith, willful misconduct or reckless disregard on their part. The Down-MACRO Holding Trust's maximum exposure under these indemnification arrangements (as set forth in their respective trust agreements and certain licensing agreements) is unknown and dependent upon future claims that may be made against the Down-MACRO Holding Trust based on events that have not yet occurred. However, the Down-MACRO Holding Trust expects the risk of loss to be remote.

G.	Recent Accounting Pronouncements

In March 2008, Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161), was issued and is effective for fiscal years beginning after November 15, 2008. SFAS 161 requires enhanced disclosures to provide information about the reasons the Trusts invest in derivative instruments, the accounting treatment and the affect derivatives have on financial performance. Management is currently evaluating the impact the adoption of SFAS 161 will have on the Trust's financial statement disclosures.

H.	Concentration Risk

The Down-MACRO Holding Trust's performance at underlying value is determined by the daily Closing Price of NYMEX light sweet crude oil futures contracts. Therefore, the primary risk of loss to the Down-MACRO Holding Trust comes from fluctuations in the Closing Price of crude oil futures contracts. The minimum price level of crude oil futures for which the Down-MACRO Holding Trust can deliver investment returns at underlying value corresponding inversely to the change in price of such crude oil futures is equal to $0.00. (Conversely, the maximum price level of crude oil futures for which the Up-MACRO Holding Trust can deliver investment returns at underlying value corresponding to the change in price of such crude oil futures is equal to twice the starting value of $60, or $120). Also, the Down-MACRO Holding Trust is exposed to possible indemnification obligations, as described above. An additional risk comes from interest rate fluctuations, which affects the total amount of income earned by the Paired Holding Trusts. In addition, State Street Bank and Trust Company holds 100% of the cash and cash equivalents on deposit. There are risks in terms of exposure to State Street Bank and Trust Company in that the Down-MACRO Holding Trust may potentially lose all or a portion the cash that is held at State Street Bank and Trust Company.

I.	Termination of the Trust

The Down-MACRO Holding Trust was scheduled to be terminated in December of 2026. On such date, the holders of any Down-MACRO Holding Shares which remain outstanding will receive the net assets of the Down-MACRO Holding Trust after the settlement and termination of all outstanding Settlement Contracts in the same manner as such contracts would be settled and terminated in connection with any Paired Optional Redemption. The Income Distribution Agreement will also be terminated on this date, but no settlement obligations will be due thereunder.

Additional termination events of the Down-MACRO Holding Trust consist of (i) any event in which any of the Paired Holding Trusts or the Tradeable Trusts (collectively, the "MACRO Trusts") become insolvent or bankrupt; (ii) any of the MACRO Trusts become required to register as "investment companies" under the Investment Company Act of 1940, as amended; (iii) the MACRO Trusts are prohibited from using, or NYMEX or the applicable substitute oil price provider does not establish, a settlement price for light sweet crude oil futures or the applicable substitute reference oil price for five consecutive New York Business Days and no other substitute oil benchmark is identified and approved by the shareholders and/or the Depositor is unable to negotiate a licensing arrangement with any such substitute oil price provider; (iv) the Closing Price falls to only 15% of its Starting Level (at which Closing Price the Down-MACRO Holding Trust would be entitled to receive all but 15% of the Up-MACRO Holding Trust's assets) or the Closing Price rises to a level that is equal to 185% of its Starting Level (at which Closing Price the Down-MACRO Holding Trust would be entitled to retain only 15% of its own assets under the Settlement Contracts); (v) the reduction of the funds on deposit in either of the Paired Holding Trusts to an amount below $10 million U.S. dollars; and (vi) the amount of cash and U.S. government securities on deposit in the Up-MACRO Holding Trust or the Down-MACRO Holding Trust is reduced to $50 million or less after previously reaching an amount equal to $200 million or more, or the failure on the part of the Paired Holding Trusts to each hold cash and U.S. government securities in an amount equal to at least $200 million after six months or more have elapsed since the commencement of operations and the Depositor elects to terminate the Paired Holding Trusts.

In the case of each of these termination events, including the event described in clause (iv) above, the Settlement Contracts would settle on the next distribution date on the basis of the Closing Price on the last New York Business Day that preceded that distribution date, which may be different from the Closing Price at the time when the termination event occurred.

J.	Subsequent Events

On April 16, 2008, a termination trigger occurred under the trust agreements for the Paired Holding Trusts and the related Tradeable Trusts. Pursuant to Section 11.1 (a)(ii) of the trust agreement for the Down-MACRO Holding Shares and the trust agreement for the Down-MACRO Tradeable Shares, a termination trigger will occur if the Applicable Reference Price of Crude Oil rises to or above $111.00 or falls to or below $9.00, and, in either case, the Applicable Reference Price of Crude Oil remains at that level for three (3) consecutive Price Determination Days. The NYMEX light sweet crude oil futures contract for June closed at $114.36 on Wednesday, April 16th at 2:30 pm. This marked the third consecutive Price Determination Date that the Applicable Reference Price of Crude Oil closed at or above $111.00. A “Price Determination Date” is any day on which the Applicable Reference Price of Crude Oil is established based upon trading of the NYMEX light crude oil futures contract by open outcry on the facilities of NYMEX.

The trust agreements provide that, following the occurrence of a termination trigger, the next scheduled distribution date will be an “Early Termination Date” on which all outstanding Down-MACRO Holding Shares and Down-MACRO Tradeable Shares will be redeemed at their Per Share Underlying Value on the last Price Determination Date preceding such Early Termination Date.

The next scheduled distribution date for the Down-MACRO Holding Shares and the Down-MACRO Tradeable Shares is June 26, 2008, which will be the Early Termination Date. The last day of trading for the Down-MACRO Tradeable Shares on AMEX will be June 25, 2008.

On July 3, 2008, a final distribution will be made on the Down-MACRO Holding and Tradeable Shares to the holders of record of those shares as of June 30, 2008. This final distribution will be equal to the Per Share Underlying Value of the Down-MACRO Holding and Tradeable Shares as of the last Price Determination Date preceding the Early Termination Date. The last Price Determination Date will be June 25, 2008.

Authorized Participants may continue to direct paired issuance and paired optional redemptions of MacroShares until June 25, 2008.

Interim Financial Statements for MACROshares Oil Down Tradeable Trust (Unaudited)

MACROshares Oil Down Tradeable Trust
Consolidated Statements of Financial Condition
January 1, 2008 and March 31, 2008 (Unaudited)

	March 31, 2008	December 31, 2007

Assets
Cash and cash equivalents	$79,309,575	$30,262,629
Receivable for:
Shares sold	5,999,445	-
Interest	9,866	9,647
Total assets	$85,318,886	$30,272,276

Liabilities and Shareholders’ Equity
Settlement contracts and income distribution agreement with the Up-MACRO Holding Trust	$37,523,525	$15,020,152
Operating expenses payable	128,344	111,975
Distributions payable to shareholders	73,849	77,161

Total liabilities	37,725,718	15,209,288

Shareholders’ Equity
Equity attributable to Down-MACRO Tradeable Shares, $20 par value, unlimited amount authorized, ,250,000 and 1,500,000 issued and outstanding at March 31, 2008 and December 31, 2007, respectively	47,593,168	15,062,988
Total Shareholders’ Equity	47,593,168	15,062,988

Total Liabilities and Shareholders’ Equity	$85,318,886	$30,272,276

See notes to the unaudited consolidated financial statements

MACROshares Oil Down Tradeable Trust
Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended March 31, 2008	For the Three Months Ended March 31, 2007

Investment Income
Interest	$234,952	$302,250
Total investment income	234,952	302,250

Expenses
Operating expenses	173,029	96,892

Net investment income	61,923	205,358

Realized and Unrealized Gain (Loss)
Net increase in unrealized appreciation (depreciation) on settlement contracts and income distribution agreement	4,142,470	(2,260,136)
Net realized gain (loss) on settlement Contracts and income distribution agreement	(75,782)	880,000
Net realized and unrealized gain (loss)	4,066,688	(1,380,136)

Net income (loss)	$4,128,611	$(1,174,778)

Net income (loss) per share - See Note E	$1.94	$(0.99)

Weighted average shares outstanding - See Note E	2,131,868	1,188,291

See notes to the unaudited consolidated financial statements

MACROshares Oil Down Tradeable Trust
Consolidated Statements of Changes in Shareholders’ Equity (Unaudited)

	For the Three Months Ended March 31, 2008	For the Three Months Ended March 31, 2007

Shareholders’ Equity, beginning of period	$15,062,988	$31,223,033

Contributions	28,475,418	9,286,993
Distributions - $0.0187 (2008) and $0.1753 (2007) per share	(73,849)	(157,771)
Redemptions	-	(23,975,958)
Net income	4,128,611	(1,174,778)

Shareholders’ Equity, end of period	$47,593,168	$15,201,519

Share Activity

Shares outstanding, beginning of period	1,500,000	550,000

Contributions	2,750,000	150,000
Redemptions	-	(400,000)

Shares outstanding, end of period	4,250,000	300,000

See notes to the unaudited consolidated financial statements

MACROshares Oil Down Tradeable Trust
Consolidated Statement of Cash Flows (Unaudited)

	For the Three Months Ended March 31, 2008	For the Three Months Ended March 31, 2007

Cash flows from operating activities:
	$4,128,611	$(1,174,778)
Net income (loss)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Net unrealized (appreciation) depreciation on settlement contracts and Income distribution agreement	(4,142,470)	3,042,549
Increase (decrease) in operating assets and liabilities:
Interest receivable	(219)	10,187
Operating expenses payable	16,369	89,073

Net cash (used in) provided by operations	2,291	1,967,031

Cash flows from financing activities:

Contributions	49,212,816	9,286,993
Redemptions	-	(26,014,000)
Distributions	(77,161)	(81,860)

Net cash (used in) provided by financing activities	49,044,655	(16,808,867)

Net increase (decrease) in cash and cash equivalents	49,046,946	(14,841,836)

Cash and cash equivalents, beginning of year	30,262,629	33,118,800
Cash and cash equivalents, end of year	$79,309,575	$18,276,964

See notes to the unaudited consolidated financial statements

MACROshares Oil Down Tradeable Trust
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
as of March 31, 2008

A.	Organization

MACRO Securities Depositor, LLC (the "Depositor"), a Delaware limited liability company with MacroMarkets LLC and Claymore Group Inc. (collectively referred to as "Related Party") as its only two members, formed the Claymore MACROshares Oil Down Tradeable Trust (the "Down-MACRO Tradeable Trust"), the Claymore MACROshares Oil Up Tradeable Trust (the "Up-MACRO Tradeable Trust"), the Claymore MACROshares Oil Down Holding Trust (the "Down-MACRO Holding Trust" or “the Trust”) and the Claymore MACROshares Oil Up Holding Trust (the "Up-MACRO Holding Trust"). Each of the trusts was formed under the laws of the State of New York on November 15, 2006.

On August 17, 2007, MacroMarkets LLC and Claymore Group, Inc. entered into a binding agreement pursuant to which (i) Claymore Securities, Inc., a wholly-owned subsidiary of Claymore Group Inc., (A) resigned as a Marketing Agent for the Down-MACRO Tradeable Shares, effective August 17, 2007, with MACRO Financial, LLC, which was acting as an additional Marketing Agent for the Down-MACRO Tradeable shares, assuming all of Claymore Securities, Inc.’s duties as Marketing Agent and (B) resigned as the administrative agent for the Down-MACRO Tradeable Trust, effective September 30, 2007, (ii) Claymore Group Inc. sold its equity interest in MACRO Securities Depositor, LLC to MacroMarkets LLC on August 18, 2007 and (iii) the Claymore MACROshares Oil Down-Tradeable Trust and Claymore MACROshares Oil Down-Tradeable Shares were renamed the “MACROshares Oil Down-Tradeable Trust” and the “MACROshares Oil Down-Tradeable Shares”, respectively. MacroMarkets LLC was appointed as the successor Administrative Agent and accepted such appointment pursuant to the Third Amended and Restated Trust Agreement for the Down-MACRO Tradeable Shares, dated as of October 1, 2007, and entered into among the Trustee, MacroMarkets LLC, as Administrative Agent, MACRO Securities Depositor, LLC, as Depositor and MACRO Financial, LLC, as Marketing Agent. (See Note J)

The Down-MACRO Holding Trust and the Up-MACRO Holding Trust are referred to as "Paired Holding Trusts". The descriptions of the Paired Holding Trusts in these notes reflect the trust agreements as amended on October 1, 2007. Operations of the Down-MACRO Holding Trust and Down-MACRO Tradeable Trust commenced on November 29, 2006. No creations or other activity occurred between November 24, 2006 and the commencement date. Each of the Paired Holding Trusts issues shares (which are referred to, respectively, as "Down-MACRO Holding Shares" and "Up-MACRO Holding Shares" and, collectively, as "Paired Holding Shares") in minimum aggregations called "MACRO Units," each of which consists of 50,000 Down-MACRO Holding Shares and 50,000 Up-MACRO Holding Shares. The objective of the Paired Holding Trusts is, in the case of the Down-MACRO Holding Trust, to provide investors with investment returns that correspond inversely with changes in the price of NYMEX crude oil futures contracts within the range from (i) zero to (ii) twice the starting level of $60 (the "Starting Level") and, in the case of the Down-MACRO Tradeable Trust, to provide investors with investment returns that correspond with the price of NYMEX crude oil futures within the range from (i) zero to (ii) twice the Starting Level. The Starting Level was $60, therefore the price range within which the Paired Holding Trusts are expected to provide a return to both of the Paired Holding Shares is $0 to $120. There can be no assurance that the Paired Holding Trusts will achieve their investment objective.

The Depositor, State Street Bank and Trust Company, as trustee (in such capacity, the "Trustee"), MacroMarkets LLC, as administrative agent and MACRO Financial, LLC as marketing agent (in such capacities, the "Administrative Agent" and the "Marketing Agent"), respectively, have entered into trust agreements that govern the activities of the Down-MACRO Tradeable Trust and the Down-MACRO Holding Trust and specify the terms of the shares issued by the Down-MACRO Tradeable Trust (the "Down-MACRO Tradeable Shares") and the Down-MACRO Holding Shares, respectively. The Down-MACRO Tradeable Trust issues the Down-MACRO Tradeable Shares on a continuous basis in exchange for deposits of Down-MACRO Holding Shares. Down-MACRO Tradeable Shares are only issued or exchanged for the underlying Down-MACRO Holding Shares in connection with the deposit of Down-MACRO Holding Shares into the Down-MACRO Tradeable Trust or the withdrawal of Down-MACRO Holding Shares from the Down-MACRO Tradeable Trust. One Down-MACRO Tradeable Share is issued for each Down-MACRO Holding Share deposited into the Down-MACRO Tradeable Trust. The per share "underlying value" of one Down-MACRO Tradeable Share is always equal to the underlying value of one Down-MACRO Holding Share. The underlying value of the Down-MACRO Holding Trust's shares represents that portion of the proceeds of the assets of the Down-MACRO Holding Trust that would be distributed in conjunction with a redemption and as a final distribution upon termination if the Paired Holding Trusts were to settle the settlement contracts and the Down-MACRO Holding Trust were to make a final distribution on the Down-MACRO Holding Shares. The Down-MACRO Tradeable Trust would pass through such final distribution to holders of Down-MACRO Tradeable Shares. The underlying value per share of the Down-MACRO Holding Trust at March 31, 2008 was $6.14 and at December 31, 2007 was $8.01. Paired Holding Shares are only created and redeemed, and Down-MACRO Tradeable Shares are only created and exchanged, through entities who are banks, broker-dealers or other participant members of The Depository Trust Company ("DTC") who have executed a contract with the Trustee and the Administrative Agent ("Authorized Participants"). Each Down-MACRO Tradeable Share represents an undivided beneficial interest in the pool of Down-MACRO Holding Shares deposited in the Down-MACRO Tradeable Trust. Issuances and redemptions of Down-MACRO Holding Shares and Down-MACRO Tradeable Shares are reflected in these financial statements at the value of the equity attributable to such shares at time of issuance or redemption, based on accounting principles generally accepted in the United States of America ("GAAP"), which may differ from underlying value.

The assets of the Down-MACRO Tradeable Trust consist solely of the Down-MACRO Holding Shares on deposit from time to time therein. The Down-MACRO Tradeable Trust shares trade on the American Stock Exchange ("AMEX"), at negotiated prices, during "New York Business Days" (any day on which stock exchanges and New York money center banks are open for business). The market price of the Down-MACRO Tradeable Shares may diverge from the closing per share underlying value of the Down-MACRO Tradeable Trust. Based on market demand the Down-MACRO Tradeable Shares may trade at a premium or a discount to their per share underlying value.

The assets of the Down-MACRO Holding Trust consist of cash, government securities, repurchase agreements collateralized by U.S. government securities and OTC derivative instruments entered into between the Paired Holding Trusts. These derivative instruments consist of "Settlement Contracts" which provide that the Down-MACRO Holding Trust is entitled to receive from, or is required to make to, the Up-MACRO Holding Trust a payment at the termination of each of these contracts in an amount that reflects the price change between the settlement price of NYMEX crude oil futures contracts (the "Closing Price") at the time when the Settlement Contracts are terminated and the Starting Level of that price on November 29, 2006. The NYMEX crude oil futures contracts that are referenced by the Paired Holding Trusts are (i) futures contracts that mature during the next calendar month succeeding the current month for any date of determination occurring on or after the first day of the current month up to but excluding the 11th New York Business Day of that month and (ii) futures contracts that mature during the second calendar month succeeding the current calendar month for any date of determination occurring on or after such 11th New York Business Day (provided that the switch out of next month's contract to the succeeding month's contract may not take place later than the 17th day of each month).

For purposes of determining the underlying value at which Paired Holding Shares are redeemed or created, as defined in the Down-MACRO Holding Trust Agreement, each Settlement Contract is valued on each New York Business Day at the Closing Price and the resulting percentage change in the Closing Price from the Starting Level. The performance obligations of the Paired Holding Trusts to each other under the Settlement Contracts are 100% collateralized by cash, U.S. government securities and repurchase agreements backed by U.S. government securities that are held in each of the Paired Holding Trusts. The Down-MACRO Holding Trust's obligations are not leveraged and the trust realizes capital gains or losses only when a Settlement Contract is terminated in connection with a paired optional redemption, an early termination or the final scheduled termination of the Paired Holding Trusts.

The "Income Distribution Agreement" entered into between the Paired Holding Trusts is the means for allocating between the Paired Holding Trusts the daily income accrual on the U.S. government securities and other assets on deposit in the trusts, net of expenses. Under the Income Distribution Agreement, the Down-MACRO Holding Trust is obligated to pay a portion of its income to the Up-MACRO Holding Trust or entitled to receive a portion of the Up-MACRO Holding Trust's income, based on the percentage change of the Closing Price and the Starting Level on each day of the calendar quarter between distribution dates. The Down-MACRO Holding Trust's daily income for the purposes of determining underlying value recorded under the Income Distribution Agreement reflects either an asset receivable due it or a liability payable by it, based upon the difference in the daily value of the Closing Price and its Starting Level. A payment is made by one of the Paired Holding Trusts to the other on each quarterly distribution date and the Down-MACRO Holding Trust then distributes its remaining income (if it had to make a payment under the Income Distribution Agreement) or all of its income and a portion of the income it received from the Up-MACRO Holding Trust (if it received a payment under the Income Distribution Agreement) as a quarterly distribution to its shareholders on or immediately following such quarterly distribution date.

If the Up-MACRO Holding Trust has no available income on any distribution date, then it will not make any payment under the Income Distribution Agreement that it may otherwise have been required to make to the Down-MACRO Holding Trust. Similarly, if on any distribution date the proceeds of the treasuries in the Down-MACRO Holding Trust minus its fee deduction amount are equal to or less than the Down-MACRO aggregate par amount, then the Down-MACRO Holding Trust will not have any available income and it will not make any payment under the Income Distribution Agreement that it may otherwise have been required to make to the Up-MACRO Holding Trust on that distribution date. If either of the paired holding trusts fails to make a payment under the Income Distribution Agreement on any distribution date because it does not have any available income, that trust will not be required to make up that payment on any subsequent distribution date, even if it has funds available to do so.

If on any distribution date the Up-MACRO Holding Trust does not have any available income and does not receive any available income from the Down-MACRO Holding Trust, it will not make any quarterly distribution to its shareholders on that distribution date.

From March 18, 2008 through March 31, 2008, market interest rates on securities permitted to be owned by the Trust declined below the fee deduction amount charged by the Trust. Accordingly, the ability of the Trust to make future distributions to investors will be affected, and possibly deferred, until such time as market interest rates exceed the fee deduction amount.

B.	Significant Accounting Policies

The following is a summary of the significant accounting policies that are consistently followed by the Down-MACRO Tradeable Trust in the preparation of its financial statements.

Basis of Accounting

The policies are in conformity with GAAP. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the periods presented in the accompanying financial statements (the "Reporting Periods"). Actual results could differ from those estimates.

Under GAAP, U.S. government securities and repurchase agreements are accounted for on a trade date basis. Interest income, adjusted for the amortization of premium and accretion of discounts is earned from settlement date and is recorded on an accrual basis. Expenses are recorded on an accrual basis as incurred.

Consolidation

The consolidated financial statements include the accounts of the Down-MACRO Tradeable Trust and the Down-MACRO Holding Trust. Throughout the period, the Tradeable Trust has owned all of the issued and outstanding shares of the Holding Trust; accordingly, no minority interest in earnings has been recorded. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Down-MACRO Holding Trust considers all highly liquid investments with original maturities of less than 90 days to be cash equivalents.

The Down-MACRO Holding Trust invests in debt securities issued by the U.S. government and repurchase agreements (or "repos") collateralized by U.S. government securities, which have, in each case, remaining maturities or terms of less than ninety (90) days. The Down-MACRO Holding Trust may enter into repurchase agreements with banks and broker-dealers whereby the Down-MACRO Holding Trust acquires a U.S. debt security for cash and obtains a simultaneous commitment from the seller to repurchase the security at an agreed upon price and date. The Down-MACRO Holding Trust, through its custodian, takes possession of securities that are used as collateral. In connection with transactions in repos, if the seller defaults or enters into insolvency proceedings and the value of the collateral declines, recovery of cash by the Down-MACRO Holding Trust may be delayed or limited. The U.S. government securities and repos are valued at amortized cost, which approximates market value.

The Settlement Contracts

Upon each issuance of Down-MACRO Holding Shares as part of a MACRO Unit in a Paired Subsequent Issuance, the Down-MACRO Holding Trust enters into a new Settlement Contract with the Up-MACRO Holding Trust. For each New York Business Day, the Paired Optional Redemptions and Paired Subsequent Issuances ordered on that day are netted for purposes of determining how many Settlement Contracts need to be entered into or terminated on that day; however, one Settlement Contract must always be outstanding for one MACRO Unit of outstanding Paired Holding Shares. Under the Settlement Contracts, the Down-MACRO Holding Trust is either (1) required to deliver all or a portion of its assets (held in the form of cash, government securities and repos) to the Up-MACRO Holding Trust or (2) entitled to receive all or a portion of the assets (held in the form of the same types of assets) of the Up-MACRO Holding Trust. The settlement payments made or received pursuant to the Settlement Contracts are based on the difference between the Closing Price and its Starting Level on the day on which a redemption order for Paired Holding Shares is delivered to the Administrative Agent. The final distribution on the Down-MACRO Holding Shares depends upon the settlement payment that the Down-MACRO Holding Trust will either be required to make or be entitled to receive under the Settlement Contracts when such contracts are settled in connection with Paired Optional Redemptions, early terminations or the final scheduled termination of the Down-MACRO Holding Trust.

The settlement obligations of the Paired Holding Trusts under the Settlement Contracts are fully supported by the cash, government securities and repos held by each trust.

For the purpose of determining the underlying value at which Paired Holding Shares are redeemed or created, each daily recording of the difference between the Closing Price and the Starting Level is referred to as the daily calculation of the amount due to or from the Down-MACRO Holding Trust under the Settlement Contract. If the Closing Price exceeds its Starting Level, a liability is recorded as being due to the Up-MACRO Holding Trust under the Settlement Contracts. If the Closing Price is less than its Starting Level, an asset receivable from the Up-MACRO Holding Trust is recorded under the Settlement Contracts. If the Closing Price equals its Starting Level, no accounting entry is recorded.

For the purpose of financial reporting, the settlement contracts constitute derivative contracts. Accordingly, the settlement contracts are recorded in the consolidated financial statements at fair value, as determined by the Administrative Agent. As there is no market for the settlement contracts, and no such market is expected to develop, the Administrative Agent determines the fair value of the settlement contracts by reference to various inputs, including the contractual amount due to or from the other trust, applicable market indices, and the prices of transactions in Down-MACRO Tradeable Shares on the AMEX. The fair value of the settlement contracts as determined in good faith by the Administrative Agent could differ from the value that would have been determined had a market for the settlement contracts existed, and the differences could be material. The fair value of the settlement contracts held by the Down-MACRO Holding Trust as of March 31, 2008 and December 31, 2007 and on various creation and redemption dates during the Reporting Periods for financial reporting purposes was different from the value used to determine underlying value, as defined previously.

Income Distribution Agreement

Under the Income Distribution Agreement with the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, on each quarterly distribution date, is either (1) required to pay all or a portion of its income from its government securities and repos, after deduction of a fixed number of basis points (a basis point being 1/100 of one percent) for the payment of fees and expenses, to the Up-MACRO Holding Trust or (2) entitled to receive all or a portion of the Up-MACRO Holding Trust's income, after the Up-MACRO Holding Trust has deducted a fixed number of basis points for the payment of its expenses and fees, based on its daily accrued income for each day during the preceding calendar quarter and the Closing Price for that day.

For the purpose of determining the underlying value at which Paired Holding Shares are redeemed or created, if the Closing Price on any New York Business Day exceeds its Starting Level, the Down-MACRO Holding Trust records a payment obligation payable to the Up-MACRO Holding Trust under the Income Distribution Agreement as a liability payable for that day. If the Closing Price is less than its Starting Level on any New York Business Day, the Down-MACRO Holding Trust records an asset receivable from the Up-MACRO Holding Trust under the Income Distribution Agreement. If the Closing Price equals its Starting Level, no accounting entry is recorded. For any day that is not a New York Business Day, the Closing Price from the last preceding New York Business Day is used to calculate the asset or liability under the Income Distribution Agreement for that day. The assets receivable and liabilities payable for each day by the Down-MACRO Holding Trust are netted in order to determine whether it will make a payment to, or be entitled to receive a payment from, the Up-MACRO Holding Trust on the quarterly distribution date, prior to distributing its income to its shareholders.

For the purpose of financial reporting, the Income Distribution Agreement constitutes a derivative contract. Accordingly, the Income Distribution Agreement is recorded in the consolidated financial statements at fair value, as determined by the Administrative Agent. As there is no market for the Income Distribution Agreement, and no such market is expected to develop, the Administrative Agent determines the fair value of the Income Distribution Agreement by reference to various inputs, including the contractual amount due to or from the other trust as well as the factors considered in the valuation of the settlement contracts as described above. The fair value of the Income Distribution Agreement as determined in good faith by the Administrative Agent could differ from the value that would have been determined had a market for the Income Distribution Agreement existed, and the differences could be material. The fair value of the Income Distribution Agreement held by the Down-MACRO Holding Trust as of March 31, 2008 and December 31, 2007 for financial reporting purposes was different from the value used to determine underlying value, as defined previously.

Fair Value

The Down-MACRO Tradeable Trust adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157"), effective January 1, 2008. In accordance with FAS 157, fair value is defined as the price that the Down-MACRO Tradeable Trust would receive upon selling the settlement contracts and income distribution agreement in a timely transaction to an independent buyer in the principal or most advantageous market of the investment. FAS 157 established a three-tier hierarchy to maximize the use of observable market data and minimize the use of unobservable inputs and to establish classification of fair value measurements for disclosure purposes. The three-tier hierarchy of inputs is summarized in the three broad Levels listed below.

•	Level 1 - quoted prices in active markets for identical investments
•	Level 2 - other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)
•	Level 3 - significant unobservable inputs (including the Down-MACRO Tradeable Trust’s own assumptions in determining the fair value of investments)

The following is a summary of the inputs used as of March 31, 2008 in valuing the Down-MACRO Tradeable Trust’s settlement contracts and income distribution agreement carried at value:

Level 1 - Quoted Prices	$-
Level 2 - Other Significant Observable Inputs	37,523,525
Level 3 - Significant Unobservable Inputs	-
Total	$37,523,525

Federal Income Taxes

The Down-MACRO Tradeable Trust and the Down-MACRO Holding Trust are treated as partnerships for federal income tax purposes and, therefore, no provision for federal income taxes is required.

C.	Operating Expenses and Related Party Waivers

All operating expenses of the Down-MACRO Tradeable Trust are paid by the Down-MACRO Holding Trust. Because the Down-MACRO Tradeable Trust invests solely in the shares of the Down-MACRO Holding Trust, its investments are subject to the operating expenses charged by the Down-MACRO Holding Trust.

Operating expenses are deducted daily from the income earned by the Down-MACRO Holding Trust (and, if income is insufficient during any quarter, from the assets of the Down-MACRO Holding Trust) in an amount equal to the product of the trust's assets, including Treasuries and cash (but excluding the value of the settlement contracts and the Income Distribution Agreement) held by the Down-MACRO Holding Trust on each day (the "Down-MACRO Asset Amount") and (i) a rate of 160 basis points (one basis point equals 0.01%) per annum until the second anniversary of the formation of the Down-MACRO Holding Trust and (ii) a rate of 150 basis points per annum thereafter.

C1.	Related Party Expenses and Waivers

If actual operating expenses incurred by the Down-MACRO Holding Trust and the Down-MACRO Tradeable Trust exceed the applicable fee deduction annual rate of 160 or 150 basis points, MacroMarkets LLC and MACRO Financial, LLC have agreed to waive all or a portion of their respective fees. If, after the waiver, a shortfall remains, the Depositor will assume these expenses. To the extent there is a surplus, the Depositor is entitled to the excess.

During the period from January 1, 2007 through September 30, 2007, Claymore Securities, Inc. made all investment decisions for the Down-MACRO Holding Trust and beginning October 1, 2007 the investment decisions were made by MacroMarkets LLC. Pursuant to the Down-MACRO Holding Trust Agreement, the Down-MACRO Holding Trust pays MacroMarkets LLC (Claymore Securities, Inc. through September 30, 2007) a fee which accrues daily at an annualized rate of 0.35% of the Down-MACRO Asset Amount for acting as the Administrative Agent. The fees for the three months ended March 31, 2008 and 2007 were $37,158 and $21,195, respectively, of which $27,227 and $21,195 were waived.

The Down-MACRO Holding Trust pays (a) MacroMarkets LLC, in addition, (i) a licensing fee for the use of its intellectual property related to the patented MACROs structure, which accrues daily at an annualized rate of 0.10% on the Down-MACRO Asset Amount, (ii) a structuring fee for structuring the product, which accrues at an annualized rate of 0.20% on the Down-MACRO Asset Amount and pays (b) MACRO Financial, LLC, an affiliate of MacroMarkets LLC, a marketing fee for acting as Marketing Agent for the trust, which accrues daily at an annualized rate of 0.10% of the Down-MACRO Asset Amount. Prior to August 17, 2007, Claymore Securities, Inc. also acted as marketing agent for the Trusts. The MacroMarkets LLC and MACRO Financial, LLC fees for acting in these capacities for the three months ended March 31, 2008 was $42,485, all of which were waived. The Claymore Securities, Inc. fees for acting in its capacity as administrative agent and marketing agent of the Trust for the three months ended March 31, 2007 was $24,223, which was also waived.

C2.	Trustee Fees

Pursuant to the Declaration of Down-MACRO Holding Trust, the Trustee receives a fee with respect to the services for the Down-MACRO Holding Trust an amount equal to the product of a per annum rate of 0.08% and the Down-MACRO Asset Amount on such day. During the Reporting Periods, a minimum Trustee fee was charged to the Down- MACRO Holding Trust. Trustee fees for the three months ended March 31, 2008 and 2007 were $55,508 and $56,753, respectively. In addition, the Trustee receives a fee of $2,000 directly from the Authorized Participants in connection with each paired issuance or paired optional redemption.

State Street Bank and Trust Company, a Massachusetts trust company, as the successor to Investors Bank & Trust Company, is the "Custodian" of the Trust assets on behalf of the Down-MACRO Holding Trust.

D.	Distributions

The Down-MACRO Tradeable Trust passes through each quarterly and final distributions it receives on the Down-MACRO Holding Shares it holds on deposit on the date of receipt thereof to each person who was a "Registered Owner", which is the depository or nominee thereof in which name the Down-MACRO Tradeable Shares are registered, on the record date that preceded such distribution date. For the three months ended March 31, 2008 and 2007, the distributions were approximately $0.0187 and $0.1753 per share (after giving effect to the share split described at Note E), respectively.

E.	Share Transactions

On October 2, 2007, the Depositor announced a three-for-one split of the MACROshares Oil Down Tradeable Shares. Each shareholder of record at the close of business on October 19, 2007 received two additional shares for every one share held on the record date. The payable date for the additional shares was October 22, 2007. Trading began on a split adjusted basis on October 23, 2007. The total number of authorized shares remains unlimited and the associated par value was reduced from $60 to $20 by this action. All references to the number of shares outstanding, contributed and redeemed in the Consolidated Financial Statements and Notes to the Consolidated Financial Statements for the three months ended March 31, 2007 have not been retroactively adjusted to give effect to the share split. The net income per share and weighted average shares outstanding disclosed in the Consolidated Statements of Operations and the per share distribution amounts disclosed in the Consolidated Statements of Changes in Shareholders’ Equity for the three months ended March 31, 2007 have been restated to give effect to the share split.

For the three months ended March 31, 2008 and 2007, 2,750,000 and 150,000, respectively, of the Down-Macro Holding Trust shares were created with the value of equity attributable to such shares at $28,475,418 and $9,286,993 with an underlying value of $13,654,959 and $9,909,000, respectively. The Down-MACRO Holding Trust receives, for each share issued, cash equal to the par value ($20 and $60, respectively) and the equalization amount. The increase/decrease in the contractual value of the settlement contracts resulting from creations results in the net increase in net assets per share on creations being equal to underlying value per share on the date of issuance. Similarly, the increase/decrease in the fair value of the settlement contracts and income distribution agreement from creations results in the net increase in net assets from creations for financial reporting purposes being equal to equity attributable to such shares on the date of issuance. Accordingly, such increase/decrease in fair value is included as part of the contributions/redemptions in the Consolidated Statement of Changes in Shareholders' Equity. For the three months ended March 31, 2007, 400,000 of Down-MACRO Holding Trust shares were redeemed at the value of equity attributable to such shares of $23,975,958 with an underlying value of $26,014,000. There were no redemptions for the three months ended March 31, 2008.

F.	Indemnifications

Under the Down-MACRO Holding Trust's and the Down-MACRO Tradeable Trust's trust agreement and under the Authorized Participant Agreement, the Depositor, the Trustee, NYMEX, the Authorized Participants and MacroMarkets LLC are indemnified by the Down-MACRO Holding Trust and the Down-MACRO Tradeable Trust against any liability or expense that any of them may incur in connection with the service and licensing agreements into which they entered with the Down-MACRO Holding Trust and Down-MACRO Tradeable Trust that is not the result of gross negligence, bad faith, willful misconduct or reckless disregard on their part. The Down-MACRO Holding Trust's and the Down-MACRO Tradeable Trust's maximum exposure under these indemnification arrangements (as set forth in their respective trust agreements and certain licensing agreements) is unknown and dependent upon future claims that may be made against the Down-MACRO Holding Trust and the Down-MACRO Tradeable Trust based on events that have not yet occurred. However, the Down-MACRO Tradeable Trust expects the risk of loss to be remote.

G.	Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, “ Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“ SFAS 160” ). SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. An ownership interest in subsidiaries held by parties other than the parent should be presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. SFAS 160 requires that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary should be accounted for similarly as equity transactions. When a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary should be initially measured at fair value, with any gain or loss recognized in earnings. SFAS 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interests. SFAS 160 is effective for fiscal years (including interim periods within those fiscal years) beginning on or after December 15, 2008. Earlier adoption is prohibited. The statement shall be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirement which shall be applied retrospectively for all periods presented. The Trust is currently evaluating the impact SFAS 160 will have on its consolidated financial statements.

In December 2007, the FASB ratified EITF Issue No. 07-01, “Accounting for Collaborative Arrangements” (“ EITF 07-01” ) . EITF 07-01 defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. EITF 07-01 also establishes the appropriate income statement presentation and classification for joint operating activities and payments between participants, as well as the sufficiency of the disclosures related to these arrangements. EITF 07-01 is effective for fiscal years beginning after December 15, 2008. The Trust is currently evaluating the impact EITF 07-01 will have on its consolidated financial statements.

In March 2008, Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161), was issued and is effective for fiscal years beginning after November 15, 2008. SFAS 161 requires enhanced disclosures to provide information about the reasons the Trusts invest in derivative instruments, the accounting treatment and the affect derivatives have on financial performance. Management is currently evaluating the impact the adoption of SFAS 161 will have on the Trust's financial statement disclosures.

H.	Concentration Risk

The Down-MACRO Tradeable Trust invests solely in the Down-MACRO Holding Trust. The Down-MACRO Holding Trust's performance at underlying value is determined by the daily Closing Price of NYMEX light sweet crude oil futures contracts. Therefore, the primary risk of loss to the Down-MACRO Holding Trust comes from fluctuations in the Closing Price of crude oil futures contracts. The minimum price level of crude oil futures for which the Down-MACRO Holding Trust can deliver investment returns at underlying value corresponding inversely to the change in price of such crude oil futures is equal to $0.00. (Conversely, the maximum price level of crude oil futures for which the Up-MACRO Holding Trust can deliver investment returns at underlying value corresponding to the change in price of such crude oil futures is equal to twice the starting level of $60 or $120) Also, the Down-MACRO Holding Trust and the Down-MACRO Tradeable Trust are exposed to possible indemnification obligations, as described above. An additional risk comes from interest rate fluctuations, which affects the total amount of income earned by the Paired Holding Trusts. In addition, State Street and Trust Company holds 100% of the cash and cash equivalents on deposit. There are risks in terms of exposure to State Street Bank and Trust Company in that the Down-MACRO Holding Trust may potentially lose all or a portion the cash that is held at State Street Bank and Trust Company.

I.	Termination of the Trust

The Down-MACRO Tradeable Trust was scheduled to terminate in connection with any termination of the Down-MACRO Holding Trust. The Down-MACRO Holding Trust was scheduled to be terminated in December of 2026. On such date, the holders of any Down-MACRO Holding Shares which remain outstanding will receive the net assets of the Down-MACRO Holding Trust after the settlement and termination of all outstanding Settlement Contracts in the same manner as such contracts would be settled and terminated in connection with any Paired Optional Redemption. The Down-MACRO Tradeable Trust passes through to its shareholders the per share net asset value it receives on the Down-MACRO Holding Shares it holds on deposit on the final distribution date. The Income Distribution Agreement will also be terminated on this date, but no settlement obligations will be due thereunder.

Additional termination events of the Down-MACRO Holding Trust consist of (i) any event in which any of the Paired Holding Trusts or the Tradeable Trusts (collectively, the "MACRO Trusts") become insolvent or bankrupt; (ii) any of the MACRO Trusts become required to register as "investment companies" under the Investment Company Act of 1940, as amended; (iii) the MACRO Trusts are prohibited from using, or NYMEX or the applicable substitute oil price provider does not establish, a settlement price for light sweet crude oil futures or the applicable substitute reference oil price for five consecutive New York Business Days and no other substitute oil benchmark is identified and approved by the shareholders and/or the Depositor is unable to negotiate a licensing arrangement with any such substitute oil price provider; (iv) the Closing Price falls to only 15% of its Starting Level (at which Closing Price the Down-MACRO Holding Trust would be entitled to receive all but 15% of the Up-MACRO Holding Trust's assets) or the Closing Price rises to a level that is equal to 185% of its Starting Level (at which Closing Price the Down-MACRO Holding Trust would be entitled to retain only 15% of its own assets under the Settlement Contracts); (v) the reduction of the funds on deposit in either of the Paired Holding Trusts to an amount below $10 million U.S. dollars; and (vi) the amount of cash and U.S. government securities on deposit in the Up-MACRO Holding Trust or the Down-MACRO Holding Trust is reduced to $50 million or less after previously reaching an amount equal to $200 million or more, or the failure on the part of the Paired Holding Trusts to each hold cash and U.S. government securities in an amount equal to at least $200 million after six months or more have elapsed since the commencement of operations and the Depositor elects to terminate the Paired Holding Trusts.

In the case of each of these termination events, including the event described in clause (iv) above, the Settlement Contracts would settle on the next distribution date on the basis of the Closing Price on the last New York Business Day that preceded that distribution date, which may be different from the Closing Price at the time when the termination event occurred.

J.	Subsequent Events

On April 16, 2008, a termination trigger occurred under the trust agreements for the Paired Holding Trusts and the related Tradeable Trusts,. Pursuant to Section 11.1 (a)(ii) of the trust agreement for the Down-MACRO Holding Shares and the trust agreement for the Down-MACRO Tradeable Shares, a termination trigger will occur if the Applicable Reference Price of Crude Oil rises to or above $111.00 or falls to or below $9.00, and, in either case, the Applicable Reference Price of Crude Oil remains at that level for three (3) consecutive Price Determination Days. The NYMEX light sweet crude oil futures contract for June closed at $114.36 on Wednesday, April 16th at 2:30 pm. This marked the third consecutive Price Determination Date that the Applicable Reference Price of Crude Oil closed at or above $111.00. A “Price Determination Date” is any day on which the Applicable Reference Price of Crude Oil is established based upon trading of the NYMEX light crude oil futures contract by open outcry on the facilities of NYMEX.

The trust agreements provide that, following the occurrence of a termination trigger, the next scheduled distribution date will be an “Early Termination Date” on which all outstanding Down-MACRO Holding Shares and Down-MACRO Tradeable Shares will be redeemed at their Per Share Underlying Value on the last Price Determination Date preceding such Early Termination Date.

The next scheduled distribution date for the Down-MACRO Holding Shares and the Down-MACRO Tradeable Shares is June 26, 2008, which will be the Early Termination Date. The last day of trading for the Down-MACRO Tradeable Shares on AMEX will be June 25, 2008.

On July 3, 2008, a final distribution will be made on the Down-MACRO Holding and Tradeable Shares to the holders of record of those shares as of June 30, 2008. This final distribution will be equal to the Per Share Underlying Value of the Down-MACRO Holding and Tradeable Shares as of the last Price Determination Date preceding the Early Termination Date. The last Price Determination Date will be June 25, 2008.

Authorized Participants may continue to direct paired issuance and paired optional redemptions of MacroShares until June 25, 2008.

MACROshares Oil Down Holding Shares

MACROshares Oil Down Holding Trust
Issuer

MACROshares Oil Down Tradeable Shares

MACROshares Oil Down Tradeable Trust
Issuer

MACRO Securities Depositor, LLC,
Depositor

Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

We are not offering these shares in any state where the offer is not permitted, and we do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.